UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

STAGEWISE STRATEGIES CORP.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

STAGEWISE STRATEGIES CORP.

64/2 Mahtumquili Street

Yashnobod District 100000

Tashkent City, Republic of Uzbekistan

NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

To the stockholders of StageWise Strategies Corp.:

NOTICE IS HEREBY GIVEN that the holders of the majority of the voting power of the stockholders of StageWise Strategies Corp., a Nevada corporation (the “Company”, “Purchaser”, “STWI”, “we”, “us,” or “our”), have approved, without a meeting of stockholders in accordance with Section 78.320 of the Nevada Revised Statutes, the Share Exchange Agreement, dated as of [●], by and among the Company, TEG SPV, LLC, a limited liability company organized under the laws of the Republic of Uzbekistan (“TEG SPV”) and Tourism and Entertainment Group LLC, the holder of 99.99999012% of the participatory interests in TEG SPV (“TEG Parent” or the “Seller”) (the “Share Exchange Agreement”), and the transactions contemplated thereby, pursuant to which STWI will acquire 99.99999012% of the participatory interests in TEG SPV from the Seller in exchange for shares of the Company’s common stock (the “Share Exchange Transaction”). Wellmore LLC, a limited liability company organized under the laws of the Republic of Uzbekistan (“Wellmore”), will continue to hold 0.00000988% of the participatory interests in TEG SPV.

The enclosed Information Statement contains information pertaining to the matters acted upon. The actions will become effective no earlier than the 20th calendar day after the Information Statement is mailed to our stockholders. We expect to mail the accompanying Information Statement to the Stockholders on or about [●], 2026. This Information Statement will serve as written notice to stockholders pursuant to the Nevada Revised Statutes and is being furnished to our stockholders in accordance with Rule 14c-2 under the Securities Exchange Act of 1934, as amended, and the rules promulgated by the Securities and Exchange Commission thereunder.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Your vote or consent is not requested or required to approve the matters described herein. The accompanying Information Statement is provided solely for your information.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

[●], 2026	By:	Order of the Board of Directors

Temur Zokirov
Chief Financial Officer

PRELIMINARY INFORMATION STATEMENT

SUBJECT TO COMPLETION, DATED SEPTEMBER 4, 2026

INFORMATION STATEMENT

Action by Written Consent of Principal Stockholders

GENERAL INFORMATION

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being furnished in connection with the action by written consent of the principal stockholders (the “Principal Stockholders”) of StageWise Strategies Corp., who holds approximately 79.3% of our outstanding shares of common stock, par value $0.001 per share (“Common Stock”), taken on September 4, 2026 (the “Record Date”) without a meeting (the “Written Consent”), which percentage of our outstanding shares of Common Stock being sufficient for the approval of the actions described in this Information Statement at a special meeting of stockholders where a quorum is present in person and/or by proxy. We are mailing this Information Statement to our stockholders on or about [●], 2026.

What actions were taken by Written Consent?

1.	We obtained stockholder consent from the Principal Stockholders to approve the Share Exchange Agreement, dated as of [●], by and among STWI, TEG SPV and the Seller, and the transactions contemplated thereby, pursuant to which STWI will acquire 99.99999012% of the participatory interests in TEG SPV from the Seller in exchange for shares of Common Stock.

How many shares of Common Stock were outstanding on [●], 2026?

On [●], 2026, there were 5,044,334 shares of Common Stock issued and outstanding, of which the Principal Stockholders held 4,000,000 shares, representing approximately 79.3% of the voting power of our stockholders.

Who is paying the cost of this Information Statement?

We will pay for preparing, printing and mailing this Information Statement. Arrangements may be made with banks, brokerage houses and other institutions, nominees and fiduciaries, to forward the Definitive Information Statement to beneficial owners. We will, upon request, reimburse those persons and entities for expenses incurred in forwarding the Definitive Information Statement to our stockholders.

SHARE EXCHANGE TRANSACTION

General

Our Board of Directors (the “Board”) has unanimously approved, and the Principal Stockholders, pursuant to the Written Consent, approved, the Share Exchange Transaction, pursuant to which STWI will acquire 99.99999012% of the outstanding participatory interests in TEG SPV. Upon consummation of the Share Exchange Transaction, TEG SPV will become a subsidiary of STWI. Wellmore LLC, a limited liability company organized under the laws of the Republic of Uzbekistan (“Wellmore”) will continue to hold 0.00000988% of the participatory interests in TEG SPV to comply with regulatory requirements in Uzbekistan.

The Share Exchange Transaction will be effected pursuant to the terms and conditions of the Share Exchange Agreement, dated as of [●], 2026, by and among STWI, TEG SPV and the Seller. A form of the Share Exchange Agreement is attached to this Information Statement as Appendix A. We recommend that you read the Share Exchange Agreement carefully and in its entirety, as it contains the terms and conditions governing the Share Exchange Transaction.

Share Exchange Transaction

The purpose of the Share Exchange Transaction is for STWI to acquire 99.99999012% of the outstanding participatory interests in TEG SPV from the Seller in exchange for shares of Common Stock issued by STWI to the Seller.

Pursuant to the Share Exchange Transaction, STWI will acquire 99.99999012% of the outstanding participatory interests in TEG SPV in accordance with the terms and conditions of the Share Exchange Agreement. Upon consummation of the Share Exchange Transaction, STWI will directly own 99.99999012% of the outstanding participatory interests in TEG SPV. Wellmore will continue to hold 0.00000988% of the participatory interests in TEG SPV to comply with regulatory requirements in Uzbekistan.

Accordingly, upon completion of the Share Exchange Transaction, TEG SPV will become a subsidiary of STWI. The Share Exchange Transaction is intended to effect STWI’s acquisition of TEG SPV and consolidate ownership of 99.99999012% of the outstanding participatory interests in TEG SPV in STWI. The Share Exchange Agreement requires STWI to change its corporate name to “TEG, Inc.” and its fiscal year end from September 30 to December 31, effective as of, or as promptly as practicable following, the Registration Date (as defined below).

Summary of Material Terms of the Share Exchange Agreement

The following is a summary of the material terms of the Share Exchange Agreement. This summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Share Exchange Agreement, which is filed as Appendix A to this Information Statement.

Parties. The Share Exchange Agreement is made and entered into by and among (i) the Company, (ii) TEG SPV and (iii) Tourism and Entertainment Group LLC, a limited liability company organized under the laws of the Republic of Uzbekistan (“TEG Parent” or the “Seller”). TEG Parent is the record and beneficial owner of 99.99999012% of the participatory interests in the charter capital of TEG SPV.

Transaction Overview. Pursuant to the Share Exchange Agreement, at the closing of the Share Exchange Transaction, STWI will acquire 99.99999012% of the participatory interests in the charter capital of TEG SPV (the “Participatory Interests”), and, in exchange, STWI will issue to the Seller an aggregate of 177,849,280 shares of Common Stock (the “Exchange Shares”). Following completion of the Share Exchange Transaction, TEG SPV will be a subsidiary of STWI. Wellmore will continue to hold 0.00000988% of the participatory interests in TEG SPV in order to comply with regulatory requirements in Uzbekistan.

Related Party. Mr. Jakhongir Abidovich Artikkhodjaev, is the beneficial owner of substantially all of the equity interests of TEG Parent and, indirectly, of TEG SPV. Pursuant to the Share Exchange Agreement, the Seller is required to cause beneficial owner of substantially all of the equity interests of TEG Parent to transfer to TEG Parent, prior to the Closing, all shares of Common Stock held by him, and to cause all filings required under Sections 13 and 16 of the Exchange Act in connection with such transfer to be timely made. Following the Closing, TEG Parent is expected to hold approximately 90% of STWI’s outstanding Common Stock.

No Fractional Shares; Adjustments. No fractional shares shall be issued in the Share Exchange Transaction; the number of Exchange Shares issuable to the Seller shall be rounded down to the nearest whole share.

Closing. The closing of the Share Exchange Transaction (the “Closing”) shall take place remotely by the electronic exchange of documents and signatures at 10:00 a.m., New York City time, on the third (3rd) Business Day after the satisfaction or waiver of the applicable conditions (unless otherwise agreed by the parties). The Closing will occur no earlier than twenty (20) calendar days after this Information Statement is first mailed to stockholders, in accordance with Rule 14c-2 under the Securities Exchange Act of 1934, as amended.

As a matter of the mandatory Law of the Republic of Uzbekistan, the transfer of the Participatory Interests to STWI will become effective, and STWI will be deemed to have acquired ownership of the Participatory Interests, upon the entry of the corresponding record in the unified state register of legal entities of the Republic of Uzbekistan reflecting STWI as a participant of TEG SPV (the date of such entry, the “Registration Date”). The parties have agreed to take all actions required under Uzbek law to cause the Registration Date to occur as promptly as practicable following the Closing, including the notarization and filing of the local transfer instruments and required notices.

The Closing Date and the Registration Date may not be the same date. The Closing will not occur earlier than twenty (20) calendar days after this Information Statement is first mailed to stockholders and is subject to the other conditions described below; we expect the Registration Date to occur shortly after the Closing. If the Share Exchange Agreement is terminated after the Closing but prior to the Registration Date, the parties shall cooperate to unwind the deliveries made thereunder and to restore the parties to their respective positions as of immediately prior to the Closing.

Selected Conditions to Closing. The obligations of the parties to consummate the Share Exchange Transaction are subject to customary conditions, including, among others:

●	the expiration of the twenty (20)-day period following the mailing of this Information Statement and of the ten (10)-day period following the transmittal to stockholders of the Rule 14f-1 information statement;

●	receipt of the required antimonopoly clearance and other required governmental approvals, including those required by Uzbek law;

●	the consummation of the concurrent financing, with aggregate gross proceeds to STWI of not less than $18,000,000; and

●	customary conditions relating to the accuracy of the parties’ representations and warranties, the performance of their covenants and the absence of a material adverse effect, together with the delivery of TEG SPV’s PCAOB-audited financial statements, one or more legal opinions of counsel reasonably acceptable to STWI and the other closing deliverables required by the Share Exchange Agreement.

Information Statement Covenant. The Share Exchange Agreement contemplates that STWI will prepare and file an information statement with the Securities and Exchange Commission and mail such information statement to stockholders as required under applicable SEC rules, and that the parties will furnish information reasonably requested for inclusion in the information statement.

Restricted Securities. The Exchange Shares shall be issued in a transaction exempt from the registration requirements of the Securities Act in reliance upon Section 4(a)(2) thereof, shall constitute “restricted securities” within the meaning of Rule 144 under the Securities Act, and will bear a restrictive legend.

Termination; Outside Date. The Share Exchange Agreement may be terminated at any time prior to the Closing (or, in the case of clause (v) below, following the Closing but prior to the Registration Date): (i) by mutual written consent of Purchaser and TEG Parent (on behalf of the Seller); (ii) by either Purchaser or TEG Parent if the Closing has not occurred by December 31, 2026 (the “Outside Date”), unless such party’s breach was the principal cause of the failure to close; (iii) by either Purchaser or TEG Parent if a governmental authority issues a final, non-appealable order permanently prohibiting the Exchange, including a final denial of the antimonopoly clearance; (iv) by either Purchaser or TEG Parent upon the other party’s breach of any representation, warranty or covenant that would cause an applicable closing condition not to be satisfied and remains uncured for 30 days after written notice; or (v) by either Purchaser or TEG Parent, following the Closing but prior to the Registration Date, if the registering authority of the Republic of Uzbekistan issues a final refusal of the registration of the transfer of the Participatory Interests to STWI, or such registration otherwise becomes incapable of being completed under applicable law, and such refusal or incapacity is not cured within twenty (20) Business Days. In the event of a termination described in clause (v), the parties are required to unwind the deliveries made at the Closing and to restore the parties to their respective positions as of immediately prior to the Closing, as described above.

Representations and Warranties. The Share Exchange Agreement contains customary representations and warranties of the parties, set forth in separate articles for TEG SPV, the Seller and STWI. These representations and warranties generally address, among other matters: organization and good standing; authority and enforceability; capitalization and title to the participatory interests in TEG SPV; absence of conflicts; governmental approvals; financial statements; absence of undisclosed liabilities; material contracts; real property; intellectual property; taxes; compliance with law; litigation; sanctions and anti-corruption matters; and brokers’ fees. The representations and warranties of TEG SPV and the Seller generally survive until eighteen (18) months after the Registration Date, with longer survival periods for certain fundamental and tax representations, and the representations and warranties of STWI generally do not survive the Closing, other than certain fundamental representations that survive until twelve (12) months after the Registration Date.

Conduct of Business; Additional Covenants. The Share Exchange Agreement contains covenants governing the conduct of the parties’ respective businesses in the ordinary course between signing and the Closing, together with additional customary covenants, including cooperation to obtain the antimonopoly clearance and other required approvals, access to information, and the SEC filings described above. It also contains the covenants described elsewhere in this Information Statement, including the transfer of the Principal Stockholders’ shares of Common Stock to TEG Parent prior to the Closing, the reconstitution of our board of directors and officers, the change of our corporate name, the maintenance of our quotation on a marketplace operated by OTC Markets Group Inc. (“OTC Markets”); including the change-of-control re-application required by OTC Markets Group) and the Concurrent Financing and related resale registration rights. Except as otherwise provided in the Share Exchange Agreement, each party bears its own expenses, with Uzbek notarial and registration fees relating to the local transfer instruments borne by the Seller.

Indemnification. The Share Exchange Agreement contains customary indemnification provisions that apply from and after the Registration Date. The Seller indemnifies STWI for breaches of its own representations, warranties and covenants; TEG Parent indemnifies STWI for breaches of the representations and warranties of TEG SPV and of TEG SPV’s pre-Registration Date covenants; and STWI indemnifies the Seller for breaches of its surviving representations and of its covenants. Indemnification claims are generally subject to a deductible basket of 0.5% of the Exchange Share value, with a $25,000 per-claim minimum and an aggregate cap on general representation claims of 10% of the Exchange Share value; claims for breaches of certain fundamental and tax representations are not subject to the deductible and are instead subject to an aggregate cap equal to 100% of the Exchange Share value, and no cap applies to claims based on fraud or willful misconduct. Indemnification payments are payable in cash and are not secured by any escrow or holdback of the Exchange Shares (although STWI may offset any unpaid indemnification obligation of the Seller against amounts or other obligations owed to the Seller under the Share Exchange Agreement or the ancillary documents), and, except in the case of fraud or willful misconduct, indemnification is the exclusive remedy of the parties for breaches of the Share Exchange Agreement.

Reasons for the Board of Directors’ Actions

Our Board has determined that the Share Exchange Transaction, including the transfer by TEG Parent of its remaining participatory interests in TEG SPV to STWI, such that STWI will ultimately acquire 99.99999012% of the participatory interests in TEG SPV, is advisable and in the best interests of STWI and its stockholders. In reaching that determination, the Board considered, among other things, TEG SPV’s premium properties, stable business operations, management capabilities and other resources; the strategic benefits of the transaction, including the opportunity to expand STWI’s operations into Central Asia and provide opportunities for future growth and expansion; the potential for the combined company to achieve greater operational efficiencies, revenue growth and long-term shareholder value; and the terms and conditions of the proposed Share Exchange Agreement, and determined that the transaction was advisable and in the best interests of STWI and its stockholders.

Effects of the Transactions; Dilution; Pro Forma Capitalization and Ownership

The issuance of the Exchange Shares will substantially dilute the ownership interests of our existing stockholders. We currently have 5,044,334 shares of Common Stock outstanding. Pursuant to the Share Exchange Agreement, we will issue 177,849,280 shares of Common Stock to the Seller in exchange for 99.99999012% of the participatory interests in TEG SPV. Immediately following the Closing, and giving effect to the transfer of the Principal Stockholders’ shares of common stock to TEG Parent described above, the Seller is expected to hold approximately 90% of our outstanding Common Stock and our other existing and new stockholders approximately 10%.

No Dissenters’ Appraisal Rights

Under the Nevada Revised Statutes, our stockholders are not entitled to dissenters’ appraisal rights with respect to the approval of the Share Exchange Transaction, and we will not independently provide stockholders with any such right.

Interests of Directors and Executive Officers

None of the directors and executive officers of STWI have interests in the Share Exchange Transaction that may be different from, or in addition to, the interests of STWI’s stockholders generally.

INFORMATION ABOUT STWI

STWI Business

Business Overview

STWI was incorporated on July 3, 2023 under the laws of Nevada. It provides search engine optimization (“SEO”) services designed to increase online visibility and improve organic search performance for businesses across a range of industries. Using data analytics and proprietary algorithms, STWI provides keyword research and implementation strategies to assist clients in promoting their products and services online. STWI provides its services through its website and generates revenue primarily from subscription fees. It offers three monthly subscription plans: (i) Basic, (ii) Standard and (iii) Premium, which provide varying levels of functionality and request allowances. STWI also offers a subscription-based API tool for users managing multiple projects, which provides an expanded query quota, additional features and the ability to export acquired keywords.

STWI’s shares of common stock were removed from quotation on the OTCQB Venture Market operated by OTC Markets (“OTCQB”) on August 28, 2026 and are currently quoted under the symbol “STWI” on the Pink Limited Market operated by the OTC Markets. STWI expects its shares of common stock to be quoted on the OTCID Basic Market, as soon as it has completed the required verification process, and is currently using its commercially reasonable efforts to reinstate the quotation of its share of common stock on the OTCQB, as soon as possible; provided, however, there can be no assurance that the OTC Markets will approve STWI’s application or that STWI will satisfy all applicable OTCQB requirements. If not sooner, STWI believes that it will be able to have the quotation of its shares of common stock reinstated on the OTCQB, on or shortly after the closing of the Share Exchange Transaction, subject to compliance with all applicable OTCQB requirements.

STWI Properties

STWI’s current office space is located at 64/2 Mahtumquili Street, Yashnobod District 100000, Tashkent City, Republic of Uzbekistan. The space is adequate for its needs.

STWI Directors and Executive Officers

Below is a list of STWI’s directors and executive officers as of the date hereof. The business address for the directors and officers of STWI is 64/2 Mahtumquili Street, Yashnobod District 100000, Tashkent City, Republic of Uzbekistan.

Name	Position
Elmurod Sopiev	Chief Executive Officer
Temur Zokirov	Chairman of the Board, Chief Financial Officer and Secretary
Bahtiyor Kadirov	Director
Elina Davidyan	Director

Elmurod Sopiev

Elmurod Sopiev, age 37, was appointed as the Chief Executive Officer of the Company on June 5, 2026. Since May 2025, Mr. Sopiev has served as a Director of AKFA Dream World, LLC (“ADW”), the operator of the Hilton Tashkent City Hotel (“Hilton Tashkent”), Tashkent, Uzbekistan, and an indirect subsidiary of Tourism and Entertainment Group, LLC, a hotel and hospitality company located in Uzbekistan (“TEG”). Mr. Sopiev served as a General Manager of Hilton Tashkent from November 2023 to May 2025. From October 2022 to November 2023, Mr. Sopiev served as a Director of Operations at Hilton Tashkent. From January 2021 to September 2022, Mr. Sopiev was a Cluster Food and Beverage Director at AKFA Holding. Mr. Sopiev was awarded a bachelor’s degree in tourism, hotel and restaurant management from Tashkent Tourism College in 2008.

Temur Zokirov

Mr. Temur Zokirov, age 30, was appointed as Chairman of the Board, Chief Financial Officer and Secretary of the Company on June 5, 2026. Mr. Zokirov has worked as a strategic advisor to the Chief Executive Officer of TEG since April 2023. Prior to joining TEG, from September 2022 to March 2023, Mr. Zokirov worked at PricewaterhouseCoopers Central Asia and Caucasus B.V. in Tashkent, Uzbekistan as a Manager; as a senior tax consultant, from February 2021 to August 2022; and as a tax consultant, from January 2018 to January 2021. Mr. Zokirov was awarded a bachelor’s degree in business administration from Westminster International University in Tashkent, Uzbekistan in June 2016, and a master’s degree in management from IE Business School in Madrid, Spain, in December 2017.

Bahtiyor Kadirov

Mr. Bahtiyor Kadirov, age 52, was appointed as an independent director of the Company on June 5, 2026. Mr. Kadirov has served as the Head of IFRS/U.S. GAAP reporting for TEG since 2025, where he conducts comprehensive internal audits, prepares financial statements and coordinates and supports external audits. Prior to joining TEG, from November 2018 to November 2024, Mr. Kadirov served as a Senior Audit Manager at Ernst & Young’s Tashkent office in Uzbekistan. Mr. Kadirov was awarded a bachelor’s degree in international economic relations from Tashkent State University of Economics in June 1996 and a master’s degree in liberal arts from University of Notre Dame in November 1996. Mr. Kadirov also attended an Exchange Program in International Business at Pace University from September 1994 to June 1995.

Elina Davidyan

Ms. Elina Davidyan, age 32, was appointed as an independent director of the Company on June 5, 2026. Ms. Davidyan has served as the Finance Director of East Restaurant, a subsidiary of TEG located in Tashkent, Uzbekistan and the Chief Accountant of AKFA Dream World, since July 2020. Ms. Davidyan was awarded a degree in accounting from Mirabad Academic Lyceum under the Tashkent Institute of Railway Engineers in June 2013, and a Bachelor’s degree in accounting and audit from Moscow Financial and Industrial University “Synergy” in December 2023.

STWI Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the Record Date, certain information with respect to the beneficial ownership of shares of Common Stock by: (i) each person known to us to be the beneficial owner of more than five percent (5%) of outstanding shares of Common Stock, (ii) each director or nominee for director, (iii) each of the executives, and (iv) directors and executive officers as a group. Unless otherwise indicated, the address of each shareholder is c/o STWI at its principal office address:

Beneficial Owner*	Address	Number of Shares	Owned Percent of Class**
Directors and Executive Officers:
Elmurod Sopiev	64/2 Mahtumquili Street, Yashnobod District 100000, Tashkent City, Republic of Uzbekistan	0	0%
Temur Zokirov	64/2 Mahtumquili Street, Yashnobod District 100000, Tashkent City, Republic of Uzbekistan	0	0%
Bahtiyor Kadirov	64/2 Mahtumquili Street, Yashnobod District 100000, Tashkent City, Republic of Uzbekistan	0	0%
Elina Davidyan	64/2 Mahtumquili Street, Yashnobod District 100000, Tashkent City, Republic of Uzbekistan	0	0%

All directors and executive officers as a group (4 persons)		0	0%

5% Stockholders:
Jakhongir Abidovich Artikkhodjaev***	64/2 Mahtumquli Street, Yashnobod District Tashkent, 2K, 100000	4,000,000	79.3%
Tourism and Entertainment Group LLC***	64/2 Mahtumquli Street, Yashnobod District Tashkent, 2K, 100000	3,000,000	59.5%

(*) Beneficial ownership is determined in accordance with the rules of the SEC which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities.

Unless otherwise indicated, voting and investment power are exercised solely by the person named above or shared with members of such person’s household. This includes any shares such person has the right to acquire within 60 days.

(**) Percent of class is calculated on 5,044,334 shares outstanding as of the Record Date.

(***) Includes the 3,000,000 shares of common stock held by Tourism and Entertainment Group LLC, a Uzbek limited company, in which Jakhongir Abidovich Artikkhodjaev holds over 99% of the outstanding ownership interests and maintains sole voting control over such shares. The address of Tourism and Entertainment Group LLC is 64/2 Mahtumquli Street, Yashnobod District, Tashkent 100000 Uzbekistan.

STWI Board and Executive Compensation

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to STWI named executive officers and directors during the fiscal year ended September 30, 2025 and until the date of this Information Statement in all capacities for the accounts of such persons:

Summary Compensation Table

Name and Principal Position	Period	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Victor Balan (Director, President, Secretary, Treasurer and Chief Executive Officer)	Since inception July 3, 2023 till June 5, 2026	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Marcelo Ramon Alarcon Martinez (Director)	Since November 21, 2024 till June 5, 2026	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Anna Toczko (Director)	Since November 21, 2024 till June 5, 2026	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Elmurod Sopiev (Chief Executive Officer)	Since June 5, 2026 till the date of this Information Statement	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Temur Zokirov (Chairman of the Board, Chief Financial Officer and Secretary)	Since June 5, 2026 till the date of this Information Statement	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Bahtiyor Kadirov (Director)	Since June 5, 2026 till the date of this Information Statement	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Elina Davidyan (Director)	Since June 5, 2026 till the date of this Information Statement	-0-	-0-	-0-	-0-	-0-	-0-	-0-

There are no current employment agreements between STWI and its officers. They have agreed to work with no remuneration until such time as STWI receives sufficient revenues necessary to provide management salaries. At this time, STWI cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

STWI Certain Relationships and Related Transactions, and Director Independence

Certain Relationships and Related Transactions

It is STWI’s practice and policy to comply with all applicable laws, rules and regulations regarding related person transactions, including the Sarbanes-Oxley Act of 2002. A related person is an executive officer, director or more than 5% stockholder of STWI, including any immediate family members, and any entity owned or controlled by such persons. STWI’s Board of Directors (excluding any interested director) is charged with reviewing and approving all related-person transactions, and a special committee of Board of Directors is established to negotiate the terms of such transactions. In considering related-person transactions, Board of Directors considers all relevant available facts and circumstances.

Related Party Transactions

To support the Company’s financial needs, it may receive advances from related parties until it can sustain its operations or secure sufficient funding through the sale of its equity or traditional debt financing.

On June 30, 2026, the Company entered into a share subscription agreement (the “June 2026 Share Subscription Agreement”) with Jakhongir Abidovich Artikkhodjaev, for the purchase of 1,000,000 shares of the Company’s common stock at an aggregate purchase price of $250,000. On the same date, the Company received $44,500 toward the purchase price, which was recorded as a deposit for common stock. On July 17, 2026, upon receipt of the remaining $205,500 of the aggregate purchase price, the Company issued and sold 1,000,000 shares of its common stock to Jakhongir Abidovich Artikkhodjaev pursuant to the June 2026 Share Subscription Agreement.

Related Party Loan

On November 25, 2024, the Company entered into a Loan Agreement with Victor Balan, who served as the Company’s President, Director, Treasurer, Secretary, and CEO. Under this agreement, Mr. Balan agreed to provide the Company with a non-interest-bearing, fully secured loan in the amount of $200,000. This loan replaced the debt previously assigned to him by the former officer and director of the Company. On April 1, 2025, the loan agreement was amended, increasing the facility amount to $350,000. The loan was for working capital purposes, was interest-free, and had no fixed payment terms other than the maturity date of March 31, 2030. As of June 30, 2026, the outstanding balance owed by the Company to Victor Balan under the amended loan agreement was $0, following the execution of the Share Subscription Agreement on June 5, 2026 which required the payment of the related party loan.

On July 4, 2023, STWI entered into an interest-free loan agreement with Yuliia Zaporozhan, STWI’s former Chief Executive Officer and former director. According to this agreement, Ms. Zaporozhan provided financial support to STWI, as needed, up to a total of $90,000 over the period of five years. On November 22, 2024, Agreement on the Assignment of Rights was executed between STWI, Viktor Balan, and Yulia Zaporozhan. Viktor Balan, who at that time served as STWI’s Director and Treasurer (and subsequently assumed the roles of President, Secretary, and CEO following Yulia Zaporozhan’s departure), paid Yulia Zaporozhan $136,050, representing the full outstanding balance of the debt owed by STWI to Yulia Zaporozhan. In consideration for this payment, Yulia Zaporozhan irrevocably assigned, transferred, and set over to Viktor Balan all of Yulia Zaporozhan’s right, and title to the debt. This assignment effectively transferred the debt obligation from Yulia Zaporozhan to Viktor Balan.

As of June 30, 2026, the outstanding balance owed by the Company to Victor Balan under the amended loan agreement was $0. The related party loan was repaid in full pursuant to the Share Subscription Agreement dated June 5, 2026, which required the settlement of the outstanding loan balance.

Legal Proceedings

STWI is not currently a party to any pending material legal proceedings, and, to the knowledge of its management, no material legal proceedings have been threatened against STWI.

STWI Management’s Discussion and Analysis of Financial Condition and Results of Operations

Business Overview

StageWise Strategies Corp. (the “Company”, “us,” “our,” “we”) is a Nevada-based corporation specializing in search engine optimization (SEO) services that help entrepreneurs and businesses improve their online visibility. Our primary goal is to enhance clients’ search engine rankings through targeted keyword analysis and website optimization strategies.

We aim to generate revenue by offering tailored SEO solutions that support both emerging startups and established companies in attracting organic traffic and expanding their digital reach.

Our primary revenue sources encompass:

Subscription-Based API Tool: Entrepreneurs managing multiple concurrent projects can leverage our subscription-based API tool, offering an expanded query quota. Users subscribe to this tool, paying a recurring fee, granting them access to advanced features and the capability to export acquired keywords for various applications.

Users can access our service through our Company’s website, where they discover comprehensive information on our offerings, pricing plans, and a user-friendly contact interface for plan selection. Revenue is derived from fees associated with platform access.

We offer three-tiered subscription-based monthly plans: Basic, Standard, and Premium. Each plan carries a recurring fee, granting users access to progressively advanced features, higher request allowances, and enhanced functionality. Clients pay for their selected plan, aligning with their specific promotional requirements.

Change of Control

Effective as of June 5, 2026, there was a change of control of the Company. Approximately 74.2% of the Company’s then issued and outstanding shares of Common Stock were acquired by a foreign individual from two of our stockholders. Upon such acquisition, all of the then serving directors and officers of the Company resigned and were replaced by the following officers and directors:

Name	Position
Elmurod Sopiev	Chief Executive Officer
Temur Zokirov	Chairman of the Board, Chief Financial Officer and Secretary
Bahtiyor Kadirov	Director
Elina Davidyan	Director

More information on the change of control and the new officers and directors is provided in our Current Report on Form 8-K filed with the SEC on June 11, 2026.

Results of Operations

Three months ended June 30, 2026 compared to June 30, 2025

Revenue

Total revenue for the three months ended June 30, 2026 and 2025 was $11,307 and $8,196, respectively, an increase of $3,111 or 38% between the comparable periods as a result of execution of existing contracts.

Operating expenses

Total expenses for the three months ended June 30, 2026 were $18,790, comprised of office rent $142, office expenses $160, bank service charges $16, depreciation expense $10,114 and professional fees $8,358.

Total expenses for the three months ended June 30, 2025 were $61,236, comprised of office rent $442, bank service charges $88, dues & subscriptions $30, depreciation expense $9,924, professional fees $22,953, website CRO expenses $9,000, website technical support $3,000, SEO services $4,251, marketing services $8,748 and server lease $2,800.

The decrease in operating expenses of $42,446 or 69%, during the comparable periods mainly reflects a significant decrease in professional fees and absence of website CRO expenses, SEO services, server lease and marketing expenses during the three months ended June 30, 2026.

Net Income (Loss)

For the three months ended June 30, 2026 and 2025, the Company recorded a net loss of $7,483 and $53,040, respectively, a decrease of $45,557 or 86% between the comparable periods. Such a significant decrease was due to 38% increase in revenues and 69% decrease in operating expenses.

Nine months ended June 30, 2026 compared to June 30, 2025

Revenue

Total revenue for the nine months ended June 30, 2026 and 2025 was $55,774 and $77,886, respectively, a decrease of $22,112 or 28% between the comparable periods as a result of execution of existing contracts.

Operating expenses

Total expenses for the nine months ended June 30, 2026 were $68,944, comprised of office rent $353, office expenses $160, bank service charges $24, business licenses and permits $150, depreciation expense $30,344, professional fees $37,836, SEO services $803, marketing services $4,568, server lease $2,707 and website and API expenses $4,000. A refund of $12,000 was also received for website technical support following the termination of the Agreement.

Total expenses for the nine months ended June 30, 2025 were $115,208, comprised of office rent $542, bank service charges $361, dues and subscriptions $30, business licenses and permits $200, depreciation expense $23,692, professional fees $42,452, website CRO expenses $9,000, website technical support $3,000, SEO services $9,919, marketing services $20,412 and server lease $5,600.

The decrease in operating expenses of $46,264 or 40%, during the comparable periods mainly reflects a significant decrease in professional fees, website CRO expenses, SEO services, server lease, marketing expenses and refund of website technical support, offset by increase in depreciation and Website and API expenses.

Net Income (Loss)

The change from $37,319 of net loss for the nine months ended June 30, 2025 to net loss of $13,170 for the same period in 2026, was mainly attributable to decrease in operating expenses in 2026, which was partially offset by decrease in total revenue.

Liquidity and Capital Resources

During the three months ended June 30, 2026 and 2025, the Company incurred operating losses of $7,483 and $53,040, respectively, and during the nine months ended June 30, 2026 and 2025, the Company incurred operating losses of $13,170 and $37,322, respectively, and had an accumulated deficit of $125,534 as of June 30, 2026. Since its inception, the Company has incurred operating losses and negative cash flows. The Company expects to continue to incur net losses as it continues to grow and scale its business. As of June 30, 2026, we had cash and cash equivalents of $44,485.

Although the Company has had recurring losses each year since inception, the Company plans to fund its operations and capital funding needs for the next 12 months through a combination of private and public equity and debt offerings, or a combination thereof, from existing and/or new investors, including related parties. We have limited financial resources available, which has had an adverse impact on our liquidity, activities and operations. Without realization of additional capital, it would be unlikely for us to continue as a going concern. In order for us to remain a going concern, we will need to obtain additional capital as mentioned above. The ability to raise necessary financing will depend on many factors, including the nature and prospects of any business to be acquired and the economic and market conditions prevailing at the time financing is sought. No assurances can be given that any necessary financing can be obtained on terms favorable to us, or at all. See Note 2 to our financial statements included in this Information Statement and the report of the Company’s independent accounting firm included in the Company’s audited financial statements for the fiscal year ended September 30, 2025, which raises substantial doubt about the Company’s ability to continue as a going concern.

Operating Activities

For the nine months ended June 30, 2026, net cash provided by operating activities was $38,301 compared to net cash used in operating activities of $40,845 for the nine months ended June 30, 2025.

Investing Activities

For the nine months ended June 30, 2026 and 2025, net cash used in investing activities was $0 and $82,450, respectively.

Financing Activities

For the nine months ended June 30, 2026 and 2025, net cash provided by financing activities was $1,611, compared to $112,180 for the nine months ended June 30, 2025. Such changes were due to the fact there were no share issuances during the nine months ended June 30, 2026 and only minor proceeds and payments related to the Loan from Related Parties.

Current Financial Condition

As of June 30, 2026, we have generated revenue in the amount of $55,774. The Company issued no shares of common stock during the nine months ended June 30, 2026, although it received a $44,500 deposit toward a $250,000 Share Subscription Agreement on June 30, 2026. Please refer to our financial statements contained herein for more detailed information.

Off-balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders.

Critical Accounting Policies and Estimates

Refer to Note 3 in the notes accompanying unaudited condensed financial statements.

Fiscal year ended September 30, 2025 compared to fiscal year ended September 30, 2024

During the years ended September 30, 2025 and 2024 we have generated $95,409 and $9,007 in revenues, respectively.

Our net loss for the fiscal year ended September 30, 2025 was $74,758 compared to a net loss of $30,616 during the fiscal year ended September 30, 2024.

Operating expenses incurred were $170,170 during fiscal year ended September 30, 2025 compared to $39,630 during fiscal year ended September 30, 2024.

Liquidity and Capital Resources

Fiscal year ended September 30, 2025 and 2024

As of September 30, 2025, our total assets were $164,867 consisting of $4,573 current assets, $8,078 other assets and $152,216 intangible assets. As of September 30, 2024 our total assets were $115,744 consisting of $11,343 cash and $104,401 intangible assets.

Operating Activities

For the years ended September 30, 2025 and 2024, net cash used in operating activities was $48,500 and $12,217, respectively.

Investing Activities

For the years ended September 30, 2025 and 2024, net cash used in investing activities was $82,450 and $88,900, respectively.

Financing Activities

For the years ended September 30, 2025 and 2024, net cash provided by financing activities was $124,180 and $111,850, respectively from director’s loan and capital stock.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. In general, management’s estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

INFORMATION ABOUT TEG SPV

TEG SPV Business

Business Overview

TEG SPV is a limited liability company organized under the laws of the Republic of Uzbekistan on October 20, 2025. TEG SPV directly holds all of the participatory interests in the charter capital of each of AKFA Dream World LLC (“ADW”), Cultural Landmark Hotel LLC (“CLH”), and CAEX LLC (“CAEX”), each a limited liability company organized under the laws of the Republic of Uzbekistan (collectively, the “Operating Subsidiaries”). ADW owns and operates Hilton Tashkent in Tashkent, Uzbekistan; CLH owns and operates a Wyndham-branded hotel in Bukhara, Uzbekistan (“Wyndham Bukhara”); and CAEX owns and operates the Central Asian Expo, an exhibition center in Tashkent, Uzbekistan.

TEG SPV conducts its business through its operating subsidiaries and is principally engaged in the hospitality and the meetings, incentives, conferences, and exhibitions (“MICE”) industry in Tashkent and Bukhara, Uzbekistan. For the fiscal year ended December 31, 2025 and 2024, TEG SPV and the Operating Subsidiaries generated aggregate revenue of approximately $42,910 thousand and $35,173 thousand, respectively. TEG SPV operates in the hospitality and exhibition segments, via three core properties including two hotels and one exhibition center:

●	Hilton Tashkent, a full-service, five-star hotel in Tashkent operated by ADW under a franchise agreement with the Hilton brand, providing accommodation, food and beverage services, events and ancillary hospitality services;

●	Wyndham Bukhara, a full-service, four-star hotel in Bukhara operated by CLH under a franchise agreement with the Wyndham brand, providing accommodation, food and beverage services, events and ancillary hospitality services; and

●	Central Asian Expo, an exhibition and events venue operated by CAEX, providing rental of exhibition space together with related event organization and support services.

TEG SPV generates revenue from the following principal streams: rooms (accommodation), food and beverage, events, and other services such as laundry, spa, gym, parking and the rental of facilities and office space.

Industry Overview

TEG SPV operates in the hospitality and MICE industries. The principal markets in which it competes are Tashkent and Bukhara, Uzbekistan. The principal competitors of TEG SPV’s hotels include other internationally branded and independent hotels operating in Tashkent and Bukhara, including Hyatt Regency Tashkent, InterContinental Tashkent, Courtyard by Marriott Tashkent, Radisson Blu Hotel Tashkent, Lotte City Hotel Tashkent Palace, Mercure Tashkent and similar hotels and hospitality properties. CAEX competes in the exhibitions and events market, primarily with other exhibition and event venues, such as Uzexpocentre and Tashkent City Congress Centre, as well as organizers, such as ITECA, International Expo Group and BMCA, in Tashkent and Uzbekistan.

Management estimates that the principal factors affecting the hospitality and MICE industries include (1) the desirability and perceived attractiveness of Tashkent and Bukhara as destinations for business, leisure and MICE activities, (2) the financial condition and capacity of the airline and other transportation-related industries and the resulting impact on travel, (3) geopolitical risks in Central Asia, and (4) changes in customer demand, competition, technology, regulation and general economic conditions, each of which could affect the demand for hospitality and MICE services.

TEG SPV believes its principal competitive strengths include (1) established relationships with leading global hotel brands, including Hilton and Wyndham, (2) extensive knowledge of the Uzbek hospitality market and an established network of local and international partners, providing access to prime sites and supporting its real estate development capabilities, (3) strong operating capabilities and a proven track record of developing and operating high-quality business and leisure tourism assets, supported by a dedicated talent development platform and an efficient operating model, and (4) a portfolio positioned to benefit from the continued development of business, leisure and MICE tourism in Uzbekistan.

Hospitality Operations

Hilton Tashkent

On December 13, 2018, ADW and Hilton Hotel Worldwide Manage Limited (“Hilton”) entered into a franchise agreement (the “Hilton Agreement”), pursuant to which ADW was granted a non-exclusive license to operate a 258-room “Hilton” branded hotel in Tashkent (Hilton Tashkent). The Hilton Agreement has an approximately 25-year term, with no renewal or extension rights. ADW paid a one-time $200,000 franchise application fee and, commencing upon Hilton Tashkent’s opening, is required to pay monthly marketing fees equal to 4% of prior-month gross rooms revenue and royalty fees based on gross rooms and non-rooms revenue, ranging from 3% to 5% of gross rooms revenue and 1% to 2% of non-rooms revenue, plus applicable taxes and other fees.

ADW was also required to complete construction and refurbishment of Hilton Tashkent by the specified deadlines, including by September 1, 2020, and operate Hilton Tashkent in compliance with Hilton’s brand standards, maintain required insurance and records, and comply with certain non-competition restrictions. Hilton is subject to a limited territorial restriction prohibiting it from operating another “Hilton” branded hotel within a 10-kilometer radius of Hilton Tashkent for 120 months following the execution date of the Hilton Agreement, subject to certain exceptions.

Hilton has the right to terminate the Hilton Agreement for specified defaults, including non-payment, failure to comply with the agreement or brand standards, failure to maintain insurance, repeated defaults, insolvency, cessation of operations, unauthorized transfers, certain sanctions or anti-corruption events, and failure to timely complete the Hotel Work. Hilton may also impose interim remedies, including suspension from its reservation system and disabling of software. Upon early termination, ADW must cease using Hilton’s marks and system and pay liquidated damages, generally based on the number of approved guest rooms or fees payable during the preceding 24 months, as applicable, together with certain indemnification obligations. The Hilton Agreement is governed by English law, with disputes subject to ICC arbitration seated in London, England and conducted in English.

Wyndham Bukhara

On December 29, 2020, Wide Tent System LLC (“Wide Tent”) and Wyndham Hotel Group (UK) East Limited (“Wyndham”) entered into a services agreement (the “Wyndham Services Agreement”) and a sublicense agreement (the “Wyndham Sublicense Agreement” and together with the Wyndham Services Agreement, the “Wyndham Agreements”). Each of the Wyndham Agreements has a 20-year term commencing on its effective date, with no renewal rights.

Under the Wyndham Sublicense Agreement, Wyndham sublicensed to Wide Tent the “Wyndham” system and trademarks to operate a hotel facility in Bukhara, Uzbekistan (“Wyndham Bukhara”) as a “Ramada by Wyndham” property. Under the Wyndham Services Agreement, Wyndham provides reservation, sales and marketing, training, purchasing and consulting services.

Wide Tent is required to pay an initial fee of US$52,000, monthly royalty fees based on gross room revenues, and monthly service fees and other charges under the Wyndham Services Agreement. The royalty rate is 2.0% for license years one and two, 3.5% for years three and four, and 4.5% thereafter. Overdue amounts accrue interest at 1.5% per month, subject to applicable law. Wide Tent is also required to operate and maintain Wyndham Bukhara in accordance with Wyndham’s standards, participate in its reservation and marketing programs, complete required training, maintain specified insurance, undertake required renovations, and satisfy other operational and indemnification obligations.

Wyndham Bukhara was required to open by June 30, 2022. Wyndham may terminate the Wyndham Agreements following specified uncured defaults or immediately upon certain events, including cessation of operation as a “Ramada by Wyndham” property, certain payment or reporting defaults, prohibited transfers, insolvency, material misrepresentations, and other specified events. The agreements may also be terminated in certain circumstances relating to political events, competition-law compliance, casualty or condemnation. Upon certain terminations, Wide Tent is required to pay liquidated damages based generally on fees accrued during the preceding 24 months, subject to specified exceptions and adjustments.

The Wyndham Agreements generally prohibit Wide Tent from transferring its interests or effecting a change of control without Wyndham’s prior written consent and satisfaction of specified conditions. Certain permitted transfers and public offerings or listings are exempt. Any permitted transfer generally must cover both Wyndham Agreements and be made to the same transferee. TEG believes this requirement does not apply to the Share Exchange Transaction because it does not constitute a change of control.

Wide Tent is also subject to territorial and non-compete restrictions and, following termination, must cease use of the Wyndham system and trademarks, de-identify Wyndham Bukhara, transfer specified domain names, return confidential materials and satisfy outstanding payment obligations. The Wyndham Agreements are governed by the laws of England and Wales, with disputes resolved by LCIA arbitration seated in London and conducted in English.

While Wide Tent operated Wyndham Bukhara, the hotel building and related items of property, plant and equipment were leased from J-United LLC, the company controlled by the Ultimate Beneficiary Owner. According to the lease agreement, Wide Tent paid monthly rent of UZS 1,626,000 thousand (approximately US$138,000), including the value added tax (VAT).

On December 14, 2023, Wide Tent entered into an agreement with Aimbridge Hotel Management LLC (“AHM”), a company controlled by the Ultimate Beneficial Owner, pursuant to which AHM agreed to supply food and beverage products to Wide Tent for an aggregate amount of UZS 100,000,000 thousand. Furthermore, on February 1, 2024, Wide Tent and AHM entered into an agreement pursuant to which AHM would arrange accommodation for guests at Wyndham Bukhara. For purposes of the 2024 and 2025 financial statements, the financial statements of AHM were combined with those of Wide Tent and presented as part of Wide Tent’s financial statements.

On December 2, 2025, CLH was incorporated as a wholly owned subsidiary of TEG Parent. Pursuant to a decision of the owner of J-United LLC, the assets and liabilities related to the building of Wyndham Bukhara were contributed to CLH. The management and employees involved in the operations of Wyndham Bukhara were transferred from Wide Tent to CLH’s payroll. The lease agreement between J-United LLC and Wide Tent, as well as the agreements between Wide Tent and CLH were terminated.

On December 24, 2025, pursuant to a decision of the owners of TEG Parent, TEG Parent’s ownership interest in CLH was transferred to TEG SPV as a contribution to the share capital of TEG SPV. Accordingly, TEG SPV became the 100% owner of CLH.

While Wide Tent remained the holder of the license to operate Wyndham Bukhara, on January 5, 2026, Wide Tent and CLH entered into an agreement pursuant to which CLH leased the Wyndham Bukhara building and related property, plant and equipment to Wide Tent for UZS 45 million (approximately US$3,800) per month. On March 30, 2026, Wide Tent and CLH entered into an agreement pursuant to which Wide Tent outsourced personnel from CLH for the operation of Wyndham Bukhara for UZS 720 million (approximately US$61,000) per month.

Pursuant to an assignment, assumption and amendment agreement entered into by Wide Tent, CLH and Wyndham on August 7, 2026, all rights, title and interest of Wide Tent in and to the Wyndham Service Agreement were transferred to CLH. Following the transfer of the license, the lease agreement and personnel outsourcing agreement between CLH and Wide Tent were terminated.

Exhibition Operations

Central Asian Expo

CAEX owns and operates the Central Asian Expo, an international exhibition and convention complex for exhibitions, trade fairs, conventions and other business events, located in a 63,000-square-meter site in Tashkent, Uzbekistan. Central Asian Expo comprises approximately 23,000 square meters of internal exhibition space, including 18,000 square meter multifunctioning pavilion and a 2-floor foyer of 5,000 square meters with 10 meeting rooms and a 60-person conference room, and provides parking for more than 700 vehicles, including designated VIP parking spaces.

Central Asian Expo operates under two principal business models. First, it leases its exhibition and event facilities to third-party organizers, which organize and conduct their own exhibitions and trade fairs at the venue. Under this model, Central Asian Expo primarily generates revenue from the rental of its exhibition and event facilities.

Second, Central Asian Expo organizes and promotes exhibitions and other events under its own brands. For these events, CAEX generates revenue primarily through the sale or reservation of exhibition space and related services to participating exhibitors. Exhibitors may select either raw exhibition space or pre-built stands and are required to comply with CAEX’s applicable stand construction, safety and operating requirements.

CAEX markets the Central Asian Expo property and events to domestic and international exhibitors and visitors and seeks to attract participants from Uzbekistan, other Central Asian countries, and other international markets. CAEX also works with industry associations, event organizers and exhibition marketing platforms to promote its events and expand its participant base.

Customers

TEG SPV generates revenue primarily from providing accommodation, food and beverage, events and other services. For the fiscal years ended December 31, 2025 and 2024, accommodation, food and beverage, events and other services accounted for approximately 42.8%, 37.7%, and 19.5% and 53.9%, 34.0%, and 12.1% of TEG SPV’s revenue, respectively. In the fiscal year ended December 31, 2025, SKY Events LLC accounted for 12% of TEG SPV’s revenue. TEG SPV did not have any major customer accounting for 10% or more of its revenue in the fiscal year ended December 31, 2024.

Suppliers

TEG SPV and its subsidiaries purchase or lease their fixtures, furnishings, equipment, signs, inventory, food and beverages from third party suppliers. For the fiscal years ended December 31, 2025 and 2024, Empire Aviation Group FZCO, to whom ADW paid for aircraft lease on behalf of Mr. Artikkhodjaev, the principal owner of TEG SPV, accounted for 20% and 22% of TEG SPV’s purchases, respectively. Furthermore, Discovery Invest Global LLC, a contractor for construction works for ADW and CLH, accounted for 38% and 30% of total purchases of TEG SPV for the fiscal years ended December 31, 2025 and 2024, respectively.

Seasonality

TEG SPV’s business is subject to seasonal fluctuations. Historically, the operating results of its hotels and resorts division have been affected by seasonal variations in travel and tourism activity, while the operations of CAEX are also subject to fluctuations in trading activity  and market conditions.

The principal factors contributing to seasonality in the hotels and resorts division include the timing and volume of leisure and business travel, tourism flows, and the seasonal nature of demand for accommodations. Hilton Tashkent and Wyndham Bukhara properties typically experience higher occupancy levels during April through May and September through October, reflecting periods of increased business and leisure travel. Conversely, hotel occupancy and operating results may be comparatively weaker during the winter months and other periods of lower travel activity.

As a result, the hotels and resorts division may experience fluctuations in quarterly revenue, occupancy and operating results, with the second and fourth quarters generally benefiting from higher-demand travel periods. The timing and magnitude of these seasonal patterns may vary from year to year depending on tourism trends, business travel, major events, economic conditions and other factors.

CAEX’s operating results may also fluctuate from quarter to quarter due to changes in trading volumes, market activity and other factors affecting the capital markets. The periods from the second half of February through early June and from the second half of August through early December are generally considered “high-season” periods, during which the greatest number of events are typically organized. Accordingly, TEG SPV’s quarterly operating results may not be indicative of its annual results, and comparisons of operating results between individual quarters may be affected by seasonal and other fluctuations.

Intellectual Property

TEG SPV, through its subsidiaries, owns two trademarks: Delta Plaza and Citizen Apartments. Additionally, TEG SPV, through its subsidiaries, is licensed to use the Hilton and Wyndham trademarks at the respective hotels.

Certificates and Licenses

TEG SPV’s operations are subject to governmental laws, regulations, permits, approvals, certificates and licenses in Uzbekistan. Material licenses, permits and approvals include TEG SPV Certificate of registration No. 2980923, issued by the Public Services Center of Yashnobod District, Tashkent City, on October 20, 2025 for an indefinite term. TEG SPV believes that it is in material compliance with applicable requirements.

Employees

As of August 31, 2026, TEG SPV had 16 employees; ADW had approximately 497 employees, 28 of which are independent contractors operating on the basis of civil law contracts; CLH had approximately 141 employees, 56 of which are independent contractors operating on the basis of civil law contracts; and CAEX LLC had approximately 117 employees, 40 of which are independent contractors operating on the basis of civil law contracts. All of TEG SPV and its subsidiaries’ employees are located in Uzbekistan.

TEG SPV believes that it and its subsidiaries maintain a good working relationship with their employees, and TEG SPV and its subsidiaries have not experienced material labor disputes in the past. None of its employees are represented by labor unions.

History and Organization

TEG SPV was formed on October 20, 2025 as a holding company. TEG Parent and Wellmore own 99.99999012% and 0.00000988% of the participatory interests in TEG SPV, respectively. Wellmore is 100% owned by TEG Parent.

ADW was incorporated on December 6, 2017 and TEG SPV became its 100% owner on December 22, 2025. CLH was incorporated on December 2, 2025, and TEG SPV became its 100% owner on December 19, 2025. CAEX was incorporated on December 2, 2025, and TEG SPV became its 100% owner on December 12, 2025.

Below is an illustration of the corporate structure of TEG SPV as of the date of this Information Statement.

TEG SPV Properties

TEG SPV’s principal executive office is located at 64/2 Mahtumquli Street, Yashnobod District, Tashkent, 2K, 100000. TEG SPV leases the office space of approximately 194 square feet at this location for its corporate operations from Way II Management LLC for a monthly rent of $135, with the lease expiring on October 31, 2026.

TEG SPV’s hotel and exhibition center properties are listed as below. TEG SPV, through its subsidiaries, owns each of such properties.

			Meeting, Exhibit and
			Pre-Function Space
Property	Location	Rooms	(sq. ft.)
Hilton Tashkent	1 Ukchi Street, Tashkent, 100027, Uzbekistan	258	490,884
Wyndham Bukhara	Alisher Navoi Avenue 8, Bukhara, 200100, Uzbekistan	212	252,944
Central Asian Expo	1 Milliy Bog Street, Mirzo Ulugbek District, Tashkent, Uzbekistan	-	220,502

TEG SPV Ownership of Certain Beneficial Owners and Management

The following table provides information as of the Record Date, regarding beneficial ownership of 5% or more of the participatory interests by: (i) each person known to TEG SPV who beneficially owns more than five percent of TEG SPV’s participatory interests; (ii) each of the expected officers and directors of the TEG SPV.

Unless otherwise indicated, the address for each beneficial owner is 64/2 Mahtumquli Street, Yashnobod District, Tashkent, 2K, 100000.

NAME OF BENEFICIAL OWNER	PERCENTAGE OF PARTICIPATORY INTERESTS
Directors and Executive Officers:	0%
Elmurod Sopiev	0%
Temur Zokirov	0%
Elina Davidyan	0%
Mikhail Romanov	0%
Bahtiyor Kadirov	0%
Irina Li	0%
Anita Mendiratta	0%
Wesley T. Davis	0%
Marc William Kasher	0%
Richard Nolan Sharko	0%
Irodakhon Abduvakhitova	0%
All executive officers and directors as a group (eleven persons)	0%

5% or Greater Interest Owners
Tourism and Entertainment Group LLC(1)	99.99999012%
Wellmore LLC(1)	0.00000988%
Jakhongir Abidovich Artikkhodjaev(1)	99.93%
Nigoraxon Artikkhodjaeva(1)	0.07%

(1)	Tourism and Entertainment Group LLC and Wellmore LLC own 99.99999012% and 0.00000988% of the participatory interests in TEG SPV; Tourism and Entertainment Group LLC is the 100% owner of Wellmore LLC; Jakhongir Abidovich Artikkhodjaev owns approximately 99.93% of the participatory interests in Tourism and Entertainment Group LLC and Nigoraxon Artikkhodjaeva owns approximately 0.07% of the participatory interests in Tourism and Entertainment Group LLC.

TEG SPV Directors and Executive Officers

Below is a list of TEG SPV’s directors and executive officers as of the date hereof, and a brief account of the business experience of each of them. The business address for the directors and officers of TEG SPV is 64/2 Mahtumquli Street, Yashnobod District, Tashkent, 2K, 100000.

Name	Age	Position
Executive Officers
Elmurod Sopiev	37	CEO
Temur Zokirov	30	CFO
Elina Davidyan	32	Chief Accountant
Mikhail Romanov	37	Head of the Legal Department
Bahtiyor Kadirov	52	Head of IFRS/U.S. GAAP
Irina Li	53	Head of HR Department
Non-Management Directors
Anita Mendiratta	58	Chair of the Supervisory Board
Wesley T. Davis	59	Independent Member of the Supervisory Board
Marc William Kasher	56	Independent Member of the Supervisory Board
Richard Nolan Sharko	65	Independent Member of the Supervisory Board
Irodakhon Abduvakhitova	27	Non-Independent Member of the Supervisory Board

Executive Officers

Elmurod Sopiev works as the CEO of TEG SPV. Since May 2025, Mr. Sopiev has served as a Director of ADW, a subsidiary of TEG SPV and the operator of Hilton Tashkent. Mr. Sopiev served as a General Manager of Hilton Tashkent from November 2023 to May 2025. From October 2022 to November 2023, Mr. Sopiev served as a Director of Operations at Hilton Tashkent. From January 2021 to September 2022, Mr. Sopiev was a Cluster Food and Beverage Director at AKFA Holding. Mr. Sopiev was awarded a bachelor’s degree in tourism, hotel and restaurant management from Tashkent Tourism College in 2008.

Mr. Temur Zokirov works as the Chief Financial Officer of TEG SPV. Mr. Zokirov has worked as a strategic advisor to the Chief Executive Officer of TEG Parent since April 2023. Prior to joining TEG, from September 2022 to March 2023, Mr. Zokirov worked at PricewaterhouseCoopers Central Asia and Caucasus B.V. in Tashkent, Uzbekistan as a Manager, as a senior tax consultant, from February 2021 to August 2022 and as a tax consultant, from January 2018 to January 2021. Mr. Zokirov was awarded a bachelor’s degree in business administration from Westminster International University in Tashkent, Uzbekistan in June 2016, and a master’s degree in management from IE Business School in Madrid, Spain in December 2017.

Ms. Elina Davidyan has worked as the Chief Accountant of TEG SPV since August 2026. Since July 2020, Ms. Davidyan has also served as the Chief Accountant of ADW, a subsidiary of TEG SPV and the operator of Hilton Tashkent. Since July 2026, Ms. Davidyan has concurrently served as the Economic and Financial Director of East Restoran, where she previously served as the Financial Director from April 2021 to July 2026 and as the Chief Accountant from July 2020 to March 2021. From February 2020 to June 2020, Ms. Davidyan served as a Deputy Director at Martensit Investment. From May 2019 to December 2019, Ms. Davidyan was a Deputy Director for Finance and Economics at Supreme Quality. From March 2019 to May 2019, she served as the Chief Accountant of Prime Electric Engineering, and from January 2018 to February 2019 as the Chief Accountant of Smart Modern Systems. From August 2016 to January 2018, Ms. Davidyan served as the Chief Accountant of Modern Switch. She began her career as an Accountant, working at Sky Wind Systems from November 2015 to July 2016 and at Artel Support from April 2015 to August 2015. Ms. Davidyan was awarded a degree from Moscow University for Industry and Finance “Synergy” in 2023.

Mr. Mikhail Romanov works as the Head of the Legal Department of TEG SPV. Since 2025, Mr. Romanov has been with TEG SPV, where he served as General Legal Counsel before assuming his current position, in which he oversees the company’s legal function and legal support of its operations. Mr. Romanov also serves as General Legal Counsel of Way II Management, LLC, a position he has held since 2024, and as General Legal Counsel of Tourism and Entertainment Group. From 2023 to 2024, Mr. Romanov served as a Head of Department at KS Lux Intertrading. From 2016 to 2023, he held a number of legal positions within the Asklepiy group of pharmaceutical companies, serving as a Legal Counsel and later as a Head of Department. Earlier in his career, from 2017 to 2019, Mr. Romanov practiced as an attorney with several law firms in Tashkent, and began his career in 2015 with the Justice Department of the Tashkent Region and the audit firm Parker Russell Audit. Mr. Romanov was awarded a degree in jurisprudence from Tashkent State University of Law in 2015.

Mr. Bahtiyor Kadirov, works as the Head of IFRS/U.S. GAAP reporting of TEG SPV. Mr. Kadirov has served in this position since 2025, where he conducts comprehensive internal audits, prepares financial statements and coordinates and supports external audits. Prior to joining TEG SPV, from November 2018 to November 2024, Mr. Kadirov served as a Senior Audit Manager at Ernst & Young’s Tashkent office in Uzbekistan. Mr. Kadirov was awarded a bachelor’s degree in international economic relations from Tashkent State University of Economics in June 1996 and a master’s degree in liberal arts from University of Notre Dame in November 1996. Mr. Kadirov also attended an Exchange Program in International Business at Pace University from September 1994 to June 1995.

Ms. Irina Li works as the HR Director of TEG SPV. Since December 2025, Ms. Li has been responsible for personnel management and the development of HR processes, the organization of HR administration, the handling of employment relations with employees, and compliance with labor law requirements. From August 2024 to July 2026, Ms. Li served as an HR Inspector at Tourism and Entertainment Group. From October 2017 to July 2024, Ms. Li served as an HR Inspector at the Republican Anti-Plague Center of Railway Transport. From 1995 to 2011, Ms. Li worked as a teacher of mathematics and computer science at secondary schools. Ms. Li was awarded a degree in mathematics from Tashkent State University in 1995.

Non-Executive Directors

Anita Mendiratta serves as the Chair of the Supervisory Board of TEG SPV, a position she has held since April 2026. Ms. Mendiratta is the Founder and President of Anita Mendiratta & Associates, a strategic advisory practice she established in 2002, and has over three decades of experience advising governments and international institutions across more than 100 countries in tourism, aviation, leadership and sustainable development. Ms. Mendiratta serves as a Special Advisor to the Secretary General of UN Tourism (formerly UNWTO) and as a strategic resource to the World Bank, the World Travel & Tourism Council, the International Air Transport Association, the Air Transport Action Group and ICCA. She is a Founding Advisory Board Member of the Royal Commission for AlUla in Saudi Arabia and formerly served as a Special Advisor to the CEO of the Saudi Tourism Authority. Ms. Mendiratta is an Executive in Residence at the University of Surrey and a Visiting Professor at Cranfield University in the United Kingdom, as well as a published author and a regular commentator on international media. Earlier in her career, Ms. Mendiratta served as a Project Director at The Added-Value Group from 2000 to 2002, as a Marketing Manager at The Coca-Cola Company from 1998 to 2000, and in senior marketing and communications roles at Unilever in South Africa and Malawi from 1991 to 1998. She began her career at IBM Canada in 1990. Ms. Mendiratta was awarded a master’s degree in marketing with honors in 1994 and a bachelor of arts degree from McMaster University in Canada in 1989, and completed the Global Business Leadership program at Harvard University in 2020.

Wesley T. Davis serves as an Independent Member of the Supervisory Board of TEG SPV, a position he has held since April 2026. Mr. Davis is a finance professional with over 30 years of experience in emerging and frontier markets, spanning investment banking, project finance and operating company roles. Since June 2025, Mr. Davis has served as a Senior Advisor for Capital Formation at Buenassa, where he is responsible for funding solutions for the group’s critical minerals trading and refinery development operations in the Democratic Republic of Congo. From 2020 to 2025, Mr. Davis served as a Senior Managing Director at Delphos Ltd in London, advising governments and state-owned enterprises in Central Asia and Africa on infrastructure and climate transition financing. From 2020 to 2023, Mr. Davis served as a member of the Supervisory Board of Ipoteka Bank in Uzbekistan, where he chaired the Corporate Governance Committee and took part in the country’s only privatisation of a state-owned bank. From 2017 to 2021, he served as Finance Director of APQ Global, a company listed on the AIM market of the London Stock Exchange, and from 2014 to 2017 as Senior Vice President for Finance at Aiteo Group in Lagos. From 2009 to 2016, Mr. Davis was a member of the Board of Directors of Asia Pacific Investment Partners in London and Ulaanbaatar. Earlier in his career, Mr. Davis held senior capital markets positions at Renaissance Capital, HSBC Bank plc, Merrill Lynch, Deutsche Bank and Chase Manhattan Bank in London and New York. Mr. Davis was awarded an MBA from Arizona State University and a master’s degree in international management from the American Graduate School of International Management in 1993, and a bachelor’s degree in economics from the University of Florida in 1988.

Marc Kasher serves as an Independent Member of the Supervisory Board of TEG SPV, a position he has held since June 2026. Mr. Kasher has more than 25 years of investment and private equity experience, together with an extensive record of service as an independent director of listed companies and sovereign institutions. From 2021 to 2024, Mr. Kasher served as an Independent Director and Chairman of the Audit Committee of Noventiq, a global digital transformation and cybersecurity provider listed on the London Stock Exchange. From 2020 to 2023, he served as an Independent Director of Kazatomprom, the world’s largest producer of natural uranium, where he chaired the Nominating and Remuneration Committee and was a member of the Audit, Strategic Investments, and Health and Safety committees. From 2018 to 2021, Mr. Kasher served as an Independent Director of the National Investment Corporation, a sovereign wealth fund of the National Bank of Kazakhstan, chairing both its Audit and Remuneration committees. From 2013 to 2019, he served as an Independent Director of Luxoft, a digital services company listed on the New York Stock Exchange, where he chaired the Audit, M&A and Compensation committees and structured eleven strategic acquisitions ahead of the company’s $2 billion sale to DXC Technology. From 1997 to 2015, Mr. Kasher served as a Managing Director of PineBridge Investments (formerly AIG Global Investments), including as Chief Executive Officer of its Eurasia private equity practice from 2010 to 2015. Earlier in his career, from 1992 to 1995, he worked on privatization programs in Uzbekistan, Kyrgyzstan, Ukraine and Russia in cooperation with USAID. Mr. Kasher was awarded an MBA with a concentration in finance from Georgetown University and a bachelor of arts degree from Tufts University.

Richard Sharko serves as an Independent Member of the Supervisory Board of TEG SPV, a position he has held since June 2026. Mr. Sharko has over 40 years of international experience in finance, accounting, auditing and risk management, including service on the boards of listed companies, financial institutions and standard-setting bodies. Since December 2022, Mr. Sharko has served as a Board Member of Solidcore Resources plc in Astana, where he chairs the Remuneration Committee and is a member of the Audit Committee. From 2022 to 2024, he served as a Board Member and Chairman of the Audit Committee of AikGroup (CY) Ltd, a bank holding company based in Limassol. From 2015 to 2020, Mr. Sharko served as a Board Member of the International Auditing and Assurance Standards Board in New York, where he chaired the ISA 540 Revised Task Force and the IAASB–IASB liaison working group. Mr. Sharko spent his executive career with PwC, which he joined in 1983 and where he served as a Partner from 1994 onwards in Vladivostok, Moscow, London and Amsterdam. During his tenure he served as Chief Risk Officer and Management Board member of PwC Central and Eastern Europe from 2013 to 2015, as Chief Accountant of the CEE region responsible for IFRS technical matters from 2006 to 2013, as a member of the PwC Global IFRS Leadership team, and as a member of the PwC Global Network Governance Board from 2009 to 2013. Mr. Sharko was awarded a bachelor of science degree in accounting from Loyola Marymount University in Los Angeles in 1983 and is a Certified Public Accountant (retired) of the State of California.

Irodakhon Abduvakhitova serves as a Non-Independent Member of the Supervisory Board of TEG SPV, a position she has held since April 2026. Since June 2025, Ms. Abduvakhitova has served as the General Manager of Tourism and Entertainment Group, having first joined the company in this position on a concurrent basis in December 2024. In this role she is responsible for the administrative management of the company and the coordination of its day-to-day operations. From June 2020 to March 2025, Ms. Abduvakhitova served as the Director of Inspo Care.

Committees of the Board

TEG SPV currently has two standing committees of the Board — an Audit Committee and a Nominating and Compensation Committee. Each committee has the composition and responsibilities described below. TEG SPV’s Board may from time to time establish other committees as and when required to facilitate the management of its business.

Audit Committee

The Audit Committee assists the Board in overseeing TEG SPV’s accounting and financial reporting processes and the audits of its financial statements. The Audit Committee’s responsibilities include, among other matters: appointing, approving the compensation of, and assessing the independence of its accounting firm; overseeing the work of its accounting firm, including through the receipt and consideration of reports from such firm; reviewing and discussing with management and the accounting firm its annual and quarterly financial statements and related disclosures; coordinating the Board’s oversight of its internal control over financial reporting, disclosure controls and procedures; discussing its risk management policies; meeting independently with its registered public accounting firm and management; and reviewing and approving or ratifying any related person transactions.

The members of TEG SPV’s Audit Committee are Richard Sharko, Wesley Davis, and Anita Mendiratta, with Richard Sharko serving as the chairperson of this committee.

Nominating and Compensation Committee

The Nominating and Compensation Committee assists the Board in overseeing matters relating to the nomination of directors, corporate governance and executive and director compensation. The Nominating and Compensation Committee’s responsibilities include, among other matters: reviewing the composition of and evaluating the performance of the Board; recommending persons for election to the Board; reviewing the composition of the committees of the Board and recommending persons to serve as members of such committees; reviewing and maintaining compliance of committee membership with applicable regulatory requirements; reviewing potential conflicts of interest of members of the Board and our executive officers; reviewing and approving, or recommending for approval by the Board, the compensation of TEG SPV’s Chief Executive Officer and other executive officers; overseeing and administering TEG SPV’s cash and equity incentive plans; and reviewing and making recommendations to the Board with respect to director compensation.

The members of TEG SPV’s Nominating and Compensation Committee are Marc Kasher, Wesley Davis, and Anita Mendiratta, with Marc Kasher serving as the chairperson of this committee.

TEG SPV Executive Compensation

Summary Compensation Table

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to TEG SPV named executive officer during the years ended December 31, 2025 and 2024 in all capacities for the accounts of the executive, including the CEO, CFO, Chief Accountant, Chief Lawyer, Head of Internal Audit, and Head of HR Department:

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Elmurod Sopiev, CEO	2025	48,471	-	-	-	-	-	-	48,471
	2024	41,771	-	-	-	-	-	-	41,771
Temur Zokirov, CFO	2025	3,787	-	-	-	-	-	-	3,787
	2024	-	-	-	-	-	-	-	-
Elina Davidyan, Chief Accountant	2025	40,437	-	-	-	-	-	-	40,437
	2024	37,542	-	-	-	-	-	-	37,542
Mikhail Romanov, Head of Legal Department	2025	-	-	-	-	-	-	-	-
	2024	-	-	-	-	-	-	-	-
Bahtiyor Kadirov, Head of IFRS/U.S. GAAP	2025	3,787	-	-	-	-	-	-	3,787
	2024	-	-	-	-	-	-	-	-
Irina Li, Head of HR Department	2025	3,787	-	-	-	-	-	-	3,787
	2024	-	-	-	-	-	-	-	-

Compensation of Directors

Anita Mendiratta, Wesley T. Davis, Marc William Kasher, Richard Nolan Sharko, and Irodakhon Abduvakhitova were appointed as TEG SPV’s directors in 2026. Total annual compensation of the directors for serving on the board for fiscal year ending on December 31, 2026 is expected to be approximately US$330,000.

TEG SPV Certain Relationships and Related Transactions, and Director Independence

Certain Relationships and Related Transactions

During the fiscal years ended December 31, 2025 and 2024, TEG SPV and its subsidiaries entered into certain transactions with related parties in the ordinary course of its business. The aggregate amounts of such related party transactions were approximately $35,964 thousand and $22,847 thousand, respectively.

These transactions were entered into in the ordinary course of the TEG SPV and its subsidiaries’ business and on terms that TEG SPV and its subsidiaries believe to be comparable to those available in transactions with unrelated third parties. TEG SPV also entered into certain loan arrangements with its affiliates. TEG SPV and its subsidiaries believe that the terms of these transactions were fair and reasonable and in the best interests of TEG SPV and its subsidiaries.

Related Party Transactions

For a description of the transactions and arrangements between the Company and its related parties, including the nature and amounts of such transactions during the periods presented, see Note 22, “Related Party Transactions,” to TEG SPV’s combined financial statements included elsewhere in this Information Statement, which is incorporated herein by reference.

TEG SPV believes that the related party transactions described therein were entered into in the ordinary course of business and on terms that were no less favorable to the TEG SPV than those that could reasonably have been obtained in comparable transactions with unrelated third parties.

Legal Proceedings

TEG SPV and its subsidiaries are involved in claims and lawsuits incidental to the ordinary course of its businesses, such as personal injury actions by guests and employees and complaints alleging employee discrimination. TEG SPV maintains various insurance policies, including general liability and property damage insurance, as well as workers’ compensation, business interruption, and other policies, which it believes to provide adequate coverage for the risks associated with its range of operations. TEG SPV believes that it is adequately insured against these claims by its existing insurance policies and that the outcome of any pending claims or proceedings will not have a material effect on its financial statements.

TEG SPV is not currently a party to any pending material legal proceedings, and, to the knowledge of its management, no material legal proceedings have been threatened against TEG SPV.

TEG SPV Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis of our financial condition and results of operations should be read together with our combined financial statements and the related notes included elsewhere in this information statement. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and “Special Note Regarding Forward-Looking Statements” in this information statement. In this section, the “Group.” “we”, “us,” or “our”, refers to TEG SPV and its subsidiaries.

Overview

TEG SPV is a hospitality and exhibition group operating in the Republic of Uzbekistan. TEG SPV operates in the hospitality and exhibition segments, via three core properties including two hotels and one exhibition center:

●	Hilton Tashkent, a full-service, five-star hotel in Tashkent operated by ADW under a franchise agreement with the Hilton brand, providing accommodation, food and beverage services, events and ancillary hospitality services;

●	Wyndham Bukhara, a full-service, four-star hotel in Bukhara operated by CLH under a franchise agreement with the Wyndham brand, providing accommodation, food and beverage services, events and ancillary hospitality services; and

●	Central Asian Expo, an exhibition and events venue operated by CAEX, providing rental of exhibition space together with related event organization and support services.

We generate revenue from the following principal streams: rooms (accommodation), food and beverage, events, and other services such as laundry, spa, gym, parking and the rental of facilities and office space. We manage our business through two reportable segments, Hospitality and Exhibition, which reflect the manner in which our chief operating decision maker evaluates performance and allocates resources.

For the six months ended June 30, 2026, we generated revenue of $17,375 thousand and net income of $3,606 thousand, compared with revenue of $18,525 thousand and net income of $5,152 thousand for the six months ended June 30, 2025. For the fiscal year ended December 31, 2025, we generated revenue of $42,910 thousand and net income of $14,364 thousand, compared with revenue of $35,173 thousand and net income of $4,552 thousand for the fiscal year ended December 31, 2024. As of June 30, 2026, we had total assets of $124,690 thousand and total shareholders’ equity of $85,201 thousand, compared with total assets of $135,158 thousand and total shareholders’ equity of $88,668 thousand as of December 31, 2025.

Reorganization and Basis of Presentation

TEG SPV was established in October 2025 to serve as a holding company. TEG SPV is owned by TEG Parent and Wellmore, each of which is controlled by Mr. Jakhongir Abidovich Artikkhodjaev (the ultimate beneficial owner or “UBO”). During the fourth quarter of 2025, we undertook a legal restructuring to create a unified holding structure, which involved the establishment of TEG SPV together with two new subsidiaries. As part of the restructuring, each of ADW, CLH, and CAEX became a wholly owned subsidiary of TEG SPV. The restructuring was completed in June 2026.

Our combined financial statements have been prepared to present the financial position, results of operations and cash flows of the aforementioned entities, which are under the common control of the UBO, as if they had operated as a single economic reporting entity for all periods presented, applying consolidation principles by analogy, as no single legal parent entity directly controlled all of the entities included in the Group during 2024 and 2025. All intercompany balances and transactions have been eliminated in full upon combination, and transactions between entities under common control have been reflected at their carrying amounts at the date of transfer, with no step-up to fair value. Accordingly, our combined financial statements do not necessarily represent the financial position, results of operations or cash flows that we would have reported on a stand-alone consolidated legal basis, and they may not be indicative of our future performance following completion of the restructuring and operation of the Group under its current legal structure.

The functional currency of each entity within the Group is the Uzbek Soum (“UZS”), which reflects the primary economic environment in which each entity generates and expends cash. Our reporting currency is the U.S. Dollar. Assets and liabilities are translated at period-end exchange rates, and income and expenses at average rates for the period, with resulting translation differences recognized in other comprehensive income and accumulated within shareholders’ equity.

Key Factors Affecting Our Results of Operations

Tourism and overall travel demand

Our revenue is substantially derived from hotel room occupancy, food and beverage sales, and events and exhibition activity, each of which is sensitive to inbound and domestic travel demand, regional business activity, and the calendar of conferences, exhibitions and other events hosted in Tashkent and Bukhara.

Hotel demand, occupancy and pricing in our markets

Our hospitality results depend principally on the number of rooms we sell and the rates we achieve. Both are sensitive to the supply of competing hotel rooms in Tashkent and Bukhara, to corporate and group demand, and to broader travel patterns. During the six months ended June 30, 2026, rooms sold at Hilton Tashkent declined to 27,193 from 29,409 in the comparable prior-year period, and occupancy declined to approximately 58% from approximately 63%. Management attributes the decline principally to the entry of new luxury supply in Tashkent, including Swissotel, JW Marriott and Mercure Tashkent North, to aggressive pricing by an existing competitor, and to the cancellation and postponement of corporate projects. We expect competition for rooms and events business in Tashkent to remain intense as additional international-branded supply enters the market.

Seasonality

Our business is seasonal. Demand for accommodation, food and beverage and events services is materially lower in the first quarter than in the balance of the year, particularly in Bukhara, where the first quarter is a low-demand period. Revenue for the three months ended June 30, 2026 represented approximately 65% of revenue for the six months ended June 30, 2026. Because a substantial portion of our operating cost base does not vary with occupancy, our margins compress significantly in low-demand periods and expand in high-demand periods. Results for any interim period are therefore not necessarily indicative of results to be expected for a full year.

Timing of the exhibition calendar

Revenue in our exhibition segment depends on the number, scale and timing of exhibitions and events held at our venue in a given period. The exhibition calendar is not evenly distributed across the year and shifts between periods. A significant number of events held in the first and second quarters of 2025 were scheduled later in 2026, which reduced Exhibition segment revenue for the six months ended June 30, 2026 relative to the comparable prior-year period. Period-over-period comparisons of Exhibition segment revenue are therefore materially affected by calendar timing rather than by underlying demand.

Operating leverage and cost structure

A substantial portion of our cost of sales — including operational payroll, depreciation, royalty expense and utilities — is fixed or semi-fixed over the short term. As a result, changes in revenue have a disproportionate effect on gross profit and operating income. In the six months ended June 30, 2026, revenue declined 6.2% while cost of sales increased 6.8%, and gross margin declined to 38.4% from 45.9%.

Foreign currency exposure

Substantially all of our revenue and operating costs are denominated in UZS, while our principal borrowings are denominated in U.S. dollars. Movements in the UZS/U.S. Dollar exchange rate therefore affect both the translation of our results into our reporting currency and the remeasurement of foreign-currency monetary balances, which is recognized in net foreign exchange gain or loss. We recorded a net foreign exchange loss of $324 thousand for the six months ended June 30, 2026, compared with a net foreign exchange gain of $688 thousand for the six months ended June 30, 2025, a period-over-period swing of $1,012 thousand. As of June 30, 2026, our net foreign-currency monetary liability position was $26,663 thousand, compared with $32,462 thousand as of December 31, 2025.

Capital structure and financing costs

We have historically funded capital expenditures and working capital needs through a combination of operating cash flow, loans payable to Halyk Bank of Kazakhstan (“HBK”), and capital contributions from and balances with related parties under common control of the UBO.

Taxation

We are subject to Uzbek corporate income tax at a statutory rate of 15%. ADW, the entity that owns and operates Hilton Tashkent, was granted an exemption from all types of taxes, including value-added tax and income tax, under a Presidential Decree issued in 2017 in relation to its construction and operation; that exemption was valid through January 1, 2025. The expiry of the exemption, together with the recognition of deferred taxes, affects the comparability of our effective tax rate across periods.

Concentration risk

We conduct all of our operations in Uzbekistan, and a portion of our revenue and receivables has historically been concentrated with a single customer, SKY EVENTS LLC, which accounted for approximately 12% of our total revenue for the fiscal year ended December 31, 2025.

Components of Our Results of Operations

Revenue

Room (accommodation) revenue relates to the provision of lodging services and is recognized over time, on a daily basis, as rooms are occupied. Where bookings include breakfast, the transaction price is allocated between lodging and breakfast using the residual approach. For non-refundable bookings, revenue is recognized when the stay occurs or when cancellation or no-show rights lapse. Loyalty programs provide customers with a material right, and a portion of the transaction price is therefore deferred and recognized when points are redeemed or expire.

Food and beverage revenue includes restaurant, room service, minibar and bar sales, and is recognized at a point in time when goods are delivered and services are rendered.

Events revenue includes venue rental and related services such as catering, equipment rental and event support services. These services are treated as a single performance obligation, and revenue is recognized over time, typically on a straight-line basis over the event period.

Other services revenue includes laundry, spa, gym and the rental of facilities and office space, and is generally recognized at a point in time when the service is rendered, except for services such as space rental, which are recognized over time as the customer simultaneously receives and consumes the benefits.

Cost of sales

Cost of sales consists of expenses directly associated with providing hospitality services and operating the exhibition center, including labor and related employee benefits for operational staff, food and beverage costs, guest supplies, laundry and cleaning services, depreciation of operating assets, directly attributable taxes, royalty expense payable under our franchise agreements, utilities and other direct expenses. These costs are recognized as incurred.

Selling, general and administrative expenses

Selling, general and administrative expenses consist of costs not directly attributable to providing hospitality services or operating the exhibition center, including corporate and administrative salaries and related employee benefits, marketing and advertising costs, professional and consultancy fees, office and information technology expenses, insurance and other general overhead. We expect these expenses to increase in absolute terms and as a percentage of revenue following this offering as we incur the costs of operating as a public company, including increased legal, accounting, insurance, investor relations and compliance costs.

Provision for bad debts, net

Provision for bad debts, net represents the net charge recognized in the period in respect of expected credit losses on accounts receivable and notes receivable, measured under the current expected credit loss model.

Other operating expenses, net

Other operating expenses, net consists of items outside the ordinary course of delivering hospitality and exhibition services, including gains and losses on the disposal and write-off of property and equipment, write-offs of receivables and payables, non-recurring charges, and other miscellaneous operating income and expense.

Interest income and interest expense

Interest income consists principally of interest earned on notes receivable and interest-bearing balances due from related parties, together with the unwinding of discounts on those instruments. Interest expense consists principally of interest incurred on our bank borrowings, net of amounts capitalized during construction.

Net foreign exchange gain/(loss)

Net foreign exchange gain or loss reflects the remeasurement into UZS of monetary assets and liabilities denominated in currencies other than each entity’s functional currency, principally U.S. dollar-denominated borrowings and receivables.

Income tax expense

Income tax expense comprises current and deferred income tax. Current tax is measured at the enacted Uzbek statutory rate of 15%. Deferred taxes are recognized on temporary differences between the financial reporting bases of assets and liabilities and their respective tax bases, measured at the rates expected to apply when the differences reverse, with a valuation allowance recorded to the extent realization is not more likely than not.

Results of Operations

Amounts are presented as reported in the combined statements of operations, with expenses shown in parentheses. The change columns present the arithmetic movement in each line item; accordingly, an increase in an expense is shown as a negative change.

Comparison of the Three Months Ended June 30, 2026 and 2025

The following table sets forth our combined results of operations for the periods indicated:

(in thousands)	Three Months Ended June 30, 2026	Three Months Ended June 30, 2025	$ Change	% Change
Revenue	11,246	12,769	(1,523)	(11.9)%
Cost of sales	(5,973)	(5,585)	(388)	(6.9)%
Gross profit	5,273	7,184	(1,911)	(26.6)%
Selling, general and administrative expenses	(1,063)	(869)	(194)	(22.3)%
Provision for bad debts, net	(186)	(44)	(142)	n/m
Other operating expenses, net	(233)	(583)	350	60.0%
Operating income	3,791	5,688	(1,897)	(33.3)%
Interest income	562	350	212	60.6%
Interest expense	(540)	(741)	201	27.1%
Other expenses, net	—	22	(22)	n/m
Net foreign exchange gain/(loss)	312	691	(379)	(54.8)%
Income before income taxes	4,125	6,010	(1,885)	(31.4)%
Income tax expense	(946)	(1,012)	66	6.5%
Net income	3,179	4,998	(1,819)	(36.4)%
Other comprehensive income/(loss), net of tax — currency translation difference	1,657	1,657	—	n/m
Comprehensive income	4,836	6,655	(1,819)	(27.3)%

Revenue

Revenue decreased by $1,523 thousand, or 11.9%, to $11,246 thousand for the three months ended June 30, 2026 from $12,769 thousand for the three months ended June 30, 2025. The following table disaggregates revenue by major revenue stream:

(in thousands)	Three Months Ended June 30, 2026	Three Months Ended June 30, 2025	$ Change	% Change
Room (accommodation)	5,237	6,407	(1,170)	(18.3)%
Events	4,332	4,524	(192)	(4.2)%
Food, beverage and other	1,677	1,838	(161)	(8.8)%
Total revenue	11,246	12,769	(1,523)	(11.9)%

Room revenue decreased by $1,170 thousand, or 18.3%, and was the principal driver of the decline in total revenue for the quarter. At Hilton Tashkent, rooms sold declined to 14,400 from 17,295 and occupancy declined to approximately 61% from approximately 74%, reducing hotel services revenue by approximately 23%. Management attributes the decline to the entry of new luxury supply in Tashkent, to aggressive pricing by an existing competitor and to the cancellation and postponement of corporate projects. Wyndham Bukhara partially offset this, growing revenue on a 20% increase in average daily rate that more than offset a decline in occupancy.

Events revenue decreased by $192 thousand, or 4.2%. Banquet revenue at Hilton Tashkent increased notwithstanding a reduction in Grand Ballroom and conference room days sold, indicating a more favorable event mix and higher average checks, and the quarter included the first revenue from the Solara Pool, which commenced operations on June 6, 2026. This was more than offset by a decline in Exhibition segment revenue, which reflects the rescheduling of exhibitions held in the second quarter of 2025 into the second half of 2026.

Food, beverage and other revenue decreased by $161 thousand, or 8.8%, principally reflecting lower restaurant volumes at Hilton Tashkent, consistent with the decline in occupancy and reduced corporate activity.

Cost of sales and gross profit

Cost of sales increased by $388 thousand, or 6.9%, to $5,973 thousand for the three months ended June 30, 2026 from $5,585 thousand for the three months ended June 30, 2025, notwithstanding the 11.9% decline in revenue. As a percentage of revenue, cost of sales increased to 53.1% from 43.7%. Operating supplies and consumables increased by $171 thousand, or 13.8%, other cost of sales by $224 thousand, or 30.5%, and utilities by $83 thousand, or 25.7%, partly offset by a $107 thousand, or 19.3%, reduction in taxes other than income tax and a $55 thousand, or 14.7%, reduction in royalty expense. In the Exhibition segment, cost of sales increased as operating and event costs were incurred in the quarter in respect of exhibitions scheduled for later in 2026. Cost of sales at Wyndham Bukhara declined over the quarter.

As a result, gross profit decreased by $1,911 thousand, or 26.6%, to $5,273 thousand, and gross margin declined to 46.9% from 56.3%, a decline of 9.4 percentage points. The decline reflects revenue falling against a substantially fixed cost base, together with the effect of the reallocation of employees from administrative to operational departments effective January 1, 2026, for which the comparative period has not been restated.

Selling, general and administrative expenses

Selling, general and administrative expenses increased by $194 thousand, or 22.3%, to $1,063 thousand for the three months ended June 30, 2026 from $869 thousand for the three months ended June 30, 2025, and increased as a percentage of revenue to 9.5% from 6.8%. Employee compensation and benefits increased by $247 thousand to $580 thousand and was the principal driver, while other taxes fell to nil from $99 thousand. Management attributes the increase principally to higher employee salary costs at Wyndham Bukhara, together with higher administrative salaries in the Exhibition segment and $13 thousand of holding-company costs at TEG SPV for which there is no prior-period comparative. Selling, general and administrative expenses at Hilton Tashkent were broadly flat, as lower payroll and consulting costs offset higher materials and other employee costs, and advertising was stable year over year as lower franchise charges offset higher spend with other providers.

Provision for bad debts

Provision for bad debts, net increased by $142 thousand to $186 thousand for the three months ended June 30, 2026 from $44 thousand for the three months ended June 30, 2025. The charge is heavily weighted to the second quarter, as the combined charge for the six months ended June 30, 2026 was $175 thousand, and arose principally at Hilton Tashkent.

Other operating expenses

Other operating expenses, net decreased by $350 thousand, or 60.0%, to $233 thousand for the three months ended June 30, 2026 from $583 thousand for the three months ended June 30, 2025. The decrease reflects the non-recurrence of charges recorded in the Exhibition segment in the prior-year quarter, partially offset by an increase at Hilton Tashkent, which recorded a loss of approximately $145 thousand on the demolition and write-off of part of the Tumbler restaurant structure in connection with the construction of the Solara Pool.

Operating income

Operating income decreased by $1,897 thousand, or 33.3%, to $3,791 thousand for the three months ended June 30, 2026 from $5,688 thousand for the three months ended June 30, 2025, and operating margin declined to 33.7% from 44.5%. The $1,911 thousand contraction in gross profit and the $194 thousand increase in selling, general and administrative expenses were only partly offset by the $350 thousand reduction in other operating expenses, net.

Non-operating items and income taxes

Interest income increased by $212 thousand, or 60.6%, to $562 thousand, arising entirely at Hilton Tashkent on loans issued to related parties. Interest expense decreased by $201 thousand, or 27.1%, to $540 thousand, consistent with the reduction in the outstanding principal balance of our bank facility. We recorded a net foreign exchange gain of $312 thousand for the three months ended June 30, 2026, compared with a gain of $691 thousand for the three months ended June 30, 2025, a reduction of $379 thousand, as gross exchange gains declined and gross exchange losses increased. Other expenses, net was nil for the three months ended June 30, 2026, compared with net other income of $22 thousand for the three months ended June 30, 2025.

Income tax expense decreased by $66 thousand, or 6.5%, to $946 thousand, far less than the 31.4% decline in income before income taxes, lifting our effective tax rate to 22.9% from 16.8%.

Net income and comprehensive income

Net income decreased by $1,819 thousand, or 36.4%, to $3,179 thousand for the three months ended June 30, 2026 from $4,998 thousand for the three months ended June 30, 2025. As with the six-month period, the decline in operating income was partially cushioned by higher non-operating related-party interest income and lower interest expense.

We recognized other comprehensive income of $1,657 thousand and $1,657 thousand for the three months ended June 30, 2026 and 2025, respectively, in each case consisting solely of the currency translation difference arising on translation of our operations from the Uzbek Soum into our U.S. Dollar reporting currency. Comprehensive income accordingly decreased by $1,819 thousand, or 27.3%, to $4,836 thousand from $6,655 thousand. Because the translation difference is driven by movements in the UZS/U.S. Dollar exchange rate rather than by operating performance, comprehensive income is materially more volatile than net income between periods.

Our results are materially seasonal, and the second quarter is our strongest interim period. Revenue for the three months ended June 30, 2026 represented approximately 65% of revenue for the six months then ended, and net income for the quarter of $3,179 thousand represented approximately 88% of net income for the six-month period, reflecting the substantially fixed cost base carried through the low-demand first quarter. The effect is more pronounced on a comprehensive income basis: comprehensive income of $4,836 thousand for the quarter exceeded comprehensive income of $3,387 thousand for the six-month period, because the currency translation difference recognized in the first quarter was a loss of $1,876 thousand against a gain of $1,657 thousand in the second quarter. Results for the three months ended June 30, 2026 are therefore not indicative of results to be expected for any other quarter or for the full year.

Comparison of the Six Months Ended June 30, 2026 and 2025

The following table sets forth our combined results of operations for the periods indicated:

(in thousands)	Six Months Ended June 30, 2026	Six Months Ended June 30, 2025	$ Change	% Change
Revenue	17,375	18,525	(1,150)	(6.2)%
Cost of sales	(10,706)	(10,026)	(680)	(6.8)%
Gross profit	6,669	8,499	(1,830)	(21.5)%
Selling, general and administrative expenses	(1,942)	(1,416)	(526)	(37.1)%
Provision for bad debts, net	(175)	(94)	(81)	(86.2)%
Other operating expenses, net	(458)	(661)	203	30.7%
Operating income	4,094	6,328	(2,234)	(35.3)%
Interest income	2,391	678	1,713	252.7%
Interest expense	(1,229)	(1,515)	286	18.9%
Other expenses, net	—	22	(22)	n/m
Net foreign exchange gain/(loss)	(324)	688	(1,012)	n/m
Income before income taxes	4,932	6,201	(1,269)	(20.5)%
Income tax expense	(1,326)	(1,049)	(277)	(26.4)%
Net income	3,606	5,152	(1,546)	(30.0)%
Other comprehensive income/(loss), net of tax — currency translation difference	(219)	1,719	(1,931)	n/m
Comprehensive income	3,387	6,871	(3,484)	(50.7)%

Revenue

Revenue decreased by $1,150 thousand, or 6.2%, to $17,375 thousand for the six months ended June 30, 2026 from $18,525 thousand for the six months ended June 30, 2025. The following table disaggregates revenue by major revenue stream:

(in thousands)	Six Months Ended June 30, 2026	Six Months Ended June 30, 2025	$ Change	% Change
Room (accommodation)	8,239	8,791	(552)	(6.3)%
Events	6,186	5,875	311	5.3%
Food, beverage and other	2,950	3,859	(909)	(23.6)%
Total revenue	17,375	18,525	(1,150)	(6.2)%

Room revenue decreased by $552 thousand, or 6.3%, reflecting lower occupancy at Hilton Tashkent, where occupancy declined to approximately 58% from approximately 63% and rooms sold declined to 27,193 from 29,409, principally as a result of new competing luxury supply in Tashkent, aggressive pricing by an existing competitor and the cancellation and postponement of corporate projects. The decline was partially offset at Wyndham Bukhara, where average daily rate increased period over period, more than offsetting a decline in rooms sold.

Events revenue increased by $311 thousand, or 5.3%. Banquet and catering activity at Hilton Tashkent increased, assisted by a single catering engagement in Samarkand that contributed approximately $1,585 thousand of revenue in the period and that we do not expect to recur. This increase was substantially offset by lower Exhibition segment revenue, which declined as a result of the rescheduling of exhibitions from the first half of the year into the second half of 2026.

Food, beverage and other revenue decreased by $909 thousand, or 23.6%, principally reflecting lower restaurant volumes at Hilton Tashkent, consistent with the decline in occupancy and reduced corporate activity.

Cost of sales and gross profit

Cost of sales increased by $680 thousand, or 6.8%, to $10,706 thousand for the six months ended June 30, 2026 from $10,026 thousand for the six months ended June 30, 2025, notwithstanding the 6.2% decline in revenue. As a percentage of revenue, cost of sales increased to 61.6% from 54.1%. The following table sets forth the components of cost of sales:

(in thousands)	Six Months Ended June 30, 2026	Six Months Ended June 30, 2025	$ Change	% Change
Employee compensation and benefits	2,790	2,626	164	6.2%
Operating supplies and consumables	2,268	2,037	231	11.3%
Depreciation expense	2,074	2,088	(14)	(0.7)%
Taxes other than income tax	843	1,210	(367)	(30.3)%
Royalty expense	535	547	(12)	(2.2)%
Utilities expense	657	484	173	35.7%
Other	1,539	1,034	505	48.8%
Total cost of sales	10,706	10,026	680	6.8%

The increase was concentrated in other cost of sales, which rose by $505 thousand, or 48.8%, operating supplies and consumables, which rose by $231 thousand, or 11.3%, and utilities, which rose by $173 thousand, or 35.7%. Employee compensation and benefits increased by $164 thousand or 6.2%, reflecting in part the reallocation of employees from administrative to operational departments effective January 1, 2026, for which the comparative period has not been restated. These increases were partly offset by a $367 thousand, or 30.3%, reduction in taxes other than income tax. Management attributes the increase in operating supplies principally to an approximately 10% rise in average food procurement costs at Hilton Tashkent, and part of the increase in other cost of sales to hoteling works and services incurred in connection with the Samarkand catering engagement and related personnel support; cost of sales at Wyndham Bukhara declined over the period.

As a result, gross profit decreased by $1,830 thousand, or 21.5%, to $6,669 thousand, and gross margin declined to 38.4% from 45.9%. The decline reflects the combination of lower revenue against a substantially fixed cost base and the effect of the payroll reallocation described above, for which the comparative period has not been restated.

Selling, general and administrative expenses

Selling, general and administrative expenses increased by $526 thousand, or 37.1%, to $1,942 thousand for the six months ended June 30, 2026 from $1,416 thousand for the six months ended June 30, 2025, and increased as a percentage of revenue to 11.2% from 7.6%. The following table sets forth the components:

(in thousands)	Six Months Ended June 30, 2026	Six Months Ended June 30, 2025	$ Change	% Change
Employee compensation and benefits	1,000	624	376	60.3%
Advertising expenses	475	351	124	35.3%
Other taxes	—	145	(145)	n/m
Depreciation expense	4	19	(15)	(78.9)%
Other	463	277	186	67.1%
Total selling, general and administrative expenses	1,942	1,416	526	37.1%

Employee compensation and benefits increased by $376 thousand, or 60.3%, and was the principal driver of the increase. Other selling, general and administrative expenses increased by $186 thousand, or 67.1%, and advertising expenses by $124 thousand, or 35.3%. These increases were partly offset by the absence of other taxes in the current period against $145 thousand in the prior-year period. Management attributes the overall increase to higher salary costs and the write-off of receivables at Wyndham Bukhara, to holding-company costs of $130 thousand incurred at TEG SPV for which there is no prior-period comparative, and to higher advertising and bank service costs at Hilton Tashkent, partially offset by lower administrative payroll at Hilton Tashkent following the reallocation of employees into operational departments.

Provision for bad debts, net

Provision for bad debts, net increased by $81 thousand, or 86.2%, to $175 thousand for the six months ended June 30, 2026 from $94 thousand for the six months ended June 30, 2025. The increase arose principally at Hilton Tashkent and is consistent with the growth in accounts receivable balances during the period.

Other operating expenses, net

Other operating expenses, net decreased by $203 thousand, or 30.7%, to $458 thousand for the six months ended June 30, 2026 from $661 thousand for the six months ended June 30, 2025. The decrease reflects the non-recurrence of charges recorded in the Exhibition segment in the prior-year period, partially offset by an increase at Hilton Tashkent, which recorded a loss of approximately $145 thousand on the demolition and write-off of part of the Tumbler restaurant structure in connection with the construction of the Solara Pool, together with the write-off of damaged and obsolete assets.

Operating income

Operating income decreased by $2,234 thousand, or 35.3%, to $4,094 thousand for the six months ended June 30, 2026 from $6,328 thousand for the six months ended June 30, 2025, and operating margin declined to 23.6% from 34.2%. The decline is attributable principally to Hilton Tashkent, reflecting the $1,830 thousand contraction in gross profit and the $526 thousand increase in selling, general and administrative expenses, partially offset by the $203 thousand reduction in other operating expenses, net.

Interest income

Interest income increased by $1,713 thousand, or 252.7%, to $2,391 thousand for the six months ended June 30, 2026 from $678 thousand for the six months ended June 30, 2025. The increase arose entirely at Hilton Tashkent and reflects higher interest on loans issued to related parties, principally Aurum Global Group FE LLC and ADW-International Congress Hall LLC, together with related changes in the carrying values of those instruments and the unwinding of discounts. Approximately 76% of interest income for the six-month period was recognized in the first quarter, reflecting adjustments to the carrying values of loans issued and the segregation of the non-current portion in that quarter.

Interest expense

Interest expense decreased by $286 thousand, or 18.9%, to $1,229 thousand for the six months ended June 30, 2026 from $1,515 thousand for the six months ended June 30, 2025, reflecting the reduction in the outstanding principal balance of our bank facility in accordance with its amortization schedule.

Net foreign exchange gain/(loss)

We recorded a net foreign exchange loss of $324 thousand for the six months ended June 30, 2026, compared with a net foreign exchange gain of $688 thousand for the six months ended June 30, 2025, a period-over-period swing of $1,012 thousand. The change principally reflects appreciation of the Uzbek Soum against the U.S. Dollar and the resulting remeasurement of our net U.S. Dollar-denominated monetary liability position.

Income tax expense

Income tax expense increased by $277 thousand, or 26.4%, to $1,326 thousand for the six months ended June 30, 2026 from $1,049 thousand for the six months ended June 30, 2025, notwithstanding a 20.5% decline in income before income taxes. Our effective tax rate increased to 26.9% from 16.9%. The prior-period rate was reduced by deferred tax movements, while the current period reflects the recognition of a deferred tax liability at Hilton Tashkent, partially offset by the recognition of a deferred tax asset in the Exhibition segment.

Net income and comprehensive income

Net income decreased by $1,546 thousand, or 30.0%, to $3,606 thousand for the six months ended June 30, 2026 from $5,152 thousand for the six months ended June 30, 2025. The decline in net income is smaller than the decline in operating income because operating performance was partially offset by the $1,713 thousand increase in non-operating related-party interest income and the $286 thousand reduction in interest expense. Excluding those items, the deterioration in underlying trading performance was materially greater than the headline movement in net income suggests.

We recognized an other comprehensive loss of $219 thousand for the six months ended June 30, 2026, compared with other comprehensive income of $1,719 thousand for the six months ended June 30, 2025, in each case consisting solely of the currency translation difference arising on translation of our operations from the Uzbek Soum into our U.S. Dollar reporting currency. Comprehensive income accordingly decreased by $3,484 thousand, or 50.7%, to $3,387 thousand from $6,871 thousand — a decline materially steeper than the 30.0% decline in net income. The currency translation difference is recognized in other comprehensive income and accumulated within shareholders’ equity, and the $219 thousand loss recognized in the period corresponds to the movement in the currency translation adjustment within equity from $1,321 thousand at December 31, 2025 to $1,102 thousand at June 30, 2026.

Comparison of the Fiscal Years Ended December 31, 2025 and 2024

The following table sets forth our combined results of operations for the periods indicated:

(in thousands)	Fiscal Year Ended December 31, 2025	Fiscal Year Ended December 31, 2024	$ Change	% Change
Revenue	42,910	35,173	7,737	22.0%
Cost of sales	(20,807)	(18,117)	(2,690)	(14.8)%
Gross profit	22,103	17,056	5,047	29.6%
Selling, general and administrative expenses	(3,055)	(3,338)	283	8.5%
Provision for bad debts, net	(369)	(4)	(365)	n/m
Loss on classification as held for sale	—	(1,340)	1,340	n/m
Other operating expenses, net	(1,232)	(1,005)	(227)	(22.6)%
Operating income	17,447	11,369	6,078	53.5%
Interest income	998	274	724	264.2%
Interest expense	(2,928)	(3,134)	206	6.6%
Other expenses, net	(1,086)	(724)	(362)	(50.0)%
Net foreign exchange gain/(loss)	2,434	(2,034)	4,468	n/m
Income before income taxes	16,865	5,751	11,114	193.3%
Income tax expense	(2,501)	(1,199)	(1,302)	(108.6)%
Net income	14,364	4,552	9,812	215.6%
Other comprehensive income/(loss), net of tax — currency translation difference	6,055	(3,554)	9,609	n/m
Comprehensive income	20,419	998	19,421	n/m

Revenue

Revenue increased by $7,737 thousand, or 22.0%, to $42,910 thousand for the fiscal year ended December 31, 2025 from $35,173 thousand for the fiscal year ended December 31, 2024. The following table disaggregates revenue by major revenue stream:

(in thousands)	Fiscal Year Ended December 31, 2025	Fiscal Year Ended December 31, 2024	$ Change	% Change
Rooms revenues	18,368	18,949	(581)	(3.1)%
Food and beverage revenues	16,164	11,981	4,183	34.9%
Events and other revenue	8,378	4,243	4,135	97.5%
Total revenue	42,910	35,173	7,737	22.0%

The increase was driven by food and beverage revenue, which increased by $4,183 thousand, or 34.9%, and by events and other revenue, which increased by $4,135 thousand, or 97.5%, reflecting substantially higher activity at our exhibition center, where segment revenue increased to $7,022 thousand from $2,885 thousand. Rooms revenue declined modestly, by $581 thousand, or 3.1%, reflecting the increasingly competitive Tashkent hotel market.

Cost of sales and gross profit

Cost of sales increased by $2,690 thousand, or 14.8%, to $20,807 thousand for the fiscal year ended December 31, 2025 from $18,117 thousand for the fiscal year ended December 31, 2024, growing more slowly than revenue. As a percentage of revenue, cost of sales declined to 48.5% from 51.5%, and gross margin improved to 51.5% from 48.5%. The following table sets forth the components of cost of sales:

(in thousands)	Fiscal Year Ended December 31, 2025	Fiscal Year Ended December 31, 2024	$ Change	% Change
Employee compensation and benefits	6,006	5,150	856	16.6%
Operating supplies and consumables	4,891	4,731	160	3.4%
Depreciation expense	3,870	3,510	360	10.3%
Taxes other than income tax	2,140	1,019	1,121	110.0%
Royalty expense	1,382	1,133	249	22.0%
Utilities expense	1,099	1,179	(80)	(6.8)%
Other	1,419	1,395	24	1.7%
Total cost of sales	20,807	18,117	2,690	14.8%

The increase in taxes other than income tax of $1,121 thousand, or 110.0%, principally reflects the expiry on January 1, 2025 of the tax exemption previously available to Hilton Tashkent. Employee compensation and benefits increased by $856 thousand, or 16.6%, and royalty expense increased by $249 thousand, or 22.0%, in line with higher activity levels.

Selling, general and administrative expenses

Selling, general and administrative expenses decreased by $283 thousand, or 8.5%, to $3,055 thousand for the fiscal year ended December 31, 2025 from $3,338 thousand for the fiscal year ended December 31, 2024, and declined as a percentage of revenue to 7.1% from 9.5%. The following table sets forth the components:

(in thousands)	Fiscal Year Ended December 31, 2025	Fiscal Year Ended December 31, 2024	$ Change	% Change
Employee compensation and benefits	1,398	1,213	185	15.3%
Advertising expense	820	1,052	(232)	(22.1)%
Other taxes	246	248	(2)	(0.8)%
Depreciation expense	39	36	3	8.3%
Other	552	789	(237)	(30.0)%
Total selling, general and administrative expenses	3,055	3,338	(283)	(8.5)%

Other operating items

Provision for bad debts, net increased to $369 thousand for the fiscal year ended December 31, 2025 from $4 thousand for the fiscal year ended December 31, 2024, reflecting growth in receivable balances. In 2024 we recognized a loss on classification as held for sale of $1,340 thousand in respect of our administrative building (the “AKFA Office”), the carrying amount of which was written down from $18,142 thousand to its fair value less costs to sell of $16,802 thousand; the sale was completed in March 2025 and no comparable charge arose in 2025. Other operating expenses, net increased by $227 thousand, or 22.6%, to $1,232 thousand.

Operating income

Operating income increased by $6,078 thousand, or 53.5%, to $17,447 thousand for the fiscal year ended December 31, 2025 from $11,369 thousand for the fiscal year ended December 31, 2024, and operating margin improved to 40.7% from 32.3%, reflecting revenue growth of 22.0% against a slower increase in cost of sales, lower selling, general and administrative expenses and the non-recurrence of the 2024 held-for-sale charge.

Non-operating items and income taxes

Interest income increased by $724 thousand to $998 thousand, reflecting growth in interest-bearing notes and related-party receivables. Interest expense decreased by $206 thousand, or 6.6%, to $2,928 thousand, reflecting the reduction in outstanding borrowings to $35,186 thousand from $39,246 thousand. We recorded a net foreign exchange gain of $2,434 thousand in 2025 compared with a net foreign exchange loss of $2,034 thousand in 2024, a swing of $4,468 thousand, reflecting movements in the UZS/U.S. Dollar exchange rate applied to our net U.S. Dollar-denominated monetary liability position. Other expenses, net increased by $362 thousand to $1,086 thousand.

Income tax expense increased by $1,302 thousand, or 108.6%, to $2,501 thousand, comprising current tax expense of $1,970 thousand and deferred tax expense of $531 thousand, compared with current tax expense of $1,374 thousand and a deferred tax benefit of $175 thousand in 2024. Our effective tax rate declined to 14.8% from 20.8%, principally because non-deductible expenses represented a smaller proportion of a substantially larger pre-tax income base.

Net income and comprehensive income

Net income increased by $9,812 thousand, or 215.6%, to $14,364 thousand for the fiscal year ended December 31, 2025 from $4,552 thousand for the fiscal year ended December 31, 2024. Comprehensive income increased to $20,419 thousand from $998 thousand, reflecting a currency translation gain of $6,055 thousand in 2025 compared with a currency translation loss of $3,554 thousand in 2024.

Segment Results

We manage our business through two reportable segments. The Hospitality segment comprises the operation of our two hotel properties and the provision of related accommodation and guest services, and generates revenue from all our revenue streams. The Exhibition segment comprises the operation of our exhibition center and generates revenue from events and related services. Segment results are presented on the basis used by our chief operating decision maker and are reconciled to combined amounts prepared in accordance with GAAP in Note 5 to our condensed combined financial statements. Because that reconciliation is presented to segment net income, we discuss revenue and net income by segment below.

Three Months Ended June 30, 2026 Compared with Three Months Ended June 30, 2025

(in thousands)	Three Months Ended June 30, 2026	Three Months Ended June 30, 2025	$ Change	% Change
Revenue
Hospitality	9,927	10,682	(755)	(7.1)%
Exhibition	1,318	2,087	(769)	(36.8)%
Total revenue	11,246	12,769	(1,523)	(11.9)%
Net income
Hospitality	2,986	4,462	(1,476)	(33.1)%
Exhibition	191	536	(345)	(64.4)%
Total net income	3,179	4,998	(1,819)	(36.4)%

Hospitality segment revenue decreased by $755 thousand, or 7.1%, and segment net income decreased by $1,476 thousand, or 33.1%. The decline was concentrated at Hilton Tashkent, where revenue decreased by $838 thousand, or 9.0%, as rooms sold fell to 14,400 from 17,295 and occupancy fell to approximately 61% from approximately 74%, while cost of sales increased by $327 thousand, or 8.2%. Wyndham Bukhara grew revenue by $84 thousand, or 6.2%, to $1,437 thousand on a 20% increase in average daily rate. Holding-company costs incurred at TEG SPV, which was established in October 2025 and therefore has no comparative in the prior-year quarter, are included within the Hospitality segment result.

Exhibition segment revenue decreased by $769 thousand, or 36.8%, and segment net income decreased by $345 thousand, or 64.4%. The revenue decline is a matter of calendar timing rather than underlying demand: a significant number of events were held in April, May and June 2025, whereas the corresponding 2026 exhibitions fall in June, July and September. Segment cost of sales nevertheless increased in the quarter, reflecting operating and event costs incurred in respect of exhibitions scheduled for later in 2026, which compressed segment margin. We expect the timing effect on revenue to reverse in the second half of 2026.

Six Months Ended June 30, 2026 Compared with Six Months Ended June 30, 2025

(in thousands)	Six Months Ended June 30, 2026	Six Months Ended June 30, 2025	$ Change	% Change
Revenue
Hospitality	14,791	15,737	(946)	(6.0)%
Exhibition	2,584	2,788	(204)	(7.3)%
Total revenue	17,375	18,525	(1,150)	(6.2)%
Net income
Hospitality	2,841	4,678	(1,837)	(39.3)%
Exhibition	765	474	291	61.4%
Total net income	3,606	5,152	(1,546)	(30.0)%

Hospitality segment revenue decreased by $946 thousand, or 6.0%, and segment net income decreased by $1,837 thousand, or 39.3%. The decline was concentrated at Hilton Tashkent, where revenue decreased by $998 thousand, or 7.2%, on lower occupancy and a 31.5% decline in restaurant revenue, while cost of sales increased by $925 thousand, or 13.4%. Wyndham Bukhara grew revenue by $52 thousand, or 2.9%, on higher average daily rate, and improved its gross margin to 23.2% from 8.7%, but the improvement was absorbed by an increase in its selling, general and administrative expenses to $406 thousand from $203 thousand, arising from higher salary costs and the write-off of receivables. Holding-company costs of $130 thousand incurred at TEG SPV, which was established in October 2025 and therefore has no comparative in the prior-year period, are included within the Hospitality segment result.

Exhibition segment revenue decreased by $204 thousand, or 7.3%, reflecting the rescheduling of exhibitions from the first half of the year into the second half of 2026. Segment net income nevertheless increased by $291 thousand, or 61.4%, principally because non-recurring charges recorded in the prior-year period did not repeat. As of June 30, 2026, the Exhibition segment carried contract liabilities in respect of exhibitions scheduled for later in 2026.

Fiscal Year Ended December 31, 2025 Compared with Year Ended December 31, 2024

For the fiscal year ended December 31, 2025, the hospitality segment contributed $12,220 thousand of combined net income and the Exhibition segment contributed $2,144 thousand, compared with $5,033 thousand and a loss of $481 thousand, respectively, for the fiscal year ended December 31, 2024. Hospitality segment revenue increased to $35,913 thousand from $35,011 thousand, while Exhibition segment revenue increased to $7,022 thousand from $2,885 thousand, reflecting a substantially fuller exhibition calendar in 2025. Segment results are presented on the basis used by our chief operating decision maker and are reconciled to combined amounts prepared in accordance with GAAP in Note 5 to our combined financial statements. Segment revenue above is presented on that basis and totaled $42,935 in 2025 and $37,896 in 2024, compared with combined revenue determined in accordance with GAAP of $42,910 and $35,173, respectively; the differences of $25 and $2,723 are GAAP adjustments that are not allocated to segments. Segment net income above is stated after those adjustments and is therefore presented on a GAAP basis.

Liquidity and Capital Resources

Overview

Our principal sources of liquidity have historically been cash generated from operating activities, collections on notes receivable and related-party receivables, proceeds from asset disposals and borrowings under our bank facility. Our principal uses of cash have been the repayment of borrowings, distributions to our owner, capital expenditures on our properties and the origination of loans to related parties.

As of June 30, 2026, we had cash and cash equivalents of $883 thousand, compared with $1,718 thousand as of December 31, 2025. Working capital — total current assets less total current liabilities — was $5,568 thousand as of June 30, 2026, compared with $13,766 thousand as of December 31, 2025, and our current ratio declined to 1.24 from 1.53. The reduction principally reflects the collection and redeployment of related-party and notes receivable balances during the period, the proceeds of which were applied to repay borrowings and to fund distributions to our owner.

We believe that our existing cash and cash equivalents, cash generated from operating activities and the net proceeds to us from the concurrent financing will be sufficient to meet our anticipated cash requirements for at least the next twelve months. Our future capital requirements will depend on many factors, including the pace of our capital expenditure program, our ability to collect amounts due from related parties on their contractual terms, the seasonality of our operating cash flows and the amortization profile of our indebtedness. We may in the future seek additional debt or equity financing, which may not be available on terms acceptable to us or at all.

Operating activities

Net cash provided by operating activities was $8,025 thousand for the six months ended June 30, 2026, compared with $4,578 thousand for the six months ended June 30, 2025. The increase of $3,447 thousand was achieved despite a $1,546 thousand decline in net income and reflects a favorable swing in working capital, principally a $998 thousand source of cash from accounts receivable in 2026 compared with a $1,721 thousand use of cash in 2025, and a $508 thousand source of cash from prepaid expenses and other current assets in 2026 compared with a $2,767 thousand use of cash in 2025. Non-cash adjustments in the 2026 period included depreciation of $2,083 thousand and the add-back of $2,391 thousand of interest income and $1,229 thousand of interest expense. Income taxes payable increased by $1,063 thousand. Cash paid for income taxes was $25 thousand for the six months ended June 30, 2026, compared with $58 thousand for the six months ended June 30, 2025, and cash paid for interest, net of capitalized interest, was $1,266 thousand, compared with $1,507 thousand.

Net cash provided by operating activities was $14,825 thousand for the fiscal year ended December 31, 2025, compared with $13,313 thousand for the fiscal year ended December 31, 2024, an increase of $1,512 thousand. Higher net income of $14,364 thousand, compared with $4,552 thousand, was substantially offset by working capital movements, including a $5,878 thousand use of cash in accounts payable and other liabilities and a $2,763 thousand use of cash in accounts receivable.

Investing activities

Net cash provided by investing activities was $7,793 thousand for the six months ended June 30, 2026, compared with $2,219 thousand for the six months ended June 30, 2025. In the six months ended 2026 we received $19,346 thousand from collections of notes receivable and $237 thousand from sales of property and equipment, offset by $9,354 thousand of originations of notes receivable and $2,436 thousand of purchases of property and equipment. Capital expenditures in the period related principally to the construction of the Solara Pool at Hilton Tashkent, which commenced operations on June 6, 2026.

Net cash provided by investing activities was $792 thousand for the fiscal year ended December 31, 2025, compared with net cash used in investing activities of $16,245 thousand for the fiscal year ended December 31, 2024. The 2025 period included $16,324 thousand of proceeds from sales of property and equipment, principally the sale of the AKFA Office completed in March 2025, and a $4,667 thousand refund of construction advances, offset by $22,062 thousand of originations of notes receivable. The 2024 period included $24,971 thousand of purchases of property and equipment, partially offset by $16,802 thousand of advance consideration received in respect of the AKFA Office.

Financing activities

Net cash used in financing activities was $16,509 thousand for the six months ended June 30, 2026, compared with $7,227 thousand for the six months ended June 30, 2025. The 2026 period comprised $9,696 thousand of repayments of loans payable and $6,854 thousand of distributions to our owner, partially offset by $41 thousand of proceeds from loans payable.

Net cash used in financing activities was $14,847 thousand for the fiscal year ended December 31, 2025, compared with net cash provided by financing activities of $2,720 thousand for the fiscal year ended December 31, 2024. The 2025 period comprised $10,346 thousand of owner distributions, $4,205 thousand of repayments of loans payable and $296 thousand of returns of capital. The 2024 period included $11,701 thousand of capital contributions from the Group’s other entities, partially offset by $6,885 thousand of owner distributions and $2,167 thousand of repayments of loans payable.

Indebtedness

Our indebtedness consists primarily of U.S. Dollar-denominated term loans from Halyk Bank of Kazakhstan (“HBK”) bearing interest at a fixed rate of 7.5% per annum and maturing on September 15, 2028. Total loans payable were $25,506 thousand as of June 30, 2026, comprising $25,497 thousand of HBK borrowings and $9 thousand of other borrowings, of which $10,217 thousand was classified as current. This compares with $35,186 thousand as of December 31, 2025, of which $14,705 thousand was classified as current, and $39,246 thousand as of December 31, 2024.

Our obligations under the HBK facility are secured by ADW’s building and property, with a carrying amount of $51,354 thousand as of June 30, 2026 and $50,271 thousand as of December 31, 2025, and by a pledge of the equity interests in AKFA DREAM WORLD LLC with a carrying amount of $7,012 thousand as of each date. We had no financial assets or liabilities bearing variable interest rates as of December 31, 2025 or 2024.

Related-party balances

As of June 30, 2026, amounts due from related parties were $19,698 thousand, compared with $26,962 thousand as of December 31, 2025, and notes receivable were $1,331 thousand, compared with $5,022 thousand. Amounts due to related parties were $1,871 thousand as of June 30, 2026, compared with $1,840 thousand as of December 31, 2025. Our principal related-party lending counterparties are Aurum Global Group FE LLC and ADW-International Congress Hall LLC, each an entity under the common control of our UBO. These balances are material to our liquidity, and the timing of their settlement is not within our control. See “Certain Relationships and Related Party Transactions” and Note 22 to our combined financial statements.

Distributions

We distributed $6,854 thousand to our owner during the six months ended June 30, 2026 and $10,728 thousand during the fiscal year ended December 31, 2025. A portion of these amounts represents expenses paid by the Group on behalf of our UBO, which are recorded as owner distributions in the combined statements of changes in shareholders’ equity. In April 2026 our Board of Directors approved a Related Party Transactions Policy and a Dividend Policy, which will govern distributions in the future.

Contractual Obligations and Commitments

The following table summarizes the contractual maturities of our loans payable as of June 30, 2026, assuming all extension options available under the agreements are exercised. The amounts shown are principal only and exclude future interest payments.

(in thousands)	Amount
Twelve months ending June 30, 2027	10,217
Twelve months ending June 30, 2028	10,239
Twelve months ending June 30, 2029	5,050
Total loans payable	25,506

In addition to the obligations set forth above, we enter into purchase and service arrangements and franchise arrangements in the ordinary course of business, and we incur royalty obligations under our franchise agreements with the Hilton and Wyndham brands. We are also subject to Uzbek tax, currency and customs legislation, which is subject to varying interpretations and may be applied inconsistently by the tax authorities. See “Risk Factors” and Note 19 to our combined financial statements.

Off-Balance Sheet Arrangements

In March 2025, we guaranteed the obligations of a related party under a $100,000 thousand term facility agreement entered into with HBK, and we repledged the same ADW property that secures our own borrowings. The related party is under the common control of our UBO but is not included within the Group. We do not receive consideration for issuing the guarantee and have no recourse against the related party in the event any amounts are required to be paid under the arrangement. Under the terms of the guarantee, we, together with certain other entities under common control, are jointly and severally liable in the event the related party fails to meet its obligations under the facility. The guarantee remains in effect through December 31, 2031, and maximum potential future payments under the guarantee are $100,000 thousand, plus accrued interest, fees and penalties. No liability has been recognized in respect of this guarantee as of the inception date, as of December 31, 2025 or as of June 30, 2026.

The maximum potential exposure under this guarantee substantially exceeds our total shareholders’ equity as of June 30, 2026. A demand under the guarantee, or an enforcement action against the repledged property, would have a material adverse effect on our financial condition, results of operations and liquidity. See “Risk Factors.”

Other than the guarantee described above, we do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on our financial condition, results of operations, liquidity, capital expenditures or capital resources.

Critical Accounting Estimates

The preparation of our combined financial statements in conformity with GAAP requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses. We base our estimates on historical experience and other assumptions we believe to be reasonable under the circumstances, and actual results may differ. We believe the following accounting estimates involve the most significant judgments used in the preparation of our combined financial statements.

Allowance for expected credit losses

We recognize an allowance for expected credit losses on financial assets measured at amortized cost, including accounts receivable and notes receivable, under the current expected credit loss model. For accounts receivable, we apply a provision matrix, grouping receivables into portfolios with similar risk characteristics and stratifying them by aging category, and we discount the gross carrying amounts using the relevant interest rates published by the Central Bank of Uzbekistan to reflect the loss given default arising from delayed settlement. For notes receivable, we apply a counterparty-specific approach that incorporates past due status, credit quality indicators and industry and geographic risk factors. The estimate incorporates reasonable and supportable forecasts, including macroeconomic indicators such as GDP growth in Uzbekistan. Changes in these assumptions, particularly those relating to economic conditions or customer payment patterns, may result in material adjustments to the allowance in future periods. As of June 30, 2026, the allowance for credit losses was $647 thousand against gross accounts receivable of $5,088 thousand, compared with $390 thousand against $4,250 thousand as of December 31, 2025, and $18 thousand against notes receivable, compared with $68 thousand as of December 31, 2025. Our accounts receivable and notes receivable balances, together with amounts due from related parties, represented a substantial portion of our current assets at each date.

Quantitative and Qualitative Disclosures About Market Risk

We are exposed to market risks in the ordinary course of business, principally foreign currency risk, interest rate risk, credit risk and liquidity risk.

Foreign currency risk

The functional currency of each of our operating entities is the Uzbek Soum, while our borrowings and certain other monetary balances are denominated in U.S. Dollars. As a result, movements in the UZS/U.S. Dollar exchange rate affect both the translation of our results into our reporting currency and the remeasurement of foreign-currency monetary balances through profit or loss.

As of June 30, 2026, our foreign-currency denominated monetary assets were $120 thousand and our foreign-currency denominated monetary liabilities were $26,783 thousand, giving a net monetary liability position of $26,663 thousand, compared with $3,431 thousand, $35,893 thousand and $32,462 thousand, respectively, as of December 31, 2025. Based on our net position as of June 30, 2026, a hypothetical 10% strengthening or weakening of the U.S. Dollar against the Uzbek Soum, with all other variables held constant, would have resulted in a foreign exchange loss or gain of approximately $2,666 thousand. We do not currently use derivative instruments to hedge our foreign currency exposure.

Credit risk

Credit risk arises from accounts receivable, other receivables, notes receivable, amounts due from related parties and cash and cash equivalents, and our maximum exposure is represented by the carrying amounts of those financial assets. We conduct all of our operations in the Republic of Uzbekistan, and our cash is held with financial institutions in Uzbekistan, which exposes us to concentration risk. We generally provide credit terms of 15 to 30 days from the invoice date for corporate customers, and we perform ongoing credit evaluations of our customers. Individual customers are expected to prepay or pay at the time of the service. A significant portion of our receivables is concentrated in amounts due from entities under the common control of our UBO, the financial condition and results of operations for such entities are not reflected in our combined financial statements.

Liquidity risk

Liquidity risk is the risk that we will encounter difficulty in meeting obligations associated with our financial liabilities as they fall due. Our approach to liquidity management is to maintain sufficient liquidity to meet our obligations under both normal and stressed conditions without incurring unacceptable losses or damage to our reputation. We depend on operating cash flow, on collections of related-party and notes receivable, and on our continued access to financing to meet scheduled debt amortization and working capital requirements.

Inflation

Inflation in Uzbekistan affects our operating costs, including payroll, food and beverage procurement costs and utilities. During the six months ended June 30, 2026, average food procurement costs increased by approximately 10% compared with the six months ended June 30, 2025. While we seek to pass increases in costs through to customers in the form of higher rates, competitive conditions may limit our ability to do so, and inflation may have a material adverse effect on our margins.

Emerging Growth Company and Smaller Reporting Company Status

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable to public companies, including an exemption from the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation, and exemptions from the requirements of holding non-binding advisory votes on executive compensation and stockholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act provides that an emerging growth company may take advantage of the extended transition period afforded by Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. We have elected to use this extended transition period. As a result, our combined financial statements may not be comparable to those of companies that comply with new or revised accounting pronouncements as of public company effective dates. We may take advantage of these exemptions until we are no longer an emerging growth company.

We are also a “smaller reporting company” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, and we may continue to be a smaller reporting company after we cease to be an emerging growth company.

Recently Issued and Recently Adopted Accounting Pronouncements

For a description of recently issued and recently adopted accounting pronouncements, including their expected effect on our combined financial statements, see the Notes to our combined financial statements included elsewhere in this information statement.

INFORMATION ABOUT STWI

FOLLOWING CONSUMMATION OF THE SHARE EXCHANGE

STWI Business Following the Share Exchange Transaction

Following consummation of the Share Exchange Transaction, TEG SPV’s current operations are expected to constitute the principal operating business of STWI.

Directors and Executive Officers Following the Share Exchange Transaction

As per the Share Exchange Agreement, following the Share Exchange Transaction, the board of directors (the “Post-Closing Purchaser Board”) will consist of five individuals, all of whom were designated by TEG SPV prior to the Closing, including four individuals who qualify as “Independent Directors” under the OTCQB Standards. The directors of the Post-Closing Purchaser Board shall serve in a single class, with terms as provided in our bylaws.

Below is a list of STWI’s directors and executive officers following the Share Exchange Transaction. They were officers or directors of Seller prior to the Share Exchange Transaction. The business address for the directors and officers of STWI is 64/2 Mahtumquli Street, Yashnobod District, Tashkent, 2K, 100000. Each of Elina Davidyan, Bahtiyor Kadirov, and Temur Zokirov will resign from their positions as a director upon the completion of the Share Exchange Transaction.

Name	Age	Position
Executive Officers
Elmurod Sopiev	37	CEO
Temur Zokirov	30	CFO
Non-Management Directors
Anita Mendiratta	58	Chair of the Supervisory Board
Wesley T. Davis	59	Independent Member of the Supervisory Board
Marc William Kasher	56	Independent Member of the Supervisory Board
Richard Nolan Sharko	65	Independent Member of the Supervisory Board
Irodakhon Abduvakhitova	27	Non-Independent Member of the Supervisory Board

Executive Officers

Elmurod Sopiev works as the CEO of TEG SPV. Since May 2025, Mr. Sopiev has served as a Director of ADW, a subsidiary of TEG SPV and the operator of Hilton Tashkent. Mr. Sopiev served as a General Manager of Hilton Tashkent from November 2023 to May 2025. From October 2022 to November 2023, Mr. Sopiev served as a Director of Operations at Hilton Tashkent. From January 2021 to September 2022, Mr. Sopiev was a Cluster Food and Beverage Director at AKFA Holding. Mr. Sopiev was awarded a bachelor’s degree in tourism, hotel and restaurant management from Tashkent Tourism College in 2008.

Mr. Temur Zokirov works as the Chief Financial Officer of TEG SPV. Mr. Zokirov has worked as a strategic advisor to the Chief Executive Officer of TEG Parent since April 2023. Prior to joining TEG, from September 2022 to March 2023, Mr. Zokirov worked at PricewaterhouseCoopers Central Asia and Caucasus B.V. in Tashkent, Uzbekistan as a Manager, as a senior tax consultant, from February 2021 to August 2022 and as a tax consultant, from January 2018 to January 2021. Mr. Zokirov was awarded a bachelor’s degree in business administration from Westminster International University in Tashkent, Uzbekistan in June 2016, and a master’s degree in management from IE Business School in Madrid, Spain in December 2017.

Non-Executive Directors

Anita Mendiratta serves as the Chair of the Supervisory Board of TEG SPV, a position she has held since April 2026. Ms. Mendiratta is the Founder and President of Anita Mendiratta & Associates, a strategic advisory practice she established in 2002, and has over three decades of experience advising governments and international institutions across more than 100 countries in tourism, aviation, leadership and sustainable development. Ms. Mendiratta serves as a Special Advisor to the Secretary General of UN Tourism (formerly UNWTO) and as a strategic resource to the World Bank, the World Travel & Tourism Council, the International Air Transport Association, the Air Transport Action Group and ICCA. She is a Founding Advisory Board Member of the Royal Commission for AlUla in Saudi Arabia and formerly served as a Special Advisor to the CEO of the Saudi Tourism Authority. Ms. Mendiratta is an Executive in Residence at the University of Surrey and a Visiting Professor at Cranfield University in the United Kingdom, as well as a published author and a regular commentator on international media. Earlier in her career, Ms. Mendiratta served as a Project Director at The Added-Value Group from 2000 to 2002, as a Marketing Manager at The Coca-Cola Company from 1998 to 2000, and in senior marketing and communications roles at Unilever in South Africa and Malawi from 1991 to 1998. She began her career at IBM Canada in 1990. Ms. Mendiratta was awarded a master’s degree in marketing with honors in 1994 and a bachelor of arts degree from McMaster University in Canada in 1989, and completed the Global Business Leadership program at Harvard University in 2020.

Wesley T. Davis serves as an Independent Member of the Supervisory Board of TEG SPV, a position he has held since April 2026. Mr. Davis is a finance professional with over 30 years of experience in emerging and frontier markets, spanning investment banking, project finance and operating company roles. Since June 2025, Mr. Davis has served as a Senior Advisor for Capital Formation at Buenassa, where he is responsible for funding solutions for the group’s critical minerals trading and refinery development operations in the Democratic Republic of Congo. From 2020 to 2025, Mr. Davis served as a Senior Managing Director at Delphos Ltd in London, advising governments and state-owned enterprises in Central Asia and Africa on infrastructure and climate transition financing. From 2020 to 2023, Mr. Davis served as a member of the Supervisory Board of Ipoteka Bank in Uzbekistan, where he chaired the Corporate Governance Committee and took part in the country’s only privatisation of a state-owned bank. From 2017 to 2021, he served as Finance Director of APQ Global, a company listed on the AIM market of the London Stock Exchange, and from 2014 to 2017 as Senior Vice President for Finance at Aiteo Group in Lagos. From 2009 to 2016, Mr. Davis was a member of the Board of Directors of Asia Pacific Investment Partners in London and Ulaanbaatar. Earlier in his career, Mr. Davis held senior capital markets positions at Renaissance Capital, HSBC Bank plc, Merrill Lynch, Deutsche Bank and Chase Manhattan Bank in London and New York. Mr. Davis was awarded an MBA from Arizona State University and a master’s degree in international management from the American Graduate School of International Management in 1993, and a bachelor’s degree in economics from the University of Florida in 1988.

Marc Kasher serves as an Independent Member of the Supervisory Board of TEG SPV, a position he has held since June 2026. Mr. Kasher has more than 25 years of investment and private equity experience, together with an extensive record of service as an independent director of listed companies and sovereign institutions. From 2021 to 2024, Mr. Kasher served as an Independent Director and Chairman of the Audit Committee of Noventiq, a global digital transformation and cybersecurity provider listed on the London Stock Exchange. From 2020 to 2023, he served as an Independent Director of Kazatomprom, the world’s largest producer of natural uranium, where he chaired the Nominating and Remuneration Committee and was a member of the Audit, Strategic Investments, and Health and Safety committees. From 2018 to 2021, Mr. Kasher served as an Independent Director of the National Investment Corporation, a sovereign wealth fund of the National Bank of Kazakhstan, chairing both its Audit and Remuneration committees. From 2013 to 2019, he served as an Independent Director of Luxoft, a digital services company listed on the New York Stock Exchange, where he chaired the Audit, M&A and Compensation committees and structured eleven strategic acquisitions ahead of the company’s $2 billion sale to DXC Technology. From 1997 to 2015, Mr. Kasher served as a Managing Director of PineBridge Investments (formerly AIG Global Investments), including as Chief Executive Officer of its Eurasia private equity practice from 2010 to 2015. Earlier in his career, from 1992 to 1995, he worked on privatization programs in Uzbekistan, Kyrgyzstan, Ukraine and Russia in cooperation with USAID. Mr. Kasher was awarded an MBA with a concentration in finance from Georgetown University and a bachelor of arts degree from Tufts University.

Richard Sharko serves as an Independent Member of the Supervisory Board of TEG SPV, a position he has held since June 2026. Mr. Sharko has over 40 years of international experience in finance, accounting, auditing and risk management, including service on the boards of listed companies, financial institutions and standard-setting bodies. Since December 2022, Mr. Sharko has served as a Board Member of Solidcore Resources plc in Astana, where he chairs the Remuneration Committee and is a member of the Audit Committee. From 2022 to 2024, he served as a Board Member and Chairman of the Audit Committee of AikGroup (CY) Ltd, a bank holding company based in Limassol. From 2015 to 2020, Mr. Sharko served as a Board Member of the International Auditing and Assurance Standards Board in New York, where he chaired the ISA 540 Revised Task Force and the IAASB–IASB liaison working group. Mr. Sharko spent his executive career with PwC, which he joined in 1983 and where he served as a Partner from 1994 onwards in Vladivostok, Moscow, London and Amsterdam. During his tenure he served as Chief Risk Officer and Management Board member of PwC Central and Eastern Europe from 2013 to 2015, as Chief Accountant of the CEE region responsible for IFRS technical matters from 2006 to 2013, as a member of the PwC Global IFRS Leadership team, and as a member of the PwC Global Network Governance Board from 2009 to 2013. Mr. Sharko was awarded a bachelor of science degree in accounting from Loyola Marymount University in Los Angeles in 1983 and is a Certified Public Accountant (retired) of the State of California.

Irodakhon Abduvakhitova serves as a Non-Independent Member of the Supervisory Board of TEG SPV, a position she has held since April 2026. Since June 2025, Ms. Abduvakhitova has served as the General Manager of Tourism and Entertainment Group, having first joined the company in this position on a concurrent basis in December 2024. In this role she is responsible for the administrative management of the company and the coordination of its day-to-day operations. From June 2020 to March 2025, Ms. Abduvakhitova served as the Director of Inspo Care.

Committees of the Board

Following the Share Exchange Transaction, the Company plans to establish two standing committees of the Board — an Audit Committee and a Nominating and Compensation Committee. Each committee will have the composition and responsibilities described below. Each committee is expected to operate under a written charter to be adopted by the Board. Our Board may from time to time establish other committees as and when required to facilitate the management of our business.

Audit Committee

The Audit Committee will assist the Board in overseeing our accounting and financial reporting processes and the audits of our financial statements. The Audit Committee’s responsibilities will include, among other matters: appointing, approving the compensation of, and assessing the independence of our registered public accounting firm; overseeing the work of our registered public accounting firm, including through the receipt and consideration of reports from such firm; reviewing and discussing with management and the registered public accounting firm our annual and quarterly financial statements and related disclosures; coordinating the Board’s oversight of our internal control over financial reporting, disclosure controls and procedures; discussing our risk management policies; meeting independently with our registered public accounting firm and management; reviewing and approving or ratifying any related person transactions; and preparing the Audit Committee report required by the SEC, to the extent required.

The members of our Audit Committee will be Richard Sharko, Wesley Davis, and Anita Mendiratta, and Richard Sharko will serve as chairperson of this committee. Our Board will determine whether any member of the Audit Committee qualifies as an “audit committee financial expert” as defined by the rules and regulations of the SEC.

Nominating and Compensation Committee

The Nominating and Compensation Committee will assist the Board in overseeing matters relating to the nomination of directors, corporate governance and executive and director compensation. The Nominating and Compensation Committee’s responsibilities will include, among other matters: reviewing the composition of and evaluating the performance of the Board; recommending persons for election to the Board; reviewing the composition of the committees of the Board and recommending persons to serve as members of such committees; reviewing and maintaining compliance of committee membership with applicable regulatory requirements; reviewing potential conflicts of interest of members of the Board and our executive officers; reviewing and approving, or recommending for approval by the Board, the compensation of our Chief Executive Officer and other executive officers; overseeing and administering our cash and equity incentive plans; and reviewing and making recommendations to the Board with respect to director compensation.

The members of our Nominating and Compensation Committee will be Marc Kasher, Wesley Davis, and Anita Mendiratta, and Marc Kasher will serve as chairperson of this committee.

Security Ownership of Certain Beneficial Owners and Management Following the Share Exchange Transaction

The following table provides information anticipated as of the Closing, regarding beneficial ownership of 5% or more of Common Stock by: (i) each person known to STWI who beneficially owns more than five percent of STWI’s Common Stock; (ii) each of the expected officers and directors of STWI following the Share Exchange Transaction. The percentage of beneficial ownership is based on [●] shares of Common Stock being outstanding as of the Record Date.

Unless otherwise indicated, the address for each beneficial owner is [●].

NAME OF BENEFICIAL OWNER	NUMBER OF SHARES BENEFICIALLY OWNED	PERCENTAGE OF SHARES OUTSTANDING BENEFICIALLY OWNED
Directors and Executive Officers:
Anita Mendiratta	0	0
Wesley T. Davis	0	0
Marc William Kasher	0	0
Richard Nolan Sharko	0	0
Irodakhon Abduvakhitova	0	0
Elmurod Sopiev	0	0
Temur Zokirov	0	0
All executive officers and directors as a group (7 persons)	0	0

5% or Greater Stockholders
Jakhongir Abidovich Artikkhodjaev*	181,849,280	90%
Tourism and Entertainment Group LLC*	181,849,280	90%
[●]	[●]	[●]
[●]	[●]	[●]

(*)	Includes the 180,849,280 shares of common stock held by Tourism and Entertainment Group LLC, an Uzbek limited company, in which Jakhongir Abidovich Artikkhodjaev holds over 99% of the outstanding ownership interests.

Executive Compensation Following the Share Exchange Transaction

Compensation of Directors

Following the Share Exchange Transaction, the compensation of STWI’s directors will be determined by the Board of Directors in accordance with applicable compensation policies and arrangements. Any such compensation arrangements will be disclosed as required by applicable SEC rules.

RISK FACTORS

An investment in our securities involves a high degree of risk. In addition to the other information contained in this Information Statement, stockholders should carefully consider the following risks in evaluating STWI and the matters described herein. If any of the following risks actually occur, as well as other risks not currently known to us or that we currently consider immaterial, our business, operating results and financial condition could be materially adversely affected. As a result, the trading price of our Common Stock could decline, and stockholders may lose all or part of their investment in our Common Stock.

The risks discussed below also include forward-looking statements, and our actual results may differ materially from those discussed in these forward-looking statements. See “CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS” in this Information Statement. In assessing the risks described below, you should also consider the other information contained in this Information Statement, including our financial statements and the related notes thereto.

Risks Related to TEG SPV’s Industry, Business and Operation

TEG SPV’s revenues are concentrated in a small number of properties, so any disruption at one asset could disproportionately affect us.

All of TEG SPV’s revenue was generated by Hilton Tashkent, Wyndham Bukhara, and Central Asian Expo. Because TEG SPV’s portfolio is not broadly diversified, an adverse event affecting any single property — including physical damage, closure for renovation, loss of a brand affiliation, a localized decline in demand, or a health, safety or security incident — could have a materially greater impact on TEG SPV’s operating results and financial performance than it would for a company with a larger, more geographically diverse portfolio.

TEG SPV’s operating results depend on demand for travel, tourism, meetings and events, which is sensitive to conditions largely outside its control.

Demand for TEG SPV’s rooms, function space and events depends on general economic conditions, business and consumer confidence, the strength of the market of the MICE industry, travel patterns, and factors such as economic downturns, currency movements, changes in disposable income, fuel and airfare costs, geopolitical instability, terrorism, civil unrest, and public-health emergencies or travel restrictions. Many of these factors are unpredictable. A significant or prolonged decline in travel or group-meeting demand, regardless in Uzbekistan, the Central Asian region, or globally, may reduce the occupancy, rates and event bookings of TEG SPV’s properties and materially harm its business.

TEG SPV depends on franchise agreements with Hilton and Wyndham to operate its hotel properties.

TEG SPV’s subsidiaries, ADW and CLH have agreements with Hilton and Wyndham, respectively, to operate the hotels under the respective agreements and to operate their properties under the brand names. To maintain the brand names, ADW and CLH are required to perform certain obligations and meet certain requirements as set forth in the agreements. Any failure to deliver quality service, maintain the brands’ reputation, perform the required obligations, or the loss, non-renewal, breach or early termination of a management or franchise agreement, could materially harm TEG SPV’s hotel business operations and financial conditions.

TEG SPV’s meetings and convention business depends on group booking cycles that are volatile and booked well in advance.

A significant portion of TEG SPV’s business, particularly at the Central Asian Expo, comes from group and convention customers who often book event space several months in advance. Booking pace, cancellations, attrition and shifts in the size or timing of events can cause TEG SPV’s results to vary significantly from period to period and can make forecasting difficult. Economic uncertainty, corporate travel policies, or competition from other venues could reduce future group bookings and the associated rooms, food-and-beverage and banquet revenue.

TEG SPV has guaranteed a substantial third-party debt obligation, which could materially adversely affect its financial condition, results of operations and liquidity.

In March 2025, TEG SPV guaranteed the obligations of a related party under a $100,000,000 term facility with Halyk Bank of Kazakhstan and repledged material assets that also secure TEG SPV’s own indebtedness. The borrower is under the common control of TEG SPV’s ultimate beneficial owner but is not part of TEG SPV.

If the borrower fails to satisfy its obligations under the facility, the lender may seek payment directly from TEG SPV. TEG SPV’s maximum potential exposure under the guarantee is $100,000,000, plus accrued interest, fees, costs and penalties, which substantially exceeds its stockholders’ equity. Any enforcement of the guarantee or the related collateral could require TEG SPV to use significant financial resources, incur additional indebtedness, dispose of assets, or divert resources from its operations and growth initiatives. As a result, any demand under the guarantee could have a material adverse effect on TEG SPV’s business, financial condition, results of operations, cash flows and prospects.

TEG SPV’s properties are geographically concentrated in Uzbekistan, exposing us to regional risks.

All of TEG SPV’s properties are located in Uzbekistan, with both Hilton Tashkent and Central Asian Expo in Tashkent city. As a result, adverse conditions affecting Uzbekistan, including local economic downturns, changes in local regulation or taxation, infrastructure limitations, natural disasters, or reductions in inbound tourism to Uzbekistan, could affect TEG SPV’s properties more severely than a geographically diversified portfolio.

TEG SPV’s business is seasonal, and its fixed costs limit its ability to reduce expenses when demand declines.

TEG SPV’s properties’ occupancy level, average daily rate and event volumes vary by season and by the group-meeting calendar, so its revenues and cash flows are uneven across the year. A large portion of TEG SPV’s operating costs is fixed, and it may be unable to reduce those costs quickly in response to a shortfall in demand. As a result, a decline in revenue during a peak period, or an unexpected event during a high-demand season, could have a disproportionate effect on its annual results.

The hospitality and real estate businesses are capital-intensive, and real estate investments are illiquid.

Owning and operating hotels and a convention center requires ongoing capital for maintenance, brand-standard compliance and periodic renovation. At the same time, real estate investments are relatively illiquid and, in Uzbekistan, may be further constrained by restrictions on foreign ownership and on the transfer of land-use rights. If TEG SPV in the future is not able to fund the required capital expenditures, or to sell or refinance a property promptly on favorable terms in response to changing conditions, its financial condition and results of operations could be adversely affected.

TEG SPV faces significant competition, and new supply could reduce its occupancy and rates.

TEG SPV competes with other hotels and conference centers operating in Uzbekistan, including Swissotel, JW Marriott, Mercure Tashkent North, local hotel brands, and conference and other exhibition centers on the basis of location, brand, quality and amount of function space, service, price and the ability to accommodate an entire event in one location. New hotel or venue supply in TEG SPV’s markets, aggressive pricing by competitors, or the growth of alternative lodging and virtual-meeting options could reduce its occupancy, rates and event bookings.

Damage to TEG SPV’s reputation or to the brands under which TEG SPV’s properties operate could harm TEG SPV’s business.

TEG SPV’s success depends on the reputation of its properties and of the brands under which they operate. Negative publicity relating to service quality, safety or security incidents, health matters, data breaches, environmental or labor issues, or conduct by a subsidiary or by TEG SPV, including through social media, could reduce demand and harm TEG SPV’s results, even if the underlying claims are unfounded.

TEG SPV’s operation and profitability depend on the availability of qualified personnel, and rising labor costs could reduce its profit margins.

The operation of TEG SPV’s hotels and conference center depends on attracting, training and retaining qualified management and hospitality staff. Competition for talent, wage increases, changes in labor laws, and any labor disputes or work stoppages could increase TEG SPV’s costs or disrupt operations. TEG SPV also depends on the continued service of certain senior executives, the loss of whom could adversely affect its operations.

TEG SPV and its subsidiaries rely on information technology, and any failure or security breach could disrupt its business and expose it to liability.

TEG SPV’s properties depend on information technology systems including reservation, property-management, event-management, payment and financial systems, many of which are provided and controlled by third parties. A failure, interruption, ransomware attack or security breach of these systems could disrupt operations, compromise guest, employee or business data, and expose us to remediation costs, regulatory penalties, litigation and reputational harm. Cyber threats are constantly evolving and may not be detected or prevented.

Changes in privacy and data-protection laws could increase TEG SPV’s costs and exposure.

TEG SPV and its subsidiaries collect and process personal data of guests and employees and are subject to privacy and data-protection laws in Uzbekistan and, potentially, other jurisdictions from which their guests originate. These laws are evolving and may impose data-localization, consent, breach-notification and cross-border-transfer requirements. Compliance may be costly, and any actual or alleged violation could result in fines, litigation and reputational harm.

TEG SPV’s insurance may not cover all losses, and catastrophic events could exceed its coverage.

TEG SPV and its subsidiaries maintain insurance of the types and in the amounts that TEG SPV believes are customary for their industry, but such coverage is subject to limits, deductibles and exclusions. Certain events such as earthquakes, floods, fires, pandemics, acts of terrorism or war, and business interruption, may be uninsurable, underinsured or subject to coverage disputes. A significant uninsured or underinsured loss could materially harm TEG SPV’s financial condition.

TEG SPV’s properties are subject to environmental, health and safety regulation that could impose significant liability.

TEG SPV’s properties are subject to environmental, building, fire, health and safety laws and regulations, and we may be liable for the costs of investigating and remediating hazardous or toxic substances at properties that TEG SPV’s subsidiaries own or operate, regardless of fault. The presence of such conditions, or the failure to comply with applicable requirements, could result in fines, remediation costs, restrictions on use, and reduced value of, or ability to finance, the affected property.

Failure to protect the trademarks and other intellectual property used in TEG SPV’s business could harm it.

TEG SPV’s business relies on brand names, trademarks and other intellectual property, specifically the Hilton and Wyndham brands pursuant to the respective franchise and license agreements. If TEG SPV’s subsidiaries fail to protect such intellectual property, or if TEG SPV and its subsidiaries are found to infringe the rights of others, the value of the affected brands could decline and TEG SPV’s business could be harmed.

Risks Related to TEG SPV’s Operations in Uzbekistan

Economic, political and social developments in Uzbekistan and Central Asia could adversely affect TEG SPV’s business.

All of TEG SPV’s operations and assets are located in Uzbekistan, an emerging market. Emerging markets are subject to greater risks than more developed markets, including economic instability, high or volatile inflation and interest rates, currency fluctuations, changes in government policy or leadership, political or social instability, regional tensions, and shifts in trade or tourism policy. Any of these developments, in Uzbekistan or Central Asia, could reduce demand for TEG SPV’s properties, increase its costs, impair its assets, or otherwise materially harm TEG SPV, and could be difficult to predict or mitigate.

Fluctuations in the value of the Uzbekistan soum, and restrictions on currency conversion, could adversely affect TEG SPV.

TEG SPV’s functional currency is the Uzbekistan soum, although TEG SPV’s reporting currency is U.S. Dollars. Depreciation or volatility of the soum against U.S. Dollars could increase our costs, reduce the reported value of its revenues and assets, and make it more difficult to service any hard-currency obligations. In addition, under Uzbek foreign exchange regulations, while there are no quantitative limits on converting soum into foreign currency, corporate conversions are strictly purpose-driven and require a formal application with supporting documentation. Purchased foreign currency must be used for its stated purpose within seven business days of receipt or otherwise resold to the commercial bank.

Uzbekistan’s legal and regulatory system is still developing, and changes in law or inconsistent enforcement could harm us.

The legal and regulatory framework in Uzbekistan continues to develop and may be less predictable than in more established jurisdictions. Laws and regulations, including those governing foreign investment, real property and land use, hospitality and tourism, licensing, currency controls, taxation, competition, labor, and the environment may change, sometimes with limited notice or retroactive effect, and may be subject to inconsistent or unpredictable interpretation and enforcement. Judicial and administrative processes may be less developed, and TEG SPV may have limited or uncertain recourse. Any of these factors could increase TEG SPV’s compliance costs and create uncertainty about its rights and obligations.

TEG SPV’s rights to the land on which its properties are subject to restrictions of Uzbek laws and regulations.

In Uzbekistan, legal entities may hold land parcels under the right of ownership, permanent use, or lease. Foreign citizens and legal entities, stateless persons, and enterprises with foreign investment may own land parcels only under a lease. Any revocation, non-renewal, adverse modification or reinterpretation of these rights, or any change in the law governing them, could impair TEG SPV’s ability to operate or finance the affected property and could materially harm us.

It may be difficult for investors to enforce judgments in Uzbekistan.

TEG SPV and its subsidiaries are organized under the laws of the Republic of Uzbekistan, where all of their assets are located and their directors and officers are resided. As a result, it may be difficult or impossible for investors to enforce judgments obtained in U.S. courts in Uzbekistan. Uzbekistan may not have treaties providing for the reciprocal recognition and enforcement of foreign judgments, and local courts may decline to enforce them.

TEG SPV may be subject to anti-corruption, sanctions and export-control risks.

TEG SPV may be subject to anti-bribery and anti-corruption laws, including the U.S. Foreign Corrupt Practices Act and applicable Uzbek law, as well as economic-sanctions and export-control regimes administered by the United States, the European Union and others. Operating in an emerging market like Uzbekistan, and interacting with government authorities and third-party intermediaries, increases the risk of actual or alleged violations. Any violation, or the imposition of new sanctions affecting Uzbekistan or the region or persons with whom TEG SPV deals, could result in penalties, restrictions on its business, and reputational harm, notwithstanding its compliance efforts.

Changes in Uzbekistan tax law or its administration could increase TEG SPV’s tax burden.

TEG SPV’s operations are subject to corporate income tax, value-added tax, tourism or hotel levies, property and land-related charges, and withholding taxes on dividends, interest and certain payments in Uzbekistan. Tax law and its administration in emerging markets can change frequently and may be applied inconsistently or retroactively. The reduction, expiration or loss of any tax incentives available to tourism or hospitality investments, or an adverse tax assessment, audit or reinterpretation, could increase its tax burden and harm TEG SPV’s results.

TEG SPV’s growth depends in part on the continuation of government policies that support tourism.

There is no assurance that the Uzbekistan government will enact or continue policies that favor tourism and the hospitality and MICE industries or that they will achieve their intended effects. A reversal of, or reduction in, government support for tourism, or a deterioration in Uzbekistan’s attractiveness as a destination, could reduce demand for TEG SPV’s properties.

Risks Related to the Share Exchange Transaction

We may not realize the anticipated benefits of the Share Exchange Transaction, and our ability to successfully operate and grow the business following the consummation of the Share Exchange Transaction is not guaranteed.

The Share Exchange Transaction is subject to certain conditions and may not be consummated on the terms or within the timeframe currently contemplated, or at all. Even if the Share Exchange Transaction is consummated, there can be no assurance that we will successfully integrate, operate or grow the business of TEG SPV or realize the anticipated benefits of the Share Exchange Transaction. Following the consummation of the Share Exchange Transaction, our ability to achieve the anticipated benefits of the transaction will depend on a number of factors, including our ability to effectively manage the combined operations, retain key personnel, execute our business strategy and address operational and other challenges that may arise.

In addition, following the consummation of the Share Exchange Transaction, we may experience the departure of certain key personnel of TEG SPV or STWI. The loss of the services of key personnel, or our inability to recruit and retain qualified personnel, could materially adversely affect the business, operations, financial condition and prospects of STWI following the Share Exchange Transaction. If we are unable to successfully operate and grow the acquired business or realize the anticipated benefits of the Share Exchange Transaction, our business, financial condition and results of operations could be materially adversely affected.

If the anticipated benefits of the Share Exchange Transaction do not meet the expectations of investors, stockholders or securities analysts, the market price of our Common Stock may decline.

The market price of our Common Stock following the consummation of the Share Exchange Transaction may be affected by whether the Share Exchange Transaction and the anticipated benefits thereof meet the expectations of investors, stockholders and securities analysts. If STWI does not achieve the operational, financial or strategic benefits anticipated from the Share Exchange Transaction, or if such benefits are realized more slowly than expected, the market price of our Common Stock could decline.

In addition, if an active trading market for our Common Stock develops and is sustained, the trading price of our Common Stock may be volatile and subject to significant fluctuations in response to a variety of factors, many of which are beyond our control, including our operating results, changes in expectations regarding our business and prospects, developments affecting TEG SPV or the industries in which it operates, general economic and market conditions, and changes in securities analysts’ estimates or recommendations. Any of these factors could have a material adverse effect on the market price of our Common Stock, and stockholders may lose all or a substantial portion of their investment.

Our common stock is currently designated as “Pink Limited Information,” which may further restrict the marketability of our shares.

OTC Markets designates OTC Markets issuers based on the quality and quantity of public disclosure available. Our common stock is currently designated as “Pink Limited Information,” which is the lowest tier of OTC Markets and signifies that we do not meet OTC Market’s standards for current information. This designation may cause investors and broker-dealers to be less willing to transact in our shares, further reducing liquidity and adversely affecting our share price. Although we are attempting to reinstate the quotation of our common stock on the OTCQB, as soon as possible, there can be no assurance that the OTC Markets will approve our application or that we will satisfy all applicable OTCQB requirements.  There can be no assurance that we will be able to improve our designation to a higher tier, including OTCQB, or gain a listing on Nasdaq or any other national securities exchange.

FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION

INDEX TO FINANCIAL STATEMENTS

STWI’s FINANCIAL STATEMENTS FOR THE PERIOD ENDED JUNE 30, 2026 AND FOR THE YEAR ENDED September 30, 2025

Index to Unaudited Condensed Combined Financial Statements
Unaudited Condensed Combined Balance Sheets for the Period Ended June 30, 2026, and for the Year Ended September 30, 2025	F-13
Unaudited Condensed Combined Statements of Operations and Comprehensive Income for the Three and Nine Months Ended June 30, 2026, and September 30, 2025	F-14
Unaudited Condensed Combined Statements of Changes in Shareholders’ Equity for the Periods Ended June 30, 2026, and June 30, September 30, 2025	F-15
Unaudited Condensed Combined Statements of Cash Flows for the Periods Ended June 30, 2026, and September 30, 2025	F-16
Notes to the Condensed Combined Financial Statements	F-17

TEG SPV Audited Combined Financial Statements for the years ended December 31, 2025 and 2024

Index to Combined Financial Statements
Report of Independent Registered Public Accounting Firm	F-22
Combined Balance Sheets as of December 31, 2025 and 2024	F-23
Combined Statements of Operations and Comprehensive Income for the Years Ended December 31, 2025 and 2024	F-25
Combined Statements of Changes in Shareholders’ Equity for the Years Ended December 31, 2025 and 2024	F-26
Combined Statements of Cash Flows for the Years Ended December 31, 2025 and 2024	F-27
Notes to the Combined Financial Statements for the Years Ended December 31, 2025 and 2024	F-28

TEG SPV CONDENSED COMBINED FINANCIAL STATEMENTS FOR THE PERIODS ENDED JUNE 30, 2026

Index to Unaudited Condensed Combined Financial Statements
Unaudited Condensed Combined Balance Sheets as at June 30, 2026 and December 31, 2025	F-57
Unaudited Condensed Combined Statements of Operations and Comprehensive Income for the Three and Six Months Periods Ended June 30, 2026 and 2025	F-58
Unaudited Condensed Combined Statements of Changes in Shareholders’ Equity for the Three and Six Months Periods Ended June 30, 2026 and June 30, 2025	F-59
Unaudited Condensed Combined Statements of Cash Flows for the Three and Six Months Periods Ended June 30, 2026 and 2025	F-60
Notes to the Condensed Combined Financial Statements	F-61

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors

Stagewise Strategies Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Stagewise Strategies Corp. (the “Company”) as of September 30, 2025 and September 30, 2024, the related statements of operations, statements of cash flows and statement changes in stockholders’ deficit, from inception to the period ended September 30, 2025 and 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2025 and 2024, and the results of its operations and its cash flows from inception to the period ended September 30, 2025, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

The Company’s financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has an accumulated deficit of $112,364 and a negative cash flow from operations amounting to $74,758 from inception to the period ended September 30, 2025. These factors as discussed in Note 3 of the financial statements raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosure that are material to the financial statements and (2) involve especially challenging, subjective, or complex judgements. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit maters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Related party loans

We noted a significant related party loans as a critical matter.

We performed the following procedures to address the matter such as, confirmation of those related party loans, risk assessment of the nature of the related party transactions, review of the recent minutes of meetings of stockholders, directors, and committees, review of the presence of any significant journal entries and other adjustments and Inquiry with management of any undisclosed related party contract.

DYLAN FLOYD ACCOUNTING & CONSULTING

PCAOB # 6235

We have served as the Company’s auditor since 2023. Newhall, California

December 15, 2025

STAGEWISE STRATEGIES CORP.

BALANCE SHEETS

	As of September 30, 2025	As of September 30, 2024
ASSETS
Current Assets
Cash and cash equivalents	4,573	11,343
Total Current Assets	$4,573	$11,343
Other Assets
Intangible Assets, net	152,216	104,401
Prepaid expenses	8,078	-
Total Other Assets	$160,294	$104,401
TOTAL ASSETS	$164,867	$115,744

LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	8,599	13,500
Deferred revenue	14,602	10,000
Loan from Related Parties	218,700	121,830
Total Current Liabilities	$241,901	$145,330
Total Liabilities	$241,901	$145,330
Stockholders’ Equity (Deficit)
Common Stock, $0.001 par value,75,000,000 shares authorized, 5,044,334 shares issued and outstanding as of September 30, 2025 and 4,134,000 as of September 30, 2024	5,044	4,134
Additional Paid-in Capital	30,286	3,886
Accumulated Deficit	(112,364)	(37,606)
Total Stockholders’ Equity (Deficit)	$(77,034)	$(29,586)
TOTAL LIABILITIES & STOCKHOLDER’S EQUITY (DEFICIT)	$164,867	$115,744

See accompanying notes, which are an integral part of these financial statements.

STAGEWISE STRATEGIES CORP.

STATEMENTS OF OPERATIONS

	Year ended September 30, 2025	Year ended September 30, 2024
Revenue	$95,409	$9,007
Gross Profit	$95,409	$9,007

Operating Expenses
Office rent	639	511
Postage and Delivery	-	13
Bank Service Charges	416	6
Business Licenses and Permits	200	915
Dues & Subscriptions	30	-
Website CRO expenses	9,000	-
Website Technical Support	12,000	-
Depreciation Expense	34,635	13,299
Professional Fees	44,749	24,886
SEO Services	14,784	-
Marketing Services	30,424	-
Server Lease	8,493	-
Website and API Expenses	14,800	-
Total operating expenses	$170,170	$39,630
Loss from Operations	$(74,761)	$(30,623)
Other Income
Interest Income	3	7
Total Other Income	$3	$7

Net Loss	$(74,758)	$(30,616)
Net Loss per Common Share – Basic & Diluted	$(0,02)	$(0,01)
Weighted Average Number of Common Shares Outstanding-Basic & Diluted	4,818,083	4,004,205

See accompanying notes, which are an integral part of these financial statements.

STAGEWISE STRATEGIES CORP.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

	Number of Common Stock
	Shares	Amount $0.001 par value	Additional Paid-in- Capital	Accumulated deficit	Total
Balance as of September 30, 2023	4,000,000	$4,000	$-	$(6,990)	$(2,990)
Shares issued for cash	134,000	134	3,886	-	4,020
Net loss	-	-	-	(30,616)	(30,615)
Balance as of September 30, 2024	4,134,000	$4,134	$3,886	$(37,606)	$(29,586)
Shares issued for cash	910,334	910	26,400	-	27,310
Net loss	-	-	-	(74,758)	(74,758)
Balance as of September 30, 2025	5,044,334	$5,044	$30,286	$(112,364)	$(77,034)

See accompanying notes, which are an integral part of these financial statements.

STAGEWISE STRATEGIES CORP.

STATEMENTS OF CASH FLOWS

	Year ended September 30, 2025	Year ended September 30, 2024
OPERATING ACTIVITIES
Net Loss	$(74,758)	$(30,616)
Adjustments to reconcile Net Loss to net cash provided by operations:
Prepaid expenses	(8,078)	-
Accounts Payable	(4,901)	(4,900)
Deferred revenue	4,602	10,000
Accumulated Depreciation	34,635	13,299
Net Cash used in Operating Activities	(48,500)	(12,217)

INVESTING ACTIVITIES
Intangible assets	(82,450)	(88,900)
Net Cash used in Investing Activities	(82,450)	(88,900)

FINANCING ACTIVITIES
Proceeds from the Sale of Common Stock	910	134
Additional Paid-in Capital	26,400	3,886
Proceeds from Loan from Related Parties	96,870	107,830
Net Cash provided by Financing Activities	$124,180	$111,850

Cash at beginning of period	11,343	610
Cash at end of period	$4,573	$11,343
Net Change in cash for period	(6,770)	10,733

Supplemental Schedule of Cash Flow
Information: Interest paid	$-	$-
Income tax paid	$-	$-

See accompanying notes, which are an integral part of these financial statements.

STAGEWISE STRATEGIES CORP.

NOTES TO FINANCIAL STATEMENTS

As of September 30, 2025

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

StageWise Strategies Corp. (“Company”) was incorporated on July 03, 2023 under the laws of Nevada. We specialize in delivering comprehensive search engine optimization (SEO) services aimed at increasing online visibility and improving organic search performance for businesses across a wide range of industries. By utilizing advanced data analytics and proprietary algorithms, we offer tailored keyword research and implementation strategies to effectively promote clients’ products and services in the digital marketplace.

Our service offers an intelligent approach to website promotion, emphasizing a strong online presence for entrepreneurs. Our aim is to provide accessible tools for success, including trials for users to explore the service benefits. We present three monthly subscription plans: Basic, Standard, and Premium, each with expanding functionality and request allowances.

Our subscription-based API tool is tailored to provide a significantly expanded quota of queries. This enhancement elevates the quality of business development strategies, delivering advantages for entrepreneurs managing multiple concurrent projects. Users have the capability to export the acquired keywords, facilitating their utilization in content creation, search engine optimization, contextual advertising, or any other relevant applications.

Our website (https://stagewise.net/) emphasizes an extensive database. This database contains answers to a wide range of questions related to business promotion, as well as various scenarios for the realization of business projects. Using free version of our website clients gain one-attempt search trial per day that can assist them with 15 most useful keywords and provide a descriptive guidance on a daily basis.

Our platform allows entrepreneurs to maintain a comprehensive focus on all their projects, regardless of their stage, whether they are startups or well-established businesses. With the assistance of our platform’s tips and guidance, entrepreneurs can systematically promote each project, ensuring a high-quality approach every step of the way.

Our company offers a powerful and user-friendly service that assists entrepreneurs in promoting their businesses. By leveraging CEO technology, our website provides invaluable keywords, comprehensive concise descriptions from a vast self-developed database of business promotion expertise. Through a paid subscription, entrepreneurs gain advanced search-based support with a specific number of monthly requests. Using our website, entrepreneurs effectively manage multiple projects, receive expert guidance, and connect with professional executors for each new idea.

On May 1, 2025, we introduced the “AI Social Media Content Generator” API on our website. This API enables the effortless creation of platform-specific social media posts for Instagram, Facebook, Twitter, LinkedIn, TikTok, and other platforms. Optimized for maximum engagement, the API provides SEO-friendly content tailored to meet each platform’s unique formatting and algorithmic preferences. Designed to deliver real-time updates, it generates posts that reflect the latest social media trends, supporting brands in increasing their visibility and fostering viral engagement. This AI-powered solution represents a significant expansion of the Company’s service offerings in the area of digital marketing and content automation.

NOTE 2 - GOING CONCERN

The financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the financial statements, the Company had generated $95,409 of revenue and incurred a net loss $74,758 for the year ended September 30, 2025. Additionally, the Company is reporting an accumulated deficit of $112,364 as of September 30, 2025. These factors indicate that the Company continues as a going concern.

The Company’s capacity to operate as a going concern is reliant on its ability to generate profitable operations in the future and/or secure the required funding to meet its obligations and settle liabilities resulting from standard business operations when they become due. Management plans to increase sales but is prepared to finance operating expenses, if necessary, from cash on hand, as well as loans from directors and/or private placements of common stock.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Management of the Company is responsible for the selection and use of appropriate accounting policies and the appropriateness of accounting policies and their application. Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results and require managementÕs most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company’s significant and critical accounting policies and practices are disclosed below as required by generally accepted accounting principles.

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Company has adopted a September 30 fiscal year-end.

Fair Value of Financial Instruments

The Company’s financial instruments consist of Current Assets in the form of intangible assets and Current Liabilities in the form of Related Party Loan. The carrying amounts of these financial instruments approximates fair value because of the short period of time between the origination of such instruments and their expected realization.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents. As September 30, 2025 the Company had cash equivalents in total $4,573.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include (a) affiliates of the Company; (b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; (c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; (d) principal owners of the Company; (e) management of the Company; (f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and (g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

Revenue

In accordance with ASC 606, revenue is measured based on a consideration specified with a customer and recognized when we satisfy the performance obligation specified with a customer. The Company is providing API subscriptions on identifying and analyzing keywords for search engine optimization purposes.

For the year ended September 30, 2025 and 2024, we generated total revenue of $95,409 and $9,007, respectively.

As of September 30, 2025 and 2024 the Company reported deferred revenue of $14,602 and $10,000, respectively.

Accounts receivable was $0 as of September 30, 2025 and 2024.

Net Income (Loss) per Common Share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially dilutive outstanding shares of common stock during the period to reflect the potential dilution that could occur from common shares issuable through contingent share arrangements, stock options and warrants.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes”. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Recent Accounting Pronouncements

The Company’s management has evaluated all the recently issued, but not yet effective, accounting standards that have been issued or proposed by the FASB or other standards-setting bodies through the filing date of these financial statements and does not believe the future adoption of any such pronouncements will have a material effect on the Company’s financial position and results of operations.

NOTE 4 - COMMON STOCK

Upon formation, the total number of shares of all classes of stock which the Company is authorized to issue is seventy-five million (75,000,000) shares of Common Stock, par value $0.001 per share.

During the year ended September 30, 2025, the Company completed its offering pursuant to its Registration Statement on Form S-1 declared effective by the SEC on May 10, 2024 (the “Offering”). In connection with the Offering, the Company issued 910,334 shares of common stock for cash proceeds at $0.03 per share for a total of $27,310. In aggregate, there were 1,044,334 shares issued pursuant to the Offering, which closed on February 13, 2025, resulting in total gross proceeds of approximately $31,330.

During the year ended September 30, 2024, the Company issued 134,000 shares of common stock pursuant to the Offering for cash proceeds at $0.03 per share for a total of $4,020.

There were 5,044,334 and 4,134,000 shares of common stock issued and outstanding as of September 30, 2025 and 2024, respectively.

NOTE 5 - RELATED PARTY TRANSACTIONS

To support the Company’s financial needs, it may receive advances from related parties until it can sustain its operations or secure sufficient funding through the sale of its equity or traditional debt financing.

On July 4, 2023, the Company entered into an interest-free loan agreement with Yuliia Zaporozhan, the Company’s former Chief Executive Officer and former director. According to this agreement, Ms. Zaporozhan provided financial support to the Company, as needed, up to a total of $90,000 over the period of five years. On November 22, 2024, Agreement on the Assignment of Rights was executed between the Company, Viktor Balan, and Yulia Zaporozhan. Viktor Balan, who at that time served as the Company’s Director and Treasurer (and subsequently assumed the roles of President, Secretary, and CEO following Yulia Zaporozhan’s departure), paid Yulia Zaporozhan $136,050, representing the full outstanding balance of the debt owed by the Company to Yulia Zaporozhan. In consideration for this payment, Yulia Zaporozhan irrevocably assigned, transferred, and set over to Viktor Balan all of Yulia Zaporozhan’s right, and title to the debt. This assignment effectively transferred the debt obligation from Yulia Zaporozhan to Viktor Balan.

In connection with such assignment, on November 25, 2024, the Company entered into a new loan agreement with Mr. Balan pursuant to which Mr. Balan agreed to provide the Company with a non-interest-bearing loan facility in the principal amount of up to $200,000 for working capital purposes. The loan agreement was amended, resulting in an increase in the principal amount on April 01, 2025 increased the facility amount to its current value of $350,000. Loan is for working capital purposes and is interest-free, and has no fixed payment terms other than the maturity date of March 31, 2030. As of September 30, 2025, the outstanding balance owed by the Company to Viktor Balan under the amended loan agreement was $218,700.

NOTE 6 - COMMITMENTS AND CONTINGENCIES

Litigation

The Company was not subject to any legal proceedings from the period March 29, 2023 (Inception) to September 30, 2025, and no legal proceedings are currently pending or threatened to the best of our knowledge.

NOTE 7 - INTANGIBLE ASSET

The Company accounts for its intangible assets in accordance with ASC 350-40, “Internal-Use Computer Software - Computer Software Developed or Obtained for Internal Use,” and ASC 360-10, “Accounting for the Impairment or Disposal of Long-Lived Assets.” ASC 350-40 requires assets to be carried at the cost of developing the asset and requires that an intangible asset be amortized over its useful life and that the useful life be assessed at each reporting period to determine whether events or circumstances require a revision of the remaining useful life. If the useful life estimates changes, the remaining carrying amount of the intangible asset is amortized prospectively over the revised remaining useful life.

The Company owns the following intangible assets: a website and API software. The Company capitalized $70,400 in website development costs, amortized over five years. Website development occurred between August 2023 and February 2024.

Between September 2024 and April 2025, the Company developed the Social Media Content Generator AI API and capitalized $129,750 in development costs. The capitalized costs are amortized on a straight-line basis over five years.

Total intangible assets as of June 30, 2025 were $200,150.

Amortization expense for the year ended September 30, 2025 was $34,635. Accumulated amortization as of September 30, 2025 was $47,934.

Intangible assets amounts are as follows:

	Website Development	API Development	Total
Estimated Useful Life (Years)	5	5

Total Cost of the Asset	$70,400	$129,750	$200,150
Accumulated Amortization at September 30, 2025	(26,739)	(21,195)	(47,934)
Net Book Value at September 30, 2025	$43,661	$108,555	$152,216

Amortization Expense for year ended September 30, 2025	$13,440	$21,195	$34,635

NOTE 8 - FOREIGN CURRENCY

As a result of the Company’s management operating in Europe, some of the Company’s transactions occurred in Euros. However, due to the little variance in the foreign currency translation rate in the period under audit, there were no gains or losses recorded to either other comprehensive income or net income.

NOTE 9 - SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10), the Company has analyzed its operations subsequent to September 30, 2025, and has determined that it does not have any material subsequent events to disclose in these financial statements.

STAGEWISE STRATEGIES CORP.

BALANCE SHEETS

	As of June 30, 2026 (Unaudited)	As of September 30, 2025 (Audited)
ASSETS
Current Assets
Cash and cash equivalents	44,485	4,573
Total Current Assets	$44,485	$4,573
Other Assets
Intangible Assets, net	121,872	152,216
Prepaid expenses	8,250	8,078
Total Other Assets	$130,122	$160,294
TOTAL ASSETS	$174,607	$164,867

LIABILITIES & STOCKHOLDERS’ EQUITY

Liabilities
Accounts Payable	-	8,599
Deferred revenue	-	14,602
Loan from Related Parties	-	218,700
Deposit for Common Stock	44,500	-
Total Current Liabilities	$44,500	$241,901
Total Liabilities	$44,500	$241,901
Stockholders’ Equity
Common Stock, $0.001 par value, 75,000,000 shares authorized, 4,044,334 shares issued and outstanding as of June 30, 2026 and 5,044,334 as of September 30, 2025	4,044	5,044
Additional Paid-in Capital	251,597	30,286
Accumulated Deficit	(125,534)	(112,364)
Total Stockholders’ Equity	$130,107	$(77,034)
TOTAL LIABILITIES & STOCKHOLDER’S EQUITY	$174,607	$164,867

See accompanying notes to the unaudited condensed financial statements.

STAGEWISE STRATEGIES CORP.

STATEMENTS OF OPERATIONS (Unaudited)

	Three months ended June 30, 2026	Three months ended June 30, 2025	Nine months ended June 30, 2026	Nine months ended June 30, 2025
Revenue	$11,307	$8,196	$55,774	$77,886
Gross Profit	$11,307	$8,196	$55,774	$77,886
Operating Expenses
Office rent	142	442	353	542
Office Expenses	160	-	160	-
Postage and Delivery	-	-	-	-
Bank Service Charges	16	88	24	361
Business Licenses and Permits	-	-	150	200
Dues & Subscriptions	-	30	-	30
Website CRO expenses	-	9,000	-	9,000
Depreciation Expense	10,114	9,924	30,344	23,692
Professional Fees	8,358	22,953	37,836	42,452
SEO Services	-	4,251	803	9,919
Marketing Services	-	8,748	4,568	20,412
Server Lease	-	2,800	2,707	5,600
Website and API Expenses	-	-	4,000	-
Website Technical Support (refund)	-	3,000	(12,000)	3,000
Total operating expenses	$18,790	$61,236	$68,944	$115,208
Loss from Operations	$(7,483)	$(53,040)	$(13,170)	$(37,322)
Other Income (Expense)
Interest Income	-	-	-	3
Total Other Income	$-	$-	$-	$3
Net Loss	$(7,483)	$(53,040)	$(13,170)	$(37,319)
Net Loss per Common Share – Basic & Diluted	$(0.00)	$(0.01)	$(0.00)	$(0.01)
Weighted Average Number of Common Shares Outstanding-Basic & Diluted	4,044,334	5,044,334	4,352,027	4,734,839

See accompanying notes to the unaudited condensed financial statements.

STAGEWISE STRATEGIES CORP.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

	Number of common stock
	Shares	Amount $0.001 par value	Additional Paid-in- Capital	Accumulated deficit	Total
Balance as of September 30, 2024	4,134,000	$4,134	$3,886	$(37,606)	$(29,586)
Shares issued for cash	509,667	510	14,780	-	15,290
Net income	-	-	-	27,700	27,700
Balance as of December 31, 2024	4,643,667	$4,644	$18,666	$(9,906)	$13,404
Shares issued for cash	400,667	400	11,620	-	12,020
Net loss	-	-	-	(11,980)	(11,980)
Balance as of March 31, 2025	5,044,334	$5,044	$30,286	$(21,886)	$13,444
Shares issued for cash	-	-	-	-	-
Net loss	-	-	-	(53,040)	(53,040)
Balance as of June 30, 2025	5,044,334	$5,044	$30,286	$(74,925)	$(39,595)
Balance as of September 30, 2025	5,044,334	$5,044	$30,286	$(112,364)	$(77,034)
Shares Cancelled	(1,000,000)	(1,000)	1,000	-	-
Net loss	-	-	-	(14,243)	(14,243)
Balance as of December 31, 2025	4,044,334	$4,044	$31,286	$(126,607)	$(91,277)
Shares issued for cash	-	-	-	-	-
Net income	-	-	-	8,556	8,556
Balance as of March 31, 2026	4,044,334	$4,044	$31,286	$(118,051)	$(82,721)
Shareholder Contribution for Repayment of Loan from Related Parties	-	-	220,311	-	220,311
Net Loss	-	-	-	(7,483)	(7,483)
Balance as of June 30, 2026	4,044,334	$4,044	$251,597	$(125,534)	$130,107

See accompanying notes to the unaudited condensed financial statements.

STAGEWISE STRATEGIES CORP.

STATEMENTS OF CASH FLOWS

	Nine months ended June 30, 2026	Nine months ended June 30, 2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(13,170)	$(37,319)
Adjustments to reconcile Net Income to net cash provided by operations:
Prepaid expenses	(172)	(30,345)
Accounts payable	(8,599)	(4,901)
Deferred revenue	(14,602)	8,028
Deposit for common stock	44,500	-
Amortization expense	30,344	23,692
Net cash provided by (used in) Operating Activities	$38,301	$(40,845)

CASH FLOWS FROM INVESTING ACTIVITIES
Intangible assets	-	(82,450)
Net cash provided by (used in) Investing Activities	$-	$(82,450)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from the Sale of Common Stock	-	910
Additional Paid-in Capital	-	26,400
Proceeds from Loan from Related Parties	13,611	84,870
Repayment to Loan from Related Parties	(12,000)	-
Net cash provided by Financing Activities	$1,611	$112,180

Cash at beginning of period	$4,573	$11,343
Cash at end of period	$44,485	$228
Net cash increase (decrease) for period	$39,912	$(11,115)

Supplemental Non-Cash Investing and Financing Activities
Repayment of Loan from Related Parties	220,311	-

See accompanying notes to the unaudited condensed financial statements.

STAGEWISE STRATEGIES CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED JUNE 30, 2026

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

StageWise Strategies Corp. (“Company”) was incorporated on July 03, 2023 under the laws of Nevada. We specialize in delivering comprehensive search engine optimization (SEO) services aimed at increasing online visibility and improving organic search performance for businesses across a wide range of industries. By utilizing advanced data analytics and proprietary algorithms, we offer tailored keyword research and implementation strategies to effectively promote clients’ products and services in the digital marketplace.

Our service offers an intelligent approach to website promotion, emphasizing a strong online presence for entrepreneurs. Our aim is to provide accessible tools for success, including trials for users to explore the service benefits. We present three monthly subscription plans: Basic, Standard, and Premium, each with expanding functionality and request allowances.

Our subscription-based API tool is tailored to provide a significantly expanded quota of queries. This enhancement elevates the quality of business development strategies, delivering advantages for entrepreneurs managing multiple concurrent projects. Users have the capability to export the acquired keywords, facilitating their utilization in content creation, search engine optimization, contextual advertising, or any other relevant applications.

Our website (https://stagewise.net/) emphasizes an extensive database. This database contains answers to a wide range of questions related to business promotion, as well as various scenarios for the realization of business projects. Using free version of our website clients gain one-attempt search trial per day that can assist them with 15 most useful keywords and provide a descriptive guidance on a daily basis.

Our platform allows entrepreneurs to maintain a comprehensive focus on all their projects, regardless of their stage, whether they are startups or well-established businesses. With the assistance of our platform’s tips and guidance, entrepreneurs can systematically promote each project, ensuring a high-quality approach every step of the way.

Our company offers a powerful and user-friendly service that assists entrepreneurs in promoting their businesses. By leveraging CEO technology, our website provides invaluable keywords, comprehensive concise descriptions from a vast self-developed database of business promotion expertise. Through a paid subscription, entrepreneurs gain advanced search-based support with a specific number of monthly requests. Using our website, entrepreneurs effectively manage multiple projects, receive expert guidance, and connect with professional executors for each new idea.

Our website also features an “AI-Powered Social Media Content Generator” API. API enables the effortless creation of platform-specific social media posts for Instagram, Facebook, Twitter, LinkedIn, TikTok, and other platforms. Optimized for maximum engagement, the API provides SEO-friendly content tailored to meet each platform’s unique formatting and algorithmic preferences. Designed to deliver real-time updates, it generates posts that reflect the latest social media trends, supporting brands in increasing their visibility and fostering viral engagement. This AI-powered solution represents a significant expansion of the Company’s service offerings in the area of digital marketing.

NOTE 2 - GOING CONCERN

The financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the financial statements, the Company had generated $55,774 of revenue and net loss of $13,170 for the nine months ended June 30, 2026. Additionally, the Company is reporting accumulated deficit of $125,534 as of June 30, 2026. These factors indicate that the Company continues as a going concern.

The Company’s capacity to operate as a going concern is reliant on its ability to generate profitable operations in the future and/or secure the required funding to meet its obligations and settle liabilities resulting from standard business operations when they become due. Management plans to increase sales but is prepared to finance operating expenses, if necessary, from cash on hand, as well as loans from directors and/or private placements of common stock.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Management of the Company is responsible for the selection and use of appropriate accounting policies and the appropriateness of accounting policies and their application.  Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company’s significant and critical accounting policies and practices are disclosed below as required by generally accepted accounting principles.

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Company has adopted a September 30 fiscal year-end.

Fair Value of Financial Instruments

The Company’s financial instruments consist of Current Assets in the form of intangible assets and Current Liabilities in the form of Related Party Loan. The carrying amounts of these financial instruments approximates fair value because of the short period of time between the origination of such instruments and their expected realization.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents. As of June 30, 2026, the Company held $44,485 in cash equivalents.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include (a) affiliates of the Company; (b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; (c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; (d) principal owners of the Company; (e) management of the Company; (f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and (g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

Revenue

In accordance with ASC 606, revenue is measured based on a consideration specified with a customer and recognized when we satisfy the performance obligation specified with a customer. The Company is providing API subscriptions on identifying and analyzing keywords for search engine optimization purposes.

For the nine months ended June 30, 2026 and 2025, we generated total revenue of $55,774 and $77,886, respectively.

Net Income (Loss) per Common Share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.  Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period.  Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially dilutive outstanding shares of common stock during the period to reflect the potential dilution that could occur from common shares issuable through contingent share arrangements, stock options and warrants.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes”. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Recent Accounting Pronouncements

The Company’s management has evaluated all the recently issued, but not yet effective, accounting standards that have been issued or proposed by the FASB or other standards-setting bodies through the filing date of these financial statements and does not believe the future adoption of any such pronouncements will have a material effect on the Company’s financial position and results of operations.

NOTE 4 – COMMON STOCK

Upon formation, the total number of shares of all classes of stock which the Company is authorized to issue is seventy-five million (75,000,000) shares of Common Stock, par value $0.001 per share.

On December 23, 2025, the Company entered into a Stock Cancellation Agreement (the “Agreement”) with Victor Balan, the Company’s President, Secretary, Treasurer, Director and Chief Executive Officer. Pursuant to the Agreement, Victor Balan voluntarily surrendered 1,000,000 shares of the Company’s common stock for cancellation, without receiving any cash or other consideration in exchange.

As a result of the cancellation, Victor Balan beneficially owned 1,000,000 shares of common stock, which he subsequently sold to Jakhongir Abidovich Artikkhodjaev on June 5, 2026 in connection with the change in control.

During the nine months ended June 30, 2026, the Company issued no shares of common stock. On June 30, 2026, the Company entered into a Share Subscription Agreement with Jakhongir Abidovich Artikkhodjaev, the Company’s controlling shareholder, pursuant to which the Subscriber agreed to purchase 1,000,000 shares of common stock for an aggregate purchase price of $250,000. As of June 30, 2026, the Company had received a portion of the purchase price amounting to US$44,500, which was recorded as an advance payment for ordinary shares. As of June 30, 2026, the Company had 4,044,334 shares issued and outstanding.

NOTE 5 – RELATED PARTY TRANSACTIONS

To support the Company’s financial needs, it may receive advances from related parties until it can sustain its operations or secure sufficient funding through the sale of its equity or traditional debt financing.

Related Party Loan

On November 25, 2024, the Company entered into a Loan Agreement with Victor Balan, who served as the Company’s President, Director, Treasurer, Secretary, and CEO. Under this agreement, Mr. Balan agreed to provide the Company with a non-interest-bearing, fully secured loan in the amount of $200,000. This loan replaced the debt previously assigned to him by the former officer and director of the Company. On April 1, 2025, the loan agreement was amended, increasing the facility amount to $350,000. The loan was for working capital purposes, was interest-free, and had no fixed payment terms other than the maturity date of March 31, 2030. As of June 30, 2026, the outstanding balance owed by the Company to Victor Balan under the amended loan agreement was $0, following the execution of the Share Subscription Agreement on June 5, 2026 which required the payment of the related party loan.

Change in Control

On June 5, 2026, Jakhongir Abidovich Artikkhodjaev completed the purchase of 3,000,000 shares of common stock of the Company, consisting of 1,000,000 shares purchased from Victor Balan for $250,000 and 2,000,000 shares purchased from Yuliia Zaporozhan for $500,000, pursuant to separate Securities Purchase Agreements dated June 5, 2026. The aggregate purchase price of $750,000 was paid in cash by the Purchaser using his personal funds; no funds of the Company were involved in these transactions. As a result, the Purchaser acquired a controlling interest in the Company.

Executive Officers & Board of Directors

In connection with the change of control, Viktor Balan resigned from his positions as President, Secretary, Treasurer, Chief Executive Officer and a member of the Board of Directors of the Company (the “Board”), and Alarcon Martinez Marcelo Ramon and Anna Toczko each resigned as a member of the Board, each effective as of June 5, 2026.

Also effective as of June 5, 2026, the Board appointed Elmurod Sopiev, as Chief Executive Officer of the Company and Temur Zokirov, as Chief Financial Officer and Secretary of the Company.

The Board also appointed Mr. Zokirov, as Chairman of the Board, Bahtiyor Kadirov, as an independent director on the Board, and Elina Davidyan, as an independent director on the Board to fill the vacancies created by the foregoing resignations.

There are no family relationships between any of our newly appointed officers and directors, and there are no transactions in which any of such officers or directors has an interest requiring disclosure under Item 404(a) of Regulations S-K. There is no arrangement or understanding between any of the newly appointed officers or directors and any other person pursuant to which he or she was appointed as an officer or director of the Company.

Capital Contribution and Share Subscription

On June 30, 2026, the Company received a payment of $44,500 from Jakhongir Abidovich Artikkhodjaev toward the $250,000 purchase price under the Share Subscription Agreement. This amount is recorded as a Deposit for Common Stock as of June 30, 2026.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

The Company was not subject to any legal proceedings from the period July 03, 2023 (Inception) to June 30, 2026, and no legal proceedings are currently pending or threatened to the best of our knowledge.

NOTE 7 – INTANGIBLE ASSET

The Company accounts for its intangible assets in accordance with ASC 350-40, “Internal-Use Computer Software - Computer Software Developed or Obtained for Internal Use,” and ASC 360-10, “Accounting for the Impairment or Disposal of Long-Lived Assets.” ASC 350-40 requires assets to be carried at the cost of developing the asset and requires that an intangible asset be amortized over its useful life and that the useful life be assessed at each reporting period to determine whether events or circumstances require a revision of the remaining useful life. If the useful life estimates changes, the remaining carrying amount of the intangible asset is amortized prospectively over the revised remaining useful life.

The Company owns the following intangible assets: a website and API software. The Company capitalized $70,400 in website development costs, amortized over five years. Website development occurred between August 2023 and February 2024.

Between September 2024 and April 2025, the Company developed the Social Media Content Generator AI API and capitalized $129,750 in development costs. The capitalized costs are amortized on a straight-line basis over five years.

Total intangible assets as of June 30, 2026 were $121,872. Amortization expense for the nine months ended June 30, 2026 was $30,344.

NOTE 8 – FOREIGN CURRENCY

As a result of the Company’s management operating in Europe, some of the Company’s transactions occurred in Euros. However, due to the little variance in the foreign currency translation rate in the period under audit, there were no gains or losses recorded to either other comprehensive income or net income.

NOTE 9 – SUBSEQUENT EVENTS

On July 17, 2026, pursuant to the Subscription Agreement, the Company issued and sold to Jakhongir Abidovich Artikkhodjaev 1,000,000 shares of the Company’s Common Stock upon receipt of the remaining $205,500 of $250,000 purchase price.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

● ● ●	MAIN OFFICE

133-10 39TH Avenue

Flushing, NY 11354

Tel. (718) 445-6308

Fax. (718) 445-6760

CALIFORNIA OFFICE

440 E Huntington Drive

Suite 300

Arcadia, CA 91006

Tel. (626) 282-1630

Fax. (626) 282-9726

BEIJING OFFICE

11/F North Tower

Beijing Kerry Centre

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Chaoyang District

Beijing, 100020, PRC

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To the Board of Directors and Shareholders of “TEG SPV” LLC

Opinion on the Combined Financial Statements

We have audited the accompanying combined balance sheets of “TEG SPV” LLC and subsidiaries (the “Group”) as of December 31, 2025 and 2024, and the related combined statements of operations and comprehensive income, changes in shareholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2025, and the related notes (collectively referred to as the “combined financial statements”). In our opinion, the combined financial statements present fairly, in all material respects, the financial position of the Group as of December 31, 2025 and 2024, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These combined financial statements are the responsibility of the Group’s management. Our responsibility is to express an opinion on the Group’s combined financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Group in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement, whether due to error or fraud. The Group is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Group’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the combined financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the combined financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Wei, Wei & Co., LLP

We have served as the Group’s auditors since 2025.

Flushing, New York

August 3, 2026

TEG SPV GROUP

Combined Balance Sheets

(All dollar amounts are in thousands)

		December 31,
	Note	2025	2024
ASSETS

Current assets:
Cash and cash equivalents		$1,718	$1,038
Inventories		290	437
Due from related parties	22	26,962	948
Accounts receivable (net of allowance for credit losses of $390 and $152, respectively)	6	3,860	1,099
Notes receivable (net of allowance for credit losses of $68 and $79, respectively)	7	5,022	6,502
Prepaid expenses and other current assets	8	1,667	3,064
Long-lived asset held for sale	14	-	16,802

Total current assets		39,519	29,890

Non-current assets:
Due from related parties	22	-	195
Deferred income tax assets	18	46	645
Property and equipment, net	9	95,593	115,301
Total non-current assets		95,639	116,141
TOTAL ASSETS		$135,158	$146,031

The accompanying notes are an integral part of these combined financial statements.

TEG SPV GROUP

Combined Balance Sheets (Continued)

(All dollar amounts are in thousands)

		December 31,
	Note	2025	2024

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Due to related parties	22	$1,840	$1,964
Accounts payable and other liabilities	10	2,278	2,501
Contract liabilities	11	2,502	2,280
Income taxes payable		3,406	1,286
Other taxes payable	12	1,022	342
Current maturities of loans payable	13	14,705	8,569
Advance received	14	-	18,818
Total current liabilities		25,753	35,760

Non-current liabilities:
Accounts payable and other liabilities	10	254	292
Loans payable	13	20,481	30,677
Deferred income tax liabilities	18	2	87
Total non-current liabilities		20,737	31,056
TOTAL LIABILITIES		$46,490	$66,816
Commitments and contingencies	19

SHAREHOLDERS’ EQUITY
Contributed capital	15	82,298	82,536
Retained earnings		5,049	1,413
Currency translation adjustment		1,321	(4,734)
TOTAL SHAREHOLDERS’ EQUITY		88,668	79,215
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY		$135,158	$146,031

The accompanying notes are an integral part of these combined financial statements.

TEG SPV GROUP

Combined Statements of Operations and Comprehensive Income

(All dollar amounts are in thousands)

	Note	2025	2024

Revenue	2	$42,910	$35,173
Cost of sales	16	(20,807)	(18,117)
Gross profit		22,103	17,056

Selling, general and administrative expenses	17	(3,055)	(3,338)
Provision for bad debts, net	6,7,22	(369)	(4)
Loss on classification as held for sale	14	-	(1,340)
Other operating expenses, net		(1,232)	(1,005)
Operating income		17,447	11,369

Interest income		998	274
Interest expense		(2,928)	(3,134)
Other expenses, net		(1,086)	(724)
Net foreign exchange gain/(loss)		2,434	(2,034)
Income before income taxes		16,865	5,751
Income tax expense	18	(2,501)	(1,199)
Net income		$14,364	$4,552
Other comprehensive income, net of tax :
Currency translation difference		6,055	(3,554)
Other comprehensive income, net of tax :		6,055	(3,554)
Comprehensive income		$20,419	$998

The accompanying notes are an integral part of these combined financial statements.

TEG SPV GROUP

Combined Statements of Changes in Shareholders’ Equity
(All dollar amounts are in thousands)

	Note	Contributed capital	Retained earnings	Currency translation adjustment	Total shareholders’ equity
Balance at January 1, 2024		$71,973	$3,746	$(1,180)	$74,539

Net income		-	4,552	-	4,552
Owner distributions	15	-	(6,885)	-	(6,885)
Effect of combining the Group’s other entities		10,563	-	-	10,563
Currency translation difference		-	-	(3,554)	(3,554)

Balance at December 31, 2024		82,536	1,413	(4,734)	79,215

Net income		-	14,364	-	14,364
Owner distributions	15	-	(10,728)	-	(10,728)
Effect of combining the Group’s other entities		(238)	-	-	(238)
Currency translation difference		-	-	6,055	6,055

Balance at December 31, 2025		$82,298	$5,049	$1,321	$88,668

The accompanying notes are an integral part of these combined financial statements.

TEG SPV GROUP

Combined Statements of Cash Flows
(All dollar amounts are in thousands)

		Years Ended December 31,
	Note	2025	2024

Cash flows from operating activities
Net income		$14,364	$4,552
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation of property and equipment	9	3,995	3,806
Provision for bad debts, net	6,7,22	369	4
Gain on disposal of property and equipment		(21)	(47)
Loss on classification as held for sale	14	-	1,340
Interest income		(998)	(274)
Interest expense		2,928	3,134
Net foreign exchange (gain)/loss		(2,434)	2,034
Deferred income taxes	18	531	(175)
Initial discount on notes receivable	7	1,108	724
Other non-cash expenses		1,115	827
Changes in working capital, net of effects
Accounts receivable, net		(2,763)	(656)
Inventories		172	(110)
Prepaid expenses and other current assets		768	(1,396)
Interest receivable		858	59
Accounts payable and other liabilities		(5,878)	(5,286)
Contract liabilities		166	1,249
Advance received	14	(2,016)	2,016
Other taxes payable		625	212
Income tax payable		1,936	1,300
Net cash provided by operating activities		14,825	13,313
Cash flows from investing activities
Purchases of property and equipment		(793)	(24,971)
Proceeds from sales of property and equipment	9	16,324	367
Refund of construction advances made	9	4,667	-
Advance received for long-lived asset held for sale	14	-	16,802
Originations of notes receivable		(22,062)	(9,776)
Proceeds from collections of notes receivable		2,656	1,333
Net cash provided by/(used in) investing activities		792	(16,245)
Cash flows from financing activities
Proceeds from loans payable		-	71
Repayment of loans payable		(4,205)	(2,167)
Return of capital)/capital contributions to the Group’s other entities		(296)	11,701
Owner distributions	15	(10,346)	(6,885)
Net cash (used in)/provided by financing activities		(14,847)	2,720
Effect of exchange rate changes on cash and cash equivalents		(90)	309
Net increase in cash and cash equivalents		680	97
Cash and cash equivalents, beginning of period		1,038	941
Cash and cash equivalents, end of period		$1,718	$1,038
Supplemental disclosure of cash flow information:
Cash payments during the year for
Income taxes		(34)	(74)
Interest, net of capitalized interest		(2,912)	(3,954)

NOTES TO THE COMBINED FINANCIAL STATEMENTS

1.	Group Structure and Common Control Reorganization

TEG SPV LLC is the holding company of TEG SPV Group (the “Group”). It is registered at 64/2 Mahtumquli Street, Yashnobod District, Tashkent.

The holding company is wholly owned by TOURISM AND ENTERTAINMENT GROUP LLC (the “parent company”) and WELLMORE LLC. Both the parent company and WELLMORE LLC are controlled by the same ultimate beneficial owner, Mr. Jakhongir Abidovich Artikkhodjaev, a citizen of the Republic of Uzbekistan (the “UBO”).

The Group operates three core businesses in the Republic of Uzbekistan, comprising two hotels and one exhibition center. During the fourth quarter of 2025, the Group underwent a legal restructuring involving the establishment of TEG SPV LLC as a holding company, together with the creation of two new subsidiaries, with the objective of bringing the Group under a unified holding structure. As part of this restructuring, one hotel operating entity (Hilton Tashkent) was transferred to the holding company. In addition, the primary real estate assets of the other two operating businesses were transferred to the newly established subsidiaries. The restructuring was substantially completed in 2026 (see Note 23).

Following the completion, the Group’s legal structure and principal activities will be as follows:

Group principal businesses	Legal entities	Date of incorporation	Principal activities
Holding company	TEG SPV LLC	October 2025	Strategic management, coordination of subsidiaries and holding of investments in operating entities
Hilton Tashkent	AKFA DREAM WORLD LLC (“ADW”)	December 2017	Full-service five-star hotel providing accommodation, food and beverage services, events and ancillary hospitality services under the Hilton brand
Wyndham hotel	CULTURAL LANDMARK HOTEL LLC	December 2025	Full-service four-star hotel providing accommodation, food and beverage services, events and ancillary hospitality services under the Wyndham brand
CAEX exhibition center	CAEX LLC	December 2025	Exhibition and events venue, providing rental of exhibition space and related event organization and support services

2.	Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation. The accompanying combined financial statements and related notes of the Group were prepared in accordance with the accounting principles generally accepted in the United States of America (“GAAP”) and the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”). All necessary adjustments were made to present fairly, in all material respects, the financial position, results of operations, and cash flows of the Group for all periods presented.

Principles of Combination. These combined financial statements have been prepared to present the financial position, results of operations and cash flows of entities that are under common control of the UBO as if they had operated as a single economic reporting entity. The combination is presented in accordance with GAAP, applying consolidation principles by analogy, as there was no single legal parent entity, that directly controlled all entities included in the Group, during 2024 and 2025.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

2.	Basis of Presentation and Summary of Significant Accounting Policies (Continued)

The financial information of the Group entities has been combined on a line-by-line basis. All intercompany balances and transactions between the Group entities, including intercompany revenues, expenses and other intra-group transfers, have been eliminated in full upon combination. Where necessary, adjustments have been made to ensure consistent accounting policies across all entities included in the combined financial statements. Transactions between entities under common control have been reflected at their carrying amounts at the date of transfer. No step-up to fair value has been recognized in relation to assets or liabilities transferred between entities under common control.

The combined financial statements do not necessarily represent the financial position, results of operations or cash flows of the Group on a stand-alone consolidated legal basis and may not be indicative of future performance following the substantial completion of the restructuring in June 2026 and its operation under its current legal structure. Subsequent to December 31, 2025, as part of the Group’s restructuring, certain payables to a related party under common control of the Group’s UBO, but outside the Group, were effectively settled through a capital contribution of $41,062 thousand from the Group’s parent company. Accordingly, the contribution has been reflected retrospectively within contributed capital as if it had occurred on January 1, 2024 (see Note 23).

The combined financial statements were prepared on a historical cost basis. Financial assets and financial liabilities are measured at amortized cost under GAAP.

Use of Estimates and Assumptions. The preparation of the combined financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities as of the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include, but are not limited to, the useful lives of long-lived assets, uncertain tax positions and the allowance for expected credit losses.

Foreign Currency Translation and Transactions. The determination of functional currency is based on the criteria set forth in ASC 830, Foreign Currency Matters. The functional currency of each entity within the Group is the Uzbek Soum (“UZS”), which reflects the primary economic environment in which the entities of the Group generate and expend cash. The Group’s reporting currency is U.S. dollar (“$”).

Transactions denominated in currencies other than the functional currency (primarily $ and EUR) are recorded at the exchange rates prevailing on the dates of the transactions. At the balance sheet date, monetary assets and liabilities denominated in foreign currencies are measured at the exchange rate in effect at the respective reporting date. All gains and losses arising from foreign currency transactions are recorded in the combined statement of operations and comprehensive income during the year in which they occur.

The results and financial position of the Group are translated into the reporting currency as follows:

(i)	assets and liabilities for each balance sheet are translated at the closing rate at the end of the respective reporting period;

(ii)	income and expenses are translated at average exchange rates (unless this average is not a reasonable approximation of the cumulative effect of the rates prevailing on the transaction dates, in which case income and expenses are translated at the dates of the transactions);

(iii)	components of equity are translated at the historic rate; and

(iv)	all resulting exchange differences are recognized as foreign currency translation adjustment in other comprehensive income.

On 31 December 2025, the principal rate of exchange used for translating foreign currency balances was $ 1 = UZS 12,025.33 (December 31, 2024: $ 1 = UZS 12,920.48). During 2025, the principal average rate of exchange used for translating income and expenses was $ 1 = UZS 12,574.55 (2024: $1 = UZS 12,651.54).

Fair Value of Financial Instruments. Under ASC 820, Fair Value Measurement (ASC 820), “fair value” is defined as the price that would be received for the sale of an asset or paid for transfer of a liability in an orderly transaction between market participants at the measurement date.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

2.	Basis of Presentation and Summary of Significant Accounting Policies (Continued)

Cash and Cash Equivalents. Cash and cash equivalents include cash on hand and in various bank accounts, and all short-term investments with an original maturity of three months or less.

The Group maintains cash and cash equivalents with various financial institutions in the Republic of Uzbekistan. The Group’s policy is designed to limit exposure to any one institution. The Group performs periodic evaluations of the relative credit standing of those financial institutions as part of its investment strategy.

Accounts Receivable and Other Receivables. Accounts receivable primarily represent amounts due from hotel guests for room occupancy and related services. Accounts receivable also include, among other items, receivables from tenants leasing space in hotel and non-hotel properties.

The Group generally provides credit terms of 15 to 30 days from the invoice date, depending on customer type and contractual arrangements. Credit is extended only to approved customers based on an evaluation of their financial condition, historical payment performance and expected future business volume. Accounts receivable are recorded at the invoiced amount, net of an allowance for expected credit losses. The allowance for expected credit losses is estimated based on historical loss experience, current conditions and reasonable and supportable forecasts of future economic conditions.

All accounts receivable are unsecured, and the Group does not obtain collateral.

Other receivables include short-term balances arising from various operating activities, including rent receivables, interest receivable, claims and other amounts due from miscellaneous debtors.

Notes Receivable. Notes receivable are financial assets measured at amortized cost. They are initially recognized at the amount funded, net of any loan origination costs or fees.

Notes receivable are subsequently measured at amortized cost using the effective interest method. Any difference between the initial carrying amount and the contractual cash flows (including discounts or premiums arising on initial recognition) is recognized in profit or loss over the term of the note as interest income.

The Group recognizes an allowance for expected credit losses on notes receivable in accordance with ASC 326, based on historical experience, current conditions, and reasonable and supportable forecasts of future economic conditions.

Concentrations of Credit Risk. The Group currently conducts all of its operations in the Republic of Uzbekistan. Accordingly, the Group’s business, financial condition and results of operations are influenced by the political, economic and legal environment in Uzbekistan, including changes in governmental policies, taxation, currency regulation and other regulatory developments.

Financial instruments that potentially subject the Group to concentrations of credit risk consist principally of cash and cash equivalents, accounts receivable (including receivables from related parties) and advances to suppliers. The Group extends credit to certain customers in the normal course of business. While a portion of revenue is generated through credit sales, concentrations of credit risk in accounts receivable are limited due to generally short payment terms. The Group performs ongoing credit evaluations of its customers to further mitigate credit risk.

Inventory. Inventories consist primarily of food and beverage items used in the Group’s hospitality operations. Inventory is stated at the lower of cost or net realizable value (“NRV”) and is accounted for using the first-in, first-out method. NRV represents the estimated selling price in the ordinary course of business, less costs to sell.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

2.	Basis of Presentation and Summary of Significant Accounting Policies (Continued)

The Group evaluates inventories for potential impairment based on factors, such as spoilage, obsolescence, damage and expected selling prices. When the cost of inventory exceeds its NRV, the inventory is written down to NRV, and the resulting loss is recognized in the period incurred. Such write-downs are not subsequently reversed.

Prepaid Expenses and Other Current Assets. Prepaid expenses and other current assets include payments made in advance for goods and services to be received in future periods, including supplier advances, insurance, rent, service contracts, supplies, recoverable taxes and other short-term receivables. These amounts are initially recorded at historical cost and are expensed over the period in which the related economic benefits are consumed, consistent with the matching principle. Prepaid expenses are classified as current when expected to be utilized within twelve months or the normal operating cycle, and otherwise classified as non-current. Advances related to property and equipment are recorded within property and equipment. Prepaid balances are reviewed for impairment and written off when it is determined that future economic benefits are no longer probable.

Property and Equipment. Property and equipment are recorded at cost. Costs of improvements that extend the useful life, increase capacity or improve service potential of an asset are capitalized. Costs for normal repairs and maintenance are expensed as incurred.

Depreciation begins when the asset is available for its intended use. Depreciation is recorded using the straight-line method over the assets’ estimated useful lives, which are generally as follows:

Useful life in years
Buildings and improvements	30 to 60 years
Equipment	3 to 13 years
Furniture and fixtures	3 to 13 years
Other	3 to 13 years

The estimation of useful lives of property and equipment involves judgment and is based on management’s experience with similar assets. The future economic benefits of these assets are consumed primarily through use; however, factors such as technical or commercial obsolescence and physical deterioration may also reduce the economic benefits expected to be derived from the assets.

Management reviews the useful lives of assets based on their current technical condition and the expected period over which the assets are anticipated to generate economic benefits for the Group. Key factors considered include:

(a)	the expected pattern of use of the assets;

(b)	expected physical wear and tear, which depends on operating conditions and maintenance programs; and

(c)	technical or commercial obsolescence arising from changes in market or industry conditions.

Subsequent expenditure is capitalized only when it is probable that future economic benefits will flow to the Group and the cost can be reliably measured.

Property and equipment are derecognized upon disposal or when no future economic benefits are expected, and the difference between disposal proceeds and carrying amount is recognized in profit or loss within other income or expense.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

2.	Basis of Presentation and Summary of Significant Accounting Policies (Continued)

Impairment of Long-Lived Assets. Impairment of long-lived assets is assessed whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability is first assessed by comparing the carrying amount of the asset or asset group with the estimated future undiscounted cash flows expected to result from its use and eventual disposition. If the carrying amount exceeds the undiscounted cash flows, the asset is considered not recoverable and an impairment loss is recognized. The impairment loss is measured as the excess of the carrying amount over the asset’s fair value, which is generally determined using discounted cash flow techniques or other valuation methods. Following recognition of an impairment loss, the adjusted carrying amount becomes the new cost basis and is depreciated over the remaining useful life. The Group periodically reviews the estimated useful lives of its long-lived assets to ensure they remain appropriate based on renovation requirements, maintenance practices and brand standards. Long-lived assets classified as held for sale are measured in accordance with the lower of carrying amount or fair value less costs to sell.

Accounts Payable and Other Liabilities. Accounts payable are recognized when the Group receives goods or services from a counterparty in accordance with the terms of the underlying arrangement. Accounts payable are initially recorded at the invoiced amount, which approximates their transaction price at recognition. Accounts payable are subsequently measured at amortized cost when a significant financing component exists; otherwise, they are carried at their invoiced amount. Accounts payable are derecognized when the related obligation is settled, cancelled or otherwise legally extinguished.

Accrued expenses and other liabilities primarily consist of royalty accruals, accrued employee salaries, utilities and other operating expenses incurred but not yet invoiced.

Contract Liabilities. Contract liabilities represent the Group’s obligation to transfer goods or services to a customer for which consideration has been received in advance or is otherwise due prior to revenue recognition. These primarily include advance deposits received for hotel accommodations, food and beverage services, event services and rental of facilities and office spaces.

Contract liabilities are recognized when:

●	cash is received in advance of performance, or

●	amounts billed exceed revenue recognized based on satisfaction of performance obligations.

Revenue is recognized from contract liabilities when (or as) the related performance obligations are satisfied, which generally occurs over the duration of a guest stay, event period or rental term.

Advance deposits may be refundable or non-refundable depending on contractual terms. Refundable deposits are generally returned upon cancellation within the specified cancellation period. Non-refundable deposits are recognized as revenue when the related services are provided or when the Group’s right to consideration becomes unconditional in accordance with ASC 606.

Unsatisfied performance obligations. The Group has elected the practical expedient under ASC 606 for contracts with an original expected duration of one year or less. Due to the short-term nature of its contracts, which primarily consist of hotel accommodations, events and related services, the Group’s remaining performance obligations are generally expected to be satisfied within 12 months. Accordingly, the Group does not disclose quantitative information about remaining performance obligations for these contracts.

Loans Payable. Loans payable are financial liabilities measured at amortized cost. They are initially recognized at the proceeds received, net of directly attributable debt issuance costs. Debt issuance costs are amortized to interest expense over the term of the related borrowings using the effective interest method.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

2.	Basis of Presentation and Summary of Significant Accounting Policies (Continued)

If the Group violates a covenant under a loan agreement at or before the reporting date, and the violation gives the lender the right to demand repayment on demand, the related liability is classified as current, even if the lender waives the breach after the reporting date but before the combined financial statements are issued. This is because, at the reporting date, the Group does not have an unconditional right to defer settlement for at least twelve months after that date.

Loans payable are derecognized when the obligation is extinguished, i.e., when the contractual obligation is discharged, cancelled or expires.

Commitments and Contingencies. The Group enters into various contractual arrangements in the normal course of operating its hotel and exhibition properties. These commitments include, but are not limited to, non-cancelable purchase agreements for food and beverage supplies and operating materials; utility, maintenance, cleaning, security, and facility management contracts; construction, renovation, and capital improvement contracts; and service contracts related to hotel management, franchise agreements, reservation and marketing systems, and exhibition and event operations. Such arrangements are not recognized in the combined financial statements until the related goods or services are received in accordance with ASC 440, Commitments.

The Group also evaluates loss contingencies in accordance with ASC 450, Contingencies, and recognizes a liability when a loss is probable and reasonably estimable, or discloses the nature and estimated range of possible loss when a loss is reasonably possible but not probable or cannot be reasonably estimated. Contingencies may arise from guest claims, employee matters, vendor and contractor disputes, tax and regulatory matters, and obligations arising from hotel and exhibition operations.

Financial Guarantees. In accordance with ASC 460, financial guarantee-related liability is not recognized when the Group issues a financial guarantee to a third party in respect of a loan obtained by the Group’s related party, which is outside of the Group but under the ultimate control of the same UBO.

Revenue Recognition. The Group recognizes revenue in accordance with ASC 606, when control of goods or services is transferred to customers, in an amount that reflects the consideration expected to be received. The Group’s contracts generally have short durations and do not include significant variable consideration, complex financing components or frequent contract modifications. Revenue is presented net of taxes collected on behalf of governmental authorities. Payments are typically received in advance or at the time services are rendered.

The Group offers discounted rates through established pricing programs, including for loyalty members, advance bookings, and customers meeting defined credit criteria. These discounts are customary, non-discretionary, and are accounted for as reductions of the transaction price, with revenue recognized net of such discounts. The impact of loyalty programs is not material to the Group’s combined financial statements.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

2.	Basis of Presentation and Summary of Significant Accounting Policies (Continued)

Revenue is disaggregated by major revenue streams, as described in the table below:

Major revenue streams	Revenue recognition

Room (accommodation)	Room revenue relates to the provision of lodging services. Revenue is recognized over time, on a daily basis, as rooms are occupied. Where bookings include breakfast, the transaction price is allocated between lodging and breakfast based on the residual approach. For non-refundable bookings, revenue is recognized when the stay occurs or when cancellation or no-show rights lapse. Loyalty programs provide customers with a material right; therefore, a portion of the transaction price is deferred and recognized when points are redeemed or expire.

Events	Events revenue includes venue rental and related services such as catering, equipment rental and event support services. These services are considered a single performance obligation and revenue is recognized over time, typically on a straight-line basis over the event period.

Food and beverage	Food and beverage revenue includes restaurant, room service, minibar and bar sales. Revenue is recognized at a point in time when goods are delivered and services are rendered.

Other services	Other services include laundry, spa, gym, parking and rental of facilities and office spaces. Revenue is generally recognized at a point in time when the service is rendered, except for services such as space rental, which is recognized over time as the customer simultaneously receives and consumes the benefits.

	Years Ended December 31,
(in thousands)	2025	2024
Room (accommodation)	$18,368	$18,949
Events	14,231	9,356
Food, beverage and other	10,311	6,868
Total revenue	$42,910	$35,173

Cost of Sales. Cost of sales primarily consists of expenses directly associated with providing hospitality services and managing the exhibition center. These costs include labor and related employee benefits for operational staff, food and beverage costs, guest supplies, laundry and cleaning services, depreciation, directly attributable taxes, royalty expenses, and other direct expenses incurred in delivering services. These costs are recognized as incurred in the period to which they relate.

Selling, General and Administrative Expenses (“SG&A”). SG&A expenses consist of costs not directly attributable to providing hospitality services or operating the exhibition center. These expenses include corporate and administrative salaries and related employee benefits, marketing and advertising costs, professional and consultancy fees, office and IT expenses, insurance and other general overhead costs. SG&A expenses are recognized as incurred in the period to which they relate.

Employee Benefits. Employee benefits comprise wages, salaries, contributions to Uzbekistan state pension and social insurance funds, paid annual and sick leave and bonuses. These costs are accrued in the year in which the Group’s employees render the associated services. The Group participates in a statutory defined contribution scheme and does not have any legal or constructive obligation to provide post-employment or other long-term employee benefits beyond the required statutory contributions.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

2.	Basis of Presentation and Summary of Significant Accounting Policies (Continued)

Operating Segments. Operating segments are reported in a manner consistent with the internal reporting provided to the Group’s chief operating decision maker (“CODM”), who is responsible for allocating resources and assessing the performance of the segments. The Group has identified its chief operating decision maker as the parent company’s Chief Executive Officer.

The Group evaluates performance and allocates resources based on discrete operating segments that generate revenues and incur expenses from providing hospitality services and managing the exhibition center. The Group’s reportable segments are determined based on the nature of services provided and the internal management structure used for decision-making.

Segment results include revenues and expenses directly attributable to each segment, as well as allocations of certain centrally managed costs where such allocations are reasonable and consistently applied. Unallocated items primarily include corporate-level administrative expenses, financing costs, and income taxes.

Allowance for Expected Credit Losses. The Group recognizes an allowance for expected credit losses on financial assets measured at amortized cost, including accounts receivable and notes receivable, in accordance with ASC 326, Financial Instruments - Credit Losses (“CECL”). The allowance represents management’s estimate of lifetime expected credit losses and is recorded as a contra-asset, reducing the amortized cost basis of the related financial assets.

Under the CECL model, expected credit losses are estimated over the contractual term of the financial asset, adjusted for expected prepayments when applicable. The estimate incorporates relevant information about past events, current conditions, and reasonable and supportable forecasts. Key factors considered include:

●	Segmentation of financial assets into pools with similar risk characteristics;

●	Evaluation of individual exposures where risk characteristics are not shared with a pool;

●	Historical credit loss experience;

●	Current economic conditions; and

●	Reasonable and supportable forecasts, including macroeconomic indicators such as GDP growth in Uzbekistan.

For accounts receivable, the Group applies a provision matrix approach, whereby receivables are grouped into portfolios with similar risk characteristics (e.g., operating receivables and deferred sales of property) and stratified by aging categories. Historical loss rates are calculated for each aging bucket and adjusted to reflect current conditions and forward-looking information. These adjusted loss rates are applied to the corresponding aging categories to estimate expected credit losses. A receivable is considered past due when payment is not received within the contractual credit terms.

The Group generally assumes that defaulted accounts receivable will ultimately be collected, and therefore, the only economic loss associated with these balances relates to the time value of money arising from delayed settlement. Accordingly, to reflect the loss given default, the gross carrying amounts of accounts receivable in each aging bucket are discounted using the relevant interest rates published by the Central Bank of Uzbekistan. This approach captures the present-value impact of payment delays while recognizing that credit losses other than timing effects are not expected based on historical experience.

For notes receivable, the Group applies a CECL approach, incorporating counterparty-specific credit risk, past due status, credit quality indicators, and industry and geographic risk factors. Loss given default assumptions are based on available recovery data, including external benchmarks where appropriate.

Financial assets are written off when they are deemed uncollectible and all reasonable collection efforts have been exhausted. Write-offs are recorded against the allowance for expected credit losses. Recoveries of amounts previously written off are recognized in profit or loss when received.

The Group updates its estimate of expected credit losses at each reporting date using the best available information. Due to the use of forward-looking assumptions, including macroeconomic forecasts and customer payment behavior, actual results may differ from those estimates.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

2.	Basis of Presentation and Summary of Significant Accounting Policies (Continued)

In accordance with ASC 326-20-50-13, the Group discloses a roll forward of the allowance for credit losses, including the beginning balance, current-period provision, write-offs, recoveries, and ending balance. Because these inputs require management judgment and are inherently uncertain, changes in assumptions, particularly those related to economic conditions or customer payment patterns, may result in material adjustments to the allowance for credit losses in future periods. The Group updates its CECL estimates at each reporting date using the best available information.

Income Taxes. The Group accounts for income taxes in accordance with ASC 740 Income Taxes. Income tax expense comprises current and deferred tax. Income tax is recognized in the combined statement of operations, except to the extent it relates to items recognized directly in equity or other comprehensive income.
Current income tax expense represents the amount of income taxes payable or recoverable in respect of the taxable profit or loss for the current period, based on enacted tax rates and laws in the Republic of Uzbekistan where the Group operates.

Deferred income taxes are recognized using the asset and liability method for temporary differences between the financial reporting bases of assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply in the periods when the temporary differences are expected to reverse. Deferred tax assets are recognized for deductible temporary differences, net operating loss carryforwards, and tax credit carryforwards, to the extent that it is more likely than not (a likelihood of greater than 50 percent) that taxable income will be available against which these amounts can be utilized.

A valuation allowance is established to reduce deferred tax assets to the amount that is more likely than not to be realized. The Group evaluates both positive and negative evidence, including historical results and projections of future taxable income, in assessing the need for a valuation allowance.

Deferred tax assets and liabilities are presented as non-current in the combined balance sheet and are offset when they relate to the same tax jurisdiction.

Uncertain tax positions. The Group evaluates uncertain tax positions in accordance with the recognition and measurement guidance for income taxes. Tax positions are recognized only when it is more likely than not that the position will be sustained upon examination by the relevant taxing authorities, based on the technical merits of the position. Recognized tax positions are measured as the largest amount of benefit that is greater than 50 percent likely to be realized upon ultimate settlement. The Group recognizes interest and penalties related to uncertain tax positions, if any, within income tax expense.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

3.	Recently Adopted Accounting Pronouncements

In November 2023, the FASB issued Accounting Standards Update (“ASU”) No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The guidance was issued in response to requests from investors for companies to disclose more information about their financial performance at the segment level. The ASU does not change how a public entity identifies its operating segments, aggregates them or applies the quantitative thresholds to determine its reportable segments. The standard requires a public entity to disclose significant segment expenses and other segment items on an annual and interim basis, and to provide in interim periods all disclosures about a reportable segment’s profit or loss and assets that were previously required annually. Public entities with a single reportable segment are required to provide the new disclosures and all the disclosures previously required under ASC 280. The Group adopted the standard on the required effective date for the financial statements issued for the annual reporting periods beginning on January 1, 2024. The adoption of the new guidance did not have an impact on the Group’s combined financial statements.

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The standard improves the transparency of income tax disclosures by requiring consistent categories and greater disaggregation of information in the rate reconciliation and income taxes paid disaggregated by jurisdiction. The ASU also includes certain other amendments to improve the effectiveness of income tax disclosures. The Group adopted the standard on the required effective date for the Group’s combined financial statements issued for annual reporting periods beginning on January 1, 2025. The adoption of this guidance did not have a material impact on the footnotes to the Group’s combined financial statements and had no impact on the Group’s combined financial statements.

In March 2024, the FASB issued ASU No. 2024-02, Codification Improvements, Amendments to Remove References to the Concepts Statements. The Conceptual Framework establishes concepts that the FASB considers in developing standards. The ASU was issued to remove references to the Conceptual Framework in the Codification. The FASB noted that references to the Concepts Statements in the Codification could have implied that the Concepts Statements are authoritative. Also, some of the references removed were to Concepts Statements that are superseded. The Group adopted the standard on the required effective date beginning on January 1, 2025, using a prospective transition method for all new transactions recognized on or after the effective date. The adoption of this guidance did not have a material impact on the Group’s combined financial statements.

4.	New Accounting Pronouncements

In November 2024, the FASB issued ASU No. 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses. The standard improves financial reporting and responds to investor input that additional expense detail is fundamental to understanding the performance of an entity, assessing its prospects for future cash flows, and comparing its performance over time and with that of other entities. The new guidance requires public business entities to disclose in the notes to financial statements specified information about certain costs and expenses at each interim and annual reporting period. Specified expenses, gains or losses that are already disclosed under existing U.S. GAAP will be required by the ASU to be included in the disaggregated income statement expense line item disclosures, and any remaining amounts will need to be described qualitatively. The new guidance will become effective for the Group’s combined financial statements issued for annual reporting periods beginning on January 1, 2027 and interim reporting periods beginning on January 1, 2028, will require either prospective or retrospective presentation, and early adoption is permitted. Management is currently evaluating the impact of the new standard on the Group’s combined financial statements.

In May 2025, the FASB issued ASU No. 2025-03, Business Combinations (Topic 805) and Consolidation (Topic 810): Determining the Accounting Acquirer in the Acquisition of a Variable Interest Entity. The standard revises current guidance for determining the accounting acquirer for a transaction effected primarily by exchanging equity interests in which the legal acquiree is a variable interest entity (“VIE”) that meets the definition of a business. The amendments differ from current U.S. GAAP because, for certain transactions, they replace the requirement that the primary beneficiary of a VIE is always the acquirer with an assessment that requires an entity to consider the factors to determine which entity is the accounting acquirer.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

4.	New Accounting Pronouncements (Continued)

Under the amendments, acquisition transactions in which the legal acquiree is a VIE will, in more instances, result in the same accounting outcomes as economically similar transactions in which the legal acquiree is a voting interest entity.

The ASU does not change the accounting for a transaction determined to be a reverse acquisition or a transaction in which the legal acquirer is not a business and is determined to be the accounting acquiree. The new guidance will become effective for interim and annual reporting periods beginning on January 1, 2027, will require a prospective transition method for business combinations that occur after the initial adoption date, and early adoption is permitted. Management is currently evaluating the impact of the new standard on the Group’s combined financial statements.

In December 2025, the FASB issued ASU No. 2025-11, Interim Reporting (Topic 270): Narrow-Scope Improvements. The guidance clarifies the current interim disclosure requirements and their applicability. The ASU is intended to address feedback from stakeholders that the current guidance is difficult to navigate. The amendments do not change the fundamental nature or expand or reduce the disclosure requirements of interim reporting. The ASU creates a comprehensive list of interim disclosures required under U.S. GAAP and incorporates a disclosure principle that requires disclosures at interim periods when an event or change that has a material effect on an entity has occurred since the previous year end. The new guidance will become effective for the Group beginning on January 1, 2028, can be adopted using either a prospective or retrospective method, and early adoption is permitted. Management is currently evaluating the impact of the new standard on the Group’s combined financial statements.

In December 2025, the FASB issued ASU No. 2025-12, Codification Improvements. The guidance clarifies, corrects errors in or makes other improvements to a variety of topics in the Codification that are intended to make it easier to understand and apply. The amendments apply to all reporting entities in the scope of the affected accounting guidance. The new guidance will become effective for the Group beginning on January 1, 2027, can be adopted using either a prospective or retrospective method, and early adoption is permitted. Management is currently evaluating the impact of the new standard on the Group’s combined financial statements.

SEC Rule on Climate-Related Disclosures. In March 2024, the SEC adopted final rules relating to the Enhancement and Standardization of Climate-Related Disclosures for Investors, which would require registrants to provide climate-related disclosures in a note to their audited financial statements. The disclosures under the final rules would include certain effects of severe weather events and other natural conditions, including the aggregate amounts and where in the financial statements they are presented. If carbon offsets or renewable energy credits or certificates (“RECs”) are deemed a material component of the registrant’s plans to achieve its disclosed climate-related targets, registrants would be required to disclose information about the offsets and RECs. Registrants would also be required to disclose whether and how (1) exposures to risks and uncertainties associated with, or known impacts from, severe weather events and other natural conditions and (2) any disclosed climate-related targets or transition plans materially impacted the estimates and assumptions used in preparing the financial statements. Finally, registrants would be required to disclose additional contextual information about the above disclosures, including how each financial statement effect was derived and the accounting policy decisions made to calculate the effects, for the most recently completed fiscal year and, if previously disclosed or required to be disclosed, for the historical fiscal year for which audited combined financial statements are included in the filing. In April 2024, the SEC released an order staying the rules pending judicial review of all of the petitions challenging the rules, and in March 2025, the SEC voted to end its defense of the rules. Absent these developments, the rules would have been effective for the Group upon its registration under the Exchange Act on January 6, 2025, and phased in starting in 2027. Management is continuing to monitor the developments pertaining to the rules and any resulting potential impacts on the Group’s combined financial statements.

The Group’s management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Group’s combined financial statements.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

5.	Segment Information

The CODM is the Group’s parent company’s Chief Executive Officer, who, together with senior management, regularly reviews the operating results of the hospitality and exhibition segments. Segment performance is evaluated primarily based on segment revenues and operating results prepared in accordance with the Group’s internal accounting policies used for management reporting. The CODM uses these segment results to assess profitability and operating efficiency, compare performance across periods, determine annual operating budgets, approve capital expenditures and allocate financial and human resources between segments. Segment results are presented on the same basis as the information provided to the CODM. A reconciliation of total segment profit or loss to combined profit or loss prepared in accordance with GAAP is presented below.

The Group has identified two reportable segments, which reflect the manner in which the CODM evaluates performance and allocates resources. These segments are determined based on the nature of the Group’s services, the internal organizational structure and the distinct economic characteristics of each business activity as reflected in internal reporting provided to the CODM.

●	Hospitality — operation of two hotel properties and provision of related accommodation and guest services.

●	Exhibition — operation of an exhibition center used for hosting international and domestic exhibitions and events.

The hospitality segment comprises revenues from all four revenue streams, while the exhibition segment includes revenues from events and related services.

	Hospitality		Exhibition		Total
	Years Ended December 31,		Years Ended December 31,		Years Ended December 31,
(in thousands)	2025	2024	2025	2024	2025	2024
Revenue	$35,913	$35,011	$7,022	$2,885	$42,935	$37,896
Cost of sales	(21,885)	(17,706)	-	-	(21,885)	(17,706)
Gross profit	14,028	17,305	7,022	2,885	21,050	20,190
Selling, general and administrative expenses	(3,395)	(3,187)	(1,465)	(791)	(4,860)	(3,978)
Other operating income	3,011	1,157	3	-	3,014	1,157
Other operating expenses	(11,027)	(9,054)	(5,062)	(2,606)	(16,089)	(11,660)
Operating income	2,617	6,221	498	(512)	3,115	5,709
Interest income	276	3	-	-	276	3
Interest expense	(2,792)	(2,997)	-	-	(2,792)	(2,997)
Net foreign exchange gain/(loss)	2,416	(1,869)	1	(10)	2,417	(1,879)
Other	23	-	-	-	23	-
Income/(loss) before income taxes	2,540	1,358	499	(522)	3,039	836
Income tax expense	(24)	(71)	(77)	-	(101)	(71)
Net income/(loss) in accordance with local GAAP	$2,516	$1,287	$422	$(522)	$2,938	$765

NOTES TO THE COMBINED FINANCIAL STATEMENTS

5.	Segment Information (Continued)

	Hospitality		Exhibition		Total
	Years Ended December 31,		Years Ended December 31,		Years Ended December 31,
(in thousands)	2025	2024	2025	2024	2025	2024
US GAAP adjustments not
allocated to segments
Revenue	$(25)	$(2,723)	$-	$-	$(25)	$(2,723)
Cost of sales	4,222	1,780	(3,144)	(2,191)	1,078	(411)
Selling, general and administrative expenses	634	127	1,171	513	1,805	640
Provision for bad debts, net	(369)	(4)	-	-	(369)	(4)
Loss on classification as held for sale	-	(1,340)	-	-	-	(1,340)
Other operating expenses, net	7,588	7,430	4,255	2,068	11,843	9,498
Interest income	722	271	-	-	722	271
Interest expense	(136)	(137)	-	-	(136)	(137)
Other expenses, net	(1,109)	(724)	-	-	(1,109)	(724)
Net foreign exchange gain/(loss)	17	(155)	-	-	17	(155)
Income tax expense	(1,840)	(779)	(560)	(349)	(2,400)	(1,128)

Combined net income/(loss) in accordance with US GAAP	$12,220	$5,033	$2,144	$(481)	$14,364	$4,552

Hospitality segment. The hospitality segment comprises the hotel operations of AKFA DREAM WORLD LLC in Tashkent, operating under a franchise agreement with the Hilton brand, and CULTURAL LANDMARK HOTEL LLC in Bukhara, operating under a franchise agreement with the Wyndham brand. Both entities are wholly owned and managed locally, under the Parent’s oversight. The segment includes revenues and expenses related to room operations, food and beverage services, events, recreation, rental of hotel spaces and other hotel-related services.

Exhibition segment. The exhibition segment includes the activities of CAEX LLC, which manages commercial renting and organizes international and domestic exhibitions and events.

6.	Accounts Receivable, net

	December 31,
(in thousands)	2025	2024
Accounts receivable	$4,250	$1,251
Less: allowance for credit losses	(390)	(152)
Total accounts receivable, net	$3,860	$1,099

The following table shows the movements in the allowance for expected credit losses during the years ended December 31, 2025 and 2024:

(in thousands)	2025	2024
Balance at beginning of year	$152	$227
Provision for bad debts	217	8
Recoveries	-	(84)
Currency translation difference	21	1
Balance at end of year	$390	$152

NOTES TO THE COMBINED FINANCIAL STATEMENTS

7.	Notes Receivable

As of December 31, 2025 and 2024, notes receivable consisted of the following:

	December 31,
(in thousands)	2025	2024
SKY EVENTS LLC (1)	$5,061	$6,565
Other	29	16
Less: allowance for credit losses	(68)	(79)
Total notes receivable, net	$5,022	$6,502

(1)

During 2024–2025, the Group issued interest-free short-term notes receivable to SKY EVENTS LLC totaling $9,785 thousand, with maturity extended to December 31, 2026. The notes were initially recognized at the amount funded, net of any loan origination costs or fees, with subsequent modifications, resulting in day-one losses of $1,108 thousand and $724 thousand recognized in other expenses during 2025 and 2024, respectively. The discount is amortized as interest income over the term.

As of December 31, 2025, the carrying amount was $5,061 thousand compared to a face value of $6,214 thousand. Repayments of principal and interest during 2025 and 2024 amounted to $2,333 thousand and $1,285 thousand, respectively.

The following table shows the movements in the allowance for expected credit losses during the years ended December 31, 2025 and 2024:

(in thousands)	2025	2024
Balance at beginning of year	$79	$-
Provision for bad debts	-	80
Recoveries	(16)	-
Currency translation difference	5	(1)
Balance at end of year	$68	$79

As of December 31, 2025, none of the Group’s notes receivable were past due.

8.	Prepaid Expenses and Other Current Assets

	December 31,
(in thousands)	2025	2024
Prepaid other taxes	$645	$1,385
Advances to vendors	423	341
General operating supplies	380	561
Others	219	777
Total prepaid expenses and other current assets	$1,667	$3,064

NOTES TO THE COMBINED FINANCIAL STATEMENTS

9.	Property and Equipment, net

	December 31,
(in thousands)	2025	2024
Buildings and improvements	$98,308	$105,132
Equipment	4,947	4,483
Furniture and fixtures	6,645	6,113
Other	3,580	12,920
	113,480	128,648
Less: accumulated depreciation	(17,887)	(13,347)
Total property and equipment, net	$95,593	$115,301

For the years ended December 31, 2025 and 2024, the Group recognized depreciation expense of $3,995 thousand and $3,806 thousand, respectively, in the combined statements of operations. Refer to Note 13 for information on the Group’s pledged property and equipment.

In 2025, proceeds from sale of property and equipment in the statements of cash flows primarily relate to the sale of two buildings to MILENIO LLC, a related party, for consideration of $16,279 thousand. During 2025 and 2024, additions from related parties amounted to $4,516 thousand and $17,568 thousand, respectively. Below is a detailed breakdown of additions from related parties:

	Years ended December 31,
(in thousands)	2025	2024
DISCOVER INVEST LLC	$4,516	$17,562
CENTRAL ASIAN UNIVERSITY LLC	-	6
Total additions from related parties	$4,516	$17,568

Additionally, during 2025, a refund of construction advances made amounting to $4,667 thousand was received from DISCOVER INVEST LLC.

10.	Accounts Payable and Other Liabilities

	December 31,
(in thousands)	2025	2024
Current
Accounts payable	$1,709	$2,034
Accrued payroll and employee benefits	419	335
Other liabilities	150	132
Total accounts payable and other liabilities	$2,278	$2,501
Non-current
Long-term deferred income	176	181
Commission payable on borrowings	78	111
Total accounts payable and other liabilities	$254	$292

Long-term deferred income represents a long-term part of the year-end balance of an advance payment of $500 thousand received in 2020 by the Group under a licensing agreement with Hilton Global. The advance payment is amortized on a straight-line basis over 25 years. As the payment relates to future rights and services to be provided over the contract term, the unamortized balance is presented in the combined balance sheets until recognized in profit or loss within other income.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

11.	Contract Liabilities

The following table summarizes the activity of contract liabilities during the years ended December 31, 2025 and 2024:

(in thousands)	2025	2024
Balance at beginning of year	$2,295	$426
Increase due to consideration received in advance	2,640	2,295
Revenue recognized from beginning contract liabilities	(2,295)	(426)
Balance at end of year	$2,640	$2,295

Contract liability balances as of December 31, 2025 and 2024, presented in the table above, include balances with related parties of $138 thousand and $15 thousand, respectively (see Note 22).

The Group estimates that the contract liabilities will be recognized as revenue within one month after the end of the respective reporting year. Advances from customers represent predominantly payments received for room, events and rentals.

12.	Other Taxes Payable

	December 31,
(in thousands)	2025	2024
VAT payable	$786	$243
Payroll tax payable	66	10
Other	170	89
Total other taxes payable	$1,022	$342

13.	Loans Payable

	December 31,
(in thousands)	2025	2024
Loans from HBK	$35,186	$39,246
Less: current maturities of loans payable	(14,705)	(8,569)
Total loans payable	$20,481	$30,677

As of December 31, 2025, and 2024, loans payable consist of the loans from Halyk Bank of Kazakhstan (“HBK”), denominated in $, bearing interest at 7.5% p.a. and maturing on September 15, 2028.

In accordance with the loan agreements with HBK, the Group’s loans are secured by ADW’s property and equity interests in ADW, as disclosed in the following table:

(In thousands)

				December 31
Lender	Borrower	Secured by	Nature of collateral	2025	2024
HBK	ADW	Collateral	Building and property	$50,271	$71,637
HBK	ADW	Collateral	Share in AKFA DREAM WORLD LLC	7,012	7,012

NOTES TO THE COMBINED FINANCIAL STATEMENTS

13.	Loans Payable (Continued)

As of December 31, 2025, the aggregate maturities for loans payable, assuming all extension options available in agreements are exercised, are as follows:

Year	(in thousands)
2026	$14,705
2027	10,239
2028	10,242
Total loans payable	$35,186

14.	Long-Lived Asset Held for Sale and Advance Received

In December 2024, the Group received an advance consideration of $18,818 thousand inclusive of VAT of $2,016 thousand related to the planned sale of its administrative building (the “AKFA Office”).

As of December 31, 2024, the Group classified the AKFA Office as a disposal group held for sale in accordance with ASC 360-10-45-9. Accordingly, the asset was reclassified from property and equipment to long-lived assets held for sale.

The carrying amount of the AKFA Office of $18,142 thousand was written down to its fair value less costs to sell of $16,802 thousand resulting in a loss on classification as held for sale of $1,340 thousand recognized in profit or loss for 2024.

The sale of the AKFA Office was completed in March 2025.

15.	Contributed Capital

TEG SPV LLC was established as the Group’s holding company in October 2025 with contributed capital of $43,287 thousand. On June 1, 2026, the parent company made a non-cash capital contribution of $41,062 thousand to TEG SPV LLC, increasing the holding company’s contributed capital to $84,349 thousand. For purposes of these combined financial statements, the holding company’s contributed capital has been presented retrospectively as if the current capital structure had been in place since January 1, 2024.

(in thousands)	December 31, 2025
TOURISM AND ENTERTAINMENT GROUP LLC	$84,349
WELLMORE LLC	0
Effect of combining the Group’s other entities	(238)
Currency transaction difference	(1,813)
Total contributed capital	$82,298

The contributed capital is allocated to each legal entity based on its registered ownership interests. TOURISM AND ENTERTAINMENT GROUP LLC, as the parent, holds substantially all of the Group’s contributed capital, with WELLMORE LLC holding a nominal ownership interest to comply with local corporate law requirements.

From time to time, the Group pays expenses on behalf of the UBO. These amounts are recorded as owner distributions in the combined statements of changes in equity. During the years ended December 31, 2025 and 2024, owner distributions amounted to $10,728 thousand and $6,885 thousand, respectively. The 2025 distributions comprised cash distributions of $10,346 thousand and noncash distributions of $382 thousand.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

16.	Cost of Sales

	Years Ended December 31,
(in thousands)	2025	2024
Employee compensation and benefits	$6,006	$5,150
Operating supplies and consumables	4,891	4,731
Depreciation expense	3,870	3,510
Taxes other than income tax	2,140	1,019
Royalty expense	1,382	1,133
Utilities expense	1,099	1,179
Other	1,419	1,395
Total cost of sales	$20,807	$18,117

17.	Selling, General and Administrative Expenses

	Years Ended December 31,
(in thousands)	2025	2024
Employee compensation and benefits	$1,398	$1,213
Advertising expense	820	1,052
Other taxes	246	248
Depreciation expense	39	36
Other	552	789
Total selling, general and administrative expenses	$3,055	$3,338

18.	Income Taxes

(a)	Components of income tax (expense) / benefit

	Years Ended December 31,
(in thousands)	2025	2024
Current tax expense	$(1,970)	$(1,374)
Deferred tax (expense)/ benefit	(531)	175
Income tax expense for the year	$(2,501)	$(1,199)

NOTES TO THE COMBINED FINANCIAL STATEMENTS

18.	Income Taxes (Continued)

(b)	Income tax reconciliation

The income tax rate applicable to the Group’s 2025 and 2024 income was 15%. A reconciliation between the theoretical and actual tax charges is provided below:

		Years Ended December 31,
(in thousands)%		2025	%	2024
Income before income taxes		$16,865		$5,751
Theoretical tax charge at statutory rate of Tax effect of items which are not deductible or assessable for taxation purposes:	15%	(2,530)	15%	(863)
- Non-deductible expenses	1%	(241)	7%	(391)
- Other	(2)%	270	(1)%	55
Income tax expense for the year		$(2,501)		$(1,199)

Hilton Tashkent was granted an exemption from all types of taxes, including value-added tax and income tax, under a secret Presidential Decree issued in 2017 in relation to its construction and operation. The tax exemption was valid through 1 January 2025.

Hilton Tashkent commenced operations in late 2019 and began applying the tax incentive in 2020. Hilton Tashkent applied the value-added tax exemption available under the decree from the commencement of its operations; however, it did not apply the income tax exemption. This was due to the absence of taxable income and the existence of accumulated tax losses in the periods up to 2020. Under the general principles of Uzbek tax legislation, tax incentives granted by law or decree represent a right of the taxpayer rather than an obligation.

(c)	Deferred taxes analyzed by type of temporary difference

The Group measures and recognizes current income tax payable and the tax bases of assets and liabilities in accordance with the tax legislation of the Republic of Uzbekistan. The Group is subject to certain permanent tax differences arising from the non-deductibility of specific expenses and from certain types of income that are not subject to taxation. Deferred taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for tax purposes.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

18.	Income Taxes (Continued)

Temporary differences as of December 31, 2025 and 2024, primarily relate to differences in the methods and timing of income and expense recognition, as well as temporary differences arising from differences in the tax bases of certain assets and liabilities. The tax effect of movements in these temporary differences is presented in detail below:

(in thousands)	December 31, 2025	(Charged)/ credited to profit or loss	Currency translation difference	December 31, 2025	(Charged)/ credited to profit or loss	Currency translation difference	January 1, 2024
Tax effect of deductible/(taxable) temporary differences
- Property and equipment, net	$(107)	$(19)	$(8)	$(80)	$(14)	$4	$(70)
- Inventories	49	10	3	36	6	(1)	31
- Accounts receivable	(328)	(346)	(10)	28	(37)	(3)	69
- Notes receivable	446	87	29	330	112	(13)	231
- Prepaid expenses and other current assets	(46)	(33)	(2)	(11)	19	1	(31)
- Accounts payable and other liabilities	35	(1)	(1)	37	27	2	8
- Loans payable	(5)	17	(1)	(21)	(40)	-	19
- Contract liabilities	-	(107)	3	104	102	(3)	5
- Recorded tax losses	-	(139)	4	135	-	(7)	142
Net deferred tax asset/(liability)	44	(531)	17	558	175	(20)	404
Recognised deferred tax asset	530	114	17	670	266	7	505
Recognised deferred tax liability	(486)	(645)	-	(112)	(91)	(27)	(101)
Net deferred tax asset/(liability)	$44	$(531)	$17	$558	$175	$(20)	$404

19.	Commitments and Contingencies

Financial guarantees. In March 2025, the Group guaranteed the obligations of a related party under a $100,000 thousand term facility agreement entered into with HBK. In addition, the Group repledged ADW’s same property, as disclosed in Note 13. The related party is under common control with the Group’s UBO but is not included within the Group. The Group does not receive consideration for issuing the guarantee and has no recourse against the related party in the event that any amounts are required to be paid under the arrangement.

Under the terms of the guarantee, the Group, together with certain other entities under common control, is jointly and severally liable in the event that the related party fails to meet its obligations under the facility. The guarantee remains in effect through December 31, 2031. The maximum potential future payments under the guarantee are $100,000 thousand, plus any accrued interest, fees and penalties under the terms of the facility.

No liability has been recognized in respect of this guarantee as of the inception date or at December 2025 in accordance with the Group’s accounting policy.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

19.	Commitments and Contingencies (Continued)

Tax contingencies. Tax, currency and customs legislation in Uzbekistan in effect at the reporting date is subject to varying interpretations and may be applied inconsistently by tax authorities. As a result, management’s interpretations of applicable legislation, including the application of tax incentives, withholding taxes, VAT matters and other tax regulations, as well as the supporting documentation maintained by the Group, may be challenged and positions taken by the Group may be subject to review, which could result in the assessment of additional taxes, penalties and interest.

Tax authorities may generally review tax filings for a period of three calendar years following the end of the tax period in which the liability arose; however, under certain circumstances, earlier periods may also be subject to examination.

Management evaluates uncertain tax positions in accordance with GAAP and recognizes the effect of tax positions only when such positions are more likely than not to be sustained upon examination by the relevant taxing authorities, based on the technical merits of the position. Management believes that its interpretation of applicable legislation, including administrative practices and precedents, is appropriate and that the Group’s tax positions will be sustained if examined and, accordingly, no provisions for uncertain tax positions have been recognized as of December 31, 2025 and 2024. Administrative practices and precedents represent situations in which a tax position could be considered a technical violation of tax law, but it is widely known, well understood, and a consistent practice of the taxing authority (with full knowledge of the position being taken) to nonetheless accept the position. Management does not expect the resolution of any potential tax examinations to have a material adverse effect on the Group’s financial position, results of operations and cash flows.

20.	Financial Risk Management

The Group is exposed to financial, operational and legal risks arising in the normal course of business. Financial risks include market risk (comprising foreign currency risk, interest rate risk and other price risk), credit risk, and liquidity risk. The primary objective of financial risk management is to establish appropriate risk limits and ensure ongoing compliance with those limits. Operational and legal risk management focuses on maintaining effective internal policies and procedures designed to mitigate such risks.

Concentration of credit risk and major customers. During 2025, revenue from customer, SKY EVENTS LLC represented approximately 12% ($5,031 thousand) of the Group’s total revenue. This revenue was generated within the hospitality segment.

As of December 31, 2025, SKY EVENTS LLC accounted for approximately 9% ($373 thousand) of the Group’s total accounts receivable and approximately 19% ($4,993 thousand) of total notes receivable.

The Group is exposed to concentration risk to the extent that a significant portion of its revenue and receivables is attributable to a single customer.

Exposure to currency risk. The Group is exposed to currency risk primarily due to:

●	Purchases of raw materials and equipment denominated in $ and EUR;

●	$-denominated loans payable;

Fluctuations in the UZS/$ and EUR exchange rates may materially affect the Group’s financial position and results of operations.

Management monitors currency risk through:

●	Regular assessment of foreign currency–denominated monetary assets and liabilities

●	Forecasting of cash flows in foreign currencies

●	Monitoring of macroeconomic developments in Uzbekistan

●	Evaluation of natural hedges within the business model

NOTES TO THE COMBINED FINANCIAL STATEMENTS

20.	Financial Risk Management (Continued)

Foreign currency–denominated monetary assets and liabilities

As of December 31, 2025 and 2024, the Group’s monetary assets and liabilities denominated in foreign currencies were as follows:

(in thousands)	Monetary financial assets	Monetary financial liabilities	Net exposure
December 31, 2025
US Dollars	$3,434	$(35,848)	$(32,414)
EURO	7	(152)	(145)
Total	$3,441	$(36,000)	$(32,559)

December 31, 2024
US Dollars	208	(39,757)	(39,549)
EURO	6	(134)	(128)
Total	$214	$(39,891)	$(39,677)

Interest rate risk. Changes in interest rates primarily affect the Group’s loans payable and loans receivable, influencing their fair value (for fixed-rate instruments).

The Group does not maintain a formal policy regarding the proportion of fixed-rate versus variable-rate exposure. When entering into new loans payable or lending arrangements, management evaluates whether a fixed or variable rate is more advantageous over the expected term of the instrument.

As of December 31, 2025 and 2024, the Group did not have financial assets or liabilities with variable interest rates.

Credit risk. Credit risk represents the risk of financial loss to the Group if a counterparty to a financial instrument fails to meet its contractual obligations. Credit risk arises from accounts receivable, other receivables, notes receivable and cash and cash equivalents. The maximum exposure to credit risk is represented by the carrying amounts of financial assets reported in the combined balance sheets.

Liquidity risk is the risk that the Group will encounter difficulty in meeting obligations associated with its financial liabilities as they fall due. The Group’s approach to liquidity management is to maintain sufficient liquidity to meet its obligations under both normal and stressed conditions without incurring unacceptable losses or damaging its reputation.

21.	Fair Value Disclosures

The Group defines fair value based on the price that would be received upon sale of an asset or the exit price that would be paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Group uses a fair value hierarchy that prioritizes observable and unobservable inputs used to measure fair value. The fair value hierarchy consists of three broad levels, which are described below:

●	Level 1 - Quoted prices for identical assets or liabilities in active markets that the entity has the ability to access.

●	Level 2 - Observable inputs, other than quoted prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

●	Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets and liabilities. This includes certain pricing models, discounted cash flow methodologies, and similar techniques that use significant unobservable inputs.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

21.	Fair Value Disclosures (Continued)

The Group has estimated the fair value of its financial and non-financial instruments using available market information and valuation methodologies it believes to be appropriate for these purposes. Considerable judgment and a high degree of subjectivity are involved in developing these estimates and, accordingly, they are not necessarily indicative of amounts that would be realized upon disposition.

The carrying amounts of the Group’s cash and cash equivalents, accounts receivable and notes receivable as well as accounts payable and other payables, loans payable approximate their fair values.

22.	Related Party Transactions and Balances

The Group identifies related parties in accordance with ASC 850, including the parent company, entities under common control and key management personnel. Amounts due to or from related parties are recognized as receivables or payables and measured at their carrying amounts. The Group discloses the nature of the relationship, the types and amounts of transactions, and outstanding balances.

Parties are considered related if one party controls, is controlled by, or is under common control with the other party, or has significant influence over the other party. Related party relationships are evaluated based on the substance of the relationship rather than solely its legal form.

The major related parties and their relationship with the Group, and the nature of their services provided to the Group, are summarized as follows:

Individual / entity name	Relationship with the Group	Major transactions with the Group
Mr. Jakhongir Abidovich Artikkhodjaev	UBO	Capital contribution, dividend distribution.
TOURISM AND ENTERTAINMENT GROUP LLC	Parent company	Loans issued
DISCOVER INVEST LLC	Entity under the common control	Construction of buildings, purchase and sale of vehicles
ADW-INTERNATIONAL CONGRESS HALL LLC	Entity under the common control	Loans issued
MULTINATIONAL MINE GROUP FE LLC	Entity under the common control	Loans issued
ARTEL ELECTRONICS LLC	Entity under the common control	Hospitality
MILLIY BOG XIZMATI LLC	Entity under the common control	Hospitality
ARTEL ELECTRONICS MANUFACTURING LLC	Entity under the common control	Hospitality
ARTEL SUPPORT LLC	Entity under the common control	Hospitality
CITIZEN TRAVEL LLC	Entity under the common control	Hospitality
RESTORAN N LLC	Entity under the common control	Hospitality
ENERGO POINT PRO LLC	Entity under the common control	Hospitality
AURUM GLOBAL GROUP FE LLC	Entity under the common control	Loans issued
NEWEXPO LLC	Entity under the common control	Loans issued
MILENIO LLC	Entity under the common control	Loans issued, sales of buildings
J-UNITED GROUP LLC	Entity under the common control	Procurement
DURABLE BETON LLC	Entity under the common control	Construction of buildings, purchase and sale of vehicles
MACMERRY MANAGEMENT LP	Entity under the common control	Hospitality
OBOD SHAHAR QURISH LLC	Entity under the common control	Hospitality
ARTEL TECHNICAL SCHOOL LLC	Entity under the common control	Hospitality
EXCELLENT SWEETS STORE LLC	Entity under the common control	Hospitality
AKFA FOOD LLC	Entity under the common control	Hospitality
OCARD LLC	Entity under the common control	Hospitality
GREEN ZONE OF WORLD LLC	Entity under the common control	Hospitality

NOTES TO THE COMBINED FINANCIAL STATEMENTS

22.	Related Party Transactions and Balances (Continued)

ARIA SUG’URTA LLC	Entity under the common control	Hospitality
CENTRAL ASIAN UNIVERSITY LLC	Entity under the common control	Hospitality
CAU EDUTAINMENT LLC	Entity under the common control	Hospitality
AKFA MEDLINE LLC	Entity under the common control	Hospitality
AKFA BUILDING MATERIALS LLC	Entity under the common control	Hospitality
ALVIERO LLC	Entity under the common control	Hospitality
SMART ILLUMINATION LLC	Entity under the common control	Hospitality
AKFA ALUMINIUM LLC	Entity under the common control	Purchase of construction materials
TELERADIOKOMPANIYA ZO’R LLC	Entity under the common control	Hospitality
CITYNET LLC	Entity under the common control	Hospitality
CHALET RESTORAN LLC	Entity under the common control	Hospitality
TEXNOGARANT LLC	Entity under the common control	Hospitality
VIVA UNIVERSAL LINE LLC	Entity under the common control	Hospitality
INSPO CARE LLC	Entity under the common control	Hospitality
MAROON TRADE LLC	Entity under the common control	Hospitality
ASIA STAR PLAZA LLC	Entity under the common control	Loans issued
ONE TEAM HOSPITALITY LLC	Entity under the common control	Hospitality
EKZOTELLA LLC	Entity under the common control	Hospitality
PROFI SOLUTIONS LLC	Entity under the common control	Hospitality
ROUTESTAR LOGISTICS LLC	Entity under the common control	Hospitality

Balances with related parties consist of:

Due from related parties:

	December 31,
(in thousands)	2025	2024
Current assets
Accounts receivable	$293	$56
Other receivables	3,431	172
Notes receivable (net of allowance for credit losses of $175 and $nil, respectively)	21,791	700
Prepaid expenses and other current assets	1,447	20
Total due from related parties	$26,962	$948
Non-current assets
Other receivables	-	195
Total due from related parties	-	$195

Below is a detailed breakdown of balances due from related parties:

Accounts receivable from related parties:

	December 31,
(in thousands)	2025	2024
DISCOVER INVEST LLC	$260	$3
MILLIY BOG XIZMATI LLC	29	53
CITIZEN TRAVEL LLC	4	-
Total accounts receivable from related parties	$293	$56

NOTES TO THE COMBINED FINANCIAL STATEMENTS

22.	Related Party Transactions and Balances (Continued)

Other receivables from related parties – current portion:

	December 31,
(in thousands)	2025	2024
DISCOVER INVEST LLC	$3,388	$164
RESTORAN N LLC	39	-
CENTRAL ASIAN UNIVERSITY LLC	4	4
ENERGO POINT PRO LLC	-	4
Total other receivables from related parties	$3,431	$172

Other receivables from related parties – non-current portion:

	December 31,
(in thousands)	2025	2024
DISCOVER INVEST LLC	-	$195
Total other receivables from related parties	-	$195

As of December 31, 2024, due from related parties includes long-term other receivables from a related party with a carrying amount of $195 thousand, representing amounts due from DISCOVER INVEST LLC for machinery and equipment sold following the completion of the hotel’s construction phase, with settlement expected in 2026.

Notes receivable from related parties, net:

			December 31,
(in thousands)	Maturity	% p.a	2025	2024
AURUM GLOBAL GROUP FE LLC	Nov-26	14%	$13,026	$-
ADW-INTERNATIONAL CONGRESS HALL LLC	Dec-26	14%	5,226	41
Notes receivable on behalf of owner	Dec-26	Nil	2,346	602
MULTINATIONAL MINE GROUP FE LLC	Dec-26	14%	1,346	-
NEWEXPO LLC	Dec-26	Nil	15	-
ONE TEAM HOSPITALITY LLC	Dec-26	Nil	7	21
MILLIY BOG XIZMATI LLC	Apr-25	Nil	-	36
Less: allowance for credit losses			(175)	-
Total notes receivable from related parties, net			$21,791	$700

The following table shows the movements in the allowance for expected credit loss for notes receivable from related parties:

(in thousands)	2025
Balance at beginning of year	-
Provision for bad debts	168
Currency translation difference	7
Balance at end of year	$175

NOTES TO THE COMBINED FINANCIAL STATEMENTS

22.	Related Party Transactions and Balances (Continued)

Prepaid expenses and other current assets from related parties:

	December 31,
(in thousands)	2025	2024
Prepayment on behalf of owner	$1,208	-
TOURISM AND ENTERTAINMENT GROUP LLC	180	-
J-UNITED GROUP LLC	30	-
MILENIO LLC	21	20
ONE TEAM HOSPITALITY LLC	8	-
Total prepaid expenses and other current assets from related parties	$1,447	$20

Due to related parties:

	December 31,
(in thousands)	2025	2024
Current liabilities
Accounts payable and other liabilities	$1,655	$1,833
Contract liabilities	138	15
Loans payable	47	116
Total due to related parties	$1,840	$1,964

Below is a detailed breakdown of balances due to related parties:

Accounts payable and other liabilities to related parties:

	December 31,
(in thousands)	2025	2024
AKFA ASSEMBLY LLC	$542	$-
AKFA BUILDING MATERIALS LLC	446	-
ARTEL ELECTRONICS MANUFACTURING LLC	135	-
MILENIO LLC	124	231
DISCOVER INVEST LLC	91	1,354
TOURISM AND ENTERTAINMENT GROUP LLC	69	-
DURABLE BETON LLC	63	59
AKFA FOOD LLC	50	2
AKFA ALUMINIUM LLC	40	-
MACMERRY MANAGEMENT LP	39	37
OBOD SHAHAR QURISH LLC	23	21
ARTEL TECHNICAL SCHOOL LLC	10	10
EXCELLENT SWEETS STORE LLC	9	8
AKFA EXTRUSIONS LLC	5	-
EKZOTELLA LLC	4	-
MILLIY BOG XIZMATI LLC	3	2
PROFI SOLUTIONS LLC	1	-
OCARD LLC	1	-
OTHER	-	109
Total accounts payable and other liabilities to related parties	$1,655	$1,833

NOTES TO THE COMBINED FINANCIAL STATEMENTS

22.	Related Party Transactions and Balances (Continued)

Contract liabilities with related parties:

	December 31,
(in thousands)	2025	2024
ARIA SUGURTA LLC	$122	$-
MILENIO LLC	14	13
DISCOVER INVEST LLC	2	1
OTHER	-	1
Total contract liabilities with related parties	$138	$15

Loans payable to related parties:

			December 31,
(in thousands)	Maturity	% p.a	2025	2024
ASIA STAR PLAZA LLC	Dec-26	Nil	$19	$18
TOURISM AND ENTERTAINMENT GROUP LLC	Dec-26	Nil	-	69
Loans payable on behalf of owner	Dec-26	Nil	28	29
Total loans payable to related parties			$47	$116

Revenue from related parties:

	Years ended December 31,
(in thousands)	2025	2024
CITIZEN TRAVEL LLC	$59	$58
CENTRAL ASIAN UNIVERSITY LLC	53	3
CAU EDUTAINMENT LLC	32	43
RESTORAN N LLC	30	-
ARTEL ELECTRONICS MANUFACTURING LLC	25	7
AKFA MEDLINE LLC	5	-
AKFA BUILDING MATERIALS LLC	3	-
ENERGO POINT PRO LLC	2	3
ALVIERO LLC	2	-
ARTEL ELECTRONICS LLC	2	3
SMART ILLUMINATION LLC	2	-
DISCOVER INVEST LLC	2	10
AKFA ALUMINIUM LLC	1	-
TELERADIOKOMPANIYAZO’R LLC	1	-
MILLIY BOG XIZMATI LLC	1	-
OTHER	-	22
Total revenue from related parties	$220	$149

NOTES TO THE COMBINED FINANCIAL STATEMENTS

22.	Related Party Transactions and Balances (Continued)

Cost of sales with related parties:

	Years ended December 31,
(in thousands)	2025	2024
CITYNET LLC	$15	$16
OCARD LLC	12	2
CHALET RESTORAN LLC	8	-
TEXNOGARANT LLC	1	-
CITIZEN TRAVEL LLC	-	35
EXCELLENT SWEETS STORE LLC	-	23
VIVA UNIVERSAL LINE LLC	-	7
INSPO CARE LLC	-	3
MILLIY BOG XIZMATI LLC	-	3
MAROON TRADE LLC	-	3
Total cost of sales with related parties	$36	$92

Purchases of inventory and general operating supplies from related parties:

	Years ended December 31,
(in thousands)	2025	2024
OCARD LLC	14	3
GREEN ZONE OF WORLD LLC	12	1
AKFA FOOD LLC	5	6
AKFA ASSEMBLY LLC	2	-
MAROON TRADE LLC	-	2
MILENIO LLC	-	177
EXCELLENT SWEETS STORE LLC	-	14
VIVA UNIVERSAL LINE LLC	-	7
MILLIY BOG XIZMATI LLC	-	3
INSPO CARE LLC	-	3
ROUTESTAR LOGISTICS LLC	-	1
Total purchases of inventory and general operating supplies from related parties	$33	$217

Interest income from related parties:

	Years ended December 31,
(in thousands)	2025	2024
AURUM GLOBAL GROUP FE LLC	$136	$-
ADW-INTERNATIONAL CONGRESS HALL LLC	134	3
MULTINATIONAL MINE GROUP FE LLC	6	-
Total interest income from related parties	$276	$3

NOTES TO THE COMBINED FINANCIAL STATEMENTS

22.	Related Party Transactions and Balances (Continued)

Interest expense to related parties:

	Years ended December 31,
(in thousands)	2025	2024
MILENIO LLC	$35	$32
Total interest expense to related parties	$35	$32

See Notes 9 and 15 for other related party transactions.

23.	Subsequent Events

The Group has reviewed subsequent events through the date of issuance of these combined financial statements and has identified the following subsequent events:

●	On June 1, 2026, the parent company made a non-cash capital contribution of $41,062 thousand to TEG SPV LLC, increasing the holding company’s contributed capital to $84,349 thousand. For purposes of these combined financial statements, the effect of this capital contribution has been reflected retrospectively within contributed capital as if the current capital structure had been in place since January 1, 2024, reflecting the intended capitalization of the Group.

●	In April 2026, the Group established a three-member Board of Directors, including two independent directors. Two more independent directors joined the Board in June 2026.

●	In June 2026, TEG SPV LLC appointed a new Chief Executive Officer and a new Chief Financial Officer.

●	During the six-month period ended June 30, 2026, the Group paid expenses of $5,797 thousand on behalf of the UBO. These payments were accounted for as owner distributions and recognized as a reduction of equity during the period.

TEG SPV GROUP

Condensed Combined Balance Sheets

(All dollar amounts are in thousands)

		June 30,	December 31,
	Note	2026	2025
		(unaudited)

ASSETS
Current assets:
Cash and cash equivalents		$883	$1,718
Inventories		337	290
Due from related parties	21	19,698	26,962
Accounts receivable (net of allowance for credit losses of $647 and $390, respectively)	6	4,441	3,860
Notes receivable (net of allowance for credit losses of $18 and $68, respectively)	7	1,331	5,022
Prepaid expenses and other current assets	8	2,379	1,667
Total current assets		29,069	39,519

Non-current assets:
Deferred income tax assets	17	153	46
Property and equipment, net	9	95,468	95,593
Total non-current assets		95,621	95,639
TOTAL ASSETS		$124,690	$135,158

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Due to related parties	21	$1,871	$1,840
Accounts payable and other liabilities	10	3,457	2,278
Contract liabilities	11	2,622	2,502
Income taxes payable		4,462	3,406
Other taxes payable	12	872	1,022
Current maturities of loans payable	13	10,217	14,705
Total current liabilities		23,501	25,753

Non-current liabilities:
Accounts payable and other liabilities	10	358	254
Loans payable	13	15,289	20,481
Deferred income tax liabilities	17	341	2
Total non-current liabilities		15,988	20,737
TOTAL LIABILITIES		$39,489	$46,490

Commitments and contingencies	18

SHAREHOLDERS’ EQUITY
Contributed capital	14	82,298	82,298
Retained earnings		1,802	5,049
Currency translation adjustment		1,101	1,321

TOTAL SHAREHOLDERS’ EQUITY		85,201	88,668

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY		$124,690	$135,158

The accompanying notes are an integral part of these unaudited condensed combined financial statements.

TEG SPV GROUP

Condensed Combined Statements of Operations and Comprehensive Income

(All dollar amounts are in thousands)

(unaudited)

		Three Months Ended June 30,		Six Months Ended June 30,
	Note	2026	2025	2026	2025

Revenue	2	$11,246	$12,769	$17,375	$18,525
Cost of sales	15	(5,973)	(5,585)	(10,706)	(10,026)

Gross profit		5,273	7,184	6,669	8,499

Selling, general and administrative expenses	16	(1,063)	(869)	(1,942)	(1,416)
Provision for bad debts, net	6,7,21	(186)	(44)	(175)	(94)
Other operating expenses, net		(233)	(583)	(458)	(661)
Operating income		3,791	5,688	4,094	6,328

Interest income		562	350	2,391	678
Interest expense		(540)	(741)	(1,229)	(1,515)
Other expenses, net		-	22	-	22
Net foreign exchange gain/(loss)		312	691	(324)	688
Income before income taxes		4,125	6,010	4,932	6,201
Income tax expense	17	(946)	(1,012)	(1,326)	(1,049)
Net income		$3,179	$4,998	$3,606	$5,152
Other comprehensive income, net of tax :
Currency translation difference		1,657	1,657	(219)	1,719
Other comprehensive income, net of tax :		1,657	1,657	(219)	1,719
Comprehensive income		$4,836	$6,655	$3,387	$6,871

The accompanying notes are an integral part of these unaudited condensed combined financial statements.

TEG SPV GROUP

Condensed Combined Statements of Changes in Shareholders’ Equity
(All dollar amounts are in thousands)

(unaudited)

	Note	Contributed capital	Retained earnings	Currency translation adjustment	Total shareholders’ equity
Balance at December 31, 2024		$82,536	$1,413	$(4,734)	$79,215
Net income		-	154	-	154
Issuance of contributed capital		-	-	-	-
Owner-related expenses reclassified as distribution		-	(931)	-	(931)
Other contributions and distributions		319	-	-	319
Other comprehensive income (loss), net of tax		-	-	-	-
Currency translation differences		-	-	62	62
Balance at March 31, 2025		82,855	636	(4,672)	78,819
Net income		-	4,998	-	4,998
Issuance of contributed capital		-	-	-	-
Owner-related expenses reclassified as distribution		-	(2,614)	-	(2,614)
Other contributions and distributions		565	-	-	565
Other comprehensive income (loss), net of tax		-	-	-	-
Currency translation differences		-	-	1,657	1,657
Balance at June 30, 2025		$83,420	$3,020	$(3,015)	$83,425

Balance at December 31, 2025		$82,298	$5,049	$1,321	$88,668
Net income		-	427	-	427
Issuance of contributed capital		-	-	-	-
Owner-related expenses reclassified as distribution		-	(3,460)	-	(3,460)
Other contributions and distributions		192	-	-	192
Other comprehensive income (loss), net of tax		-	-	-	-
Currency translation differences		-	-	(1,876)	(1,876)
Balance at March 31, 2026		82,490	2,017	(555)	83,951
Net income		-	3,179	-	3,179
Issuance of contributed capital		-	-	-	-
Owner-related expenses reclassified as distribution		-	(3,394)	-	(3,394)
Other contributions and distributions		(192)	-	-	(192)
Other comprehensive income (loss), net of tax		-	-	-	-
Currency translation differences		-	-	1,657	1,657
Balance at June 30, 2026		$82,298	$1,802	$1,102	$85,201

The accompanying notes are an integral part of these unaudited condensed combined financial statements.

TEG SPV GROUP

Condensed Combined Statements of Cash Flows

(All dollar amounts are in thousands)

(unaudited)

		Six Months Ended June 30,
	Note	2026	2025

Cash flows from operating activities
Net income		$3,606	$5,152

Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation of property and equipment	9	2,083	2,136
Provision for bad debts, net	6,7,21	175	94
Loss/(gain) on disposal of property and equipment		128	(8)
Interest income		(2,391)	(678)
Interest expense		1,229	1,515
Net foreign exchange loss/(gain)		324	(688)
Deferred income taxes	17	231	340

Changes in working capital, net of effects
Accounts receivable, net		998	(1,721)
Inventories		(48)	(81)
Prepaid expenses and other current assets		508	(2,767)
Accounts payable and other liabilities		66	(324)
Contract liabilities		56	(891)
Advance received		-	(2,021)
Other taxes payable		(3)	3,820
Income tax payable		1,063	700
Net cash provided by operating activities		8,025	4,578

Cash flows from investing activities
Purchases of property and equipment		(2,436)	(1,959)
Proceeds from sales of property and equipment	9	237	8
Refund of construction advances made	9	-	3,975
Originations of notes receivable		(9,354)	(828)
Proceeds from collections of notes receivable		19,346	1,023
Net cash provided by investing activities		7,793	2,219

Cash flows from financing activities
Proceeds from loans payable		41	44
Repayment of loans payable		(9,696)	(3,726)
Owner distributions	14	(6,854)	(3,545)
Net cash used in financing activities		(16,509)	(7,227)

Effect of exchange rate changes on cash and cash equivalents		(144)	77
Net decrease in cash and cash equivalents		(835)	(353)
Cash and cash equivalents, beginning of period		1,718	1,038
Cash and cash equivalents, end of period		$883	$685

Supplemental disclosure of cash flow information:
Cash payments during the period for
Income taxes		(25)	(58)
Interest, net of capitalized interest		(1,266)	(1,507)

The accompanying notes are an integral part of these unaudited condensed combined financial statements.

NOTES TO THE UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

1. Group Structure and Common Control Reorganization

TEG SPV LLC is the holding company of TEG SPV Group (the “Group”). It is registered at 64/2 Mahtumquli Street, Yashnobod District, Tashkent.

The holding company is wholly owned by TOURISM AND ENTERTAINMENT GROUP LLC (the “parent company”) and WELLMORE LLC. Both the parent company and WELLMORE LLC are controlled by the same ultimate beneficial owner, Mr. Jakhongir Abidovich Artikkhodjaev, a citizen of the Republic of Uzbekistan (the “UBO”).

The Group operates three core businesses in the Republic of Uzbekistan, comprising two hotels and one exhibition center. During the fourth quarter of 2025, the Group underwent a legal restructuring involving the establishment of TEG SPV LLC as a holding company, together with the creation of two new subsidiaries, with the objective of bringing the Group under a unified holding structure. As part of this restructuring, one hotel operating entity (Hilton Tashkent) was transferred to the holding company. In addition, the primary real estate assets of the other two operating businesses were transferred to the newly established subsidiaries.

Following the completion, the Group’s legal structure and principal activities will be as follows:

Group principal businesses	Legal entities	Date of incorporation	Principal activities
Holding company	TEG SPV LLC	October 2025	Strategic management, coordination of subsidiaries and holding of investments in operating entities
Hilton Tashkent	AKFA DREAM WORLD LLC (“ADW”)	December 2017	Full-service five-star hotel providing accommodation, food and beverage services, events and ancillary hospitality services under the Hilton brand
Wyndham hotel	CULTURAL LANDMARK HOTEL LLC	December 2025	Full-service four-star hotel providing accommodation, food and beverage services, events and ancillary hospitality services under the Wyndham brand
CAEX exhibition center	CAEX LLC	December 2025	Exhibition and events venue, providing rental of exhibition space and related event organization and support services

2. Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation. The accompanying condensed combined financial statements and related notes of the Group were prepared in accordance with the accounting principles generally accepted in the United States of America (“GAAP”) and the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”). All necessary adjustments were made to present fairly, in all material respects, the financial position, results of operations, and cash flows of the Group for all periods presented.

Principles of Combination. These condensed combined financial statements have been prepared to present the financial position, results of operations, and cash flows of entities that are under common control of the UBO as if they had operated as a single economic reporting entity. The combination is presented in accordance with GAAP, applying consolidation principles by analogy, as there was no single legal parent entity that directly controlled all entities included in the Group during the six months ended June 30, 2026 and the year ended December 31, 2025.

2. Basis of Presentation and Summary of Significant Accounting Policies (Continued)

The financial information of the Group entities has been combined on a line-by-line basis. All intercompany balances and transactions between the Group entities, including intercompany revenues, expenses and other intra-group transfers, have been eliminated in full upon combination. Where necessary, adjustments have been made to ensure consistent accounting policies across all entities included in the condensed combined financial statements. Transactions between entities under common control have been reflected at their carrying amounts at the date of transfer. No step-up to fair value has been recognized in relation to assets or liabilities transferred between entities under common control.

The condensed combined financial statements do not necessarily represent the financial position, results of operations or cash flows of the Group on a stand-alone consolidated legal basis and may not be indicative of future performance following the substantial completion of the restructuring in July 2026 and its operation under its current legal structure.

The condensed combined financial statements were prepared on a historical cost basis. Financial assets and financial liabilities are measured at amortized cost under GAAP.

Use of Estimates and Assumptions. The preparation of the condensed combined financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities as of the date of the condensed combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include, but are not limited to, the useful lives of long-lived assets, uncertain tax positions and the allowance for expected credit losses.

Foreign Currency Translation and Transactions. The determination of functional currency is based on the criteria set forth in ASC 830, Foreign Currency Matters. The functional currency of each entity within the Group is the Uzbek Soum (“UZS”), which reflects the primary economic environment in which the entities of the Group generate and expend cash. The Group’s reporting currency is U.S. dollar (“$”).

Transactions denominated in currencies other than the functional currency (primarily $ and EUR) are recorded at the exchange rates prevailing on the dates of the transactions. At the balance sheet date, monetary assets and liabilities denominated in foreign currencies are measured at the exchange rate in effect at the respective reporting date. All gains and losses arising from foreign currency transactions are recorded in the condensed combined statement of operations and comprehensive income during the year in which they occur.

The results and financial position of the Group are translated into the reporting currency as follows:

(i)	assets and liabilities for each balance sheet are translated at the closing rate at the end of the respective reporting period;

(ii)	income and expenses are translated at average exchange rates (unless this average is not a reasonable approximation of the cumulative effect of the rates prevailing on the transaction dates, in which case income and expenses are translated at the dates of the transactions);

(iii)	components of equity are translated at the historic rate; and

(iv)	all resulting exchange differences are recognized as foreign currency translation adjustment in other comprehensive income.

On June 30, 2026, the principal rate of exchange used for translating foreign currency balances was $ 1 = UZS 12,060.84 (December 31, 2025: $ 1 = UZS 12,025.33). For the three and six months ended June 30, 2026 and 2025, the average principal exchange rates used in translating income and expenses were as follows:

	Three months	Six months
June 30, 2026	(1$) - 12,055.62	(1$) – 12,102.41
June 30, 2025	(1$) - 12,842.72	(1$) – 12,893.07

Fair Value of Financial Instruments. Under ASC 820, Fair Value Measurement (ASC 820), “fair value” is defined as the price that would be received for the sale of an asset or paid for the transfer of a liability in an orderly transaction between market participants at the measurement date.

2. Basis of Presentation and Summary of Significant Accounting Policies (Continued)

Cash and Cash Equivalents. Cash and cash equivalents include cash on hand and in various bank accounts, and all short-term investments with an original maturity of three months or less.

The Group maintains cash and cash equivalents with various financial institutions in the Republic of Uzbekistan. The Group’s policy is designed to limit exposure to any one institution. The Group performs periodic evaluations of the relative credit standing of those financial institutions as part of its investment strategy.

Accounts Receivable and Other Receivables. Accounts receivable primarily represent amounts due from hotel guests for room occupancy and related services. Accounts receivable also include, among other items, receivables from tenants leasing space in hotel and non-hotel properties.

The Group generally provides credit terms of 15 to 30 days from the invoice date, depending on customer type and contractual arrangements. Credit is extended only to approved customers based on an evaluation of their financial condition, historical payment performance, and expected future business volume. Accounts receivable are recorded at the invoiced amount, net of an allowance for expected credit losses. The allowance for expected credit losses is estimated based on historical loss experience, current conditions and reasonable and supportable forecasts of future economic conditions.

All accounts receivable are unsecured, and the Group does not obtain collateral.

Other receivables include short-term balances arising from various operating activities, including rent receivables, interest receivable, claims and other amounts due from miscellaneous debtors.

Notes Receivable. Notes receivable are financial assets measured at amortized cost. They are initially recognized at the amount funded, net of any loan origination costs or fees.

Notes receivable are subsequently measured at amortized cost using the effective interest method. Any difference between the initial carrying amount and the contractual cash flows (including discounts or premiums arising on initial recognition) is recognized in profit or loss over the term of the note as interest income.

The Group recognizes an allowance for expected credit losses on notes receivable in accordance with ASC 326, based on historical experience, current conditions, and reasonable and supportable forecasts of future economic conditions.

Concentrations of Credit Risk. The Group currently conducts all of its operations in the Republic of Uzbekistan. Accordingly, the Group’s business, financial condition and results of operations are influenced by the political, economic and legal environment in Uzbekistan, including changes in governmental policies, taxation, currency regulation and other regulatory developments.

Financial instruments that potentially subject the Group to concentrations of credit risk consist principally of cash and cash equivalents, accounts receivable (including receivables from related parties) and advances to suppliers. The Group extends credit to certain customers in the normal course of business. While a portion of revenue is generated through credit sales, concentrations of credit risk in accounts receivable are limited due to generally short payment terms. The Group performs ongoing credit evaluations of its customers to further mitigate credit risk.

Inventory. Inventories consist primarily of food and beverage items used in the Group’s hospitality operations. Inventory is stated at the lower of cost or net realizable value (“NRV”) and is accounted for using the first-in, first-out method. NRV represents the estimated selling price in the ordinary course of business, less costs to sell.

2. Basis of Presentation and Summary of Significant Accounting Policies (Continued)

The Group evaluates inventories for potential impairment based on factors, such as spoilage, obsolescence, damage and expected selling prices. When the cost of inventory exceeds its NRV, the inventory is written down to NRV, and the resulting loss is recognized in the period incurred. Such write-downs are not subsequently reversed.

Prepaid Expenses and Other Current Assets. Prepaid expenses and other current assets include payments made in advance for goods and services to be received in future periods, including supplier advances, insurance, rent, service contracts, supplies, recoverable taxes and other short-term receivables. These amounts are initially recorded at historical cost and are expensed over the period in which the related economic benefits are consumed, consistent with the matching principle. Prepaid expenses are classified as current when expected to be utilized within twelve months or the normal operating cycle, and otherwise classified as non-current. Advances related to property and equipment are recorded within property and equipment. Prepaid balances are reviewed for impairment and written off when it is determined that future economic benefits are no longer probable.

Property and Equipment. Property and equipment are recorded at cost. Costs of improvements that extend the useful life, increase capacity, or improve service potential of an asset are capitalized. Costs for normal repairs and maintenance are expensed as incurred.

Depreciation begins when the asset is available for its intended use. Depreciation is recorded using the straight-line method over the assets’ estimated useful lives, which are generally as follows:

Useful life in years
Buildings and improvements	30 to 60 years
Equipment	3 to 13 years
Furniture and fixtures	3 to 13 years
Other	3 to 13 years

The estimation of useful lives of property and equipment involves judgment and is based on management’s experience with similar assets. The future economic benefits of these assets are consumed primarily through use; however, factors such as technical or commercial obsolescence and physical deterioration may also reduce the economic benefits expected to be derived from the assets.

Management reviews the useful lives of assets based on their current technical condition and the expected period over which the assets are anticipated to generate economic benefits for the Group. Key factors considered include:

(a)	the expected pattern of use of the assets;

(b)	expected physical wear and tear, which depends on operating conditions and maintenance programs; and

(c)	technical or commercial obsolescence arising from changes in market or industry conditions.

Subsequent expenditure is capitalized only when it is probable that future economic benefits will flow to the Group and the cost can be reliably measured.

Property and equipment are derecognized upon disposal or when no future economic benefits are expected, and the difference between disposal proceeds and carrying amount is recognized in profit or loss within other income or expense.

2. Basis of Presentation and Summary of Significant Accounting Policies (Continued)

Impairment of Long-Lived Assets. Impairment of long-lived assets is assessed whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability is first assessed by comparing the carrying amount of the asset or asset group with the estimated future undiscounted cash flows expected to result from its use and eventual disposition. If the carrying amount exceeds the undiscounted cash flows, the asset is considered not recoverable and an impairment loss is recognized. The impairment loss is measured as the excess of the carrying amount over the asset’s fair value, which is generally determined using discounted cash flow techniques or other valuation methods. Following recognition of an impairment loss, the adjusted carrying amount becomes the new cost basis and is depreciated over the remaining useful life. The Group periodically reviews the estimated useful lives of its long-lived assets to ensure they remain appropriate based on renovation requirements, maintenance practices and brand standards. Long-lived assets classified as held for sale are measured in accordance with the lower of carrying amount or fair value less costs to sell.

Accounts Payable and Other Liabilities. Accounts payable are recognized when the Group receives goods or services from a counterparty in accordance with the terms of the underlying arrangement. Accounts payable are initially recorded at the invoiced amount, which approximates their transaction price at recognition. Accounts payable are subsequently measured at amortized cost when a significant financing component exists; otherwise, they are carried at their invoiced amount. Accounts payable are derecognized when the related obligation is settled, cancelled or otherwise legally extinguished.

Accrued expenses and other liabilities primarily consist of royalty accruals, accrued employee salaries, utilities and other operating expenses incurred but not yet invoiced.

Contract Liabilities. Contract liabilities represent the Group’s obligation to transfer goods or services to a customer for which consideration has been received in advance or is otherwise due prior to revenue recognition. These primarily include advance deposits received for hotel accommodations, food and beverage services, event services and rental of facilities and office spaces.

Contract liabilities are recognized when:

●	cash is received in advance of performance, or

●	amounts billed exceed revenue recognized based on satisfaction of performance obligations.

Revenue is recognized from contract liabilities when (or as) the related performance obligations are satisfied, which generally occurs over the duration of a guest stay, event period or rental term.

Advance deposits may be refundable or non-refundable depending on contractual terms. Refundable deposits are generally returned upon cancellation within the specified cancellation period. Non-refundable deposits are recognized as revenue when the related services are provided or when the Group’s right to consideration becomes unconditional in accordance with ASC 606.

Unsatisfied performance obligations. The Group has elected the practical expedient under ASC 606 for contracts with an original expected duration of one year or less. Due to the short-term nature of its contracts, which primarily consist of hotel accommodations, events and related services, the Group’s remaining performance obligations are generally expected to be satisfied within 12 months. Accordingly, the Group does not disclose quantitative information about remaining performance obligations for these contracts.

Loans Payable. Loans payable are financial liabilities measured at amortized cost. They are initially recognized at the proceeds received, net of directly attributable debt issuance costs. Debt issuance costs are amortized to interest expense over the term of the related borrowings using the effective interest method.

2. Basis of Presentation and Summary of Significant Accounting Policies (Continued)

If the Group violates a covenant under a loan agreement at or before the reporting date, and the violation gives the lender the right to demand repayment on demand, the related liability is classified as current, even if the lender waives the breach after the reporting date but before the condensed combined financial statements are issued. This is because, at the reporting date, the Group does not have an unconditional right to defer settlement for at least twelve months after that date.

Loans payable are derecognized when the obligation is extinguished, i.e., when the contractual obligation is discharged, cancelled or expires.

Commitments and Contingencies. The Group enters into various contractual arrangements in the normal course of operating its hotel and exhibition properties. These commitments include, but are not limited to, non-cancelable purchase agreements for food and beverage supplies and operating materials; utility, maintenance, cleaning, security, and facility management contracts; construction, renovation, and capital improvement contracts; and service contracts related to hotel management, franchise agreements, reservation and marketing systems, and exhibition and event operations. Such arrangements are not recognized in the condensed combined financial statements until the related goods or services are received in accordance with ASC 440, Commitments.

The Group also evaluates loss contingencies in accordance with ASC 450, Contingencies, and recognizes a liability when a loss is probable and reasonably estimable, or discloses the nature and estimated range of possible loss when a loss is reasonably possible but not probable or cannot be reasonably estimated. Contingencies may arise from guest claims, employee matters, vendor and contractor disputes, tax and regulatory matters, and obligations arising from hotel and exhibition operations.

Financial Guarantees. In accordance with ASC 460, financial guarantee-related liability is not recognized when the Group issues a financial guarantee to a third party in respect of a loan obtained by the Group’s related party, which is outside of the Group but under the ultimate control of the same UBO.

Revenue Recognition. The Group recognizes revenue in accordance with ASC 606, when control of goods or services is transferred to customers, in an amount that reflects the consideration expected to be received. The Group’s contracts generally have short durations and do not include significant variable consideration, complex financing components or frequent contract modifications. Revenue is presented net of taxes collected on behalf of governmental authorities. Payments are typically received in advance or at the time services are rendered.

The Group offers discounted rates through established pricing programs, including for loyalty members, advance bookings, and customers meeting defined credit criteria. These discounts are customary, non-discretionary, and are accounted for as reductions of the transaction price, with revenue recognized net of such discounts. The impact of loyalty programs is not material to the Group’s condensed combined financial statements.

2. Basis of Presentation and Summary of Significant Accounting Policies (Continued)

Revenue is disaggregated by major revenue streams, as described in the table below:

Major revenue streams	Revenue recognition

Room (accommodation)	Room revenue relates to the provision of lodging services. Revenue is recognized over time, on a daily basis, as rooms are occupied. Where bookings include breakfast, the transaction price is allocated between lodging and breakfast based on the residual approach. For non-refundable bookings, revenue is recognized when the stay occurs or when cancellation or no-show rights lapse. Loyalty programs provide customers with a material right; therefore, a portion of the transaction price is deferred and recognized when points are redeemed or expire.

Events	Events revenue includes venue rental and related services such as catering, equipment rental and event support services. These services are considered a single performance obligation and revenue is recognized over time, typically on a straight-line basis over the event period.

Food and beverage	Food and beverage revenue includes restaurant, room service, minibar and bar sales. Revenue is recognized at a point in time when goods are delivered and services are rendered.

Other services	Other services include laundry, spa, gym, parking and rental of facilities and office spaces. Revenue is generally recognized at a point in time when the service is rendered, except for services such as space rental, which is recognized over time as the customer simultaneously receives and consumes the benefits.

	Three Months Ended		Six Months Ended
(in thousands)	2026	2025	2026	2025
Room (accommodation)	$5,237	$6,407	$8,239	$8,791
Events	4,332	4,524	6,186	5,875
Food, beverage and other	1,677	1,838	2,950	3,859
Total revenue	$11,246	$12,769	$17,375	$18,525

Cost of Sales. Cost of sales primarily consists of expenses directly associated with providing hospitality services and managing the exhibition center. These costs include labor and related employee benefits for operational staff, food and beverage costs, guest supplies, laundry and cleaning services, depreciation, directly attributable taxes, royalty expenses, and other direct expenses incurred in delivering services. These costs are recognized as incurred in the period to which they relate.

Selling, General and Administrative Expenses (“SG&A”). SG&A expenses consist of costs not directly attributable to providing hospitality services or operating the exhibition center. These expenses include corporate and administrative salaries and related employee benefits, marketing and advertising costs, professional and consultancy fees, office and IT expenses, insurance and other general overhead costs. SG&A expenses are recognized as incurred in the period to which they relate.

Employee Benefits. Employee benefits comprise wages, salaries, contributions to Uzbekistan state pension and social insurance funds, paid annual and sick leave and bonuses. These costs are accrued in the year in which the Group’s employees render the associated services. The Group participates in a statutory defined contribution scheme and does not have any legal or constructive obligation to provide post-employment or other long-term employee benefits beyond the required statutory contributions.

2. Basis of Presentation and Summary of Significant Accounting Policies (Continued)

Operating Segments. Operating segments are reported in a manner consistent with the internal reporting provided to the Group’s chief operating decision maker (“CODM”), who is responsible for allocating resources and assessing the performance of the segments. The Group has identified its chief operating decision maker as the parent company’s Chief Executive Officer.

The Group evaluates performance and allocates resources based on discrete operating segments that generate revenues and incur expenses from providing hospitality services and managing the exhibition center. The Group’s reportable segments are determined based on the nature of services provided and the internal management structure used for decision-making.

Segment results include revenues and expenses directly attributable to each segment, as well as allocations of certain centrally managed costs where such allocations are reasonable and consistently applied. Unallocated items primarily include corporate-level administrative expenses, financing costs, and income taxes.

Allowance for Expected Credit Losses. The Group recognizes an allowance for expected credit losses on financial assets measured at amortized cost, including accounts receivable and notes receivable, in accordance with ASC 326, Financial Instruments - Credit Losses (“CECL”). The allowance represents management’s estimate of lifetime expected credit losses and is recorded as a contra-asset, reducing the amortized cost basis of the related financial assets.

Under the CECL model, expected credit losses are estimated over the contractual term of the financial asset, adjusted for expected prepayments when applicable. The estimate incorporates relevant information about past events, current conditions, and reasonable and supportable forecasts. Key factors considered include:

●	Segmentation of financial assets into pools with similar risk characteristics;

●	Evaluation of individual exposures where risk characteristics are not shared with a pool;

●	Historical credit loss experience;

●	Current economic conditions; and

●	Reasonable and supportable forecasts, including macroeconomic indicators such as GDP growth in Uzbekistan.

For accounts receivable, the Group applies a provision matrix approach, whereby receivables are grouped into portfolios with similar risk characteristics (e.g., operating receivables and deferred sales of property) and stratified by aging categories. Historical loss rates are calculated for each aging bucket and adjusted to reflect current conditions and forward-looking information. These adjusted loss rates are applied to the corresponding aging categories to estimate expected credit losses. A receivable is considered past due when payment is not received within the contractual credit terms.

The Group generally assumes that defaulted accounts receivable will ultimately be collected, and therefore, the only economic loss associated with these balances relates to the time value of money arising from delayed settlement. Accordingly, to reflect the loss given default, the gross carrying amounts of accounts receivable in each aging bucket are discounted using the relevant interest rates published by the Central Bank of Uzbekistan. This approach captures the present-value impact of payment delays while recognizing that credit losses other than timing effects are not expected based on historical experience.

For notes receivable, the Group applies a CECL approach, incorporating counterparty-specific credit risk, past due status, credit quality indicators, and industry and geographic risk factors. Loss given default assumptions are based on available recovery data, including external benchmarks where appropriate.

Financial assets are written off when they are deemed uncollectible and all reasonable collection efforts have been exhausted. Write-offs are recorded against the allowance for expected credit losses. Recoveries of amounts previously written off are recognized in profit or loss when received.

The Group updates its estimate of expected credit losses at each reporting date using the best available information. Due to the use of forward-looking assumptions, including macroeconomic forecasts and customer payment behavior, actual results may differ from those estimates.

2. Basis of Presentation and Summary of Significant Accounting Policies (Continued)

In accordance with ASC 326-20-50-13, the Group discloses a roll forward of the allowance for credit losses, including the beginning balance, current-period provision, write-offs, recoveries, and ending balance. Because these inputs require management judgment and are inherently uncertain, changes in assumptions, particularly those related to economic conditions or customer payment patterns, may result in material adjustments to the allowance for credit losses in future periods. The Group updates its CECL estimates at each reporting date using the best available information.

Income Taxes. The Group accounts for income taxes in accordance with ASC 740 Income Taxes. Income tax expense comprises current and deferred tax. Income tax is recognized in the condensed combined statement of operations, except to the extent it relates to items recognized directly in equity or other comprehensive income.

Current income tax expense represents the amount of income taxes payable or recoverable in respect of the taxable profit or loss for the current period, based on enacted tax rates and laws in the Republic of Uzbekistan where the Group operates.

Deferred income taxes are recognized using the asset and liability method for temporary differences between the financial reporting bases of assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply in the periods when the temporary differences are expected to reverse. Deferred tax assets are recognized for deductible temporary differences, net operating loss carryforwards, and tax credit carryforwards, to the extent that it is more likely than not (a likelihood of greater than 50 percent) that taxable income will be available against which these amounts can be utilized.

A valuation allowance is established to reduce deferred tax assets to the amount that is more likely than not to be realized. The Group evaluates both positive and negative evidence, including historical results and projections of future taxable income, in assessing the need for a valuation allowance.

Deferred tax assets and liabilities are presented as non-current in the condensed combined balance sheet and are offset when they relate to the same tax jurisdiction.

Uncertain tax positions. The Group evaluates uncertain tax positions in accordance with the recognition and measurement guidance for income taxes. Tax positions are recognized only when it is more likely than not that the position will be sustained upon examination by the relevant taxing authorities, based on the technical merits of the position. Recognized tax positions are measured as the largest amount of benefit that is greater than 50 percent likely to be realized upon ultimate settlement. The Group recognizes interest and penalties related to uncertain tax positions, if any, within income tax expense.

3. Recently Adopted Accounting Pronouncements

ASU 2025-05 — Financial Instruments—Credit Losses (Topic 326): Practical Expedient for Accounts Receivable and Contract Assets

●	Description: Provides a practical expedient for short-term trade accounts receivable and contract assets to estimate current expected credit losses (CECL) by allowing entities to assume current economic conditions persist over the brief collection period.

●	Adoption Status: The Company adopted this standard effective January 1, 2026. The adoption was applied on a modified retrospective basis.

●	Impact: The practical expedient simplified the calculation process for trade receivables and did not result in a material cumulative-effect adjustment to opening accumulated deficit or combined net income.

ASU 2023-09 — Income Taxes (Topic 740): Improvements to Income Tax Disclosures

●	Description: Mandates standardized categories for annual rate reconciliations and disaggregated disclosures of income taxes paid by jurisdiction.

●	Adoption Status: Adopted for fiscal years beginning after December 15, 2025.

●	Impact: The standard is limited to enhanced financial statement footnote disclosures and has no effect on financial condition, condensed combined results of operations, or cash flows.

4. New Accounting Pronouncements

ASU 2024-03 — Income Statement Reporting—Expense Disaggregation Disclosures (Subtopic 220-40)

●	Description: Requires public business entities to disaggregate specified operating expense line items into specific cost categories (such as compensation, depreciation, and inventory costs) within the footnotes.

●	Effective Date: Effective for annual periods beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027. Early adoption is permitted.

●	Expected Impact: Management is preparing systems to extract line-item expense components. Because this update strictly alters footnote disclosures, it will not impact condensed combined financial position, net income, or cash flows.

ASU 2026-02 — Environmental Credits and Obligations (Topic 407)

●	Description: Establishes recognition, measurement, and presentation criteria for environmental credits (e.g., carbon offsets, renewable energy certificates) and compliance obligations.

●	Effective Date: Effective for fiscal years beginning after December 15, 2026, including interim periods within those fiscal years. Early adoption is permitted.

●	Expected Impact: The Company is currently evaluating the impact of adopting this standard on its condensed combined financial statements and footnote disclosures.

5. Segment Information

The CODM is the Group’s parent company’s Chief Executive Officer, who, together with senior management, regularly reviews the operating results of the hospitality and exhibition segments. Segment performance is evaluated primarily based on segment revenues and operating results prepared in accordance with the Group’s internal accounting policies used for management reporting. The CODM uses these segment results to assess profitability and operating efficiency, compare performance across periods, determine annual operating budgets, approve capital expenditures and allocate financial and human resources between segments. Segment results are presented on the same basis as the information provided to the CODM. A reconciliation of total segment profit or loss to condensed combined profit or loss prepared in accordance with GAAP is presented below.

The Group has identified two reportable segments, which reflect the manner in which the CODM evaluates performance and allocates resources. These segments are determined based on the nature of the Group’s services, the internal organizational structure and the distinct economic characteristics of each business activity as reflected in internal reporting provided to the CODM. Segment revenues and operating results are prepared in accordance with the Group’s internal accounting policies.

●	Hospitality — operation of two hotel properties and provision of related accommodation and guest services.

●	Exhibition — operation of an exhibition center used for hosting international and domestic exhibitions and events.

The hospitality segment comprises revenues from all four revenue streams, while the exhibition segment includes revenues from events and related services.

5. Segment Information (Continued)

	Holding Company		Hospitality				Exhibition				Total
	Three Months	Six Months	Three Months		Six Months		Three Months		Six Months		Three Months		Six Months
	Ended	Ended	Ended		Ended		Ended		Ended		Ended		Ended
	June 30,	June 30,	June 30,		June 30,		June 30,		June 30,		June 30,		June 30,
	2026	2026	2026	2025	2026	2025	2026	2025	2026	2025	2026	2025	2026	2025
Revenue	-	-	$7,990	$10,241	$13,786	$14,378	$1,318	$2,087	$2,584	$2,788	$9,308	$12,328	$16,370	$17,166
Cost of sales	-	-	(5,150)	(5,820)	(9,470)	(9,783)	(711)	-	(1,139)	-	(5,861)	(5,820)	(10,609)	(9,783)
Gross profit	-	-	2,840	4,421	4,316	4,595	607	2,087	1,445	2,788	3,447	6,508	5,761	7,383
Selling, general and administrative expenses	(13)	(21)	(862)	(878)	(1,458)	(1,451)	(360)	(310)	(735)	(630)	(1,236)	(1,188)	(2,214)	(2,081)
Provision for bad debts	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Other operating expenses, net			(3,753)	(3,188)	(7,123)	(2,609)	(555)	(983)	(1,407)	(1,424)	(4,308)	(4,171)	(8,530)	(4,033)
Operating income	(13)	(21)	(1,775)	355	(4,265)	534	(309)	794	(697)	734	(2,097)	1,149	(4,983)	1,269
Interest income	-	-	552	1	1,378	3	-	-	-	-	552	1	1,378	3
Interest expense	-	-	(548)	(699)	(1,212)	(1,438)	-	-	-	-	(548)	(699)	(1,212)	(1,438)
Net foreign exchange gain/(loss)	-	-	383	679	(166)	675	10	(3)	(1)	(3)	393	675	(167)	672
Other expenses, net	-	-	(75)	22	(151)	23	-	-	-	-	(75)	22	(151)	23
Income/(loss) before income taxes	(13)	(21)	(1,463)	358	(4,416)	(204)	(299)	791	(698)	731	(1,775)	1,148	(5,135)	529
Income tax expense	-	-	-	-	(3)	-	-	-	-	-	-	-	(3)	-
Net income/(loss) in accordance with statutory accounting policies	(13)	(21)	(1,463)	358	(4,419)	(204)	(299)	791	(698)	731	(1,775)	1,148	($5,138)	$529

5. Segment Information (Continued)

	Holding Company		Hospitality				Exhibition				Total
	Three Months	Six Months	Three Months		Six Months		Three Months		Six Months		Three Months		Six Months
	Ended	Ended	Ended		Ended		Ended		Ended		Ended		Ended
	June 30,	June 30,	June 30,		June 30,		June 30,		June 30,		June 30,		June 30,
	2026	2026	2026	2025	2026	2025	2026	2025	2026	2025	2026	2025	2026	2025
US GAAP adjustments not allocated to segments
Revenue	-	-	1,937	441	1,005	1,359	-	-	-	-	1,937	441	1,005	1,359
Cost of sales	-	-	49	943	216	1,233	(161)	(706)	(315)	(1,479)	(111)	237	(99)	(246)
Selling, general and administrative expenses	-	(109)	(53)	119	(114)	202	226	200	495	463	173	319	273	665
Provision for bad debts, net	-	-	(186)	(44)	(175)	(94)	-	-	-	-	(186)	(44)	(175)	(94)
Impairment loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Loss on classification as held for sale	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Other operating expenses, net	-	-	3,555	3,156	6,778	2,554	520	431	1,293	819	4,076	3,588	8,072	3,373
Interest income	-	-	9	349	1,013	676	-	-	-	-	9	349	1,013	676
Interest expense	-	-	8	(43)	(16)	(77)	-	-	-	-	8	(43)	(16)	(77)
Net foreign exchange gain/(loss	-	-	(75)	15	(150)	16	(6)	-	(6)	-	(81)	15	(156)	16
Other expenses, net	-	-	75	-	151	-	-	-	-	-	75	-	151	-
Income tax expense	-	-	(858)	(831)	(1,319)	(990)	(88)	(181)	(4)	(59)	(946)	(1,012)	(1,324)	(1,049)
Combined net income in accordance with statutory accounting policies	$(13)	$(130)	$2,998	$4,464	$2,970	$4,675	$193	$535	$765	$474	$3,179	$4,998	$3,606	$5,152

Hospitality segment. The hospitality segment comprises the hotel operations of AKFA DREAM WORLD LLC in Tashkent, operating under a franchise agreement with the Hilton brand, and CULTURAL LANDMARK HOTEL LLC in Bukhara, operating under a franchise agreement with the Wyndham brand. Both entities are wholly owned and managed locally, under the Parent’s oversight. The segment includes revenues and expenses related to room operations, events, and food, beverage, and other.

Exhibition segment. The exhibition segment includes the activities of CAEX LLC, which manages commercial renting and organizes international and domestic exhibitions and events.

6. Accounts Receivable, net

	June 30,	December 31,
(in thousands)	2026	2025
Accounts receivable	$5,088	$4,250
Less: allowance for credit losses	(647)	(390)
Total accounts receivable, net	$4,441	$3,860

The following table shows the movements in the allowance for expected credit losses during the period ended June 30, 2026, and the year ended December 31, 2025:

(in thousands)
Balance at January 1, 2025	$163
Provision for bad debts	212
Currency translation difference	15
Balance at December 31, 2025	$390
Provision for bad debts	251
Currency translation difference	6
Balance at June 30, 2026	$647

7. Notes Receivable

As of June 30, 2026, and December 31, 2025, notes receivable consisted of the following:

	June 30,	December 31,
(in thousands)	2026	2025
SKY EVENTS LLC (1)	$1,320	$5,060
Other	29	30
Less: allowance for credit losses	(18)	(68)
Total notes receivable, net	$1,331	$5,022

(1)

During 2024–2025, the Group issued interest-free short-term notes receivable to SKY EVENTS LLC totaling $9,785 thousand, with maturity extended to December 31, 2026. The notes were initially recognized at the amount funded, net of any loan origination costs or fees, with subsequent modifications, resulting in day-one losses of $1,108 thousand and $724 thousand recognized in other expenses during 2025 and 2024, respectively. The discount is amortized as interest income over the term.

As of June 30, 2026, the carrying amount was $1,320 thousand compared to a face value of $1,464 thousand. Repayments of principal and interest during June 30, 2026 and the year ended December 31, 2025 amounted to $5,406 thousand and $1,026 thousand, respectively.

7. Notes Receivable (Continued)

The following table shows the movements in the allowance for expected credit losses during the period ended June 30, 2026, and the year ended December 31, 2025:

(in thousands)
Balance at 1 January 2025	$79
Recoveries	(16)
Currency translation difference	5
Balance at 31 December 2025	68
Recoveries	(50)
Currency translation difference	-
Balance at June 30, 2026	$18

As of June 30, 2026, none of the Group’s notes receivable were past due.

8. Prepaid Expenses and Other Current Assets

	June 30,	December 31,
(in thousands)	2026	2025
Prepaid other taxes	$720	$645
Advances to vendors	746	423
General operating supplies	420	380
Others	493	219
Total prepaid expenses and other current assets	$2,379	$1,667

9. Property and Equipment, net

(in thousands)	June 30, 2026	December 31, 2025
Buildings and improvements	$99,784	$98,308
Equipment	4,667	4,947
Furniture and fixtures	6,610	6,645
Other	3,738	3,580
	114,799	113,480
Less: accumulated depreciation	(19,331)	(17,887)
Total property and equipment, net	$95,468	$95,593

For the period ended June 30, 2026 and the year ended December 31, 2025, the Group recognized depreciation expense of $2,083 thousand and $3,995 thousand, respectively, in the condensed combined statements of operations. Refer to Note 13 for information on the Group’s pledged property and equipment.

During the period ended June 30, 2026, and the year ended December 31, 2025, additions from related party, DISCOVER INVEST LLC, amounted to $1,988 thousand and $4,516 thousand, respectively. Additionally, during 2025, a refund of construction advances made amounting to $4,667 thousand was received from DISCOVER INVEST LLC.

10. Accounts Payable and Other Liabilities

	June 30,	December 31,
(in thousands)	2026	2025
Current
Accounts payable	$2,420	$1,709
Accrued payroll and employee benefits	882	419
Other liabilities	155	150
Total accounts payable and other liabilities	$3,457	$2,278
Non-current
Long-term deferred income	276	177
Commission payable on borrowings	82	77
Total accounts payable and other liabilities	$358	$254

Long-term deferred income represents a long-term part of the year-end balance of an advance payment of $500 thousand received in 2020 by the Group under a licensing agreement with Hilton Global. The advance payment is amortized on a straight-line basis over 25 years. As the payment relates to future rights and services to be provided over the contract term, the unamortized balance is presented in the condensed combined balance sheets until recognized in profit or loss within other income.

11. Contract Liabilities

The following table summarizes the activity of contract liabilities during the period ended June 30, 2026, and the year ended December 31, 2025:

	June 30,	December 31,
(in thousands)	2026	2025
Balance at the beginning of the period/year	$2,640	$2,295
Increase due to consideration received in advance	2,793	2,640
Revenue recognized from beginning contract liabilities	(2,640)	(2,295)
Balance at the end of the period/year	$2,793	$2,640

Contract liability balances as of June 30, 2026, and December 31, 2025, presented in the table above, include balances with related parties of $171 thousand and $138 thousand, respectively (see Note 21).

The Group estimates that the contract liabilities will be recognized as revenue within one month after the end of the respective reporting period. Advances from customers represent predominantly payments received for rooms, events and rentals.

12. Other Taxes Payable

	June 30,	December 31,
(in thousands)	2026	2025
VAT payable	$698	$786
Payroll tax payable	81	66
Other	93	170
Total other taxes payable	$872	$1,022

13. Loans Payable

	June 30,	December 31,
(in thousands)	2026	2025
Loans from HBK	$25,497	$35,186
Other	9	-
Less: current maturities of loans payable	(10,217)	(14,705)
Total loans payable	$15,289	$20,481

As of June 30, 2026 and December 31, 2025, loans payable primarily consist of the loans from Halyk Bank of Kazakhstan (“HBK”), denominated in $, bearing interest at 7.5% p.a. and maturing on September 15, 2029.

In accordance with the loan agreements with HBK, the Group’s loans are secured by ADW’s property and equity interests in ADW, as disclosed in the following table:

(In thousands)
Lender	Borrower	Secured by	Nature of collateral	June 30, 2026	December 31, 2025

HBK	ADW	Collateral	Building and property	$51,354	$50,271

HBK	ADW	Collateral	Share in AKFA DREAM WORLD LLC	7,012	7,012

As of June 30, 2026, the aggregate maturities for loans payable, assuming all extension options available in agreements are exercised, are as follows:

Year	(in thousands)
2027	$10,208
2028	10,239
2029	5,050
Total loans payable	$25,497

14. Contributed Capital

TEG SPV LLC was established as the Group’s holding company in October 2025 with contributed capital of $43,287 thousand. On June 1, 2026, the parent company made a non-cash capital contribution of $41,062 thousand to TEG SPV LLC, increasing the holding company’s contributed capital to $84,349 thousand. For purposes of these combined financial statements, the holding company’s contributed capital has been presented retrospectively as if the current capital structure had been in place since January 1, 2024.

(in thousands)	December 31, 2025
TOURISM AND ENTERTAINMENT GROUP LLC	$84,349
WELLMORE LLC	0
Effect of combining the Group’s other entities	(192)
Currency transaction difference	(1,859)
Total contributed capital	$82,298

The contributed capital is allocated to each legal entity based on its registered ownership interests. TOURISM AND ENTERTAINMENT GROUP LLC, as the parent, holds substantially all of the Group’s contributed capital, with WELLMORE LLC holding a nominal ownership interest to comply with local corporate law requirements.

From time to time, the Group pays expenses on behalf of the UBO. These amounts are recorded as owner distributions in the condensed combined statements of changes in equity. During the period ended June 30, 2026 and the year ended December 31, 2025, owner distributions amounted to $6,854 thousand and $10,728 thousand, respectively. The 2025 distributions comprised cash distributions of $10,346 thousand and noncash distributions of $382 thousand.

15. Cost of Sales

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2026	2025	2026	2025
Employee compensation and benefits	$1,448	$1,400	$2,790	$2,626
Operating supplies and consumables	1,413	1,242	2,268	2,037
Depreciation expense	982	958	2,074	2,088
Taxes other than income tax	446	553	843	1,210
Royalty expense	320	375	535	547
Utilities expense	406	323	657	484
Other	958	734	1,539	1,034
Total cost of sales	$5,973	$5,585	$10,706	$10,026

16. Selling, General and Administrative Expenses

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2026	2025	2026	2025
Employee compensation and benefits	$580	$333	$1,000	$624
Advertising expenses	282	257	475	351
Other taxes	-	99	-	145
Depreciation expense	2	10	4	19
Other	199	170	463	277
Total selling, general and administrative expenses	$1,063	$869	$1,942	$1,416

17. Income Taxes

(a) Components of income tax (expense) / benefit

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2026	2025	2026	2025
Current tax expense	$(576)	$(663)	$(1,095)	$(709)
Deferred tax expense	(370)	(349)	(231)	(340)
Income tax expense for the year	$(946)	$(1,012)	$(1,326)	$(1,049)

17. Income Taxes (Continued)

(b) Income tax reconciliation

The income tax rate applicable to the Group’s income for the six months ended June 30, 2026, and for the year ended December 31, 2025, was 15%. A reconciliation between the theoretical and actual tax charges is presented below:

	Three Months Ended June 30,				Six Months Ended June 30,
(in thousands)%		2026	%	2025	%	2026	%	2025
		$4,125		$6,010		$4,932		$6,201
Theoretical tax charge at statutory rate of	15%	(619)	15%	(902)	15%	(740)	15%	(930)
Tax effect of items which are not deductible or assessable for taxation purposes:
- Non-deductible expenses	(2)%	(68)	0%	(4)	(1)%	(67)	(0)%	(11)
- Other	(6)%	(259)	(2)%	(106)	(11)%	(519)	(2)%	(108)
Income tax expense for the year		$(946)		$(1,012)		$(1,326)		$(1,049)

Hilton Tashkent was granted an exemption from all types of taxes, including value-added tax and income tax, under a secret Presidential Decree issued in 2017 in relation to its construction and operation. The tax exemption was valid through 1 January 2025.

Hilton Tashkent commenced operations in late 2019 and began applying the tax incentive in 2020. Hilton Tashkent applied the value-added tax exemption available under the decree from the commencement of its operations; however, it did not apply the income tax exemption. This was due to the absence of taxable income and the existence of accumulated tax losses in the periods up to 2020. Under the general principles of Uzbek tax legislation, tax incentives granted by law or decree represent a right of the taxpayer rather than an obligation.

(c) Deferred taxes analyzed by type of temporary difference

The Group measures and recognizes current income tax payable and the tax bases of assets and liabilities in accordance with the tax legislation of the Republic of Uzbekistan. The Group is subject to certain permanent tax differences arising from the non-deductibility of specific expenses and from certain types of income that are not subject to taxation. Deferred taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for tax purposes.

17. Income Taxes (Continued)

Temporary differences as of June 30, 2026, as of December 31, 2025 and January 1, 2024 primarily relate to differences in the methods and timing of income and expense recognition, as well as temporary differences arising from differences in the tax bases of certain assets and liabilities. The tax effect of movements in these temporary differences is presented in detail below:

(in thousands)	1 January 2026	Charged/ (credited) to profit or loss	Currency translation difference	31 March 2026	Charged/ (credited) to profit or loss	Currency translation difference	30 June 2026
Tax effect of deductible/(taxable) temporary differences
Property and equipment, net	(108)	107	2	1	10	(108)	(97)
Inventories	50	(48)	(2)	-	(49)	49	-
Accounts receivable	(329)	161	5	(163)	(112)	(165)	(440)
Notes receivable	446	(150)	(6)	290	(162)	155	283
Accounts payable and other liabilities	36	34	(1)	69	43	(33)	79
Prepaid expenses and other current assets	(46)	48	-	2	49	(49)	2
Loans payable	(5)	(13)	-	(18)	(10)	13	(15)
Net deferred tax asset/(liability)	44	139	(2)	181	(231)	(138)	(188)

Recognised deferred tax asset	532	350	7	362	102	217	364
Recognised deferred tax liability	(488)	(211)	(9)	(181)	(333)	(355)	(552)
Net deferred tax asset/(liability)	44	139	(2)	181	(231)	(138)	(188)

17. Income Taxes (Continued)

(in thousands)	December 31, 2025	(Charged)/ credited to profit or loss	Currency translation difference	December 31, 2024	(Charged)/ credited to profit or loss	Currency translation difference	January 1, 2024
Tax effect of deductible/(taxable) temporary differences
- Property and equipment, net	$(107)	$(19)	$(8)	$(80)	$(14)	$4	$(70)
- Inventories	49	10	3	36	6	(1)	31
- Accounts receivable	(328)	(346)	(10)	28	(37)	(3)	69
- Notes receivable	446	87	29	330	112	(13)	231
- Prepaid expenses and other current assets	(46)	(33)	(2)	(11)	19	1	(31)
- Accounts payable and other liabilities	35	(1)	(1)	37	27	2	8
- Loans payable	(5)	17	(1)	(21)	(40)	-	19
- Contract liabilities	-	(107)	3	104	102	(3)	5
- Recorded tax losses	-	(139)	4	135	-	(7)	142
Net deferred tax asset/(liability)	44	(531)	17	558	175	(20)	404

Recognised deferred tax asset	530	114	17	670	266	7	505
Recognised deferred tax liability	(486)	(645)	-	(112)	(91)	(27)	(101)
Net deferred tax asset/(liability)	$44	$(531)	$17	$558	$175	$(20)	$404

18. Commitments and Contingencies

Financial guarantees. In March 2025, the Group guaranteed the obligations of a related party under a $100,000 thousand term facility agreement entered into with HBK. In addition, the Group repledged ADW’s same property, as disclosed in Note 13. The related party is under common control with the Group’s UBO but is not included within the Group. The Group does not receive consideration for issuing the guarantee and has no recourse against the related party in the event that any amounts are required to be paid under the arrangement.

Under the terms of the guarantee, the Group, together with certain other entities under common control, is jointly and severally liable in the event that the related party fails to meet its obligations under the facility. The guarantee remains in effect through December 31, 2031. The maximum potential future payments under the guarantee are $100,000 thousand, plus any accrued interest, fees and penalties under the terms of the facility.

No liability has been recognized in respect of this guarantee as of the inception date or at June 30, 2026 in accordance with the Group’s accounting policy.

18. Commitments and Contingencies (Continued)

Tax contingencies. Tax, currency and customs legislation in Uzbekistan in effect at the reporting date is subject to varying interpretations and may be applied inconsistently by tax authorities. As a result, management’s interpretations of applicable legislation, including the application of tax incentives, withholding taxes, VAT matters and other tax regulations, as well as the supporting documentation maintained by the Group, may be challenged and positions taken by the Group may be subject to review, which could result in the assessment of additional taxes, penalties and interest.

Tax authorities may generally review tax filings for a period of three calendar years following the end of the tax period in which the liability arose; however, under certain circumstances, earlier periods may also be subject to examination.

Management evaluates uncertain tax positions in accordance with GAAP and recognizes the effect of tax positions only when such positions are more likely than not to be sustained upon examination by the relevant taxing authorities, based on the technical merits of the position. Management believes that its interpretation of applicable legislation, including administrative practices and precedents, is appropriate and that the Group’s tax positions will be sustained if examined and, accordingly, no provisions for uncertain tax positions have been recognized as of June 30, 2026 and December 31, 2025. Administrative practices and precedents represent situations in which a tax position could be considered a technical violation of tax law, but it is widely known, well understood, and a consistent practice of the taxing authority (with full knowledge of the position being taken) to nonetheless accept the position. Management does not expect the resolution of any potential tax examinations to have a material adverse effect on the Group’s financial position, results of operations and cash flows.

19. Financial Risk Management

The Group is exposed to financial, operational and legal risks arising in the normal course of business. Financial risks include market risk (comprising foreign currency risk, interest rate risk and other price risk), credit risk, and liquidity risk. The primary objective of financial risk management is to establish appropriate risk limits and ensure ongoing compliance with those limits. Operational and legal risk management focuses on maintaining effective internal policies and procedures designed to mitigate such risks.

Concentration of credit risk and major customers. During the period ended June 30, 2026, revenue from the customer SKY EVENTS LLC represented approximately 14% ($2,440 thousand) of the Group’s total revenue. This revenue was generated within the hospitality segment.

As of June 30, 2026, SKY EVENTS LLC accounted for approximately 11% ($545 thousand) of the Group’s total gross accounts receivable ($5,088 thousand) and approximately 7% ($1,320 thousand) of total gross notes receivable ($19,088 thousand).

The Group is exposed to concentration risk to the extent that a significant portion of its revenue and receivables is attributable to a single customer.

Exposure to currency risk. The Group is exposed to currency risk primarily due to:

●	Purchases of raw materials and equipment denominated in $ and EUR;

●	$-denominated loans payable;

Fluctuations in the UZS/$ and EUR exchange rates may materially affect the Group’s financial position and results of operations.

Management monitors currency risk through:

●	Regular assessment of foreign currency–denominated monetary assets and liabilities

●	Forecasting of cash flows in foreign currencies

●	Monitoring of macroeconomic developments in Uzbekistan

●	Evaluation of natural hedges within the business model

19. Financial Risk Management (Continued)

Foreign currency–denominated monetary assets and liabilities

As of June 30, 2026, and December 31, 2025, the Group’s monetary assets and liabilities denominated in foreign currencies were as follows:

	Monetary financial	Monetary financial	Net
(in thousands)	assets	liabilities	exposure
June 30, 2026
US Dollars	$117	$(26,636)	$(26,519)
EURO	3	(147)	(144)
Total	$120	$(26,783)	$(26,663)

December 31, 2025
US Dollars	$3,424	$(35,742)	(32,318)
EURO	7	(151)	(144)
Total	$3,431	$(35,893)	$(32,462)

Interest rate risk. Changes in interest rates primarily affect the Group’s loans payable and loans receivable, influencing their fair value (for fixed-rate instruments).

The Group does not maintain a formal policy regarding the proportion of fixed-rate versus variable-rate exposure. When entering into new loans payable or lending arrangements, management evaluates whether a fixed or variable rate is more advantageous over the expected term of the instrument.

As of June 30, 2026 and December 31, 2025, the Group did not have financial assets or liabilities with variable interest rates.

Credit risk. Credit risk represents the risk of financial loss to the Group if a counterparty to a financial instrument fails to meet its contractual obligations. Credit risk arises from accounts receivable, other receivables, notes receivable and cash and cash equivalents. The maximum exposure to credit risk is represented by the carrying amounts of financial assets reported in the condensed combined balance sheets.

Liquidity risk is the risk that the Group will encounter difficulty in meeting obligations associated with its financial liabilities as they fall due. The Group’s approach to liquidity management is to maintain sufficient liquidity to meet its obligations under both normal and stressed conditions without incurring unacceptable losses or damaging its reputation.

20. Fair Value Disclosures

The Group defines fair value based on the price that would be received upon sale of an asset or the exit price that would be paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Group uses a fair value hierarchy that prioritizes observable and unobservable inputs used to measure fair value. The fair value hierarchy consists of three broad levels, which are described below:

●	Level 1 - Quoted prices for identical assets or liabilities in active markets that the entity has the ability to access.

●	Level 2 - Observable inputs, other than quoted prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

●	Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets and liabilities. This includes certain pricing models, discounted cash flow methodologies, and similar techniques that use significant unobservable inputs.

20. Fair Value Disclosures (Continued)

The Group has estimated the fair value of its financial and non-financial instruments using available market information and valuation methodologies it believes to be appropriate for these purposes. Considerable judgment and a high degree of subjectivity are involved in developing these estimates and, accordingly, they are not necessarily indicative of amounts that would be realized upon disposition.

The carrying amounts of the Group’s cash and cash equivalents, accounts receivable and notes receivable as well as accounts payable and other payables, loans payable approximate their fair values.

21. Related Party Transactions and Balances

The Group identifies related parties in accordance with ASC 850, including the parent company, entities under common control and key management personnel. Amounts due to or from related parties are recognized as receivables or payables and measured at their carrying amounts. The Group discloses the nature of the relationship, the types and amounts of transactions, and outstanding balances.

Parties are considered related if one party controls, is controlled by, or is under common control with the other party, or has significant influence over the other party. Related party relationships are evaluated based on the substance of the relationship rather than solely its legal form.

The major related parties and their relationship with the Group, and the nature of their services provided to the Group, are summarized as follows:

Individual / entity name	Relationship with the Group	Major transactions with the Group
Mr. Jakhongir Abidovich Artikkhodjaev	UBO	Capital contribution, dividend distribution.
TOURISM AND ENTERTAINMENT GROUP LLC	Parent company	Loans issued
DISCOVER INVEST LLC	Entity under the common control	Construction of buildings, purchase and sale of vehicles
ADW-INTERNATIONAL CONGRESS HALL LLC	Entity under the common control	Loans issued
MULTINATIONAL MINE GROUP FE LLC	Entity under the common control	Loans issued
ARTEL ELECTRONICS LLC	Entity under the common control	Hospitality
MILLIY BOG XIZMATI LLC	Entity under the common control	Hospitality
ARTEL ELECTRONICS MANUFACTURING LLC	Entity under the common control	Hospitality
ARTEL SUPPORT LLC	Entity under the common control	Hospitality
CITIZEN TRAVEL LLC	Entity under the common control	Hospitality
RESTORAN N LLC	Entity under the common control	Hospitality
ENERGO POINT PRO LLC	Entity under the common control	Hospitality
AURUM GLOBAL GROUP FE LLC	Entity under the common control	Loans issued
NEWEXPO LLC	Entity under the common control	Loans issued
MILENIO LLC	Entity under the common control	Loans issued, sales of buildings
J-UNITED GROUP LLC	Entity under the common control	Procurement
DURABLE BETON LLC	Entity under the common control	Construction of buildings, purchase and sale of vehicles
MACMERRY MANAGEMENT LP	Entity under the common control	Hospitality
OBOD SHAHAR QURISH LLC	Entity under the common control	Hospitality
ARTEL TECHNICAL SCHOOL LLC	Entity under the common control	Hospitality
EXCELLENT SWEETS STORE LLC	Entity under the common control	Hospitality
AKFA FOOD LLC	Entity under the common control	Hospitality
OCARD LLC	Entity under the common control	Hospitality
GREEN ZONE OF WORLD LLC	Entity under the common control	Hospitality

21. Related Party Transactions and Balances (Continued)

ARIA SUG’URTA TASHKILOTI JSC	Entity under the common control	Hospitality
CENTRAL ASIAN UNIVERSITY LLC	Entity under the common control	Hospitality
CAU EDUTAINMENT LLC	Entity under the common control	Hospitality
AKFA MEDLINE LLC	Entity under the common control	Hospitality
AKFA BUILDING MATERIALS LLC	Entity under the common control	Hospitality
ALVIERO LLC	Entity under the common control	Hospitality
SMART ILLUMINATION LLC	Entity under the common control	Hospitality
AKFA ALUMINIUM LLC	Entity under the common control	Purchase of construction materials
TELERADIOKOMPANIYA ZO’R LLC	Entity under the common control	Hospitality
CITYNET LLC	Entity under the common control	Hospitality
CHALET RESTORAN LLC	Entity under the common control	Hospitality
TEXNOGARANT LLC	Entity under the common control	Hospitality
VIVA UNIVERSAL LINE LLC	Entity under the common control	Hospitality
INSPO CARE LLC	Entity under the common control	Hospitality
MAROON TRADE LLC	Entity under the common control	Hospitality
ASIA STAR PLAZA LLC	Entity under the common control	Loans issued
ONE TEAM HOSPITALITY LLC	Entity under the common control	Hospitality
EKZOTELLA LLC	Entity under the common control	Hospitality
PROFI SOLUTIONS LLC	Entity under the common control	Hospitality
ROUTESTAR LOGISTICS LLC	Entity under the common control	Hospitality
WAY TECHNO LLC	Entity under the common control	Hospitality

Balances with related parties consist of:

Due from related parties:	June 30,	December 31,
(in thousands)	2026	2025
Current assets
Accounts receivable	$263	$293
Other receivables	1,495	3,431
Notes receivable (net of allowance for credit losses of $148 and $175, respectively)	17,591	21,791
Prepaid expenses and other current assets	349	1,447
Total due from related parties	$19,698	$26,962

Below is a detailed breakdown of balances due from related parties:

Accounts receivable from related parties:

	June 30,	December 31,
(in thousands)	2026	2025
DISCOVER INVEST LLC	$225	$260
MILLIY BOG XIZMATI LLC	29	29
CITIZEN TRAVEL LLC	6	4
ARTEL ELECTRONICS MANUFACTURING LLC	2	-
DURABLE STONE CORP LLC	1	-
Total accounts receivable from related parties	$263	$293

21. Related Party Transactions and Balances (Continued)

Other receivables from related parties:

(in thousands)	June 30, 2026	December 31, 2025
DISCOVER INVEST LLC	$1,378	$3,388
RESTORAN N LLC	61	39
Other receivable on behalf of owner	52	-
CENTRAL ASIAN UNIVERSITY LLC	4	4
Total other receivables from related parties	$1,495	$3,431

Notes receivable from related parties, net:

			June 30,	December 31,
(in thousands)	Maturity	% p.a	2026	2025
ADW-INTERNATIONAL CONGRESS HALL LLC	Dec-26	14%	$9,310	$5,226
AURUM GLOBAL GROUP FE LLC	Nov-26	14%	5,475	13,026
Notes receivable on behalf of owner	Dec-26	Nil	2,210	2,346
TOURISM AND ENTERTAINMENT GROUP LLC	Dec-26	Nil	526	-
WAY TECHNO LLC	Apr-30	Nil	170	-
MULTINATIONAL MINE GROUP FE LLC	Dec-26	14%	18	1,346
NEWEXPO LLC	Dec-26	Nil	15	15
ONE TEAM HOSPITALITY LLC	Dec-26	Nil	15	7
Less: allowance for credit losses			(148)	(175)
Total notes receivable from related parties, net			$17,591	$21,791

The following table shows the movements in the allowance for expected credit loss for notes receivable from related parties:

(in thousands)
Balance at 1 January 2025	$-
Provision for bad debts	163
Currency translation difference	12
Balance at 31 December 2025	175
Recoveries	(27)
Currency translation difference	-
Balance at June 30, 2026	$148

21. Related Party Transactions and Balances (Continued)

Prepaid expenses and other current assets from related parties:

	June 30,	December 31,
(in thousands)	2026	2025
TOURISM AND ENTERTAINMENT GROUP LLC	$124	$180
AKFA MEDLINE LLC	123	-
WAY TECHNO LLC	81	-
MILENIO LLC	21	21
Prepayment on behalf of owner	-	1,208
J-UNITED GROUP LLC	-	30
ONE TEAM HOSPITALITY LLC	-	8
Total prepaid expenses and other current assets from related parties	$349	$1,447

Due to related parties:

	June 30,	December 31,
(in thousands)	2026	2025
Current liabilities
Accounts payable and other liabilities	$1,658	$1,655
Contract liabilities	171	138
Loans payable	41	47
Total due to related parties	$1,871	$1,840

Below is a detailed breakdown of balances due to related parties:

Accounts payable and other liabilities to related parties:

	June 30,	December 31,
(in thousands)	2026	2025
TOURISM AND ENTERTAINMENT GROUP LLC	$1,239	$69
ARTEL ELECTRONICS MANUFACTURING LLC	135	135
MILENIO LLC	124	124
DURABLE BETON LLC	63	63
MACMERRY MANAGEMENT LP	38	39
Other liability on behalf of owner	37	-
Other	22	1,225
Total accounts payable and other liabilities to related parties	$1,658	$1,655

21. Related Party Transactions and Balances (Continued)

Contract liabilities with related parties:

	June 30,	December 31,
(in thousands)	2026	2025
ARTEL ELECTRONICS MANUFACTURING LLC	$100	$-
ARIA SUG’URTA TASHKILOTI JSC	55	122
MILENIO LLC	14	14
DISCOVER INVEST LLC	2	2
Total contract liabilities with related parties	$171	$138

Loans payable to related parties:

			June 30,	December 31,
(in thousands)	Maturity	% p.a	2026	2025
TOURISM AND ENTERTAINMENT GROUP LLC	Dec-26	Nil	$41	$-
ASIA STAR PLAZA LLC	Dec-26	Nil	-	19
Loans payable on behalf of owner	Dec-26	Nil	-	28
Total loans payable to related parties			$41	$47

Revenue from related parties:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2026	2025	2026	2025
RESTORAN N LLC	$46	$-	$12	$-
ARIA SUG’URTA TASHKILOTI JSC	37	-	59	-
CAU EDUTAINMENT LLC	25	29	-	29
ENERGO POINT PRO LLC	15	1	-	2
ARTEL ELECTRONICS MANUFACTURING LLC	7	14	6	21
DISCOVER INVEST LLC	5	3	20	6
AKFA BUILDING MATERIALS LLC	2	-	-	-
TELERADIOKOMPANIYA ZO’R LLC	1	-	1	-
AKFA MEDLINE LLC	-	5	46	5
CITIZEN TRAVEL LLC	-	10	34	20
DURABLE BETON LLC	-	-	7	-
CENTRAL ASIAN UNIVERSITY LLC	-	-	3	-
J-UNITED GROUP LLC	-	-	15	-
ALVIERO LLC	-	-	-	-
ARTEL ELECTRONICS LLC	-	-	-	2
SMART ILLUMINATION LLC	-	-	-	2
AKFA ALUMINIUM LLC	-	1	-	1
Total revenue from related parties	$138	$63	$203	$88

21. Related Party Transactions and Balances (Continued)

Purchases of inventory and general operating supplies from related parties:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2026	2025	2026	2025
WAY TECHNO LLC	$99	$-	$99	$-
Other receivable on behalf of owner	77	458	77	529
OCARD LLC	24	7	38	10
CITYNET LLC	4	4	8	8
AKFA FOOD LLC	1	1	2	2
J-UNITED GROUP LLC	-	113	-	120
CHALET RESTORAN LLC	-	7	-	8
GREEN ZONE OF WORLD LLC	-	-	-	-
TEXNOGARANT LLC	-	1	-	1
Total purchases of inventory and general operating supplies from related parties	205	591	224	678

Interest income from related parties:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2026	2025	2026	2025
ADW-INTERNATIONAL CONGRESS HALL LLC	$281	$1	$548	$3
AURUM GLOBAL GROUP FE LLC	267	-	771	-
MULTINATIONAL MINE GROUP FE LLC	-	-	55	-
WAY TECHNO LLC	4	-	4	-
Total interest income from related parties	$552	$1	$1,378	$3

See Notes 9 and 14 for other related party transactions.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information (the “Pro Forma Financial Information”) is presented to illustrate the estimated effects of the proposed share exchange transaction (the “Transaction”) between StageWise Strategies Corp., a Nevada corporation (“StageWise”), and TEG SPV Group, a combined reporting entity comprising TEG SPV LLC and its subsidiaries (“TEG” or the “Company”).

Pursuant to a share exchange agreement (the “Agreement”) among StageWise Strategies Corp. (“Purchaser”), Tourism and Entertainment Group LLC (the “Seller”), and TEG SPV LLC, a limited liability company organized under the laws of the Republic of Uzbekistan (the “Company”), the Seller will sell, transfer, convey, assign and deliver to StageWise all of its participatory interests in the charter capital of the Company (the “Participatory Interests”) — consisting of a 99.99999012% of the participatory interest held by Tourism and Entertainment Group LLC — free and clear of all liens. 0.00000988% of the participatory interest held by Wellmore LLC will not be transferred or sold. In exchange, StageWise will issue to the Seller, an aggregate number of duly authorized, validly issued, fully paid and non-assessable shares of StageWise common stock (the “Exchange Shares”) to be determined and set forth in the Agreement (the “Exchange”). As a result of the Exchange, the Company will become a subsidiary of StageWise (the “Combined Company”), and the Seller will become stockholders of StageWise.

The closing of the Exchange (the “Closing”) is expected to take place remotely, by electronic exchange of documents and signatures, on the third business day after satisfaction or waiver of customary closing conditions, or such other date as the parties may agree (the “Closing Date”). Because the mandatory law of the Republic of Uzbekistan requires that the transfer of ownership of participatory interests in an Uzbek limited liability company become legally effective only upon entry of the transfer in the unified state register of legal entities of Uzbekistan, StageWise’s acquisition of record ownership of the Company will not become legally effective until the date of that registry entry (the “Registration Date”), which may occur after the Closing Date. Following the Closing, the parties are required to promptly complete the Uzbek notarization, translation and registration procedures necessary to effect the Registration Date, including delivering the notice required under Uzbek Law on Limited Liability Companies and filing the Company’s amended charter and related powers of attorney with the Uzbek registering authority.

The Pro Forma Financial Information has been prepared in accordance with Article 11 of Regulation S-X, as amended by SEC Release No. 33-10786, and reflects the application of “Transaction Accounting Adjustments” necessary to give pro forma effect to the Transaction and “Autonomous Entity Adjustments” because the condition in Rule 11-02(a)(6)(ii) of Regulation S-X is met, since TEG was previously part of another entity and such presentation is necessary to reflect operations and the financial position of the Combined Company. No “Management’s Adjustments” depicting synergies or dis-synergies are presented, as management has not identified adjustments that are deemed reasonable and supportable at this time. Additionally, the Combined Company expects to change its fiscal year end to December 31 from Stagewise’s current fiscal year end of September 30. Accordingly, the pro forma financial statements have been prepared as if this change has been effected and the Combined Company has a fiscal year end of December 31.

The unaudited pro forma condensed combined balance sheet as of June 30, 2026 combines the historical unaudited condensed combined balance sheet of TEG as of June 30, 2026 with the historical unaudited balance sheet of StageWise as of June 30, 2026, as if the Transaction had occurred on June 30, 2026.

The unaudited pro forma condensed combined statement of operations for the interim period ended June 30, 2026 combines the historical unaudited condensed combined statement of operations of TEG for the six months ended June 30, 2026 with the historical unaudited statement of operations of StageWise for the six months ended June 30, 2026, as if the Transaction had occurred on the first day of the period presented.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025 combines the historical audited statement of operations of StageWise for its fiscal year ended September 30, 2025 with the historical audited combined statement of operations of TEG for the year ended December 31, 2025. Because TEG’s fiscal year end of December 31 differs from that of StageWise, by one fiscal quarter, STWI’s results for the year ended September 30, 2025 are used, without adjustment, in accordance with Regulation S-X 11-02(c)(3).

Autonomous Entity Adjustments are presented in the pro forma statements of operations because the condition set forth in Rule 11-02(a)(6)(ii) of Regulation S-X is met: TEG was, prior to the Transaction, a privately held subsidiary of Tourism and Entertainment Group LLC, and its historical financial statements do not reflect the incremental costs TEG will incur as an autonomous, SEC-reporting public company following the Transaction. See Note 4.

The Pro Forma Financial Information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred had the Transaction been completed as of the dates indicated, nor is it indicative of future operating results or financial position of the Combined Company. The Pro Forma Financial Information should be read together with (i) the historical audited financial statements of TEG and the related notes thereto, and (ii) the historical audited financial statements of StageWise as of and for the fiscal years ended September 30, 2025 and 2024 included in StageWise’s Annual Report on Form 10-K filed December 16, 2025, and StageWise’s unaudited interim financial statements as of and for the nine months ended June 30, 2026 included in StageWise’s Quarterly Report on Form 10-Q filed August 14, 2026.

Description of the Transaction

On June 5, 2026, Jakhongir Abidovich Artikkhodjaev (the “UBO”), who serves as the ultimate beneficial owner of Tourism and Entertainment Group LLC, the parent company of TEG, acquired 3,000,000 shares of StageWise common stock (approximately 74.2% of the then-outstanding shares) from StageWise’s former President and Chief Executive Officer and another stockholder for aggregate cash consideration of $750,000, as reported in StageWise’s Current Report on Form 8-K filed June 11, 2026. In connection with that transaction, StageWise’s board of directors and executive officers were replaced with individuals affiliated with Tourism and Entertainment Group LLC.

For purposes of this illustrative presentation, management has assumed that StageWise and TEG (or their respective affiliates) will enter into the Agreement pursuant to which StageWise will issue new shares of its common stock to Tourism and Entertainment Group LLC in exchange for 99.99999012% of the issued and outstanding equity interests of TEG. Management has assumed that the number of shares issued will be calibrated so that, immediately following the closing of the Transaction, (i) Existing STWI shares of 5,044,334 remain outstanding, (ii) 177,849,280 common shares of STWI are issued to Tourism and Entertainment Group LLC, (iii) 280,820 shares are issued to underwriters in connection with the concurrent financing, and (iv) 18,721,333 shares are issued to outside investors as part of the concurrent financing. These figures are preliminary estimates subject to revision. See Note 1 to the Pro Forma Financial Information for additional detail regarding these assumptions.

Because the former owners of TEG are expected to obtain voting and operating control of the Combined Company, and because TEG’s historical operations are expected to be substantially larger than StageWise’s historical operations, the Transaction is expected to be accounted for as a reverse acquisition, with TEG treated as the accounting acquirer, in accordance with Accounting Standards Codification (“ASC”) 805, Business Combinations.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2026

(In thousands, except share and per share data)

	TEG (Historical)	StageWise (Historical)	Transaction Accounting Adjustments		Autonomous Entity Adjustment	Pro Forma Combined
ASSETS
Cash and cash equivalents	$883	$45	$(152)	B		$20,776
			$20,000	D
Accounts receivable, net	$4,441	-	-		-	$4,441
Notes receivable, net	$1,331	-	-		-	$1,331
Inventories	$337	-	-		-	$337
Due from related parties	$19,698	-	-		-	$19,698
Prepaid expenses and other current assets	$2,379	-	-		-	$2,379
Total current assets	$29,069	$45	$19,848		-	$48,962
Property and equipment, net	$95,468	-	-		-	$95,468
Intangible assets, net	-	$122	-		-	$122
Deferred income tax assets	$153	-	-		-	$153
Prepaid expenses, noncurrent	-	$8	-		-	$8
Total non-current assets	$95,621	$130	-		-	$95,752
TOTAL ASSETS	$124,690	$175	$19,848		-	$144,713

LIABILITIES
Accounts payable and other current liabilities	$3,457	-	-		-	$3,457
Due to related parties	$1,871	-	-		-	$1,871
Contract liabilities / deferred revenue	$2,622	-	-		-	$2,622
Income taxes payable	$4,462	-	-		-	$4,462
Other taxes payable	$872	-	-		-	$872
Current maturities of loans payable	$10,217	-	-		-	$10,217
Deposit for common stock	-	$45	-		-	$45
Total current liabilities	$23,501	$45	-		-	$23,546
Loans payable, net of current maturities	$15,289	-	-		-	$15,289
Loan from related party (StageWise)	-	-	-		-	-
Other non-current liabilities	$358	-	-		-	$358
Deferred income tax liabilities	$341	-	-		-	$341
Total non-current liabilities	$15,988	-	-		-	$15,988
TOTAL LIABILITIES	$39,489	$45	-		-	$39,534

SHAREHOLDERS’ EQUITY
Common stock	-	-	$202	E	-	$202
			-	D
STWI Common stock	-	$4	$(4)	A	-	-
Contributed capital	$82,298		$(82,298)	E	-	-
Additional paid-in capital		$252	$20,000	D		$102,225
			$(122)	A
			$(1)	C
			$82,096	E
Retained earnings (accumulated deficit)	$1,802	$(126)	$126	A	-	$1,650
			$(152)	B
Accumulated other comprehensive income (currency translation adjustment)	$1,101	-	-		-	$1,101

Total shareholders’ equity	$85,201	$130	$19,847		-	$105,178
Non-controlling interest	-	-	$1	C		$1
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$124,690	$175	$19,848		-	$144,713

Unaudited Pro Forma Condensed Combined Statement of Operations and Comprehensive Income

For the Six Months Ended June 30, 2026

(in thousands, except share and per share data)

	TEG (Historical)	StageWise (Historical)	Transaction Accounting Adjustments		Autonomous Entity Adjustments		Pro Forma Combined
Revenue	$17,375	$37	-		-		$17,412
Cost of sales	$10,706	-	-		-		$10,706
Gross profit	$6,669	$37	-		-		$6,706
Selling, general and administrative expenses	$1,942	$35	-		$903	J	$3,032
		-	$152	F	-
Provision for bad debts	$175	-	-		-		$175
Other operating expenses	$458	-	-		-		$458
Operating income (loss)	$4,094	$2	$(152)		$(903)		$3,041
Interest income	$2,391	-	-		-		$2,391
Interest expense	$(1,229)	-	-		-		$(1,229)
Other expenses, net	-	-	-		-		-
Net foreign currency gain	$(324)	-	-		-		$(324)
Income (loss) before income taxes	$4,932	$2	$(152)		$(903)		$3,879
Income tax expense	$(1,326)	-	-		-		$(1,326)
NET INCOME (LOSS)	$3,606	$2	$(152)		$(903)		$2,553
Less: Net income attributable to non-controlling interest	-	-	$0	G	-		$0
Net income attributable to common shareholders	$3,606	$2	$(152)		$(903)		$2,553

Earnings per share, basic and diluted		$0.00					$0.01
Weighted average shares outstanding, basic and diluted		4,044,334					201,895,767

Other comprehensive income — currency translation adjustment	$(219)	-	-		-		(219)
COMPREHENSIVE INCOME (LOSS)	$3,387	$2	$(152)		$(903)		$2,334

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2025

(in thousands, except share and per share data)

	TEG (Historical) Year Ended December 31, 2025	StageWise Historical Year Ended September 30, 2025	Transaction Accounting Adjustments		Autonomous Entity Adjustments		Pro Forma Combined
Revenue	$42,910	$95	-		-		$43,005
Cost of sales	$20,807	-	-		-		$20,807
Gross profit	$22,103	$95	-		-		$22,198
Selling, general and administrative expenses	$3,055	$170	-		$1,805	K	$5,182
	-	-	$152	I	-
Provision for bad debts	$369	-	-		-		$369
Other operating expenses	$1,232	-	-		-		$1,232
Operating income (loss)	$17,447	$(75)	$(152)		$(1,805)		$15,415
Interest income	$998	-	-		-		$998
Interest expense	$(2,928)	-	-		-		$(2,928)
Other expenses, net	$(1,086)	-	-		-		$(1,086)
Net foreign currency gain	$2,434	-	-		-		$2,434
Income (loss) before income taxes	$16,865	$(75)	$(152)		$(1,805)		$14,833
Income tax expense	$(2,501)	-	-		-		$(2,501)
NET INCOME (LOSS)	$14,364	$(75)	$(152)		$(1,805)		$12,332
Less: Net income attributable to non-controlling interest	-	-	$0	H	$(0)		$0
Net income attributable to common shareholders	$14,364	$(75)	$(152)		$(1,805)		$12,332

Earnings per share, basic and diluted		$(0.02)					$0.06
Weighted average shares outstanding, basic and diluted		4,818,083					201,895,767

Other comprehensive income — currency translation adjustment	$6,055	-	-		-		6,055
COMPREHENSIVE INCOME (LOSS)	$20,419	$(75)	$(152)		$(1,805)		$18,387

Notes to Unaudited Pro Forma Condensed Combined Financial Information

Note 1. Basis of Presentation and Transaction Assumptions

The Pro Forma Financial Information has been prepared for illustrative purposes only, giving effect to the Transaction described above. As of the date of this presentation, no share exchange agreement has been executed and no registration statement describing definitive terms has been filed with the SEC. Accordingly, the Pro Forma Financial Information reflects management’s assumptions regarding the structure and terms of the Transaction, including the following key assumptions:

The Transaction closes, and is given pro forma effect, as of June 30, 2026, for balance sheet purposes, as of January 1, 2026 for statement of operations purposes for the six-month period ended June 30, 2026, and as of January 1, 2025 for statement of operations purposes for the year ended December 31, 2025.

Estimated non-recurring Transaction costs are reflected as Transaction Accounting Adjustments reducing cash and retained earnings in the pro forma balance sheet only, as such costs are not expected to have a continuing impact on the Combined Company.

Estimated incremental annual costs of operating as an autonomous, SEC-reporting public company are reflected as an Autonomous Entity Adjustment to the pro forma statement of operations for the year ended December 31, 2025, and as an Autonomous Entity Adjustment to the pro forma statement of operations for the six months ended June 30, 2026, in each case because the condition in Rule 11-02(a)(6)(i) of Regulation S-X is met and such costs are expected to have a continuing impact on the Combined Company.

TEG’s interim financial information was available only for the six months ended June 30, 2026, while StageWise’s interim financial information, as reported in its Form 10-Q, covers the nine months ended June 30, 2026. Stagewise’s historical statement of operations for the six months ended June 30, 2026 was derived by calculating the difference between the activity for the nine-months ended June 30, 2026 and the three months ended December 31, 2025.

TEG’s audited financial information was only available for the year ended December 31, 2025 while Stagewise’s audited financial information was only available for the year ended September 30, 2025. Because the fiscal year end dates are within one fiscal quarter of each other, no adjustments are needed to the financial information of TEG in accordance with Rule 11-02(c)(3) of Regulation S-X. Upon closing of the Transaction, the fiscal year end will change to December 31. Accordingly, the pro forma financial statements were presented as if the Transaction closed and the change in fiscal year end has taken effect.

Note 2. Accounting Treatment of the Transaction

For accounting purposes, the Transaction is expected to be treated as a reverse acquisition. Although StageWise is the legal acquirer, TEG is expected to be treated as the accounting acquirer because, immediately following the Transaction, TEG’s former owners are expected to hold a substantial majority of the voting power of the Combined Company and to control its board of directors and senior management, and because TEG’s historical operations are expected to be substantially larger in scale than StageWise’s historical operations in all relevant respects.

Because StageWise and TEG are under common control, no goodwill or other intangible assets will be recognized and assets acquired and liabilities assumed will be transferred at the historical carrying amounts. TEG’s historical financial statements become the historical financial statements of the Combined Company for all periods presented; therefore, TEG is treated as the continuing reporting entity.

StageWise’s historical net assets as of the pro forma balance sheet date, and its historical accumulated deficit, are not carried forward by the Combined Company; rather, StageWise’s net assets are recorded at historical carrying value and combined with TEG’s historical equity accounts, which are recapitalized into common stock and additional paid-in capital, as described in Note 3.

Note 3. Transaction Accounting Adjustments to the Unaudited Pro Forma Condensed Combined Financial Information

The Transaction Accounting Adjustments to the unaudited pro forma condensed combined balance sheet as of June 30, 2026 reflect the following:

A.	Represents the elimination of Stagewise’s outstanding equity of $126 thousand of accumulated deficit and $4 thousand of common stock, par value $0.001.

B.	Represents TEG’s preliminary estimated transaction costs not reflected in the historical financial statements of TEG. Such estimated costs of $152 thousand are inclusive of legal, advisory, printing, and other professional fees. This estimate may change as additional information becomes known and there may also be increased costs not directly related to the Transaction.

C.	Reflects the estimated value of the 0.00000988% of the non-controlling interest in TEG due to STWI’s acquisition of 99.99999012% of the outstanding equity of TEG. Since the contemplated transaction is between entities under common control, the non-controlling interest is not initially recognized at fair value, but is instead recognized at book value.

D.	Represents the estimated net proceeds raised from the Concurrent Financing PIPE. There are estimated equity issuance costs of $300 thousand related to the Concurrent Financing.

E.	Recapitalization upon execution of the Share Exchange Agreement to reclass TEG and STWI historical equity to additional-paid-in capital and present the par value of the shares to be issued. Includes estimated shares of 5.04 million original shares, 177.85 million exchange shares, 0.28 million shares paid to our underwriter of the concurrent financing, and 18.72 million shares issued through the concurrent financing. This estimated share issuance activity is subject to change.

The Transaction Accounting Adjustments to the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2026 reflect the following:

F.	Represents TEG’s preliminary estimated transaction costs not reflected in the historical financial statements of TEG. Such estimated costs of $152 thousand are inclusive of legal, advisory, printing, and other professional fees. This estimate may change as additional information becomes known and there may also be increased costs not directly related to the Transaction.

G.	Reflects the $0 thousand estimated value of the 0.00000988% non-controlling interest in the income of TEG due to STWI’s acquisition of 99.99999012% of the outstanding equity of TEG.

The Transaction Accounting Adjustments to the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2025 reflect the following:

H.	Reflects the $0 thousand estimated value of the 0.00000988% non-controlling interest in the income of TEG due to STWI’s acquisition of 99.99999012% of the outstanding equity of TEG.

I.	Represents TEG’s preliminary estimated transaction costs not reflected in the historical financial statements of TEG. Such estimated costs of $152 thousand are inclusive of legal, advisory, printing, and other professional fees. This estimate may change as additional information becomes known and there may also be increased costs not directly related to the Transaction.

Note 4. Autonomous Entity Adjustment to the Statements of Operations and Comprehensive Income

Rule 11-02(a)(6)(ii) of Regulation S-X requires an Autonomous Entity Adjustment when the registrant was previously part of another entity and the pro forma financial statements should reflect the operations and financial position of the registrant as an autonomous entity. That condition is met here: prior to the Transaction, TEG was a privately held, subsidiary of Tourism and Entertainment Group LLC, and its historical financial statements do not reflect the incremental costs of operating on a stand-alone basis as an SEC-reporting public company. Accordingly, the pro forma statements of operations present a separate Autonomous Entity Adjustment column.

The Autonomous Entity Adjustments reflect:

J.	As TEG was previously part of another entity and an autonomous entity adjustment is necessary to reflect operations and financial position of the registrant as an autonomous entity for the six months ended June 30, 2026. Estimated costs include $588 thousand of accounting fees, $165 thousand for the Board of Directors costs, $65 thousand for insurance, $60 thousand for additional employees, and $25 thousand of legal expenses.

K.	As TEG was previously part of another entity and an autonomous entity adjustment is necessary to reflect operations and financial position of the registrant as an autonomous entity for the year ended December 31, 2025. Estimated costs include $1.175 million of accounting fees, $330 thousand for the Board of Directors costs, $130 thousand for insurance, $120 thousand for additional employees, and $50 thousand of legal expenses.

These adjustments are factually supportable based on management’s preliminary estimates of the cost structure of comparable SEC-reporting companies of similar size and complexity and is expected to have a continuing impact on the Combined Company’s results of operations. No tax effect has been reflected on this adjustment because TEG’s combined statutory tax rate is based on foreign (Uzbekistan) taxing jurisdictions in which these costs, which are expected to be incurred by the U.S. parent, are not expected to generate a corresponding tax benefit; management has accordingly assumed a full valuation allowance against any U.S. deferred tax asset that would otherwise arise.

No adjustment has been made to eliminate StageWise’s historical revenue and operating expenses from the pro forma statements of operations because, although StageWise is the legal acquirer, its historical operations did not cease upon completion of the Transaction for accounting purposes; rather, its historical results of operations for the periods presented are combined with those of TEG in the same manner as the assets and liabilities of StageWise are combined in the pro forma balance sheet. No Management’s Adjustments for anticipated synergies have been presented, as none have been identified that meet the requirements of Rule 11-02(a)(7) of Regulation S-X.

Note 5. Net Income Per Share

Basic and diluted net income per share for the year ended December 31, 2025 is calculated by dividing pro forma net income of $12,332 by the 201,895,767 shares of Combined Company common stock assumed to be issued and outstanding immediately following the Transaction, as if such shares had been outstanding for the entire period presented, consistent with the treatment of a reverse recapitalization, resulting in pro forma net income per share, basic and diluted, of $0.06. Pro forma basic and diluted net income per share for the interim period ended June 30, 2026 is calculated on the same basis, by dividing pro forma net income of $2,553 by the same 201,895,767 shares, resulting in pro forma net income per share, basic and diluted, of $0.01. Because this is pro forma financial information presented for illustrative purposes only, these per-share amounts should not be relied upon as indicative of a run-rate or annualized result and the actual amount of shares issued may differ. TEG and STWI do not have any outstanding dilutive instruments. Accordingly, basic and diluted net income per share are the same for each period presented.

	Six Months Ended June 30, 2026	Year Ended December 31, 2025
	(in thousands, except share and per share data)
Pro forma net income(1) ($ in thousands)	$2,553	$12,332
Weighted average shares outstanding — basic and diluted (2)	201,895,767	201,895,767
Net income per share — basic and diluted	$0.01	$0.06

(1)	Pro forma net income includes Transaction Accounting Adjustments and Autonomous Entity Adjustments as discussed in Notes 3 and 4, respectively.

(2)	There are no dilutive securities.

EFFECTIVE DATE OF ACTION BY WRITTEN CONSENT

Per Rule 14c-2 under the Exchange Act, the corporate actions taken by the Written Consent become effective no earlier than twenty (20) calendar days after the first mailing or delivery of this Information Statement to STWI’s stockholders as of the Record Date. STWI will not consummate the Share Exchange Transaction until such date. This Information Statement provides a comprehensive overview of the actions approved by the Principal Stockholders, who, alone, owns a sufficient percentage of our issued and outstanding shares of Common Stock to approve the Share Exchange Transaction and the actions described herein.

OUTSTANDING VOTING SECURITIES

Each share of Common Stock grants one vote on each matter submitted to stockholders. As of the date of the Written Consent, 5,044,334 shares of Common Stock were issued, outstanding, and eligible for action by written consent and notice of such action.

On September 4, 2026, the Principal Stockholders executed the Written Consent approving the Share Exchange Transaction and the actions described in this Information Statement. Since these actions have been approved by the majority of outstanding shares of the Common Stock, this Information Statement does not solicit proxies.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Unless we are otherwise advised by the stockholders, we will only deliver one copy of this Information Statement to multiple stockholders sharing an address. This practice known as “householding” is intended to reduce our printing and postage costs.

We will, upon request, promptly deliver a separate copy of this Information Statement to a stockholder who shares an address with another stockholder. A stockholder who wishes to receive a separate copy of this Information Statement may direct such request to us at 64/2 Mahtumquili Street, Yashnobod District 100000, Tashkent City, Republic of Uzbekistan, or by telephone at +998 94 677 44 01. Stockholders who receive multiple copies of the Information Statement at their address and would like to request that only a single copy of communications be delivered to the shared address may do so by making either a written or oral request to the contacts listed above.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement contains forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act. Any statements contained in this Information Statement that are not statements of historical fact may be forward-looking statements, including, without limitation, the anticipated effects of the Share Exchange Transaction. Words such as “anticipates,” “could,” “may,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes,” “will” and words or phrases of similar substance used in connection with any discussion of future operations, financial performance, plans, events, trends or circumstances can be used to identify some, but not all, forward-looking statements. These forward-looking statements are predictions and involve significant risks and uncertainties, many of which are beyond our control, and actual results may differ materially from these statements. Factors that could cause actual outcomes or results to differ materially from those reflected in forward-looking statements include, but are not limited to, those discussed in our filings with the SEC.

Except as may be required by applicable law, we do not undertake or intend to update or revise any forward-looking statements, and we assume no obligation to update any forward-looking statements contained in this Information Statement as a result of new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other documents with the Securities and Exchange Commission (the “SEC”). These reports contain additional information about our Company. Our SEC filings are made available electronically to the public at the SEC’s website located at www.sec.gov.

OTHER MATTERS

We have not authorized anyone to provide information on behalf of our company that is different from that contained in this Information Statement. This Information Statement is dated [●], 2026. No assumption should be made that the information contained in this Information Statement is accurate as of any date other than that date, and the mailing of this Information Statement will not create any implication to the contrary.

If required, we will make arrangements with brokerage firms and other custodians, nominees and fiduciaries who are record holders of our Common Stock for the forwarding of this Information Statement to the beneficial owners of our Common Stock. We will reimburse these brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses they incur in connection with the forwarding of the Information Statement.

[●], 2026	By:	Order of the Board of Directors

Temur Zokirov
Chief Financial Officer

Appendix A

SHARE EXCHANGE AGREEMENT

by and among

STAGEWISE STRATEGIES CORP.,

as Purchaser,

TEG SPV LLC,

as the Company,

TOURISM AND ENTERTAINMENT GROUP LLC,

as the Seller

Dated as of September [●], 2026

This SHARE EXCHANGE AGREEMENT (this “Agreement”) is made and entered into as of [  ], 2026, by and among (i) StageWise Strategies Corp., a Nevada corporation (“Purchaser”), (ii) TEG SPV LLC, a limited liability company organized under the laws of the Republic of Uzbekistan (the “Company”), and (iii) Tourism and Entertainment Group LLC, a limited liability company organized under the laws of the Republic of Uzbekistan (“TEG Parent” or the “Seller”). Each of the parties hereto is individually referred to herein as a “Party” and, collectively, as the “Parties.” Capitalized terms used and not otherwise defined herein have the meanings ascribed to them in Article I.

RECITALS

WHEREAS, the Seller is the record and beneficial owner of a participatory interest in the charter capital of the Company constituting 99.99999012% of the charter capital of the Company (the “Participatory Interest”), and Wellmore LLC, a limited liability company organized under the laws of the Republic of Uzbekistan (“Wellmore”), is the record and beneficial owner of a participatory interest constituting the remaining 0.000000988% of the charter capital of the Company, which is not being transferred hereunder and in respect of which Wellmore will remain a participant of the Company following the Registration Date;

WHEREAS, the Company directly holds all of the participatory interests in the charter capital of each of AKFA Dream World LLC, Cultural Landmark Hotel LLC and CAEX LLC, each a limited liability company organized under the laws of the Republic of Uzbekistan (collectively, the “Operating Subsidiaries”), which own and operate the Hilton Tashkent City hotel, a [Wyndham-branded hotel], and the CAEX exhibition center, respectively, in Tashkent, Uzbekistan;

WHEREAS, Purchaser is a reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whose common stock, par value $0.001 per share (“Purchaser Common Stock”), is quoted on a marketplace operated by OTC Markets Group Inc. (“OTC Markets”);

WHEREAS, prior to the Closing, the beneficial owner of substantially all of the equity interests of TEG Parent will have transferred all shares of Purchaser Common Stock held by him to TEG Parent, as contemplated by Section 6.19;

WHEREAS, the Parties desire that, on the terms and subject to the conditions of this Agreement, the Seller sell, transfer, convey, assign and deliver to Purchaser the Participatory Interest in exchange for the issuance by Purchaser to the Seller of the Exchange Shares (the “Exchange”);

WHEREAS, the board of directors of Purchaser has, by unanimous written consent, determined that this Agreement and the Exchange are advisable and in the best interests of Purchaser and its stockholders and has approved this Agreement and the transactions contemplated hereby, including the issuance of the Exchange Shares pursuant to NRS 78.211;

WHEREAS, prior to the execution of this Agreement, the holder[s] of a majority of the voting power of the outstanding shares of Purchaser Common Stock executed and delivered a written consent pursuant to NRS 78.320 approving the corporate actions of Purchaser taken in connection with the transactions contemplated hereby (the “Stockholder Written Consent”), and a preliminary information statement on Schedule 14C with respect to the actions taken by the Stockholder Written Consent [has been][is to be promptly] filed with the SEC;

WHEREAS, the requisite governing bodies and participants of the Company and the Seller have approved this Agreement and the transactions contemplated hereby;

WHEREAS, the Antimonopoly Clearance in respect of the acquisition by Purchaser of the Participatory Interest has been obtained prior to the execution of this Agreement and is in full force and effect, as further provided in Section 6.8;

WHEREAS, for U.S. federal income tax purposes, it is intended that the Exchange qualify as a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the “Code”), and/or as a transaction described in Section 351 of the Code, that this Agreement constitute and be adopted as a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a);

WHEREAS, it is intended that the issuance of the Exchange Shares be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof;

NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I
DEFINITIONS

1.1 Certain Definitions. As used in this Agreement, the following terms have the following meanings:

“Action” means any notice of noncompliance or violation, or any claim, demand, charge, action, suit, litigation, audit, settlement, complaint, stipulation, assessment or arbitration, or any request (including any request for information), inquiry, hearing, proceeding or investigation, by or before any Governmental Authority.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.

“Ancillary Documents” means, collectively, the Local Instruments, the Stockholder Written Consent, the registration rights agreement contemplated by Section 6.20, and each other agreement, certificate or instrument executed and delivered pursuant to this Agreement or in connection with the Exchange.

“Antimonopoly Clearance” means the consent or approval of the Competition Promotion and Consumer Protection Committee of the Republic of Uzbekistan (the “Antimonopoly Committee”) to the acquisition by Purchaser of the Participatory Interest, in form and substance sufficient under applicable Uzbek law to permit the registration described in Section 2.2.

“Business Day” means any day other than a Saturday, Sunday or a day on which banking institutions in New York, New York or Tashkent, Uzbekistan are authorized or required by Law to close.

“Company Confidential Information” means all confidential or proprietary documents and information concerning the Company, the Operating Subsidiaries, Purchaser or the Seller or any of their respective Affiliates, furnished in connection with this Agreement or the transactions contemplated hereby; provided, however, that Company Confidential Information shall not include any information which, (i) at the time of disclosure by Purchaser or its Representatives, is generally available publicly and was not disclosed in breach of this Agreement or (ii) at the time of the disclosure by the Company, the Seller or their respective Representatives to Purchaser or its Representatives was previously known by such receiving party without violation of Law or any confidentiality obligation by the Person receiving such Company Confidential Information.

“Company Disclosure Schedules” and “Purchaser Disclosure Schedules” have the meanings set forth in the preambles to Articles III and V, respectively.

“Concurrent Financing” means one or more private placements of Purchaser Common Stock (or securities convertible into or exercisable for Purchaser Common Stock) to be consummated concurrently with, or as soon as practicable following, the Closing, in reliance on Section 4(a)(2) of the Securities Act, in an aggregate amount and on terms approved by Purchaser and the Seller.

“Consent” means any consent, approval, waiver, authorization or Permit of, or notice to or declaration or filing with any Governmental Authority or any other Person.

“Contracts” means all contracts, agreements, binding arrangements, bonds, notes, indentures, mortgages, debt instruments, purchase order, licenses (and all other contracts, agreements or binding arrangements concerning Intellectual Property), franchises, leases and other instruments or obligations of any kind, written or oral (including any amendments and other modifications thereto). “Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. “Controlled”, “Controlling” and “under common Control with” have correlative meanings. Without limiting the foregoing a Person (the “Controlled Person”) shall be deemed Controlled by (a) any other Person (i) owning beneficially, as meant in Rule 13d-3 under the Exchange Act, securities entitling such Person to cast ten percent (10%) or more of the votes for election of directors or equivalent governing authority of the Controlled Person or (ii) entitled to be allocated or receive ten percent (10%) or more of the profits, losses, or distributions of the Controlled Person; (b) an officer, director, general partner, partner (other than a limited partner), manager, or member (other than a member having no management authority that is not a Person described in clause (a) above) of the Controlled Person; or (c) a spouse, parent, lineal descendant, sibling, aunt, uncle, niece, nephew, mother-in-law, father-in-law, sister-in-law, or brother-in-law of an Affiliate of the Controlled Person or a trust for the benefit of an Affiliate of the Controlled Person or of which an Affiliate of the Controlled Person is a trustee.

“Copyrights” means any works of authorship, mask works and all copyrights therein, including all renewals and extensions, copyright registrations and applications for registration and renewal, and non-registered copyrights.

“Enforceability Exceptions” means applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and general principles of equity.

“Environmental Law” means any Law in any way relating to (a) the protection of human health and safety, (b) the protection, preservation or restoration of the environment and natural resources (including air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or (c) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Materials.

“Environmental Liabilities” means, in respect of any Person, all Liabilities, obligations, responsibilities, Remedial Actions, Actions, Orders, losses, damages, costs, and expenses (including all reasonable fees, disbursements, and expenses of counsel, experts, and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand by any other Person or in response to any violation of Environmental Law, whether known or unknown, accrued or contingent, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, to the extent based upon, related to, or arising under or pursuant to any Environmental Law, Environmental Permit, Order, or Contract with any Governmental Authority or other Person, that relates to any environmental, health or safety condition, violation of Environmental Law, or a Release or threatened Release of Hazardous Materials.

“Expenses” means all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financial advisors, financing sources, experts and consultants to a Party hereto or any of its Affiliates) incurred by a Party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution or performance of this Agreement or any Ancillary Document related hereto and all other matters related to the consummation of this Agreement.

“Governmental Authority” means any federal, state, local or foreign government, or any court, tribunal, arbitral body, administrative agency, commission or other governmental or quasi-governmental authority or instrumentality, including the registering authority of the Republic of Uzbekistan and the Antimonopoly Committee.

“Hazardous Material” means any waste, gas, liquid or other substance or material that is defined, listed or designated as a “hazardous substance”, “pollutant”, “contaminant”, “hazardous waste”, “regulated substance”, “hazardous chemical”, or “toxic chemical” (or by any similar term) under any Environmental Law, or any other material regulated, or that could result in the imposition of Liability or responsibility, under any Environmental Law, including petroleum and its by-products, asbestos, polychlorinated biphenyls, radon, mold, and urea formaldehyde insulation.

“Indebtedness” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money (including the outstanding principal and accrued but unpaid interest), whether contingent or otherwise, including the principal amount thereof and all fees and interest accrued thereon, (b) all obligations for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business), (c) any other indebtedness of such Person that is evidenced by a note, bond, debenture, credit agreement or similar instrument, minority interests, preferred shares, or other debt security, including all interest accrued thereon, (d) all obligations of such Person under leases that should be classified as capital leases in accordance with GAAP or IFRS (as applicable to such Person), (e) all obligations of such Person for the reimbursement of any obligor on any line or letter of credit, banker’s acceptance, guarantee or similar credit transaction, (f) all obligations of such Person in respect of acceptances issued or created, (g) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (h) all obligations secured by a Lien on any property of such Person, (i) any premiums, prepayment fees or other penalties, fees, costs or expenses associated with payment of any Indebtedness of such Person and (j) all guarantees, pledges or similar assurances by any member of such Person to pay another Person’s debt or to perform another Person’s obligation in the case of default, (k) all off-balance sheet Liabilities of such Person; and (l) all obligations described in clauses (a) through (k) above of any other Person which is directly or indirectly guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss.

“Information Statements” means, collectively, the preliminary and definitive information statements on Schedule 14C relating to the actions taken by the Stockholder Written Consent and the information statement required by Rule 14f-1 under the Exchange Act.

“Intellectual Property” means all of the following as they exist in any jurisdiction throughout the world: Patents, Trademarks, Copyrights, Trade Secrets, Internet Assets, Software and other intellectual property, and all licenses, sublicenses and other agreements or permissions related to the preceding property.

“Internet Assets” means any all domain name registrations, web sites and web addresses and related rights, items and documentation related thereto, and applications for registration therefor.

“Investment Company Act” means the U.S. Investment Company Act of 1940, as amended.

“Knowledge” means, with respect to (a) the Company, the actual knowledge of each of Mikhail Romanov and Irina Li, after reasonable inquiry with their direct reports responsible for the applicable subject matter and any relevant books and records; (b) Purchaser, the actual knowledge of each of Temur Zokirov and Elmurod Sopiev, after reasonable inquiry with their direct reports responsible for the applicable subject matter and any relevant books and records; and (c) any other Party, (i) if an entity, the actual knowledge of its directors and executive officers, after reasonable inquiry, or (ii) if a natural person, the actual knowledge of such Party after reasonable inquiry.

“Law” means any statute, law (including common law), ordinance, rule, regulation, order, writ, injunction, judgment or decree of any Governmental Authority, including, as applicable, the Laws of the Republic of Uzbekistan.

“Liabilities” means any and all liabilities, Indebtedness, Actions or obligations of any nature (whether absolute, accrued, contingent or otherwise, whether known or unknown, whether direct or indirect, whether matured or unmatured, whether due or to become due and whether or not required to be recorded or reflected on a balance sheet under U.S. GAAP, U.S. GAAP or other applicable accounting standards), including Tax liabilities due or to become due.

“Lien” means any lien, pledge, mortgage, security interest, charge, claim, option, right of first refusal or pre-emption, or other encumbrance of any kind.

“Local Instruments” has the meaning set forth in Section 2.7.

“Losses” means any and all losses, damages, liabilities, Taxes, judgments, interest, awards, penalties, fines, costs and expenses of whatever kind, including reasonable attorneys’ fees and expenses and the cost of enforcing any right to indemnification hereunder, subject to the limitations set forth in Article IX.

“Material Adverse Effect” means, with respect to any specified Person, any fact, event, occurrence, change or effect that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect upon (a) the business, assets, Liabilities, results of operations, prospects or condition (financial or otherwise) of such Person and its Subsidiaries, taken as a whole, or (b) the ability of such Person or any of its Subsidiaries on a timely basis to consummate the transactions contemplated by this Agreement or the Ancillary Documents to which it is a party or bound or to perform its obligations hereunder or thereunder; provided, however, that for purposes of clause (a) above, any changes or effects directly or indirectly attributable to, resulting from, relating to or arising out of the following (by themselves or when aggregated with any other, changes or effects) shall not be deemed to be, constitute, or be taken into account when determining whether there has or may, would or could have occurred a Material Adverse Effect: (i) general changes in the financial or securities markets or general economic or political conditions in the country or region in which such Person or any of its Subsidiaries do business; (ii) changes, conditions or effects that generally affect the industries in which such Person or any of its Subsidiaries principally operate; (iii) changes in U.S. GAAP, U.S. GAAP or other applicable accounting principles or mandatory changes in the regulatory accounting requirements applicable to any industry in which such Person and its Subsidiaries principally operate; (iv) conditions caused by acts of God, terrorism, war (whether or not declared), natural disaster or any outbreak or continuation of an epidemic or pandemic, including the effects of any Governmental Authority or other third-party responses thereto; and (v) any failure in and of itself by such Person and its Subsidiaries to meet any internal or published budgets, projections, forecasts or predictions of financial performance for any period (provided that the underlying cause of any such failure may be considered in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent not excluded by another exception herein); provided, further, however, that any event, occurrence, fact, condition, or change referred to in clauses (i) through (iv) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition, or change has a disproportionate effect on such Person or any of its Subsidiaries compared to other participants in the industries in which such Person or any of its Subsidiaries primarily conducts its businesses. Notwithstanding the foregoing, with respect to Purchaser, the failure to obtain the Required Purchaser Common Stockholder Approval shall not be deemed to be a Material Adverse Effect on or with respect to Purchaser.

“Order” means any order, decree, ruling, judgment, injunction, writ, determination, binding decision, verdict, judicial award or other action that is or has been made, entered, rendered, or otherwise put into effect by or under the authority of any Governmental Authority.

“Organizational Documents” means, with respect to any Person, its certificate of incorporation and bylaws, statutory books, memorandum and articles of association or similar organizational documents, in each case, as amended.

“OTCQB” means OTCQB Venture Market operated by OTC Markets Group Inc.

“Patents” means any patents, patent applications and the inventions, designs and improvements described and claimed therein, patentable inventions, and other patent rights (including any divisionals, provisionals, continuations, continuations-in-part, substitutions, or reissues thereof, whether or not patents are issued on any such applications and whether or not any such applications are amended, modified, withdrawn, or refiled).

“PCAOB” means the U.S. Public Company Accounting Oversight Board (or any successor thereto).

“Permits” means all federal, state, local or foreign or other third-party permits, grants, easements, consents, approvals, authorizations, exemptions, licenses, franchises, concessions, ratifications, permissions, clearances, confirmations, endorsements, waivers, certifications, designations, ratings, registrations, qualifications or orders of any Governmental Authority or any other Person.

“Permitted Liens” means (a) Liens for Taxes or assessments and similar governmental charges or levies, which either are (i) not delinquent or (ii) being contested in good faith and by appropriate proceedings, and adequate reserves (as determined in accordance with U.S. GAAP, as applicable) have been established with respect thereto, (b) other Liens imposed by operation of Law arising in the ordinary course of business for amounts which are not due and payable and as would not in the aggregate materially adversely affect the value of, or materially adversely interfere with the use of, the property subject thereto, (c) Liens incurred or deposits made in the ordinary course of business in connection with social security, (d) Liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the ordinary course of business, or (e) Liens arising under this Agreement or any Ancillary Document.

“Person” means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group, or any Governmental Authority.

“Personal Property” means any machinery, equipment, tools, vehicles, furniture, leasehold improvements, office equipment, plant, parts and other tangible personal property.

“Purchaser Confidential Information” means all confidential or proprietary documents and information concerning Purchaser or any of its Affiliates; provided, however, that Purchaser Confidential Information shall not include any information which, (i) at the time of disclosure by the Company, the Seller or any of their respective Representatives, is generally available publicly and was not disclosed in breach of this Agreement or (ii) at the time of the disclosure by Purchaser or its Representatives to the Company, the Seller or any of their respective Representatives, was previously known by such receiving party without violation of Law or any confidentiality obligation by the Person receiving such Purchaser Confidential Information.

“Registration Date” has the meaning set forth in Section 2.2.

“Required Purchaser Common Stockholder Approval” means the approval of this Agreement, the Exchange and the other Transactions (including the charter amendments described in the Information Statements) by the holders of a majority of the voting power of the outstanding shares of Purchaser Common Stock, effected by the Stockholder Written Consent in accordance with NRS 78.320.

“Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, or leaching into the indoor or outdoor environment, or into or out of any property.

“Remedial Action” means all actions to (i) clean up, remove, treat, or in any other way address any Hazardous Material, (ii) prevent the Release of any Hazardous Material so it does not endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care, or (iv) correct a condition of noncompliance with Environmental Laws.

“Representatives” means, as to any Person, such Person’s Affiliates and the respective managers, directors, officers, employees, independent contractors, consultants, advisors (including financial advisors, counsel and accountants), agents and other legal representatives of such Person or its Affiliates.

“SEC” means the U.S. Securities and Exchange Commission.

“Software” means any computer software programs, including all source code, object code, and documentation related thereto and all software modules, tools and databases.

“Stockholder Written Consent” has the meaning set forth in the recitals.

“Subsidiary” means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of capital shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons will be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons will be allocated a majority of partnership, association or other business entity gains or losses or will be or control the managing director, managing member, general partner or other managing Person of such partnership, association or other business entity. A Subsidiary of a Person will also include any variable interest entity which is consolidated with such Person under applicable accounting rules.

“Super 8-K” means the Current Report on Form 8-K required to be filed by Purchaser within four (4) Business Days after the Registration Date containing the information that would be required in a registration statement on Form 10.

“Tax Return” means any return, declaration, report, claim for refund, information return or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Taxes or the administration of any Laws or administrative requirements relating to any Taxes.

“Taxes” means (a) all direct or indirect federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, value-added, ad valorem, transfer, real property, personal property, franchise, profits, license, lease, service, service use, withholding, payroll, employment, social security and related contributions due in relation to the payment of compensation to employees, excise, severance, stamp, occupation, premium, property, windfall profits, alternative minimum, estimated, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (b) any Liability for payment of amounts described in clause (a) whether as a result of being a member of an affiliated, consolidated, combined or unitary group for any period or otherwise through operation of law, (c) liability under any abandonment or unclaimed property, escheat or similar Law and (d) any Liability for the payment of amounts described in clauses (a), (b) or (c) of this sentence as a result of any tax sharing, tax group, tax indemnity or tax allocation agreement with, or any other express or implied agreement to indemnify, any other Person.

“Trade Secrets” means any trade secrets, confidential business information, concepts, ideas, designs, research or development information, processes, procedures, techniques, technical information, specifications, operating and maintenance manuals, engineering drawings, methods, knowhow, data, mask works, discoveries, inventions, modifications, extensions, improvements, and other proprietary rights (whether or not patentable or subject to copyright, trademark, or trade secret protection).

“Trademarks” means any trademarks, service marks, trade dress, trade names, brand names, internet domain names, designs, logos, or corporate names (including, in each case, the goodwill associated therewith), whether registered or unregistered, and all registrations and applications for registration and renewal thereof.

“Transactions” means the transactions contemplated by this Agreement and the Ancillary Documents, including the Exchange.

“Transfer-Acceptance Certificate” means the transfer-acceptance certificate in respect of the transfer of the Participatory Interest to Purchaser, in the agreed form attached as Exhibit A.

“U.S. GAAP” means generally accepted accounting principles as in effect in the United States.

“Uzbek LLC Law” means the Law of the Republic of Uzbekistan “On Limited Liability Companies” No. LRU-1137, as in force from July 22, 2026, and any successor or implementing legislation.

1.2 Interpretation. The table of contents and the Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement. In this Agreement, unless the context otherwise requires:

(a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and words in the singular, including any defined terms, include the plural and vice versa;

(b) reference to any Person includes such Person’s successors and assigns, but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity;

(c) any accounting term used and not otherwise defined in this Agreement or any Ancillary Document has the meaning assigned to such term in accordance with U.S. GAAP;

(d) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”;

(e) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement;

(f) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”;

(g) the term “or” means “and/or”;

(h) any reference to the term “ordinary course” or “ordinary course of business” shall be deemed in each case to be followed by the words “consistent with past practice”;

(i) any agreement, instrument, insurance policy, Law or Order defined or referred to herein means such agreement, instrument, insurance policy, Law or Order as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes, regulations, rules or orders) by succession of comparable successor statutes, regulations, rules or orders, and references to all attachments thereto and instruments incorporated therein;

(j) except as otherwise indicated, all references in this Agreement to “Sections,” “Articles,” “Schedules,” “Annexes” and “Exhibits” are intended to refer to the Sections and Articles of, and the Schedules, Annexes and Exhibits to, this Agreement;

(k) all references to “dollars” or “$” refer to currency of the United States, and all references to “days” refer to calendar days unless Business Days are expressly specified; and

(l) this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

ARTICLE II
THE EXCHANGE; CLOSING; LOCAL IMPLEMENTATION

2.1 The Exchange. On the terms and subject to the conditions set forth in this Agreement, at the Closing, the Seller shall sell, transfer, convey, assign and deliver to Purchaser the Participatory Interest, free and clear of all Liens, and, in exchange therefor, Purchaser shall issue to the Seller an aggregate of 177,849,280 duly authorized, validly issued, fully paid and non-assessable shares of Purchaser Common Stock (the “Exchange Shares”).

2.2 Effectiveness of Transfer; Registration Date. Notwithstanding anything to the contrary in this Agreement or any Local Instrument, the Parties acknowledge and agree that, as a matter of the mandatory Law of the Republic of Uzbekistan, the transfer of the Participatory Interest to Purchaser shall become effective, and Purchaser shall be deemed to have acquired ownership of the Participatory Interest, upon the entry of the corresponding record in the unified state register of legal entities of the Republic of Uzbekistan reflecting Purchaser as the holder of the Participatory Interest and a participant of the Company (the date of such entry, the “Registration Date”). The Parties shall take all actions required under the Laws of the Republic of Uzbekistan to cause the Registration Date to occur as promptly as practicable following the Closing, including the execution and filing of the Local Instruments and the delivery of the notice contemplated by Article 21 of the Uzbek LLC Law.

2.3 Closing. The closing of the Exchange (the “Closing”) shall take place remotely by the electronic exchange of documents and signatures at 10:00 a.m., New York City time, on the third (3rd) Business Day after the satisfaction or (to the extent permitted by applicable Law) waiver of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to their satisfaction or waiver at the Closing), or at such other time, date or place as Purchaser and the Seller may mutually agree in writing (the “Closing Date”). The Closing Date and the Registration Date may not be the same date, and Sections 2.4 through 2.6, Section 8.1(e) and Section 8.2 govern the period between them.

2.4 Closing Deliveries by the Seller and the Company. At the Closing, the Seller and the Company will deliver or cause to be delivered to Purchaser the following, each in form and substance reasonably acceptable to Purchaser:

(a) the Transfer-Acceptance Certificate, in the form attached as Exhibit A hereto, duly executed by the Seller;

(b) the minutes of the general meeting of participants of the Company approving the transfer of the Participatory Interest to Purchaser and the related amendments to the Company’s charter, in the form attached as Exhibit B hereto;

(c) the amended charter of the Company reflecting Purchaser and Wellmore as the participants of the Company, in the form attached as Exhibit C hereto;

(d) the notice of intention to transfer the Participatory Interest delivered by the Seller to the Company and Wellmore, and the written waivers of pre-emption rights executed by the Company and Wellmore, in the forms attached as of the Company, in the forms attached as Exhibit D hereto;

(e) the notification on the acquisition of the Participatory Interest, in the form attached as Exhibit E hereto;

(f) the certificate regarding contribution to the charter capital of the Company, in the form attached as Exhibit F hereto;

(g) one or more powers of attorney, duly executed and, where required, notarized, authorizing the re-registration of the Company, in the forms attached as Exhibit G hereto;

(h) a certificate, dated as of the Closing Date and signed by a duly authorized officer of the Seller and of the Company, certifying satisfaction of the conditions in Sections 7.2(a) and 7.2(b);

(i) written resignations, effective as of the Registration Date, of each director and officer of the Company designated by Purchaser in writing at least five (5) Business Days prior to the Closing Date;

(j) a copy of the Antimonopoly Clearance;

(k) a duly completed and executed IRS Form W-8BEN-E (or other applicable IRS Form W-8) of the Seller, dated as of the Closing Date; and

(l) such other documents and instruments as are contemplated by Article VII or as Purchaser may reasonably request.

2.5 Closing Deliveries by Purchaser. At the Closing, Purchaser will deliver or cause to be delivered the following, each in form and substance reasonably acceptable to the Seller:

(a) evidence of the issuance of the Exchange Shares to the Seller in book-entry form (including a copy of Purchaser’s irrevocable instruction letter to its transfer agent), such issuance to be effective as of the Registration Date;

(b) the Transfer-Acceptance Certificate and each other Local Instrument to which Purchaser is a party, duly executed by Purchaser, together with an apostilled certificate of existence of Purchaser issued by the Secretary of State of the State of Nevada and such other apostilled corporate extracts as are required for the Uzbek registration process;

(c) a certificate, dated as of the Closing Date and signed by a duly authorized officer of Purchaser, certifying satisfaction of the conditions in Sections 7.3(a) and 7.3(b); and

(d) the resignations and other deliverables contemplated by Section 6.11 and Article VII.

2.6 Local Implementation. Promptly following the Closing (and in any event within two (2) Business Days thereafter), the Parties shall (a) execute such bilingual (Uzbek/English) counterparts of this Agreement, and such Local Instruments as may be required under applicable Law in connection with the registration of the transfer of the Participatory Interest; (b) execute and deliver the Transfer-Acceptance Certificate; (c) deliver, or cause the Company to deliver, to the registering authority the notification on the acquisition of the Participatory Interest and the notice contemplated by Article 21 of the Uzbek LLC Law, together with the amended charter of the Company, the powers of attorney for re-registration and all other filings required to effect the entry described in Section 2.2; and (d) take all other actions, including the corporate approvals, required under the Laws of the Republic of Uzbekistan to cause the Registration Date to occur. The Seller shall cause the Company to deliver to Purchaser, within one (1) Business Day of receipt, evidence of the registry entry described in Section 2.2, whereupon the deliveries made under Sections 2.4 and 2.5 shall be fully and unconditionally effective.

2.7 Conformity of Local Instruments; Controlling Agreement. The Transfer-Acceptance Certificate, the minutes of the general meeting of participants of the Company, the amended charter of the Company, the notices, waivers and certificates described in Section 2.4, the powers of attorney for re-registration, and each other agreement, instrument, notice, filing or corporate approval executed or delivered under the Laws of the Republic of Uzbekistan to implement the Exchange (collectively, the “Local Instruments”) are entered into solely to implement the Exchange in accordance with the mandatory requirements of the Laws of the Republic of Uzbekistan and shall in all cases conform to, and be interpreted consistently with, this Agreement. Without limiting the foregoing:

(a) the Local Instruments shall be in the agreed bilingual forms attached as Exhibits hereto, and no Party shall execute any Local Instrument that deviates from such agreed forms other than deviations required by the registering authority or a notary, limited to the minimum extent so required;

(b) no Local Instrument shall be amended, supplemented or terminated without the prior written consent of Purchaser and the Seller;

(c) the Local Instruments shall govern for purposes of the registration of the transfer of the Participatory Interest and other proceedings before Governmental Authorities of the Republic of Uzbekistan; in the event of any conflict between this Agreement and any Local Instrument, this Agreement shall control as among the Parties themselves to the fullest extent permitted by applicable Law, and, to the extent that any provision of this Agreement cannot be implemented in the form required by a Governmental Authority of the Republic of Uzbekistan, the Parties shall in good faith conform the implementation of this Agreement to the mandatory requirements of the Laws of the Republic of Uzbekistan while preserving to the maximum extent possible the economic terms and the allocation of rights and obligations set forth in this Agreement; and

(d) any consideration stated in any Local Instrument is stated solely to satisfy local registration or tax requirements, and the sole consideration for the transfer of the Participatory Interest as among the Parties is the issuance of the Exchange Shares as set forth in this Agreement; and

(e) the Parties shall execute this Agreement and the Local Instruments in bilingual (Uzbek/English) form, it being agreed that the English text shall control as among the Parties in accordance with Section 10.12.

2.8 No Fractional Shares; Adjustments. No fractional shares of Purchaser Common Stock shall be issued in the Exchange; the number of Exchange Shares issuable to the Seller shall be rounded down to the nearest whole share. If, between the date of this Agreement and the Registration Date, the outstanding shares of Purchaser Common Stock are changed into a different number or class of shares by reason of any stock split, reverse stock split, stock dividend, reorganization, recapitalization, reclassification, combination or exchange of shares, the number of Exchange Shares shall be equitably adjusted to provide the Seller the same economic effect as contemplated by this Agreement prior to such event.

2.9 Withholding. Purchaser shall be entitled to deduct and withhold from the consideration otherwise deliverable under this Agreement such amounts as are required to be deducted and withheld under applicable Tax Law; provided, that Purchaser shall use commercially reasonable efforts to provide the Seller with at least ten (10) Business Days’ prior written notice of any intended deduction or withholding and shall cooperate with the Seller to reduce or eliminate any such deduction or withholding to the extent permitted by applicable Law. Amounts so deducted, withheld and duly remitted to the applicable Governmental Authority shall be treated for all purposes of this Agreement as having been delivered to the Person in respect of whom such deduction and withholding was made.

2.10 Restricted Securities. The Exchange Shares shall be issued in a transaction exempt from the registration requirements of the Securities Act in reliance upon Section 4(a)(2) thereof, shall constitute “restricted securities” within the meaning of Rule 144 under the Securities Act, and shall bear the restrictive legend set forth in Section 4.8 until removed in accordance therewith.

2.11 Further Assurances. If, at any time after the Registration Date, any further action is necessary or desirable to vest, perfect or confirm of record or otherwise in Purchaser its right, title and interest in, to and under the Participatory Interest, or otherwise to carry out the purposes of this Agreement, each Party shall, and shall cause its Affiliates to, execute and deliver all such instruments and take all such further action as may be reasonably necessary or desirable, at the requesting Party’s expense.

2.12 Seller Consent. The Seller, as a participant in the charter capital of the Company, hereby approves, authorizes and consents to the Company’s execution and delivery of this Agreement and the Ancillary Documents to which it is or is required to be a party or otherwise bound, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby and thereby. The Seller acknowledges and agrees that the consents set forth herein are intended and shall constitute such consent of the Seller as may be required (and shall, if applicable, operate as a written resolution of the participants of the Company) pursuant to the Company’s Organizational Documents, any other agreement in respect of the Company to which the Seller is a party or bound and all applicable Laws. The Seller shall procure that, prior to the Closing and following the notice procedure required under the Uzbek LLC Law, each of Wellmore and the Company delivers a written waiver of any pre-emption, first-refusal or similar right it may have with respect to the transfer of the Participatory Interest, whether under the Company’s charter, the Uzbek LLC Law or otherwise, in the forms attached as Exhibit D hereto.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the correspondingly numbered section or schedule of the disclosure schedules delivered by the Company and the Seller to Purchaser concurrently herewith (the “Company Disclosure Schedules”; references in this Agreement to numbered “Schedules” are to the corresponding sections of the Company Disclosure Schedules or the Purchaser Disclosure Schedules, as applicable, the Company represents and warrants to Purchaser as follows:

3.1 Organization and Standing. The Company is a limited liability company duly established and validly existing under the laws of the Republic of Uzbekistan, is not subject to any liquidation, reorganization, bankruptcy or insolvency proceedings, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each Operating Subsidiary is a limited liability company or other entity duly established and validly existing under the Laws of its jurisdiction of organization, is not subject to any liquidation, reorganization, bankruptcy or insolvency proceedings, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of the Company and the Operating Subsidiaries is duly qualified or licensed in each jurisdiction where it does business or operates to the extent that the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary. Schedule 3.1 lists all jurisdictions in which the Company or any Operating Subsidiary is qualified to conduct business and all names other than its legal name under which the Company or any Operating Subsidiary does business. The Company has provided to Purchaser accurate and complete copies of the Organizational Documents of each of the Company and the Operating Subsidiaries, each as amended to date and as currently in effect. Neither the Company nor any Operating Subsidiary is in violation of any provision of its Organizational Documents.

3.2 Authorization; Binding Agreement. The Company has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is or is required to be a party, to perform the Company’s obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each Ancillary Document to which the Company is or is required to be a party and the consummation of the transactions contemplated hereby and thereby, (a) have been duly and validly authorized by all requisite corporate action of the Company, including by its general meeting of participants to the extent required under applicable Law and the Company’s Organizational Documents, and (b) no other corporate action on the part of the Company is necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is a party or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each Ancillary Document to which the Company is or is required to be a party shall be when delivered, duly and validly executed and delivered by the Company and assuming the due authorization, execution and delivery of this Agreement and any such Ancillary Document by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

3.3 Capitalization.

(a) The charter capital of the Company consists solely of participatory interests in the aggregate nominal amount set forth on Schedule 3.3, held by TEG Parent and Wellmore in the respective percentages set forth on Schedule 3.3, free and clear of all Liens. Ownership of participatory interests in the Company is reflected in the Company’s charter and the corresponding entry in the Unified State Register of Business Entities. The Participatory Interest is not represented by share certificates or other negotiable instruments. TEG Parent is the registered owner of the Participatory Interest to be transferred pursuant to this Agreement, free and clear of any Liens other than those imposed under the Company’s Organizational Documents and applicable Law. After giving effect to the Exchange, following the Registration Date, Purchaser shall own the Participatory Interest transferred by TEG Parent, free and clear of any Liens other than those imposed under the Company’s Organizational Documents and applicable Law. TEG Parent’s Participatory Interest has been validly created and fully paid and is not in violation of any purchase option, right of first refusal, preemption right, subscription right or any similar right under any provision of applicable Law, the Company’s Organizational Documents or any Contract to which the Company is a party or by which the Company or its participatory interests are bound. The Company does not hold any participatory interest in its own charter capital.

(b) Except as set forth on Schedule 3.3(b), there are no outstanding options, rights, agreements, arrangements, Contracts or commitments of any character (other than this Agreement and the Ancillary Documents) relating to, or requiring the creation, acquisition, transfer or disposal of, any participatory interest in the charter capital of the Company, nor any Indebtedness or other instrument convertible or exchangeable into, or carrying any right to acquire, any such participatory interest. There are no outstanding obligations of the Company to acquire any participatory interest in its own charter capital. Except as set forth on Schedule 3.3(b), there are no agreements or understandings to which the Company is a party relating to the exercise of voting or other rights attached to any participatory interest in the Company.

(c) The Company does not maintain any equity incentive plan providing for the grant or transfer of participatory interests in its charter capital. All participatory interests in the charter capital of the Company have been validly created and fully paid in accordance with applicable Law and the Company’s Organizational Documents. As a result of the consummation of the Transactions, no obligation to create or transfer any additional participatory interest in the Company will arise and no right relating to any participatory interest in the Company will become exercisable, accelerated or otherwise triggered.

(d) All Indebtedness of the Company as of the date of this Agreement is disclosed on Schedule 3.3(c). No Indebtedness of the Company contains any restriction upon: (i) the prepayment of any such Indebtedness, (ii) the incurrence of Indebtedness by the Company, (iii) the ability of the Company to grant any Lien on its properties or assets, or (iv) the consummation of the Transactions.

(e) Since January 1, 2023, the Company has not made any distribution of its net profit to its participants or acquired any participatory interest (or part thereof) in its own charter capital, and no competent governing body of the Company has approved any of the foregoing.

3.4 Subsidiaries. Schedule 3.4 Schedule 3.4 sets forth the name of each Subsidiary of the Company and, with respect to each Subsidiary, (a) its jurisdiction of organization, (b) the amount of its charter capital or other equity capital, as applicable, and (c) the participatory interests in its charter capital or other equity interests, as applicable, and the owners thereof. All participatory interests in the charter capital of each Operating Subsidiary have been validly created and fully paid in accordance with applicable Law and such Operating Subsidiary's Organizational Documents and are owned by the Company or another Operating Subsidiary free and clear of all Liens (other than those, if any, imposed by such Subsidiary’s Organizational Documents or applicable Law and other than the Liens set forth on Schedule 3.4). Except as set forth on Schedule 3.4, there are no Contracts to which the Company or any of its Affiliates is a party or bound with respect to the exercise of voting or other rights attached to the participatory interests in the charter capital of any Operating Subsidiary other than the Organizational Documents of such Operating Subsidiary. There are no outstanding options, rights, agreements, subscriptions, commitments or other arrangements requiring the creation, acquisition, transfer or disposal of any participatory interest in the charter capital of any Operating Subsidiary, nor any instrument convertible or exchangeable into, or carrying any right to acquire, any such participatory interest. There are no outstanding equity appreciation, phantom equity, profit participation or similar rights granted by any Subsidiary of the Company. Except as set forth in Schedule 3.4, no Subsidiary of the Company has any limitation, whether by Contract, Order or applicable Law, on its ability to make any distribution of net profit (including dividends) to its participants or repay any debt owed to the Company or another Operating Subsidiary. Except for the equity interests of the Subsidiaries listed on Schedule 3.4, the Company does not own or have any rights to acquire, directly or indirectly, any equity interests of, or otherwise Control, any Person. Neither the Company nor any Operating Subsidiary is a participant in any joint venture, partnership or similar arrangement. There are no outstanding contractual obligations of the Company or an Operating Subsidiary to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

3.5 Governmental Approvals. No Consent of or with any Governmental Authority on the part of the Company or any Operating Subsidiary is required to be obtained or made in connection with the execution, delivery or performance by the Company of this Agreement or any Ancillary Documents or the consummation by the Company of the transactions contemplated hereby or thereby other than (a) such filings as expressly contemplated by this Agreement, (b) pursuant to Antitrust Laws and (c) those Consents, the failure of which to obtain prior to the Closing, would not reasonably be expected to have a Material Adverse Effect on the Company. The Governmental Consents required in connection with the Exchange include the Antimonopoly Clearance and the state registration of the transfer and related changes described in Article II.

3.6 Non-Contravention. Except as otherwise described in Schedule 3.6, the execution and delivery by the Company (or any Operating Subsidiary, as applicable) of this Agreement and each Ancillary Document to which the Company or any Operating Subsidiary is or is required to be a party or otherwise bound, and the consummation by the Company or any Operating Subsidiary of the transactions contemplated hereby and thereby and compliance by the Company or any Operating Subsidiary with any of the provisions hereof and thereof, will not (a) conflict with or violate any provision of any applicable entity’s Organizational Documents, (b) subject to obtaining the Consents from Governmental Authorities referred to in Section 3.5 hereof, the waiting periods referred to therein having expired, and any condition precedent to such Consent or waiver having been satisfied, conflict with or violate any Law, Order or Consent applicable to the Company or any Operating Subsidiary or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by the Company or any Operating Subsidiary under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien upon any of the properties or assets of the Company or any Operating Subsidiary under, (viii) give rise to any obligation to obtain any third party Consent or provide any notice to any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of any Company Material Contract, except in cases of clauses (b) and (c), as would not reasonably be expected to have a Material Adverse Effect on the Company.

3.7 Financial Statements.

(a) As used herein, the term “Company Financials” means the audited combined financial statements of the Company and the Operating Subsidiaries (including, in each case, any related notes thereto), consisting of the combined balance sheet of the Company and the Operating Subsidiaries as of December 31, 2025 (the “Company Balance Sheet”, and such date, the “Company Balance Sheet Date”), and as of December 31, 2024, and the related combined audited income statements, changes in equity and statements of cash flows for the years then ended, each audited by a PCAOB qualified auditor in accordance with U.S. GAAP and PCAOB standards (the “Audited Company Financials”), together with the unaudited combined interim financial statements of the Company and the Operating Subsidiaries as of and for the six-month period ended June 30, 2026, reviewed as required by Regulation S-X for inclusion in the Information Statements and the Super 8-K. The Audited Company Financials (x) were prepared from the books and records of the Company and the Operating Subsidiaries as of the times and for the periods referred to therein, (y) were prepared in accordance with U.S. GAAP, consistently applied throughout and among the periods involved (except that the unaudited statements exclude the footnote disclosures and other presentation items required for U.S. GAAP and exclude year-end adjustments which will not be material in amount), and (z) fairly present in all material respects the combined financial position of the Company and the Operating Subsidiaries as of the respective dates thereof and the combined results of the operations and cash flows of the Company and the Operating Subsidiaries for the periods indicated. Neither the Company nor any Operating Subsidiary has ever been subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act.

(b) Each of the Company and the Operating Subsidiaries maintains accurate books and records reflecting its assets and Liabilities and maintains proper and adequate internal accounting controls that provide reasonable assurance that (i) such entity does not maintain any off-the-book accounts and that such applicable entity’s assets are used only in accordance with such applicable entity’s management directives, (ii) transactions are executed with management’s authorization, (iii) transactions are recorded as necessary to permit preparation of the financial statements of such entity and to maintain accountability for such applicable entity’s assets, (iv) access to such applicable entity’s assets is permitted only in accordance with management’s authorization, (v) the reporting of such applicable entity’s assets is compared with existing assets at regular intervals and verified for actual amounts, and (vi) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection of accounts, notes and other receivables on a current and timely basis. All of the financial books and records of the Company and the Operating Subsidiaries are complete and accurate in all material respects and have been maintained in the ordinary course consistent with past practice and in accordance with applicable Laws. Neither the Company nor any Operating Subsidiary has been subject to or involved in any material fraud that involves management or other employees who have a significant role in the internal controls over financial reporting of the Company or any Operating Subsidiary. Since January 1, 2023, neither the Company nor any Operating Subsidiary or its Representatives has received any written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any Operating Subsidiary or its internal accounting controls, including any material written complaint, allegation, assertion or claim that the Company or any Operating Subsidiary has engaged in questionable accounting or auditing practices.

(c) The Company and the Operating Subsidiaries do not have any Indebtedness other than the Indebtedness set forth on Schedule 3.7(c), and in such amounts (including principal and any accrued but unpaid interest or other obligations with respect to such Indebtedness), as set forth on Schedule 3.7(c). Except as disclosed on Schedule 3.7(c), no Indebtedness of the Company or any Operating Subsidiary contains any restriction upon (i) the prepayment of any of such Indebtedness, (ii) the incurrence of Indebtedness by the Company or any Operating Subsidiary, or (iii) the ability of the Company and the Operating Subsidiaries to grant any Lien on their respective properties or assets.

(d) Neither the Company nor any Operating Subsidiary is subject to any Liabilities or obligations (whether or not required to be reflected on a balance sheet prepared in accordance with U.S. GAAP), including any off-balance sheet obligations or any “variable interest entities” (within the meaning Accounting Standards Codification 810), except for those that are either (i) adequately reflected or reserved on or provided for in the combined balance sheet of the Company and its Subsidiaries as of the Company Balance Sheet Date contained in Company Financials or (ii) not material and that were incurred after the Company Balance Sheet Date in the ordinary course of business consistent with past practice (other than Liabilities for breach of any Contract or violation of any Law).

(e) All financial projections with respect to the Company and the Operating Subsidiaries that were delivered by or on behalf of the Company to Purchaser or its Representatives were prepared in good faith using assumptions that the Company believes to be reasonable.

(f) All Accounts Receivable of the Company and the Operating Subsidiaries arose from sales actually made or services actually performed in the ordinary course of business and represent valid obligations to the Company or an Operating Subsidiary arising from its business. None of the Accounts Receivable of the Company and the Operating Subsidiaries are subject to any right of recourse, defense, deduction, return of goods, counterclaim, offset, or set off on the part of the obligor in excess of any amounts reserved therefore on the Company Financials. All of the Accounts Receivable of the Company and the Operating Subsidiaries are, to the Knowledge of the Company, fully collectible according to their terms in amounts not less than the aggregate amounts thereof carried on the books of the Company and the Operating Subsidiaries (net of reserves) within ninety (90) days. The Company Financials have been audited by Wei, Wei & Co., LLP in accordance with PCAOB auditing standards, and unaudited interim financial statements for the six-month period ended June 30, 2026 have been or will be prepared and reviewed as required for the Information Statements and the Super 8-K.

3.8 Absence of Certain Changes. Except as set forth on Schedule 3.8, as of the date of this Agreement, since January 1, 2023, the Company and the Operating Subsidiaries have (a) conducted their business only in the ordinary course of business consistent with past practice, (b) not been, taken as whole, subject to a Material Adverse Effect and (c) have not taken any action or committed or agreed to take any action that would be prohibited by Section 6.2 (without giving effect to Schedule 6.2) if such action were taken on or after the date hereof without the consent of Purchaser.

3.9 Compliance with Laws. Neither the Company nor any Operating Subsidiary is or has been in material conflict or material non-compliance with, or in material default or violation of, nor has the Company or any Operating Subsidiary received, since January 1, 2023, any written or, to the Knowledge of the Company, oral notice of any material conflict or noncompliance with, or material default or violation of, any applicable Laws by which it or any of its properties, assets, employees, business or operations are or were bound or affected.

3.10 Permits. Each of the Company and the Operating Subsidiaries (and its employees who are legally required to be licensed by a Governmental Authority in order to perform his or her duties with respect to his or her employment with the Company or any Operating Subsidiary), holds all Permits necessary to lawfully conduct in all material respects its business as presently conducted and as currently contemplated to be conducted, and to own, lease and operate its assets and properties (collectively, the “Company Permits”). The Company has made available to Purchaser true, correct and complete copies of any material the Company Permits, all of which material the Company Permits are listed on Schedule 3.10. All of the Company Permits are in full force and effect, and no suspension or cancellation of any of the Company Permits is pending or, to the Company’s Knowledge, threatened. Neither the Company nor any Operating Subsidiary is in violation in any material respect of the terms of any Company Permit, and neither the Company nor any Operating Subsidiary has received any written or, to the Knowledge of the Company, oral notice of any Actions relating to the revocation or modification of any Company Permit. Without limiting the foregoing, the Company Permits include, as applicable, all licenses, permits, approvals, certificates and other authorizations required under the Laws of the Republic of Uzbekistan in connection with hotel operations, construction, land use, fire safety, sanitary requirements and other similar matters, each of which is valid and in full force and effect.

3.11 Litigation. Except as described on Schedule 3.11, there is no (a) Action of any nature currently pending or, to the Company’s Knowledge, threatened, nor is there any reasonable basis for any Action to be made (and no such Action has been brought or, to the Company’s Knowledge, threatened since January 1, 2023); or (b) Order now pending or outstanding or that was rendered by a Governmental Authority since January 1, 2023, in either case of (a) or (b) by or against the Company or any Operating Subsidiary, its current or former members of the supervisory board (if any), the director (sole executive body), members of any collegial executive body or participants (provided, that any litigation involving the members of the supervisory board (if any), the director (sole executive body), members of any collegial executive body or participants of the Company or an Operating Subsidiary must be related to the applicable entity’s business, participatory interests or assets), its business, participatory interests or assets. The items listed on Schedule 3.11, if finally determined adverse to the Company and the Operating Subsidiaries, will not have, either individually or in the aggregate, a Material Adverse Effect upon the Company. Since January 1, 2023, none of the current or former members of the supervisory board (if any), the director (sole executive body), members of any collegial executive body or senior management of the Company or any Operating Subsidiary has been formally charged with or convicted of any criminal offence involving fraud, corruption, embezzlement or other dishonesty.

3.12 Material Contracts. (a) Schedule 3.12(a) sets forth a true, correct and complete list of, and the Company has made available to Purchaser (including written summaries of oral Contracts), true, correct and complete copies of, each Contract to which the Company or any Operating Subsidiary is a party or by which the Company or any Operating Subsidiary, or any of its properties or assets are bound or affected (each Contract required to be set forth on Schedule 3.12(a), a “Company Material Contract”) that:

(i) contains covenants that limit the ability of the Company or any Operating Subsidiary (A) to compete in any line of business or with any Person or in any geographic area or to sell, or provide any service or product or solicit any Person, including any non-competition covenants, employee and customer non-solicit covenants, exclusivity restrictions, rights of first refusal or most-favored pricing clauses or (B) to purchase or acquire an interest in any other Person;

(ii) involves any joint venture, profit-sharing, partnership, limited liability company or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership or joint venture;

(iii) involves any exchange-traded, over-the-counter or other swap, cap, floor, collar, futures contract, forward contract, option or other derivative financial instrument or Contract, based on any commodity, security, instrument, asset, rate or index of any kind or nature whatsoever, whether tangible or intangible, including currencies, interest rates, foreign currency and indices;

(iv) evidences Indebtedness (whether incurred, assumed, guaranteed or secured by any asset) of the Company or any Operating Subsidiary having an outstanding principal amount in excess of $1,000,000;

(v) involves the acquisition or disposition, directly or indirectly (by merger or otherwise), of assets with an aggregate value in excess of $1,000,000 (other than in the ordinary course of business consistent with past practice), or participatory interests in the charter capital of the Company or any Operating Subsidiary, or shares or other equity interests of another Person;

(vi) relates to any merger, consolidation or other business combination with any other Person or the acquisition or disposition of any other entity or its business or material assets or the sale of the Company or any Operating Subsidiary, its business or material assets;

(vii) by its terms, individually or with all related Contracts, calls for aggregate payments or receipts by the Company and the Operating Subsidiaries under such Contract or Contracts of at least $3,000,000 per year;

(viii) obligates the Company and the Operating Subsidiaries to provide continuing indemnification or a guarantee of obligations of a third party after the date hereof in excess of $1,000,000;

(ix) is between the Company or any Operating Subsidiary and any members of the supervisory board (if any), the director (sole executive body), members of any collegial executive body or employees of the Company or an Operating Subsidiary (other than employment agreements entered into in the ordinary course of business consistent with past practice and loans made to employees in the ordinary course of business in an amount not exceeding $25,000), including all non-competition, severance and indemnification agreements, or any Company Related Person;

(x) obligates the Company and the Operating Subsidiaries to make any capital commitment or expenditure in excess of $1,000,000 (including pursuant to any joint venture);

(xi) relates to a material settlement entered into within three (3) years prior to the date of this Agreement or under which the Company or any Operating Subsidiary has outstanding obligations (other than customary confidentiality obligations);

(xii) provides another Person (other than the Company, another Operating Subsidiary or any member of the supervisory board (if any), the director (sole executive body), any member of a collegial executive body or senior management of the Company or any Operating Subsidiary) with a power of attorney;

(xiii) that will be required to be filed with the Information Statements under applicable SEC requirements or would otherwise be required to be filed by the Company as an exhibit pursuant to Regulation S-K under the Securities Act (including in connection with the Super 8-K), as if the Company were the registrant; or

(xiv) is otherwise material to the Company or any Operating Subsidiary and not described in clauses (i) through (xiii) above.

(b) With respect to each Company Material Contract: (i) such Company Material Contract is valid and binding and enforceable in all respects against the Company or an Operating Subsidiary party thereto and, to the Knowledge of the Company, each other party thereto, and is in full force and effect (except, in each case, as such enforcement may be limited by the Enforceability Exceptions); (ii) the consummation of the transactions contemplated by this Agreement will not affect the validity or enforceability of any Company Material Contract; (iii) neither the Company nor any Operating Subsidiary is in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute a material breach or default by the Company or any Operating Subsidiary, or permit termination or acceleration by the other party thereto, under such Company Material Contract; (iv) to the Knowledge of the Company, no other party to such Company Material Contract is in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a material breach or default by such other party, or permit termination or acceleration by the Company or any Operating Subsidiary, under such Company Material Contract; (v) neither the Company nor any Operating Subsidiary has received written or, to the Knowledge of the Company, oral notice of an intention by any party to any such Company Material Contract to terminate such Company Material Contract or amend the terms thereof, other than modifications in the ordinary course of business that do not adversely affect the Company or any Operating Subsidiary in any material respect; and (vi) neither the Company nor any Operating Subsidiary has waived any rights under any such Company Material Contract. Except as set forth on Schedule 3.12, no Contract listed or required to be listed on Schedule 3.12 (including the Hilton and Wyndham franchise, license and management agreements) requires the Consent of, or notice to, any counterparty in connection with the Exchange, including under any change-of-control provision.

3.13 Intellectual Property.

Schedule 3.13 sets forth all Trademarks, Internet Assets and other registered Intellectual Property owned by the Company or an Operating Subsidiary, and all material Intellectual Property licenses, sublicenses and other agreements or permissions (other than licenses of commercially available off-the-shelf software) under which the Company or an Operating Subsidiary is a licensee of, or is otherwise authorized to use, any Intellectual Property. The Company and the Operating Subsidiaries own, or have a valid and enforceable right to use, all Intellectual Property used in or necessary for the conduct of their respective businesses as currently conducted, free and clear of all Liens other than Permitted Liens. Each Company IP License is valid, binding and in full force and effect, and neither the Company nor any Operating Subsidiary nor, to the Knowledge of the Company, any other party thereto is in material breach or material default thereunder. No Action is pending or, to the Knowledge of the Company, threatened challenging the validity, enforceability, ownership or right to use any Intellectual Property currently owned, licensed, used or held for use by the Company or an Operating Subsidiary; neither the Company nor any Operating Subsidiary is infringing, misappropriating or otherwise violating the Intellectual Property of any other Person in any material respect; and, to the Knowledge of the Company, no Person is infringing, misappropriating or otherwise violating the Intellectual Property owned by the Company or an Operating Subsidiary in any material respect. Each of the Company and the Operating Subsidiaries has complied in all material respects with all applicable Laws relating to privacy, personal data protection and the collection, processing and use of personal information and, to the Knowledge of the Company, no Person has obtained unauthorized access to, and there has been no other material compromise of the security, confidentiality or integrity of, any confidential or personal information in the possession of the Company or an Operating Subsidiary. The consummation of the transactions contemplated by this Agreement will not result in the material breach, material modification, cancellation, termination or suspension of, or acceleration of any payments with respect to, any Company IP License.

3.14 Taxes and Returns. Except as set forth on Schedule 3.14:

(a) Each of the Company and the Operating Subsidiaries has timely filed all income and other material Tax Returns required to be filed by it (taking into account all available extensions). All such Tax Returns are true, accurate, correct and complete in all material respects. All Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in Company Financials have been established, have been timely paid, collected or withheld. Each of the Company and the Operating Subsidiaries has complied in all material respects with all applicable Laws relating to Tax.

(b) There is no current pending or, to the Knowledge of the Company, threatened Action against the Company or an Operating Subsidiary by a Governmental Authority in a jurisdiction where the Company or an Operating Subsidiary does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

(c) Neither the Company nor any Operating Subsidiary is being audited by any Tax authority or has been notified in writing or, to the Knowledge of the Company, orally by any Tax authority that any such audit is contemplated or pending. There are no claims, assessments, audits, examinations, investigations or other Actions pending against the Company or an Operating Subsidiary in respect of any Tax, and neither the Company nor any Operating Subsidiary has been notified in writing of any proposed Tax claims or assessments against it (other than, in each case, claims or assessments for which adequate reserves in Company Financials have been established).

(d) There are no Liens with respect to any Taxes upon any applicable entity’s assets, other than Permitted Liens.

(e) Neither the Company nor any Operating Subsidiary has any outstanding waivers or extensions of any applicable statute of limitations to assess any material amount of Taxes. There are no outstanding requests by the Company or an Operating Subsidiary for any extension of time within which to file any Tax Return or within which to pay any Taxes shown to be due on any Tax Return.

(f) Neither the Company nor any Operating Subsidiary has made any change in accounting method (except as required by a change in Law) or received a ruling from, or signed an agreement with, any taxing authority that would reasonably be expected to have a material impact on its Taxes following the Closing.

(g) Each of the Company and the Operating Subsidiaries has complied with, and is currently in compliance with, all transfer pricing rules and regulations (including Section 482 of the Code and any comparable or similar provision of applicable Law). The Company and the Operating Subsidiaries have properly and timely documented their transfer pricing methodology in compliance with Sections 482 and 6662 of the Code and any comparable or similar provision of applicable non-United States Tax Law. Neither the Company nor any Operating Subsidiary is a party to any advance pricing agreement or any similar contract or agreement. Neither the Company nor any Operating Subsidiary is subject to any gain recognition agreement under Section 367 of the Code.

(h) Neither the Company nor any Operating Subsidiary has any Liability for the Taxes of another Person (other than the Company or another Operating Subsidiary) (i) under any applicable Tax Law, (ii) as a transferee or successor, or (iii) by contract, indemnity or otherwise (excluding commercial agreements entered into in the ordinary course of business the primary purpose of which was not the sharing of Taxes). Neither the Company nor any Operating Subsidiary is a party to or bound by any Tax indemnity agreement, Tax sharing agreement or Tax allocation agreement or similar agreement, arrangement or practice (excluding commercial agreements entered into in the ordinary course of business the primary purpose of which was not the sharing of Taxes) with respect to Taxes (including advance pricing agreement, closing agreement or other agreement relating to Taxes with any Governmental Authority) that will be binding on such entity with respect to any period following the Closing Date.

(i) Neither the Company nor any Operating Subsidiary has requested, or is it the subject of or bound by any technical advice memorandum, closing agreement, written clarification of Tax legislation (including any clarification issued by the State Tax Committee of the Republic of Uzbekistan) or similar ruling, memorandum or agreement with any Governmental Authority with respect to any Taxes, nor is any such request outstanding.

(j) Neither the Company nor any Operating Subsidiary is treated as a domestic corporation (as such term is defined in Section 7701 of the Code) for U.S. federal income tax purposes. Neither the Company nor any Operating Subsidiary has ever been engaged in a U.S. trade or business (within the meaning of the Code).

3.15 Real Property. Schedule 3.15 contains a complete and accurate list of all premises currently leased or subleased or otherwise used or occupied by the Company or an Operating Subsidiary for the operation of the business of the Company or an Operating Subsidiary, and of all current leases, lease guarantees, agreements and documents related thereto, including all amendments, terminations and modifications thereof or waivers thereto (collectively, the “Company Real Property Leases”), as well as the current annual rent and term under each the Company Real Property Lease. The Company has provided to Purchaser a true and complete copy of each of the Company Real Property Leases. The Company Real Property Leases are valid, binding and enforceable in accordance with their terms and are in full force and effect. To the Knowledge of the Company, no event has occurred which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a default on the part of the Company or an Operating Subsidiary or any other party under any of the Company Real Property Leases, and neither the Company nor any Operating Subsidiary has received notice of any such condition. Neither the Company nor any Operating Subsidiary owns any real property or any interest in real property (other than the leasehold interests in the Company Real Property Leases). Schedule 3.15 also sets forth the cadastral numbers of all real property and material land rights owned, leased or held by the Company and the Operating Subsidiaries.

3.16 Personal Property. Each item of Personal Property which is currently owned, used or leased by the Company or an Operating Subsidiary with a book value or fair market value of greater than Five Hundred Thousand Dollars ($500,000) is set forth on Schedule 3.16, along with, to the extent applicable, a list of lease agreements, lease guarantees, security agreements and other agreements related thereto, including all amendments, terminations and modifications thereof or waivers thereto (“Company Personal Property Leases”). Except as set forth in Schedule 3.16, all such items of Personal Property are in good operating condition and repair (reasonable wear and tear excepted consistent with the age of such items), and are suitable for their intended use in the business of the Company and the Operating Subsidiaries. The operation of each applicable entity’s business as it is now conducted or presently proposed to be conducted is not dependent upon the right to use the Personal Property of Persons other than the Company or an Operating Subsidiary, except for such Personal Property that is owned, leased or licensed by, or otherwise contracted to, the Company or an Operating Subsidiary the Company has provided to Purchaser a true and complete copy of each of the Company Personal Property Leases, and in the case of any oral the Company Personal Property Lease, a written summary of the material terms of such the Company Personal Property Lease. The Company Personal Property Leases are valid, binding and enforceable in accordance with their terms and are in full force and effect. To the Knowledge of the Company, no event has occurred which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a default on the part of the Company or an Operating Subsidiary or any other party under any of the Company Personal Property Leases, and neither the Company nor any Operating Subsidiary has received notice of any such condition.

3.17 Title to and Sufficiency of Assets. Each of the Company and the Operating Subsidiaries has valid title to, or a valid leasehold interest in or other valid right to use, all of its assets, free and clear of all Liens other than (a) Permitted Liens, (b) the rights of lessors under leasehold interests, and (c) Liens specifically identified on the Company Balance Sheet. The assets (including Intellectual Property rights and contractual rights) of the Company and the Operating Subsidiaries constitute all of the assets, rights and properties that are used in the operation of the businesses of the Company and the Operating Subsidiaries as it is now conducted and presently proposed to be conducted or that are used or held by the Company and the Operating Subsidiaries for use in the operation of the businesses of the Company and the Operating Subsidiaries, and taken together, are adequate and sufficient for the operation of the businesses of the Company and the Operating Subsidiaries as currently conducted and as presently proposed to be conducted.

3.18 Employee Matters.

(a) There has not occurred or, to the Knowledge of the Company, been threatened any strike, slow-down, picketing, work-stoppage, or other similar labor activity with respect to any such employees. There are no unresolved labor controversies (including unresolved grievances and age or other discrimination claims) that are pending or, to the Knowledge of the Company, threatened between the Company or any Operating Subsidiary and Persons employed by or providing services as independent contractors to the Company or an Operating Subsidiary. No current director, member of any collegial executive body or employee of the Company or an Operating Subsidiary has provided the Company or any Operating Subsidiary written or, to the Knowledge of the Company, oral notice of his or her plan to terminate his or her employment with the Company or any Operating Subsidiary.

(b) Except as set forth in Schedule 3.18(b), each of the Company and the Operating Subsidiaries (i) is and has been for the past six (6) years in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment, health and safety and wages and hours, and other Laws relating to discrimination, disability, labor relations, hours of work, payment of wages and overtime wages, pay equity, immigration, compensation in connection with workplace accidents and occupational diseases, working conditions, employee scheduling, occupational safety and health, statutory leave entitlements, and employee terminations, and has not received written or, to the Knowledge of the Company, oral notice that there is any pending Action involving violations of applicable labor and employment Laws against the Company or an Operating Subsidiary, (ii) is not liable for any material past due arrears of wages or any material penalty for failure to comply with any of the foregoing, and (iii) is not liable for any material payment to any Governmental Authority with respect to mandatory employment-related payments, taxes, contributions and other statutory employee benefits or obligations (other than routine payments to be made in the ordinary course of business and consistent with past practice). There are no Actions pending or, to the Knowledge of the Company, threatened against the Company or an Operating Subsidiary brought by or on behalf of any applicant for employment, any current or former employee, any Person alleging to be a current or former employee, or any Governmental Authority, relating to any such Law or regulation, or alleging breach of any express or implied contract of employment, unlawful termination of employment, or alleging any other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

(c) Schedule 3.18(c) hereto sets forth a complete and accurate list as of the date hereof of all employees of the Company and the Operating Subsidiaries showing for each as of such date the employee’s name, job title or description, employer and location. Except as set forth on Schedule 3.18(c), (A) each employee is employed pursuant to an employment agreement entered into in accordance with applicable Law, and (B) the Company and the Operating Subsidiaries have paid in full to all their employees all wages, salaries, commission, bonuses and other compensation due to their employees, including overtime compensation, and neither the Company nor any Operating Subsidiary has any obligation or Liability (whether or not contingent) with respect to severance payments to any such employees under the terms of any written or, to the Company’s Knowledge, oral agreement, or commitment or any applicable Law, custom, trade or practice. Except as set forth in Schedule 3.18(c), each of the Company and the Operating Subsidiaries employee has entered into the Company’s standard form of employee non-disclosure, inventions and restrictive covenants agreement with the Company or an Operating Subsidiary (whether pursuant to a separate agreement or incorporated as part of such employee’s overall employment agreement), a copy of which has been made available to Purchaser by the Company.

(d) Schedule 3.18(d) contains a list of all independent contractors (including consultants) currently engaged by the Company or any Operating Subsidiary. Except as set forth on Schedule 3.18(d), all of such independent contractors are a party to a written Contract with the Company or an Operating Subsidiary. Except as set forth on Schedule 3.18(d), each such independent contractor has entered into customary covenants regarding confidentiality, non-competition and assignment of inventions and copyrights in such Person’s agreement with the Company or an Operating Subsidiary, a copy of which has been provided to Purchaser by the Company. For the purposes of applicable Law, all independent contractors who are currently, or within the last six (6) years have been, engaged by the Company or an Operating Subsidiary are bona fide independent contractors and not employees of the Company or an Operating Subsidiary. Except as set forth on Schedule 3.18(d), each independent contractor is terminable on fewer than thirty (30) days’ notice, without any obligation of the Company or any Operating Subsidiary to pay severance or a termination fee.

3.19 Benefit Plans.

(a) Each of the Company and the Operating Subsidiaries is and has been in compliance in all material respects with applicable Laws relating to mandatory employment-related benefits, social insurance and pension obligations in respect of its employees, including mandatory funded pension contributions to employees’ individual funded pension accounts and mandatory insurance obligations relating to workplace accidents, occupational diseases and employer civil liability. All contributions, premiums and other amounts required to be paid or accrued by the Company or any Operating Subsidiary in respect of such obligations have been paid or accrued when due.

(b) Each of the Company and the Operating Subsidiaries has established, maintained and administered in all material respects in accordance with applicable Law any voluntary or supplemental employee benefit arrangements maintained by it, including any bonus or other incentive payment arrangements, voluntary medical or social insurance arrangements, additional employer contributions to employees’ individual funded pension accounts or other supplemental pension benefits, severance or termination benefits in excess of statutory requirements, and profit participation, phantom equity, participatory-interest-based or other similar incentive arrangements. All material contributions, premiums and other payments required to be made under any such arrangement have been timely made or appropriately accrued.

3.20 Environmental Matters. Except as set forth in Schedule 3.20:

(a) Each of the Company and the Operating Subsidiaries is and has been in compliance in all material respects with all applicable Environmental Laws, including obtaining, maintaining in full force and effect, and complying in all material respects with all Environmental Permits required for its business and operations, no Action is pending or, to the Company’s Knowledge, threatened to revoke, modify, or terminate any such Environmental Permit, and, to the Company’s Knowledge, no facts, circumstances, or conditions currently exist that could adversely affect such continued compliance with Environmental Laws and Environmental Permits or require capital expenditures to achieve or maintain such continued compliance with Environmental Laws and Environmental Permits.

(b) Neither the Company nor any Operating Subsidiary is the subject of any outstanding Order or Contract with any Governmental Authority or other Person in respect of any (i) Environmental Laws, (ii) Remedial Action, or (iii) Release or threatened Release of a Hazardous Material. Neither the Company nor any Operating Subsidiary has assumed, contractually or by operation of Law, any Liabilities or obligations under any Environmental Laws.

(c) No Action has been made or is pending, or to the Company’s Knowledge, threatened against the Company or any Operating Subsidiary or any assets of the Company or an Operating Subsidiary alleging either or both that the Company or an Operating Subsidiary may be in material violation of any Environmental Law or Environmental Permit or may have any material Liability under any Environmental Law.

(d) Neither the Company nor any Operating Subsidiary has manufactured, treated, stored, disposed of, arranged for or permitted the disposal of, generated, handled or Released any Hazardous Material, or owned or operated any property or facility, in a manner that has given or would reasonably be expected to give rise to any material Liability or obligation under applicable Environmental Laws. No fact, circumstance, or condition exists in respect of the Company or any Operating Subsidiary or any property currently or formerly owned, operated, or leased by the Company or any Operating Subsidiary or any property to which the Company or an Operating Subsidiary arranged for the disposal or treatment of Hazardous Materials that could reasonably be expected to result in the Company or an Operating Subsidiary incurring any material Environmental Liabilities.

(e) There is no investigation of the business, operations, or currently owned, operated, or leased property of the Company or an Operating Subsidiary or, to the Company’s Knowledge, previously owned, operated, or leased property of the Company or an Operating Subsidiary pending or, to the Company’s Knowledge, threatened that could lead to the imposition of any Liens under any Environmental Law or material Environmental Liabilities.

(f) To the Knowledge of the Company, there is not located at any of the properties of the Company or an Operating Subsidiary any (i) underground storage tanks, (ii) asbestos-containing material, or (iii) equipment containing polychlorinated biphenyls.

(g) the Company has provided to Purchaser all environmentally related site assessments, audits, studies, reports, analysis and results of investigations that have been performed in respect of the currently or previously owned, leased, or operated properties of the Company or any Operating Subsidiary.

3.21 Transactions with Company Related Persons. Except as set forth on Schedule 3.21, neither the Company nor any Operating Subsidiary nor any of its Affiliates, nor any member of a governing or executive body, employee, trustee or beneficiary of the Company or an Operating Subsidiary or any of its Affiliates, nor any immediate family member of any of the foregoing (whether directly or indirectly through an Affiliate of such Person) (each of the foregoing, a “Company Related Person”), is presently, or in the past three (3) years, has been, a party to any transaction with the Company or an Operating Subsidiary, including any Contract or other arrangement (a) providing for the furnishing of services by (other than in his or her capacity as a member of a governing or executive body or employee of the Company or an Operating Subsidiary), (b) providing for the rental of real property or Personal Property from or (c) otherwise requiring payments to (other than for services or expenses in his or her capacity as a member of a governing or executive body or employee of the Company or an Operating Subsidiary in the ordinary course of business consistent with past practice) any Company Related Person or any Person in which any Company Related Person has an interest as an owner, member of a governing or executive body, trustee or partner or in which any Company Related Person has any direct or indirect interest (other than the ownership of securities representing no more than two percent (2%) of the outstanding voting power or economic interest of a publicly traded company). Except as set forth on Schedule 3.21, neither the Company nor any Operating Subsidiary has outstanding any Contract or other arrangement or commitment with any Company Related Person, and no Company Related Person owns any real property or Personal Property, or right, tangible or intangible (including Intellectual Property) which is used in the business of the Company or any Operating Subsidiary. Except as set forth on Schedule 3.21, the assets of the Company and the Operating Subsidiaries do not include any receivable or other obligation from a Company Related Person, and the liabilities of the Company and the Operating Subsidiaries do not include any payable or other obligation or commitment to any Company Related Person.

Schedule 3.21 specifically identifies all Contracts, arrangements or commitments with any Company Related Person that cannot be terminated upon sixty (60) days’ notice by the Company or the applicable Operating Subsidiary without cost or penalty.

3.22 Business Insurance.

(a) Schedule 3.22(a) lists all insurance policies (by policy number, insurer, coverage period, coverage amount, annual premium and type of policy) held by the Company or an Operating Subsidiary relating to the Company or an Operating Subsidiary or its business, properties, assets, directors, officers and employees, copies of which have been provided to Purchaser. All premiums due and payable under all such insurance policies have been timely paid and the Company and the Operating Subsidiaries are otherwise in material compliance with the terms of such insurance policies. Each such insurance policy (i) is legal, valid, binding, enforceable and in full force and effect and (ii) will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Closing. Neither the Company nor any Operating Subsidiary has any self-insurance or co-insurance programs. Since January 1, 2023, neither the Company nor any Operating Subsidiary has received any notice from, or on behalf of, any insurance carrier relating to or involving any adverse change or any change other than in the ordinary course of business, in the conditions of insurance, any refusal to issue an insurance policy or non-renewal of a policy.

(b) Schedule 3.22(b) identifies each individual insurance claim in excess of $50,000 made by the Company or an Operating Subsidiary since January 1, 2023. Each of the Company and the Operating Subsidiaries has reported to its insurers all claims and pending circumstances that would reasonably be expected to result in a claim, except where such failure to report such a claim would not be reasonably likely to be material to the Company and the Operating Subsidiaries. To the Knowledge of the Company, no event has occurred, and no condition or circumstance exists, that would reasonably be expected to (with or without notice or lapse of time) give rise to or serve as a basis for the denial of any such insurance claim. Neither the Company nor any Operating Subsidiary has made any claim against an insurance policy as to which the insurer is denying coverage.

3.23 Certain Business Practices.

(a) Neither the Company nor any Operating Subsidiary, nor any of their respective Representatives acting on their behalf has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the U.S. Foreign Corrupt Practices Act of 1977 or (iii) made any other unlawful payment. Neither the Company nor any Operating Subsidiary, nor any of their respective Representatives acting on their behalf has directly or indirectly, given or agreed to give any unlawful gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder the Company or any Operating Subsidiary or assist the Company or any Operating Subsidiary in connection with any actual or proposed transaction.

(b) The operations of each of the Company and the Operating Subsidiaries are and have been conducted at all times in compliance with money laundering statutes in all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority, and no Action involving the Company or an Operating Subsidiary with respect to the any of the foregoing is pending or, to the Knowledge of the Company, threatened.

(c) Neither the Company nor any Operating Subsidiary or any of their respective directors or officers, or, to the Knowledge of the Company, any other Representative acting on behalf of the Company or an Operating Subsidiary is currently identified on the specially designated nationals or other blocked person list or otherwise currently subject to any U.S. sanctions administered by OFAC, and neither the Company nor any Operating Subsidiary has, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any Subsidiary, joint venture partner or other Person, in connection with any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC in the last five (5) fiscal years. Without limiting the foregoing, neither the Company nor any Operating Subsidiary nor any of their respective directors, officers or employees, nor, to the Knowledge of the Company, any agent or other Person acting on their behalf, is a Person that is, or is owned fifty percent (50%) or more or controlled by a Person that is, the subject of any sanctions administered by OFAC, the U.S. Department of State, the United Nations, the European Union or His Majesty’s Treasury, or located, organized or resident in a comprehensively sanctioned country or region, and the operations of the Company and the Operating Subsidiaries have been conducted in compliance in all material respects with applicable anti-money-laundering Laws.

3.24 Investment Company Act. Neither the Company nor any Operating Subsidiary is an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company”, in each case within the meaning of the Investment Company Act.

3.25 Finders and Brokers. Except as set forth in Schedule 3.25, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from Purchaser, the Company and the Operating Subsidiaries or any of their respective Affiliates in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Company or any Operating Subsidiary. The Parties acknowledge that Avira Consulting Solutions LLC has acted as financial advisor in connection with the Exchange; its fees shall be borne as set forth in Section 10.10.

3.26 Information Supplied. None of the information supplied or to be supplied by the Company expressly for inclusion or incorporation by reference:

(a) in any current report on Form 8-K, and any exhibits thereto or any other report, form, registration or other filing made with any Governmental Authority (including the SEC) with respect to the transactions contemplated by this Agreement or any Ancillary Documents;

(b) in the Information Statements or the Super 8-K; or

(c) in the mailings or other distributions to Purchaser’s or Purchaser’s shareholders and/or prospective investors with respect to the consummation of the transactions contemplated by this Agreement or in any amendment to any of documents identified in (a) through (c), will, when filed, made available, mailed or distributed, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by the Company expressly for inclusion or incorporation by reference in any of the Signing Press Release, the Signing Filing, the Closing Press Release and the Closing Filing will, when filed or distributed, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied by or on behalf of Purchaser or their respective Affiliates.

3.27 Independent Investigation. The Company has conducted its own independent investigation, review and analysis of the business, results of operations, condition (financial or otherwise) or assets of Purchaser and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of Purchaser for such purpose. The Company acknowledges and agrees that:

(a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, it has relied solely upon its own investigation and the express representations and warranties of Purchaser set forth in this Agreement (including the related portions of the Purchaser Disclosure Schedules) and in any certificate delivered to the Company pursuant hereto, and the information provided by or on behalf of Purchaser for the Information Statements; and

(b) none of Purchaser or their respective Representatives have made any representation or warranty as to Purchaser or this Agreement, except as expressly set forth in this Agreement (including the related portions of the Purchaser Disclosure Schedules) or in any certificate delivered to the Company pursuant hereto.

3.28 Books and Records. The books of account, minute books, lists and other records relating to participants and other corporate records of the Company and each Operating Subsidiary are true, complete and correct in all material respects, have been maintained in accordance with sound business practices and applicable Law, and accurately reflect in all material respects all meetings and actions of their respective governing bodies and participants and the transactions of their respective businesses.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller represents and warrants to Purchaser as follows:

4.1 Organization and Standing. The Seller is a limited liability company duly established and validly existing under the Laws of the jurisdiction of its formation, is not subject to any liquidation, reorganization, bankruptcy or insolvency proceedings, and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

4.2 Authorization; Binding Agreement. The Seller has all requisite power and authority to execute and deliver this Agreement and each Ancillary Document to which it is a party, to perform the Seller’s obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and each Ancillary Document to which the Seller is or is required to be a party and the consummation of the Transactions have been duly authorized by all requisite corporate action of the Seller, including approval by its general meeting of participants to the extent required under applicable Law and its Organizational Documents. This Agreement has been, and each Ancillary Document to which the Seller is or is required to be a party has been or shall be when delivered, duly and validly executed and delivered by the Seller and assuming the due authorization, execution and delivery of this Agreement and any such Ancillary Document by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, subject to the Enforceability Exceptions.

4.3 Ownership.TEG Parent is the registered owner of the Participatory Interest to be transferred by it pursuant to this Agreement, free and clear of any and all Liens (other than those imposed under the Company’s Organizational Documents or applicable Law). There are no powers of attorney, voting agreements or other arrangements or understandings to which TEG Parent is a party or by which it is bound with respect to the exercise of voting or other rights attached to, or the transfer of, such Participatory Interest other than this Agreement. Upon the Registration Date and the corresponding entry in the Unified State Register of Business Entities, Purchaser will acquire valid title to the Participatory Interest transferred by TEG Parent, free and clear of all Liens (other than those incurred by Purchaser).

4.4 Governmental Approvals. No Consent of or with any Governmental Authority on the part of the Seller is required to be obtained or made in connection with the execution, delivery or performance by the Seller of this Agreement or any Ancillary Documents or the consummation by the Seller of the transactions contemplated hereby or thereby other than (a) such filings as expressly contemplated by this Agreement, (b) pursuant to Antitrust Laws, (c) any filings required with the OTC Markets (or any other applicable Stock Exchange) or the SEC with respect to the Transactions, (d) applicable requirements, if any, of the Securities Act, the Exchange Act, and/or any state “blue sky” securities Laws, and the rules and regulations thereunder, and (e) where the failure to obtain or make such Consents or to make such filings or notifications, would not reasonably be expected to materially impair or delay the ability of the Seller to consummate the Transactions. The Antimonopoly Clearance has been obtained prior to the date of this Agreement, is in full force and effect and covers the acquisition by Purchaser of the Participatory Interest as contemplated hereby. The other Governmental Consents required on the part of the Seller include the state registration of the transfer and related changes described in Article II.

4.5 Non-Contravention.  The execution and delivery by the Seller of this Agreement and each Ancillary Document to which it is a party or otherwise bound and the consummation by the Seller of the transactions contemplated hereby and thereby, and compliance by the Seller with any of the provisions hereof and thereof, will not, (a) conflict with or violate any provision of the Seller’s Organizational Documents, (b) conflict with or violate any Law, Order or Consent applicable to the Seller or any of its properties or assets or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by the Seller under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien upon any of the properties or assets of the Seller under, (viii) give rise to any obligation to obtain any third party consent or provide any notice to any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any Contract to which the Seller is a party or the Seller or its properties or assets are otherwise bound, except for any deviations from any of the foregoing clauses (a), (b) or (c) that has not had and would not reasonably be expected to materially impair or delay the ability of the Seller to consummate the Transactions. All pre-emption or first-refusal rights of Wellmore and, to the extent applicable, the Company in respect of the transfer of the Seller’s Participatory Interest have been duly waived or have otherwise expired or been satisfied in accordance with applicable Law and the Company’s Organizational Documents.

4.6 No Litigation. There is no Action pending or, to the Knowledge of the Seller, threatened, nor any Order is outstanding, against or involving the Seller, whether at law or in equity, before or by any Governmental Authority, which would reasonably be expected to materially and adversely affect the ability of the Seller to consummate the transactions contemplated by, and discharge its obligations under, this Agreement and the Ancillary Documents to which the Seller is or is required to be a party.

4.7 Securities Representations.

(a) The Seller (i) is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act or otherwise has such knowledge, sophistication and experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in Purchaser and of protecting its interests in connection with this investment; (ii) is acquiring its portion of the Exchange Shares for itself for investment purposes only, and not with a view towards any resale or distribution of such Exchange Shares; (iii) has been advised and understands that the Exchange Shares (x) are being issued in reliance upon one or more exemptions from the registration requirements of the Securities Act and any applicable state securities Laws and (y) have not been and shall not be registered under the Securities Act or any applicable state securities Laws and, therefore, must be held indefinitely and cannot be resold unless such Exchange Shares are registered under the Securities Act and all applicable state securities Laws, unless exemptions from registration are available; (iv) is aware that an investment in Purchaser is a speculative investment and is subject to the risk of complete loss; and (v) acknowledges that, except as set forth in any registration rights agreement contemplated by Section 6.20, Purchaser is under no obligation hereunder to register the Exchange Shares under the Securities Act. The Seller has been given access to such information regarding Purchaser as it has requested, has had the full right and opportunity to consult with its own attorneys, accountants and other advisors, and, except as expressly set forth in Article V (including the related portions of the Purchaser Disclosure Schedules), has not relied upon any representations or advice by Purchaser or its Representatives.

(b) The Seller understands that the Exchange Shares have not been registered under the Securities Act and will be issued in reliance upon a specific exemption from registration which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Seller’s representations herein; that the Exchange Shares are “restricted securities” that may not be resold without registration or an available exemption; that the Seller is familiar with Rule 144 and the resale limitations imposed thereby; and that, if Purchaser is or was at any time a “shell company” as described in Rule 144(i), Rule 144 will not be available for resales of the Exchange Shares unless and until the conditions of Rule 144(i)(2) are satisfied, including the filing of “Form 10 information” and the expiration of one (1) year thereafter.

4.8 Legend. The Seller understands and agrees that the Exchange Shares shall bear the restrictive legend in customary form set forth in Exhibit H, and that such legend shall be removed only in accordance with the Securities Act.

4.9 Tax and Legal Matters. Neither the Seller nor the Seller’s Affiliates have taken or agreed to take any action, or are aware of any fact or circumstance, that would be reasonably likely to prevent, taken together, the Exchange and the Share Exchange from qualifying as an exchange described in Section 351 of the Code or as a reorganization within the meaning of Section 368(a) of the Code.

4.10 Finders and Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from Purchaser, the Company or any of their respective Affiliates in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Seller.

4.11 Information Supplied. None of the information supplied or to be supplied by the Seller expressly for inclusion or incorporation by reference:

(a) in any Current Report on Form 8-K, and any exhibits thereto or any other report, form, registration or other filing made with any Governmental Authority (including the SEC) with respect to the transactions contemplated by this Agreement or any Ancillary Documents;

(b) in the Information Statements or the Super 8-K; or

(c) in the mailings or other distributions to Purchaser’s or Purchaser’s shareholders and/or prospective investors with respect to the consummation of the transactions contemplated by this Agreement or in any amendment to any of documents identified in (a) through (c), will, when filed, made available, mailed or distributed, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

None of the information supplied or to be supplied by the Seller expressly for inclusion or incorporation by reference in any of the Signing Press Release, the Signing Filing, the Closing Filing and the Closing Press Release will, when filed or distributed, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Seller does not make any representation, warranty or covenant with respect to any information supplied by or on behalf of Purchaser or its Affiliates.

4.12 Independent Investigation. The Seller has conducted its own independent investigation, review and analysis of the business, results of operations, condition (financial or otherwise) or assets of Purchaser and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of Purchaser for such purpose. The Seller acknowledges and agrees that:

(a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, the Seller has relied solely upon its own investigation and the express representations and warranties of Purchaser set forth in this Agreement (including the related portions of the Purchaser Disclosure Schedules) and in any certificate delivered to the Seller pursuant hereto, and the information provided by or on behalf of Purchaser for the Information Statements; and

(b) none of Purchaser or their respective Representatives have made any representation or warranty as to Purchaser or this Agreement, except as expressly set forth in this Agreement (including the related portions of the Purchaser Disclosure Schedules) or in any certificate delivered to the Seller pursuant hereto.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF PURCHASER

Except as set forth in the Purchaser SEC Documents filed prior to the date hereof (excluding any risk-factor or forward-looking disclosure) or in the disclosure schedules delivered by Purchaser concurrently herewith (the “Purchaser Disclosure Schedules”), Purchaser represents and warrants to the Company and the Seller as follows:

5.1 Organization and Standing. Purchaser is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Nevada. Each Subsidiary of Purchaser, if any, is a corporation or other entity duly formed, validly existing and in good standing under the Laws of its jurisdiction of organization. Purchaser has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Purchaser is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary. Schedule 5.1 lists all jurisdictions in which Purchaser is qualified to conduct business and all names other than its legal name under which Purchaser does business. Purchaser has heretofore made available to the Company accurate and complete copies of its Organizational Documents, each as currently in effect. Purchaser is not in violation of any provision of its Organizational Documents.

5.2 Authorization; Binding Agreement. Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, subject to obtaining the Required Purchaser Common Stockholder Approval. The execution and delivery of this Agreement and each Ancillary Document to which it is a party and the consummation of the transactions contemplated hereby and thereby (a) have been duly and validly authorized by the board of directors of Purchaser and (b) other than the Required Purchaser Common Stockholder Approval, no other corporate proceedings, other than as set forth elsewhere in this Agreement, on the part of Purchaser are necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is a party or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each Ancillary Document to which Purchaser is a party shall be when delivered, duly and validly executed and delivered by Purchaser and, assuming the due authorization, execution and delivery of this Agreement and such Ancillary Documents by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting the enforcement of creditors’ rights generally or by any applicable statute of limitation or by any valid defense of set-off or counterclaim, and the fact that equitable remedies or relief (including the remedy of specific performance) are subject to the discretion of the court from which such relief may be sought (collectively, the “Enforceability Exceptions”). Purchaser’s board of directors, by resolutions duly adopted unanimously at a meeting duly called and held or by unanimous written consent in lieu of a meeting (i) determined that this Agreement and the Transactions are advisable, fair to, and in the best interests of, Purchaser and its stockholders, (ii) approved this Agreement and the Transactions in accordance with Purchaser’s Organizational Documents and the NRS, (iii) directed that this Agreement and the Transactions be submitted to Purchaser’s stockholders for adoption, and (iv) resolved to recommend that Purchaser’s stockholders adopt this Agreement and the Transactions. Without limiting the foregoing, the Stockholder Written Consent has been duly executed and delivered by the holder[s] of a majority of the voting power of the outstanding shares of Purchaser Common Stock in accordance with NRS 78.320 and Purchaser’s bylaws, has not been amended, rescinded or revoked, and remains in full force and effect, and no other approval of the board of directors or of the stockholders of Purchaser is required in connection with the execution of this Agreement or the consummation of the Exchange.

5.3 Governmental Approvals. Except as otherwise described in Schedule 5.3, no Consent of or with any Governmental Authority on the part of Purchaser is required to be obtained or made in connection with the execution, delivery or performance by Purchaser of this Agreement and each Ancillary Document to which it is a party or the consummation by Purchaser of the transactions contemplated hereby and thereby, other than (a) pursuant to Antitrust Laws, (b) such filings as are contemplated by this Agreement, (c) any filings required with the OTC Markets (or any other applicable Stock Exchange) or the SEC with respect to the Transactions, (d) applicable requirements, if any, of the Securities Act, the Exchange Act, and/or any state “blue sky” securities Laws, and the rules and regulations thereunder, and (e) where the failure to obtain or make such Consents or to make such filings or notifications would not reasonably be expected to have a Material Adverse Effect on Purchaser.

5.4 Non-Contravention. Except as otherwise described in Schedule 5.4, the execution and delivery by Purchaser of this Agreement and each Ancillary Document to which it is a party, the consummation by Purchaser of the transactions contemplated hereby and thereby, and the compliance by Purchaser with any of the provisions hereof and thereof, shall not (a) conflict with or violate any provision of any Purchaser’s Organizational Documents, (b) subject to obtaining the Consents from Governmental Authorities referred to in Section 5.3 hereof, and the waiting periods referred to therein having expired, and any condition precedent to such Consent or waiver having been satisfied, conflict with or violate any Law, Order or Consent applicable to Purchaser or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by Purchaser under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien upon any of the properties or assets of Purchaser under, (viii) give rise to any obligation to obtain any third party Consent or provide any notice to any Person under or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material Contract of Purchaser, except for any deviations from any of the foregoing clauses (a), (b) or (c) that would not reasonably be expected to have a Material Adverse Effect on Purchaser.

5.5 Subsidiaries. Schedule 5.5 sets forth the name of each Subsidiary of Purchaser, and with respect to each Subsidiary, (a) its jurisdiction of organization, (b) its authorized shares or other equity interests (if applicable), and (c) the number of issued and outstanding shares or other equity interests and the record holders and beneficial owners thereof.

5.6 Compliance with Laws. Except as set forth on Schedule 5.6, Purchaser is not or has been in material conflict or material non-compliance with, or in material default or violation of, nor has Purchaser received, since January 1, 2023, any written, or, to the Knowledge of Purchaser, notice of any material conflict or non-compliance with, or material default or violation of, any applicable Laws by which it or any of its properties, assets, employees, business or operations are or were bound or affected.

5.7 Litigation. Except as described on Schedule 5.7, there is no (a) Action of any nature currently pending or, to Purchaser’s Knowledge, threatened, nor is there any reasonable basis for any Action to be made (and no such Action has been brought or, to Purchaser’s Knowledge, threatened since January 1, 2023); or (b) Order now pending or outstanding or that was rendered by a Governmental Authority since January 1, 2023, in either case of (a) or (b) by or against Purchaser, its current or former directors, officers or equity holders (provided, that any litigation involving the directors, officers or equity holders of Purchaser must be related to the Purchaser’s business, equity securities or assets), its business, equity securities or assets. The items listed on Schedule 5.7, if finally determined adverse to Purchaser, will not have, either individually or in the aggregate, a Material Adverse Effect upon Purchaser. Since January 1, 2023, none of the current or former officers, senior management or directors of Purchaser have been charged with, indicted for, arrested for, or convicted of any felony or any crime involving fraud. Purchaser is not subject to any pending or, to the Knowledge of Purchaser, threatened SEC, FINRA or state securities regulatory investigation, inquiry or proceeding, has not been subject to any such action in the past five (5) years, and has never been subject to any trading suspension under Section 12(k) of the Exchange Act.

5.8 Finders and Brokers. Except as set forth on Schedule 5.8, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from Purchaser, the Company or an Operating Subsidiary, or any of their respective Affiliates in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Purchaser.

5.9 Information Supplied. None of the information supplied or to be supplied by Purchaser expressly for inclusion or incorporation by reference:

(a) in any Current Report on Form 8-K, and any exhibits thereto or any other report, form, registration or other filing made with any Governmental Authority (including the SEC) with respect to the transactions contemplated by this Agreement or any Ancillary Documents;

(b) in the Information Statements or the Super 8-K; or

(c) in the mailings or other distributions to Purchaser’s or Purchaser’s shareholders and/or prospective investors with respect to the consummation of the transactions contemplated by this Agreement or in any amendment to any of documents identified in (a) through (c), will, when filed, made available, mailed or distributed, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by Purchaser expressly for inclusion or incorporation by reference in any of the Signing Press Release, the Signing Filing, the Closing Filing and the Closing Press Release will, when filed or distributed, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, Purchaser does not make any representation, warranty or covenant with respect to any information supplied by or on behalf of the Company, the Operating Subsidiaries or the Seller or any of their respective Affiliates.

5.10 Independent Investigation. Purchaser has conducted its own independent investigation, review and analysis of the business, results of operations, condition (financial or otherwise) or assets of the Company and the Operating Subsidiaries, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of the Company and the Operating Subsidiaries for such purpose. Purchaser acknowledges and agrees that:

(a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, it has relied solely upon its own investigation and the express representations and warranties of the Company and the Seller set forth in this Agreement (including the related portions of the Company Disclosure Schedules) and in any certificate delivered to Purchaser pursuant hereto, and the information provided by or on behalf of the Company and the Seller for the Information Statements; and

(b) none of the Company, the Seller or their respective Representatives has made any representation or warranty as to the Company, the Operating Subsidiaries, the Seller or this Agreement, except as expressly set forth in this Agreement (including the related portions of the Company Disclosure Schedules) or in any certificate delivered to Purchaser pursuant hereto.

5.11 OTC Markets. The Purchaser Common Stock is quoted on the OTC Markets under the symbol “STWI.”

5.12 Investment Company Act. Purchaser is not, and immediately after the Closing will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

5.13 Exchange Shares. When issued by Purchaser to the Seller in accordance with the terms of this Agreement, the Exchange Shares will be (a) duly authorized and validly issued, fully paid and non-assessable, and (b) issued free and clear of all Liens, other than restrictions arising under applicable securities Laws, the express terms of this Agreement or Liens incurred by the Seller or its Affiliates. All consents, approvals and authorizations of Purchaser’s existing stockholders or creditors, of the SEC or of any other Governmental Authority that are required to be obtained by Purchaser in connection with the issuance of the Exchange Shares to the Seller hereunder have been obtained and remain in full force and effect, including the Stockholder Written Consent.

ARTICLE VI
COVENANTS

6.1 Access and Information.

(a) During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement in accordance with Section 8.1 or the Closing (the “Interim Period”), subject to Section 6.10, each of the Company and the Seller shall give, and shall cause its Representatives to give, Purchaser and its Representatives, at reasonable times during normal business hours and upon reasonable intervals and notice, reasonable access to all offices and other facilities and to all employees, properties, Contracts, agreements, commitments, books and records, financial and operating data and other information (including Tax Returns, internal working papers, client files, client Contracts and director service agreements), of or pertaining to the Company and the Operating Subsidiaries, as Purchaser or its Representatives may reasonably request regarding the Company and the Operating Subsidiaries and their respective businesses, assets, Liabilities, financial condition, prospects, operations, management, employees and other aspects (including unaudited quarterly financial statements, including a combined quarterly balance sheet and income statement, a copy of each material report, schedule and other document filed with or received by a Governmental Authority pursuant to the requirements of applicable securities Laws, and independent public accountants’ work papers (subject to the consent or any other conditions required by such accountants, if any)) and cause each of the Representatives of the Company and the Seller to reasonably cooperate with Purchaser and its Representatives in their investigation, except that nothing herein shall require the Company, the Seller or their Representatives to disclose any information to Purchaser’s Representatives that would cause a risk of loss of legal privilege to the disclosing party or would constitute a violation of applicable Laws; provided that the Company, the Seller and their Representatives shall have used commercially reasonable efforts to provide such information without violation of applicable Law. Purchaser and its Representatives shall conduct any such activities in such a manner as not to unreasonably interfere with the business or operations of the Company and the Operating Subsidiaries.

(b) During the Interim Period, subject to Section 6.10, Purchaser shall give, and shall cause its Representatives to give, the Company, the Seller and their respective Representatives, at reasonable times during normal business hours and upon reasonable intervals and notice, reasonable access to all offices and other facilities and to all employees, properties, Contracts, agreements, commitments, books and records, financial and operating data and other information (including Tax Returns, internal working papers, client files, client Contracts and director service agreements), of or pertaining to Purchaser or its Subsidiaries, as the Company, the Seller or their respective Representatives may reasonably request regarding Purchaser, its Subsidiaries and their respective businesses, assets, Liabilities, financial condition, prospects, operations, management, employees and other aspects (including unaudited quarterly financial statements, including a combined quarterly balance sheet and income statement, a copy of each material report, schedule and other document filed with or received by a Governmental Authority pursuant to the requirements of applicable securities Laws, and independent public accountants’ work papers (subject to the consent or any other conditions required by such accountants, if any)) and cause each of Purchaser’s Representatives to reasonably cooperate with the Company and the Seller and their respective Representatives in their investigation, except that nothing herein shall require either Purchaser or its Subsidiaries to disclose any information to the Company, the Seller or their respective Representatives that would cause a risk of loss of legal privilege to the disclosing party or would constitute a violation of applicable Laws; provided that Purchaser shall have used commercially reasonable efforts to provide such information without violation of applicable Law. The Company and its Representatives shall conduct any such activities in such a manner as not to unreasonably interfere with the business or operations of Purchaser or any of its Subsidiaries.

6.2 Conduct of Business of the Company and the Seller.

(a) Unless Purchaser shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed), during the Interim Period, except as expressly contemplated by this Agreement, as contemplated by any Concurrent Financing or as set forth on Schedule 6.2, the Company and the Seller shall, and the Company shall cause the Operating Subsidiaries to,(i) conduct their respective businesses, in all material respects, in the ordinary course of business consistent with past practice, (ii) comply with all Laws applicable to the Company and the Operating Subsidiaries and their respective businesses, assets and employees, and (iii) take all commercially reasonable measures necessary or appropriate to preserve intact, in all material respects, their respective business organizations, to keep available the services of their respective managers, directors, officers, employees and consultants, and to preserve the possession, control and condition of their respective material assets, all as consistent with past practice.

(b) Without limiting the generality of Section 6.2(a) and except as contemplated by the terms of this Agreement, as contemplated by any Concurrent Financing or as set forth on Schedule 6.2, during the Interim Period, without the prior written consent of Purchaser (such consent not to be unreasonably withheld, conditioned or delayed), the Company and the Seller shall not, and the Company shall cause the Operating Subsidiaries not to (and, with respect to any matter reserved to the general meeting of participants of the Company under the Uzbek LLC Law or the Company’s Organizational Documents, the Seller shall not vote for, approve or consent to, and the Company shall not take any step to implement, any of the following):

(i) amend, waive or otherwise change, in any respect, its Organizational Documents, except as required by applicable Law;

(ii) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other securities, including any securities convertible into or exchangeable for any of its shares or other equity securities or securities of any class and any other equity-based awards, or engage in any hedging transaction with a third Person with respect to such securities;

(iii) split, combine, recapitalize or reclassify any of its shares or other equity interests or issue any other securities in respect thereof or pay or set aside any dividend or other distribution (whether in cash, equity or property or any combination thereof) in respect of its equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities;

(iv) incur, create, assume, prepay or otherwise become liable for any Indebtedness (directly, contingently or otherwise) in excess of $5,000,000, make a loan or advance to or investment in any third party (other than advancement of expenses to employees in the ordinary course of business), or guarantee or endorse any Indebtedness, Liability or obligation of any Person in excess of $5,000,000 (excluding Concurrent Financing, which shall be subject to the provisions of Section 6.20 hereof);

(v) increase the wages, salaries or compensation of its employees other than in the ordinary course of business, consistent with past practice, and in any event not in the aggregate by more than five percent (5%), or make or commit to make any bonus payment (whether in cash, property or securities) to any employee, or materially increase other benefits of employees generally, or enter into, establish, materially amend or terminate any benefit plan of the Company or an Operating Subsidiary with, for or in respect of any current consultant, officer, manager director or employee, in each case other than as required by applicable Law, pursuant to the terms of any Benefit Plans or in the ordinary course of business consistent with past practice;

(vi) make, change or revoke any material election relating to Taxes, settle any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, file any amended Tax Return or claim for refund, make any material change in its accounting or Tax policies or procedures, file any Tax Return in a manner inconsistent with past practice, or enter into any contractual obligation in respect of Taxes with any Tax authority, in each case, except as required by applicable Law or in compliance with U.S. GAAP, as relevant;

(vii) transfer or license to any Person or otherwise extend, materially amend or modify, permit to lapse or fail to preserve any material Intellectual Property owned by or licensed to the Company or any Operating Subsidiary, or disclose to any Person who has not entered into a confidentiality agreement any Trade Secrets of the Company and the Operating Subsidiaries;

(viii) terminate, or waive or assign any material right under any Company Material Contract or enter into any Contract that would be a Company Material Contract, in any case outside of the ordinary course of business consistent with past practice;

(ix) fail to maintain its books, accounts and records in all material respects in the ordinary course of business consistent with past practice;

(x) establish any Subsidiary or enter into any new line of business;

(xi) fail to use commercially reasonable efforts to keep in force insurance policies or replacement or revised policies providing insurance coverage with respect to its assets, operations and activities in such amount and scope of coverage as are currently in effect;

(xii) revalue any of its material assets or make any change in accounting methods, principles or practices, except to the extent required to comply with U.S. GAAP and after consulting with such Party’s outside auditors;

(xiii) waive, release, assign, settle or compromise any claim, action or proceeding (including any suit, action, claim, proceeding or investigation relating to this Agreement or the transactions contemplated hereby), other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages (and not the imposition of equitable relief on, or the admission of wrongdoing by, such Party or its Affiliates) not in excess of $1,000,000 (individually or in the aggregate), or otherwise pay, discharge or satisfy any Actions, Liabilities or obligations, unless such amount has been reserved in Company Financials or the consolidated financial statements of Purchaser, as applicable, other than any waivers, releases, assignments, settlements or compromises entered into in the ordinary course of business of the Company in accordance with its past practices which are not material individually or in the aggregate;

(xiv) close or materially reduce its activities, or effect any layoff or other personnel reduction or change, at any of its facilities;

(xv) sell, transfer or dispose of, or authorize the sale, transfer or disposition of, any material assets, taken as a whole, except for dispositions of obsolete assets or sales;

(xvi) acquire, including by merger, consolidation, acquisition of equity interests or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets outside the ordinary course of business consistent with past practice or pursuant to any Company Material Contract;

(xvii) make capital expenditures in excess of $5,000,000 for any project;

(xviii) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(xix) voluntarily incur any Liability or obligation (whether absolute, accrued, contingent or otherwise) in excess of $5,000,000 other than in the ordinary course of business consistent with past practice, pursuant to the terms of a Company Material Contract or a benefit plan of the Company or an Operating Subsidiary;

(xx) sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights, in any case outside of the ordinary course of business consistent with past practice;

(xxi) enter into any agreement, understanding or arrangement with respect to the voting of equity securities of the Company or the Seller;

(xxii) take any action that would reasonably be expected to significantly delay or impair the obtaining of any Consents of any Governmental Authority to be obtained in connection with this Agreement;

(xxiii) accelerate the collection of any trade receivables or delay the payment of trade payables or any other liabilities other than in the ordinary course of business consistent with past practice;

(xxiv) enter into, amend, waive or terminate (other than terminations in accordance with their terms or as contemplated by this Agreement) any transaction with any Company Related Person (other than compensation and benefits and advancement of expenses, in each case, provided in the ordinary course of business consistent with past practice); or

(xxv) authorize or agree to do any of the foregoing actions.

(c) Without limiting Sections 6.2(a) and 6.2(b), during the Interim Period, without the prior written consent of Purchaser, (i) the Company shall not issue any Participatory Interest, and (ii) the Seller shall not sell, transfer or dispose of any Participatory Interest, in either case of clauses (i) and (ii), unless the recipient or transferee of such Participatory Interest (the “New Seller”) executes and delivers to Purchaser and the Company a joinder agreement, in form and substance reasonably acceptable to Purchaser, to become bound by the terms and conditions of this Agreement as a seller hereunder, as well as execute and deliver to Purchaser and the Company any Ancillary Documents which such New Seller would have been required to be a party or bound if such New Seller were a party hereto on the date of this Agreement. The Parties shall make any appropriate adjustments to Section 2.1 to account for any such New Seller.

6.3 Conduct of Business of Purchaser.

(a) Unless the Company shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed), during the Interim Period, except as expressly contemplated by this Agreement, as contemplated by any Concurrent Financing or as set forth on Schedule 6.3, Purchaser shall, and shall cause its Subsidiaries to, (i) conduct their respective businesses, in all material respects, in the ordinary course of business consistent with past practice, (ii) comply with all Laws applicable to Purchaser and its Subsidiaries and their respective businesses, assets and employees, and (iii) take all commercially reasonable measures necessary or appropriate to preserve intact, in all material respects, their respective business organizations, to keep available the services of their respective managers, directors, officers, employees and consultants, and to preserve the possession, control and condition of their respective material assets, all as consistent with past practice.

(b) Without limiting the generality of Section 6.3(a) and except as contemplated by the terms of this Agreement, as contemplated by any Concurrent Financing or as set forth on Schedule 6.3, during the Interim Period, without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed), Purchaser shall not, and shall cause its Subsidiaries not to:

(i) amend, waive or otherwise change, in any respect, its Organizational Documents;

(ii) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other securities, including any securities convertible into or exchangeable for any of its equity securities or other security interests of any class and any other equity-based awards (other than the issuance of the Exchange Shares and any securities issued in the Concurrent Financing), or engage in any hedging transaction with a third Person with respect to such securities;

(iii) split, combine, recapitalize or reclassify any of its shares or other equity interests or issue any other securities in respect thereof or pay or set aside any dividend or other distribution (whether in cash, equity or property or any combination thereof) in respect of its shares or other equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities;

(iv) incur, create, assume, prepay or otherwise become liable for any Indebtedness (directly, contingently or otherwise) in excess of $5,000,000 (individually or in the aggregate), make a loan or advance to or investment in any third party, or guarantee or endorse any Indebtedness, Liability or obligation of any Person in excess of $5,000,000 (provided, that this Section 6.3(b)(iv) shall not prevent Purchaser from borrowing funds necessary to finance its ordinary course administrative costs and expenses, including its ordinary course accounts payables, and Expenses incurred in connection with the consummation of the Transactions or consummating the Concurrent Financing, which shall be subject to the provisions of Section 6.20 hereof);

(v) increase the wages, salaries or compensation of its employees other than in the ordinary course of business, consistent with past practice, and in any event not in the aggregate by more than five percent (5%), or make or commit to make any bonus payment (whether in cash, property or securities) to any employee, or materially increase other benefits of employees generally, or enter into, establish, materially amend or terminate any benefit plan of Purchaser with, for or in respect of any current consultant, officer, manager director or employee, in each case other than as required by applicable Law, pursuant to the terms of any Benefit Plans or in the ordinary course of business consistent with past practice;

(vi) make, change or revoke any material election relating to Taxes, settle any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, file any amended Tax Return or claim for refund, make any material change in its accounting or Tax policies or procedures, file any Tax Return in a manner inconsistent with past practice, or enter into any contractual obligation in respect of Taxes with any Tax authority, in each case, except as required by applicable Law or in compliance with U.S. GAAP, as applicable;

(vii) transfer or license to any Person or otherwise extend, materially amend or modify, permit to lapse or fail to preserve any Intellectual Property owned by or licensed to Purchaser, or disclose to any Person who has not entered into a confidentiality agreement any Trade Secrets of Purchaser;

(viii) terminate, or waive or assign any material right under any material Contract of Purchaser or enter into any Contract that would be a material Contract of Purchaser, in any case outside of the ordinary course of business consistent with past practice;

(ix) fail to maintain its books, accounts and records in all material respects in the ordinary course of business consistent with past practice;

(x) establish any Subsidiary or enter into any new line of business;

(xi) fail to use commercially reasonable efforts to keep in force insurance policies or replacement or revised policies providing insurance coverage with respect to its assets, operations and activities in such amount and scope of coverage as are currently in effect;

(xii) revalue any of its material assets or make any change in accounting methods, principles or practices, except to the extent required to comply with U.S. GAAP, and after consulting Purchaser’s outside auditors;

(xiii) waive, release, assign, settle or compromise any claim, action or proceeding (including any suit, action, claim, proceeding or investigation relating to this Agreement or the transactions contemplated hereby), other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages (and not the imposition of equitable relief on, or the admission of wrongdoing by, Purchaser) not in excess of $500,000 (individually or in the aggregate), or otherwise pay, discharge or satisfy any Actions, Liabilities or obligations, unless such amount has been reserved in the financial statements of Purchaser filed with the SEC, other than waivers, releases, assignments, settlements or compromises entered into in the ordinary course of business of Purchaser in accordance with its past practices which are not material individually or in the aggregate;

(xiv) acquire, including by merger, consolidation, acquisition of equity interests or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets outside the ordinary course of business consistent with past practice;

(xv) close or materially reduce its activities, or effect any layoff or other personnel reduction or change, at any of its facilities;

(xvi) sell, transfer or dispose of, or authorize the sale, transfer or disposition of, any material assets, taken as a whole, except for dispositions of obsolete assets or sales;

(xvii) make capital expenditures in excess of $1,000,000 individually for any project (or set of related projects) or $2,000,000 in the aggregate (excluding, for the avoidance of doubt, incurring any Expenses);

(xviii) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than with respect to the Exchange);

(xix) voluntarily incur any Liability or obligation (whether absolute, accrued, contingent or otherwise) in excess of $500,000 individually or $1,000,000 in the aggregate (excluding the incurrence of any Expenses) other than pursuant to the terms of a Contract in existence as of the date of this Agreement or entered into in the ordinary course of business or in accordance with the terms of this Section 6.3(b) during the Interim Period;

(xx) sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights;

(xxi) enter into any agreement, understanding or arrangement with respect to the voting of its equity securities;

(xxii) take any action that would reasonably be expected to significantly delay or impair the obtaining of any Consents of any Governmental Authority to be obtained in connection with this Agreement;

(xxiii) accelerate the collection of any trade receivables or delay the payment of trade payables or any other liabilities other than in the ordinary course of business consistent with past practice;

(xxiv) enter into, amend, waive or terminate (other than terminations in accordance with their terms or as contemplated by this Agreement) any transaction with any Purchaser Related Person (other than compensation and benefits and advancement of expenses, in each case, provided in the ordinary course of business consistent with past practice); or

(xxv) authorize or agree to do any of the foregoing actions. Without limiting the foregoing, Purchaser shall not transfer, distribute or otherwise strip any assets out of Purchaser, and shall not take any action that would reasonably be expected to prejudice the characterization of Purchaser as an operating company or the treatment of the Exchange as contemplated hereby.

6.4 Annual and Interim Financial Statements. During the Interim Period, within thirty (30) calendar days following the end of each calendar month, each three-month quarterly period and each fiscal year, the Company shall deliver to Purchaser an unaudited combined income statement and an unaudited combined balance sheet of the Company and the Operating Subsidiaries for the period from the Interim Balance Sheet Date through the end of such calendar month, quarterly period or fiscal year and the applicable comparative period in the preceding fiscal year, in each case accompanied by a certificate of the Chief Financial Officer of the Company to the effect that all such financial statements fairly present the combined financial position and results of operations of the Company and the Operating Subsidiaries as of the date or for the periods indicated, in accordance with U.S. GAAP, subject to year-end audit adjustments and excluding footnotes. From the date hereof through the Closing Date, the Company will also promptly deliver to Purchaser copies of any audited combined financial statements of the Company and the Operating Subsidiaries that the Company and the Operating Subsidiaries’ certified public accountants may issue. Without limiting the foregoing, the Seller shall cause the Company and the Operating Subsidiaries and their accounting firms to cooperate fully with Purchaser, Wei, Wei & Co., LLP and Avira Consulting Solutions LLC in completing the PCAOB-compliant audited U.S. GAAP financial statements of the Company and the Operating Subsidiaries for the two most recent fiscal years, the unaudited interim financial statements for the periods required by Regulation S-X, and the pro forma financial information, in each case as required for the Information Statements and the Super 8-K and, to the extent applicable, the Uzbek regulatory filings.

6.5 Purchaser Public Filings. During the Interim Period, Purchaser shall keep current and timely file (subject to extension pursuant to Rule 12b-25 promulgated by the SEC) all of its public filings with the SEC and otherwise comply in all material respects with applicable securities Laws and shall use its commercially reasonable efforts prior to the Transactions to maintain the quotation of the Purchaser Common Stock on OTC Markets and to achieve and maintain a “Current Information” designation; provided, that the Parties acknowledge and agree that from and after the Closing, the Parties intend to pursue an uplisting of the Purchaser Common Stock to a national securities exchange as promptly as practicable.

6.6 No Trading. The Company, Purchaser and the Seller each acknowledge and agree that it is aware, and that their respective Affiliates are aware (and each of their respective Representatives is aware or, upon receipt of any material nonpublic information of Purchaser, will be advised) of the restrictions imposed by U.S. federal securities laws and the rules and regulations of the SEC and the OTC Markets promulgated thereunder or otherwise (the “Federal Securities Laws”) and other applicable foreign and domestic Laws on a Person possessing material nonpublic information about a publicly traded company. The Company, Purchaser and the Seller each hereby agree that, while it is in possession of such material nonpublic information, it shall not purchase or sell any securities of Purchaser, communicate such information to any third party, take any other action with respect to Purchaser in violation of such Laws, or cause or encourage any third party to do any of the foregoing.

6.7 Notification of Certain Matters. During the Interim Period, each Party shall give prompt notice to the other Parties if such Party or its Affiliates (or, with respect to the Company, the Seller):

(a) fails to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it or its Affiliates (or, with respect to the Company, the Seller) hereunder in any material respect;

(b) receives any notice or other communication in writing from any third party (including any Governmental Authority) alleging (i) that the Consent of such third party is or may be required in connection with the transactions contemplated by this Agreement or (ii) any non-compliance with any Law by such Party or its Affiliates (or, with respect to the Company, the Seller);

(c) receives any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement;

(d) discovers any fact or circumstance that, or becomes aware of the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would reasonably be expected to cause or result in any of the conditions to set forth in Article VII not being satisfied or the satisfaction of those conditions being materially delayed; or

(e) becomes aware of the commencement or threat, in writing, of any Action against such Party or any of its Affiliates (or, with respect to the Company, the Seller), or any of their respective properties or assets, or, to the Knowledge of such Party, any officer, director, partner, member or manager, in his, her or its capacity as such, of such Party or of its Affiliates (or, with respect to the Company, the Seller) with respect to the consummation of the transactions contemplated by this Agreement. No such notice shall constitute an acknowledgement or admission by the Party providing the notice regarding whether or not any of the conditions to the Closing have been satisfied or in determining whether or not any of the representations, warranties or covenants contained in this Agreement have been breached.

6.8 Efforts.

(a) Subject to the terms and conditions of this Agreement, each Party shall use its commercially reasonable efforts, and shall cooperate fully with the other Parties, to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Laws and regulations to consummate the transactions contemplated by this Agreement (including the receipt of all applicable Consents of Governmental Authorities) and to comply as promptly as practicable with all requirements of Governmental Authorities applicable to the transactions contemplated by this Agreement.

(b) In furtherance and not in limitation of Section 6.8(a), to the extent required under any Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (“Antitrust Laws”), each Party hereto agrees to make any required filing or application under Antitrust Laws, as applicable, with respect to the transactions contemplated hereby as promptly as practicable, to supply as promptly as reasonably practicable any additional information and documentary material that may be reasonably requested pursuant to Antitrust Laws and to take all other actions reasonably necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under Antitrust Laws as soon as practicable, including by requesting early termination of the waiting period provided for under the Antitrust Laws. Each Party shall, in connection with its efforts to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement under any Antitrust Law, use its commercially reasonable efforts to:

(i) cooperate in all respects with each other Party or its Affiliates in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private Person;

(ii) keep the other Parties reasonably informed of any communication received by such Party or its Representatives from, or given by such Party or its Representatives to, any Governmental Authority and of any communication received or given in connection with any proceeding by a private Person, in each case regarding any of the transactions contemplated by this Agreement;

(iii) permit a Representative of the other Parties and their respective outside counsel to review any communication given by it to, and consult with each other in advance of any meeting or conference with, any Governmental Authority or, in connection with any proceeding by a private Person, with any other Person, and to the extent permitted by such Governmental Authority or other Person, give a Representative or Representatives of the other Parties the opportunity to attend and participate in such meetings and conferences;

(iv) in the event a Party’s Representative is prohibited from participating in or attending any meetings or conferences, the other Parties shall keep such Party promptly and reasonably apprised with respect thereto; and

(v) use commercially reasonable efforts to cooperate in the filing of any memoranda, white papers, filings, correspondence or other written communications explaining or defending the transactions contemplated hereby, articulating any regulatory or competitive argument, and/or responding to requests or objections made by any Governmental Authority. The Parties agree that any fees, costs and expenses in connection with any filings required under Antitrust Laws pursuant to this Section 6.8(b) shall be borne by the Company.

(c) As soon as reasonably practicable following the date of this Agreement, the Parties shall reasonably cooperate with each other and use (and shall cause their respective Affiliates to use) their respective commercially reasonable efforts to prepare and file with Governmental Authorities requests for approval of the transactions contemplated by this Agreement and shall use all commercially reasonable efforts to have such Governmental Authorities approve the transactions contemplated by this Agreement. Each Party shall give prompt written notice to the other Parties if such Party or any of its Representatives (or with respect to the Company, the Seller) receives any notice from such Governmental Authorities in connection with the transactions contemplated by this Agreement, and shall promptly furnish the other Parties with a copy of such Governmental Authority notice. If any Governmental Authority requires that a hearing or meeting be held in connection with its approval of the transactions contemplated hereby, whether prior to the Closing or after the Closing, each Party shall arrange for Representatives of such Party to be present for such hearing or meeting. If any objections are asserted with respect to the transactions contemplated by this Agreement under any applicable Law or if any Action is instituted (or threatened to be instituted) by any applicable Governmental Authority or any private Person challenging any of the transactions contemplated by this Agreement or any Ancillary Document as violative of any applicable Law or which would otherwise prevent, materially impede or materially delay the consummation of the transactions contemplated hereby or thereby, the Parties shall use their commercially reasonable efforts to resolve any such objections or Actions so as to timely permit consummation of the transactions contemplated by this Agreement and the Ancillary Documents, including in order to resolve such objections or Actions which, in any case if not resolved, could reasonably be expected to prevent, materially impede or materially delay the consummation of the transactions contemplated hereby or thereby. In the event any Action is instituted (or threatened to be instituted) by a Governmental Authority or private Person challenging the transactions contemplated by this Agreement, or any Ancillary Document, the Parties shall, and shall cause their respective Representatives to, reasonably cooperate with each other and use their respective commercially reasonable efforts to contest and resist any such Action and to have vacated, lifted, reversed or overturned any Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement or the Ancillary Documents.

(d) Prior to the Closing, each Party shall use its commercially reasonable efforts to obtain any Consents of Governmental Authorities or other third Persons as may be necessary for the consummation by such Party or its Affiliates of the transactions contemplated by this Agreement or required as a result of the execution or performance of, or consummation of the transactions contemplated by, this Agreement by such Party or its Affiliates, and the other Parties shall provide reasonable cooperation in connection with such efforts.

(e) Antimonopoly Clearance; Regulatory Filings. The Seller has obtained, prior to the date of this Agreement, the Antimonopoly Clearance covering the acquisition by Purchaser of the Participatory Interest, a copy of which has been delivered to Purchaser. The Seller shall, with the cooperation of Purchaser and with the assistance of Uzbek counsel, (i) maintain the Antimonopoly Clearance in full force and effect through the Registration Date, (ii) promptly respond to any request of the Antimonopoly Committee for additional information, and (iii) if the Antimonopoly Clearance expires, is revoked or otherwise ceases to be effective prior to the Registration Date, or if any change in the transaction structure requires a new or amended clearance, promptly prepare and file a new application. Each Party shall promptly notify the others of any material communication from any Governmental Authority regarding the Exchange, and no Party shall independently make any submission or communication with respect to the Antimonopoly Clearance without prior consultation with the other Parties.

6.9 Public Announcements.

(a) The Parties agree that, during the Interim Period, no public release, filing or announcement concerning this Agreement or the Ancillary Documents or the transactions contemplated hereby or thereby shall be issued by any Party or any of their Affiliates without the prior written consent (not be unreasonably withheld, conditioned or delayed) of Purchaser and the Company, except as such release or announcement may be required by applicable Law or the rules or regulations of any securities exchange, in which case the applicable Party shall use commercially reasonable efforts to allow the other Parties reasonable time to comment on, and arrange for any required filing with respect to, such release or announcement in advance of such issuance.

(b) The Parties shall mutually agree upon and, as promptly as practicable after the execution of this Agreement (but in any event within twenty-four (24) hours thereafter), issue a press release announcing the execution of this Agreement (the “Signing Press Release”). Promptly after the issuance of the Signing Press Release and within four (4) Business Days of execution of this Agreement, Purchaser shall file a current report on Form 8-K (the “Signing Filing”) with the Signing Press Release and a description of this Agreement as required by Federal Securities Laws, which the Company shall review, comment upon and approve (which approval shall not be unreasonably withheld, conditioned or delayed) prior to filing (with the Company reviewing, commenting upon and approving such Signing Filing in any event no later than the third (3rd) Business Day after the execution of this Agreement). The Parties shall mutually agree upon and, as promptly as practicable after the Closing (but in any event within twenty four (24) hours thereafter), issue a press release announcing the consummation of the transactions contemplated by this Agreement (the “Closing Press Release”). Promptly after the issuance of the Closing Press Release and within four (4) Business Days of the Closing, Purchaser shall file a current report on Form 8-K (the “Closing Filing”) with the Closing Press Release and a description of the Closing as required by Federal Securities Laws, which the Company shall review, comment upon and approve (which approval shall not be unreasonably withheld, conditioned or delayed) prior to filing. In connection with the preparation of the Signing Press Release, the Signing Filing, the Closing Filing, the Closing Press Release, or any other report, statement, filing notice or application made by or on behalf of a Party to any Governmental Authority or other third party in connection with the transactions contemplated hereby, each Party shall, upon request by any other Party, furnish the Parties with all information concerning themselves, their respective directors, officers and equity holders, and such other matters as may be reasonably necessary or advisable in connection with the transactions contemplated hereby, or any other report, statement, filing, notice or application made by or on behalf of a Party to any third party and/ or any Governmental Authority in connection with the transactions contemplated hereby. Notwithstanding the foregoing, any publication or notice required under the Laws of the Republic of Uzbekistan in connection with the registration described in Article II may be made following reasonable prior consultation as to timing and content, and the Parties acknowledge that Purchaser will file this Agreement as an exhibit to a Current Report on Form 8-K.

6.10 Confidential Information.

(a) the Company and the Seller agree that during the Interim Period and, in the event this Agreement is terminated in accordance with Article VIII, for a period of two (2) years after such termination, they shall, and shall cause their respective Representatives to:

(i) treat and hold in strict confidence any Purchaser Confidential Information, and will not use for any purpose (except in connection with the consummation of the transactions contemplated by this Agreement or the Ancillary Documents, performing their obligations hereunder or thereunder or enforcing their rights hereunder or thereunder), nor directly or indirectly disclose, distribute, publish, disseminate or otherwise make available to any third party any of the Purchaser Confidential Information without Purchaser’s prior written consent; and

(ii) in the event that the Company, the Seller or any of their respective Representatives, during the Interim Period or, in the event that this Agreement is terminated in accordance with Article VIII, for a period of two (2) years after such termination, becomes legally compelled to disclose any Purchaser Confidential Information, (A) provide Purchaser to the extent legally permitted with prompt written notice of such requirement so that Purchaser or an Affiliate thereof may seek, at Purchaser’s cost, a protective Order or other remedy or waive compliance with this Section 6.10(a), and (B) in the event that such protective Order or other remedy is not obtained, or Purchaser waives compliance with this Section 6.10(a), furnish only that portion of such Purchaser Confidential Information which is legally required to be provided as advised by outside counsel and to exercise its commercially reasonable efforts to obtain assurances that confidential treatment will be accorded such Purchaser Confidential Information. In the event that this Agreement is terminated and the transactions contemplated hereby are not consummated, the Company and the Seller shall, and shall cause their respective Representatives to, promptly deliver to Purchaser or destroy (at Purchaser’s election) any and all copies (in whatever form or medium) of Purchaser Confidential Information and destroy all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon.

(b) Purchaser hereby agrees that during the Interim Period and, in the event that this Agreement is terminated in accordance with Article VIII, for a period of two (2) years after such termination, it shall, and shall cause its Representatives to:

(i) treat and hold in strict confidence any Company Confidential Information, and will not use for any purpose (except in connection with the consummation of the transactions contemplated by this Agreement or the Ancillary Documents, performing its obligations hereunder or thereunder or enforcing its rights hereunder or thereunder), nor directly or indirectly disclose, distribute, publish, disseminate or otherwise make available to any third party any of Company Confidential Information without the Company’s prior written consent; and

(ii) in the event that Purchaser or any of its Representatives, during the Interim Period or, in the event that this Agreement is terminated in accordance with Article VIII, for a period of two (2) years after such termination, becomes legally compelled to disclose any Company Confidential Information, (A) provide the Company to the extent legally permitted with prompt written notice of such requirement so that the Company may seek, at the Company’s sole expense, a protective Order or other remedy or waive compliance with this Section 6.10(b) and (B) in the event that such protective Order or other remedy is not obtained, or the Company waives compliance with this Section 6.10(b), furnish only that portion of such Company Confidential Information which is legally required to be provided as advised by outside counsel and to exercise its commercially reasonable efforts to obtain assurances that confidential treatment will be accorded such Company Confidential Information. In the event that this Agreement is terminated and the transactions contemplated hereby are not consummated, Purchaser shall, and shall cause its Representatives to, promptly deliver to the Company or destroy (at the Company’s election) any and all copies (in whatever form or medium) of Company Confidential Information and destroy all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon. Notwithstanding the foregoing, Purchaser and its Representatives shall be permitted to disclose any and all Company Confidential Information to the extent required by the Federal Securities Laws.

6.11 Post-Closing Board of Directors and Executive Officers.

(a) The Parties shall take all necessary action, including causing the directors of Purchaser to resign, so that effective as of the Closing, Purchaser’s board of directors (the “Post-Closing Purchaser Board”) will consist of not less than five (5) and not greater than seven (7) individuals, all of whom shall be designated by the Company prior to the Closing, including at least two (2) individuals who qualify as “Independent Directors” under the OTC Markets standards, as applicable. The directors of the Post-Closing Purchaser Board shall serve in a single class, with terms as provided in Purchaser’s bylaws.

(b) The Parties shall take all action necessary, including causing the executive officers of Purchaser to either resign or be removed from their office, so that the individuals serving as the chief executive officer and chief financial officer, respectively, of Purchaser immediately after the Closing will be the same individuals (in the same office) as that of the Company immediately prior to the Closing (unless the Company desires to appoint another qualified person to serve in either such role, in which case, such other person identified by the Company shall serve in such role). Purchaser shall deliver at the Closing the written resignations of each director and officer of Purchaser (other than any individual the Parties mutually agree in writing shall continue in office), effective as of the Registration Date and, in the case of directors, effective no earlier than the tenth (10th) day following the filing and transmittal of the Rule 14f-1 information statement, and shall take all action necessary so that, effective as of the Registration Date, the board of directors and officers of Purchaser are as designated by the Seller in writing prior to the Closing.

6.12 Indemnification of Directors and Officers; Tail Insurance.

(a) The Parties agree that all rights to exculpation, indemnification and advancement of expenses existing in favor of the current or former directors and officers of Purchaser and each Person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of Purchaser (the “Purchaser D&O Indemnified Persons”) as provided in Purchaser’s Organizational Documents or under any indemnification, employment or other similar agreements between any Purchaser D&O Indemnified Person and Purchaser, in each case as in effect on the date of this Agreement, shall survive the Closing and continue in full force and effect in accordance with their respective terms to the extent permitted by applicable Law. For a period of six (6) years after the Registration Date, Purchaser shall cause the Organizational Documents of Purchaser to contain provisions no less favorable with respect to exculpation and indemnification of and advancement of expenses to Purchaser D&O Indemnified Persons than are set forth as of the date of this Agreement in the Organizational Documents of Purchaser to the extent permitted by applicable Law.

(b) The Parties agree that all rights to exculpation, indemnification and advancement of expenses existing in favor of the current or former directors and officers of the Company and each Person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of the Company (the “Company D&O Indemnified Persons”) as provided in the Company’s Organizational Documents or under any indemnification, employment or other similar agreements between any Company D&O Indemnified Person and the Company, in each case as in effect on the date of this Agreement, shall survive the Closing and continue in full force and effect in accordance with their respective terms to the extent permitted by applicable Law. For a period of six (6) years after the Registration Date, Purchaser shall cause the Organizational Documents of the Company to contain provisions no less favorable with respect to exculpation and indemnification of and advancement of expenses to the Company D&O Indemnified Persons than are set forth as of the date of this Agreement in the Organizational Documents of the Company to the extent permitted by applicable Law.

(c) The provisions of this Section 6.12 shall survive the Closing and are intended to be for the benefit of, and shall be enforceable by, each of the Purchaser D&O Indemnified Persons and the Company D&O Indemnified Persons and their respective heirs and representatives.

(d) For the benefit of Purchaser’s directors and officers, the Company shall be required, prior to the Registration Date, to obtain and fully pay the premium for a “tail” insurance policy that provides coverage for up to a six-year period from and after the Registration Date for events occurring prior to the Registration Date (the “D&O Tail Insurance”) that is substantially equivalent to and in any event not less favorable in the aggregate than Purchaser’s existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage. Purchaser shall maintain the D&O Tail Insurance in full force and effect, and continue to honor the obligations thereunder, and Purchaser shall timely pay or cause to be paid all premiums with respect to the D&O Tail Insurance.

6.13 [Employment Agreements]. [Prior to the Closing, the Company and Purchaser shall use its reasonable best efforts to cause the current Chief Executive Officer and Chief Financial Officer of the Company to enter into employment agreements, in each case effective as of the Closing, in form and substance reasonably acceptable to the Company and Purchaser, between each such person and Purchaser.]

6.14 Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, indirect and other substantially similar Taxes (including any indirect capital gains taxes) and fees incurred in connection with this Agreement (collectively, “Transfer Taxes”) shall be borne by Purchaser. Purchaser shall, at its own expense, file all necessary Tax Returns and other documentation with respect to all Transfer Taxes, and each of Purchaser and the Company agrees to cooperate in the filing of such Tax Returns and other documentation, including promptly supplying any information in its possession that is reasonably necessary to complete such Tax Returns and other documentation.

6.15 Tax Matters. Each of the Parties (together with each of its respective Affiliates) shall use its reasonable best efforts to cause, taken together, the Exchange and the Share Exchange to qualify as an exchange described in Section 351 of the Code and as a “reorganization” within the meaning of Section 368(a) of the Code, and shall not take any action or fail to take any action that could reasonably be expected to impede or prevent, taken together, the Exchange and the Share Exchange from qualifying as an exchange described in Section 351 of the Code or as a reorganization within the meaning of Section 368(a) of the Code. Without limiting the foregoing, each Party shall use its reasonable best efforts to cause the Exchange to qualify for the intended tax treatment described in the recitals, shall not take any action reasonably likely to prevent such qualification and shall file all Tax Returns consistently therewith unless otherwise required by a final determination.

6.16 Section 16 Matters. Subject to the following sentence, prior to the Registration Date, Purchaser and the Company will take all such steps as may be required (to the extent permitted under applicable Laws and no-action letters issued by the SEC) to cause any acquisition of shares of Purchaser Common Stock (including derivative securities with respect to shares of Purchaser Common Stock) by each Person (including any director by deputization) who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Purchaser, to be exempt under Rule 16b-3 under the Exchange Act. At least ten (10) days prior to the Closing Date, Purchaser will furnish the following information for each Person who, immediately after the Registration Date, will become subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Purchaser: (a) the number of shares of Purchaser Common Stock held by such Person and expected to be exchanged for shares of Purchaser Common Stock pursuant to the Transaction and (b) the number of other derivative securities (if any) with respect to Purchaser Common Stock held by such individual and expected to be converted into shares of Purchaser Common Stock or derivative securities with respect to Purchaser Common Stock in connection with the Transactions.

6.17 SEC Information Statements; Disclosure Cadence. Purchaser shall (a) use reasonable best efforts to respond to and resolve as promptly as practicable any comments of the staff of the SEC with respect to the preliminary Schedule 14C information statement relating to the actions taken by the Stockholder Written Consent and, upon resolution of any such comments (or the expiration of the applicable waiting period without selection for review), to file the definitive Schedule 14C information statement with the SEC; (b) effect the mailing of the definitive Schedule 14C information statement to Purchaser’s stockholders of record promptly following such filing, which mailing may, at Purchaser’s election, be combined in a single mailing with any other outstanding definitive information statement of Purchaser and with the Rule 14f-1 information statement; and (c) file with the SEC and transmit to its holders of record the information statement required by Rule 14f-1 under the Exchange Act not fewer than ten (10) days prior to the Registration Date. The Company and the Seller shall promptly furnish all information concerning the Company, the Operating Subsidiaries and the Seller required for inclusion in the Information Statements and the Super 8-K, including the financial statements described in Section 6.4. Purchaser shall file the Item 1.01 Current Report on Form 8-K with respect to this Agreement within four (4) Business Days after the date hereof and shall file the Super 8-K within four (4) Business Days after the Registration Date.

6.18 OTCQB Qualification. Purchaser shall use its commercially reasonable efforts to cause the Purchaser Common Stock to be qualified for quotation on the OTCQB as promptly as practicable following the Closing.

6.19 Pre-Closing Share Transfer. The Seller shall cause the beneficial owner of substantially all of the equity interests of the Seller to transfer to the Seller, prior to the Closing Date, all shares of Purchaser Common Stock held by him, and shall cause all filings required under Sections 13 and 16 of the Exchange Act in connection therewith to be timely made.

6.20 Concurrent Financing; Resale Registration.

(a) The Parties shall use commercially reasonable efforts to structure and consummate the Concurrent Financing, and shall keep each other reasonably informed of the status thereof

(b) At or prior to the closing of the Concurrent Financing, Purchaser shall enter into a registration rights agreement with the investors therein, substantially in the form attached as Exhibit I, providing for the registration for resale of the securities issued in the Concurrent Financing on a registration statement on Form S-1 (or any successor form) within the time periods set forth therein.

(c) For the avoidance of doubt, (i) no securities issued in the Exchange shall be included in any such resale registration statement except as the Parties may otherwise agree, and (ii) neither the filing nor the effectiveness of any registration statement is a condition to the Closing, except as set forth in Section 7.1(e).

(d) The Parties acknowledge that the Concurrent Financing and the Exchange are separate offerings, each made in reliance on its own exemption, and shall conduct the Concurrent Financing so as to preserve the exemptions described in Section 2.10 and this Section, including refraining from any general solicitation or general advertising.

6.21 Fiscal Year. [Following the Registration Date, Purchaser shall take all actions necessary to change its fiscal year end from September 30 to December 31 and shall timely make all filings required under the Exchange Act in connection with such change, including any applicable transition report.]

6.22 Name Change. Purchaser shall take all actions necessary to change its corporate name to “[TEG Inc.]” (or such other name as the Seller may designate in writing prior to the Closing), with effect as of or as promptly as practicable following the Registration Date, including the approval of such change by the Stockholder Written Consent, the filing of a certificate of amendment to Purchaser’s articles of incorporation with the Secretary of State of the State of Nevada following the expiration of the period required under Rule 14c-2 under the Exchange Act, and the notification of FINRA and OTC Markets Group Inc. of the name change and any related change of trading symbol.

ARTICLE VII
CONDITIONS TO CLOSING

7.1 Conditions to the Obligations of Each Party. The obligations of each Party to consummate the Closing are subject to the satisfaction (or, to the extent permitted by Law, mutual waiver) of the following conditions:

(a) the Antimonopoly Clearance shall be in full force and effect and shall not have expired or been revoked, suspended or amended in any manner adverse to the Exchange;

(b) no Law or order of any Governmental Authority shall be in effect enjoining, restraining or prohibiting the Exchange;

(c) the Rule 14f-1 information statement shall have been filed with the SEC and transmitted to Purchaser’s holders of record, and at least ten (10) days shall have elapsed since such filing and transmittal;

(d) at least twenty (20) calendar days shall have elapsed since the mailing to Purchaser’s stockholders of the definitive Schedule 14C information statement relating to the actions taken by the Stockholder Written Consent, it being acknowledged and agreed that this condition implements Rule 14c-2 under the Exchange Act; and (e) any waiting period (and any extension thereof) applicable to the consummation of the Transactions under any Antitrust Laws shall have expired or been terminated, and all other Consents of Governmental Authorities required under applicable Law to consummate the Exchange shall have been obtained and shall be in full force and effect and may not be waived by any Party; and

(e) the Concurrent Financing shall have been consummated, or shall be consummated substantially concurrently with the Closing, with aggregate gross proceeds to Purchaser of not less than $18,000,000.

7.2 Conditions to the Obligations of Purchaser.  The obligations of Purchaser to consummate the Closing are further subject to the satisfaction (or waiver by Purchaser) of the following conditions:

(a) the representations and warranties of the Company and the Seller contained in Article III and Article IV and in any certificate delivered pursuant hereto shall be true and correct on and as of the date of this Agreement and on and as of the Closing Date as if made on the Closing Date, except for (i) those representations and warranties that address matters only as of a particular date (which shall have been true and correct as of such date) and (ii) any failures to be true and correct that (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect), individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect with respect to the Company;

(b) the Company and the Seller shall have performed in all material respects their obligations required to be performed at or prior to the Closing;

(c) no Material Adverse Effect with respect to the Company shall have occurred and be continuing;

(d) the PCAOB-compliant audited and interim financial statements described in Section 6.4 shall have been delivered in form sufficient for inclusion in the Super 8-K;

(e) Purchaser shall have received one or more legal opinions of counsel reasonably acceptable to Purchaser, addressed to Purchaser and dated as of the Closing Date, covering customary matters with respect to each of the Company and the Seller, including due organization and valid existence, power and authority, due authorization, execution and delivery, enforceability of this Agreement and the Local Instruments, absence of conflicts with mandatory Uzbek law and with their respective Organizational Documents, title to the Participatory Interest and the effectiveness of the transfer of the Participatory Interest upon the entry described in Section 2.2, together with customary negative assurance, in each case in form and substance reasonably satisfactory to Purchaser; and

(f) the closing deliverables described in Section 2.4 shall have been delivered.

7.3 Conditions to the Obligations of the Seller and the Company. The obligations of the Seller and the Company to consummate the Closing are further subject to the satisfaction (or waiver by the Seller) of the following conditions:

(a) the representations and warranties of Purchaser shall be true and correct in all material respects (and, in the case of Sections 5.1, 5.2 and 5.13, in all respects) as of the date hereof and as of the Closing Date;

(b) Purchaser shall have performed in all material respects its obligations required to be performed at or prior to the Closing;

(c) no Material Adverse Effect with respect to Purchaser shall have occurred and be continuing;

(d) the resignations and appointments described in Section 6.11 shall have been delivered;

(e) the closing deliverables described in Section 2.5 shall have been delivered.

7.4 Frustration of Conditions. Notwithstanding anything contained herein to the contrary, no Party may rely on the failure of any condition set forth in this Article VII to be satisfied if such failure was caused by the failure of such Party or its Affiliates (or, with respect to the Company, any Operating Subsidiary or the Seller) to comply with or perform any of its covenants or obligations set forth in this Agreement.

ARTICLE VIII
TERMINATION

8.1 Termination. This Agreement may be terminated at any time prior to the Closing (or, in the case of Section 8.1(e), following the Closing but prior to the Registration Date):

(a) by mutual written consent of Purchaser and the Seller;

(b) by either Purchaser or the Seller, if the Closing shall not have occurred on or before December 31, 2026, provided that the right to terminate under this clause shall not be available to a Party whose breach has been the principal cause of the failure of the Closing to occur;

(c) by either Purchaser or the Seller, if any Governmental Authority shall have issued a final, non-appealable order permanently prohibiting the Exchange;

(d) by Purchaser, on the one hand, or the Seller, on the other hand, upon a breach by the other of any representation, warranty or covenant such that the applicable condition in Article VII would not be satisfied, which breach is not cured within thirty (30) days after written notice; or

(e) by either Purchaser or the Seller, if the Closing has occurred but the Registration Date has not occurred, and (i) the registering authority of the Republic of Uzbekistan shall have issued a final refusal of the registration of the transfer of the Participatory Interest to Purchaser, or (ii) such registration shall otherwise have become incapable of being completed under applicable Law, and, in either case, such refusal or incapacity is not cured, reversed or otherwise resolved (including by means of a corrected or renewed filing) within twenty (20) Business Days after the Parties first become aware thereof.

8.2 Effect of Termination. Upon termination, this Agreement shall become void and of no further effect, without liability of any Party, except (a) for the provisions of Section 6.9 (Public Announcements), Section 6.10 (Confidential Information), this Section 8.2 and Article X, which shall survive, and (b) that no termination shall relieve any Party of liability for fraud or willful and material breach occurring prior to termination. If this Agreement is terminated after the Closing but prior to the Registration Date, the Parties shall cooperate to unwind the deliveries made under Sections 2.4 and 2.5 (including by revoking any corporate resolutions adopted in connection with the Exchange) and to restore the Parties to their respective positions as of immediately prior to the Closing.

ARTICLE IX
SURVIVAL; INDEMNIFICATION

9.1 Survival.

(a) None of the representations and warranties of Purchaser contained in Article V shall survive the Closing, and all rights, claims and causes of action (whether in contract or in tort or otherwise, or whether at law or in equity) with respect thereto shall terminate at the Closing; provided, however, that the representations and warranties of Purchaser contained in Sections 5.1 (Organization and Standing), 5.2 (Authorization; Binding Agreement) and 5.13 (Exchange Shares) (collectively, the “Purchaser Fundamental Representations”) shall survive the Registration Date and shall remain in full force and effect until the date that is twelve (12) months after the Registration Date.

(b) Subject to the limitations and other provisions of this Agreement, the representations and warranties contained in Article III and Article IV shall survive the Registration Date and shall remain in full force and effect until the date that is eighteen (18) months after the Registration Date; provided, however, that (i) the representations and warranties contained in Section 3.14 (Taxes and Returns) shall survive until sixty (60) days after the expiration of the applicable statute of limitations, and (ii) the representations and warranties contained in Sections 3.1 (Organization and Standing), 3.2 (Authorization; Binding Agreement), 3.3 (Capitalization), 4.1 (Organization and Standing), 4.2 (Authorization; Binding Agreement) and 4.3 (Ownership) (collectively, the “Fundamental Representations”) shall survive until the date that is thirty-six (36) months after the Registration Date. For purposes of this Agreement, the “Survival Date” with respect to any representation or warranty means the last date on which such representation or warranty survives in accordance with this Section 9.1.

(c) All covenants, obligations and agreements of the Parties contained in this Agreement (including all Annexes, Exhibits and Schedules hereto and all certificates, documents, instruments and undertakings furnished pursuant to this Agreement), including any indemnification obligations, shall survive the Closing and continue until fully performed in accordance with their terms.

(d) Notwithstanding the foregoing, any claim asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the Indemnified Party to the Indemnifying Party (each as defined in Section 9.5) prior to the applicable Survival Date shall not thereafter be barred by the expiration of the relevant representation or warranty, and such claim shall survive until finally resolved.

9.2 Indemnification by the Seller.

(a) Seller-Specific Matters. Subject to the other terms and conditions of this Article IX, from and after the Registration Date, the Seller shall indemnify and defend each of Purchaser and its Affiliates and their respective Representatives (collectively, the “Purchaser Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Purchaser Indemnitees based upon, arising out of, with respect to or by reason of: (i) any inaccuracy in or breach of any of the representations or warranties of the Seller contained in Article IV or in any certificate or instrument delivered by or on behalf of the Seller pursuant to this Agreement; or (ii) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by the Seller pursuant to this Agreement.

(b) Company Matters. Subject to the other terms and conditions of this Article IX, from and after the Registration Date, the Seller shall indemnify and defend the Purchaser Indemnitees against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Purchaser Indemnitees based upon, arising out of, with respect to or by reason of: (i) any inaccuracy in or breach of any of the representations or warranties of the Company contained in Article III or in any certificate or instrument delivered by or on behalf of the Company pursuant to this Agreement; (ii) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by the Company pursuant to this Agreement at or prior to the Registration Date; or (iii) any matter referred to on Schedule 9.2(b)(iii).

9.3 Indemnification by Purchaser. Subject to the other terms and conditions of this Article IX, from and after the Registration Date, Purchaser shall indemnify and defend the Seller and its Affiliates and their respective Representatives (collectively, the “Seller Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Seller Indemnitees based upon, arising out of, with respect to or by reason of: (a) any inaccuracy in or breach of any Purchaser Fundamental Representation; or (b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Purchaser pursuant to this Agreement.

9.4 Certain Limitations. The indemnification provided for in Sections 9.2 and 9.3 shall be subject to the following limitations:

(a) The Seller shall not be liable to the Purchaser Indemnitees for indemnification under Section 9.2(a)(i) or Section 9.2(b)(i) unless and until the aggregate amount of all Losses in respect of indemnification under Section 9.2(a)(i) and Section 9.2(b)(i) exceeds an amount equal to 0.5% of the Exchange Share Value (the “Deductible”), in which event the Seller shall be required to pay or be liable only for Losses in excess of the Deductible; provided, however, that the Deductible shall not apply to any breach of any Fundamental Representation or of the representations and warranties contained in Section 3.14; provided, further, that no individual claim (or series of related claims arising out of the same or substantially similar facts) involving Losses of less than $25,000 shall count toward the Deductible or be recoverable under Section 9.2(a)(i) or Section 9.2(b)(i).

(b) The aggregate amount of all Losses for which the Seller may be liable pursuant to Section 9.2(a)(i) and Section 9.2(b)(i) shall not exceed ten percent (10%) of the Exchange Share Value (the “Cap”); provided, that with respect to any claims for breaches of any Fundamental Representations or of the representations and warranties contained in Section 3.14, the Cap shall be an amount equal to the Exchange Share Value.

(c) Purchaser shall not be liable to the Seller Indemnitees for indemnification under Section 9.3(a) unless and until the aggregate amount of all Losses in respect of indemnification under Section 9.3(a) exceeds an amount equal to 0.5% of the Exchange Share Value (the “Purchaser Deductible”), in which event Purchaser shall be required to pay or be liable only for Losses in excess of the Purchaser Deductible; provided, that no individual claim (or series of related claims arising out of the same or substantially similar facts) involving Losses of less than $25,000 shall count toward the Purchaser Deductible or be recoverable under Section 9.3(a).

(d) The aggregate amount of all Losses for which Purchaser may be liable pursuant to Section 9.3(a) shall not exceed ten percent (10%) of the Exchange Share Value (the “Purchaser Cap”); provided, that with respect to any claims for breaches of any Purchaser Fundamental Representations, the Purchaser Cap shall be an amount equal to the Exchange Share Value.

(e) Intentionally omitted.

(f) For all purposes of this Article IX (including determining whether any inaccuracy in or breach of any representation or warranty has occurred and calculating the amount of any Losses arising therefrom), all qualifications and limitations as to materiality, Material Adverse Effect and Knowledge contained in the representations and warranties shall be given full force and effect.

(g) Losses shall be calculated net of insurance proceeds actually received by the Indemnified Party in respect thereof, and no Party shall be liable for punitive or exemplary damages, except to the extent actually paid to a third Person in respect of a Third Party Claim.

(h) None of the limitations in this Section 9.4 shall apply to indemnification claims based in whole or in part upon fraud, willful misconduct or intentional misrepresentation.

9.5 Indemnification Procedures. The party making a claim under this Article IX is referred to as the “Indemnified Party,” and the party against whom such claims are asserted under this Article IX is referred to as the “Indemnifying Party.”

(a) Direct Claims. Any Action by an Indemnified Party on account of a Loss (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) days after the Indemnified Party becomes aware of such Direct Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have thirty (30) days after its receipt of such notice to respond in writing to such Direct Claim. The Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such information and assistance (including access to the Company’s premises and personnel and the right to examine and copy any accounts, documents or records) as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such thirty (30)-day period, the Indemnifying Party shall be deemed to have rejected such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.

(b) Third Party Claims.

(i) If any Indemnified Party receives notice of the assertion or commencement of any Action made or brought by any Person who is not a Party or an Affiliate of a Party or a Representative of the foregoing (a “Third Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party reasonably prompt written notice thereof.

(ii) The Indemnifying Party shall have the right to assume the defense of such Third Party Claim with counsel reasonably satisfactory to the Indemnified Party by written notice delivered within thirty (30) days after receipt of such notice, provided that the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party in respect thereof, subject to the limitations of this Article IX. The Indemnified Party may participate in the defense of any Third Party Claim with counsel of its own choosing at its own expense.

(iii) The Indemnifying Party shall not settle or compromise any Third Party Claim without the prior written consent of the Indemnified Party (not to be unreasonably withheld, conditioned or delayed), unless such settlement involves solely the payment of money by the Indemnifying Party and includes an unconditional release of the Indemnified Party.

9.6 Payment of Indemnification Claims. Any indemnification obligation of the Seller under this Article IX shall be paid within three (3) Business Days after the final determination of such obligation in accordance with Section 9.5 and shall be satisfied in cash; no Exchange Shares shall be escrowed or held back at or after the Closing to secure the obligations of this Article IX. Any indemnification obligation of Purchaser under this Article IX shall be paid within three (3) Business Days after the final determination of such obligation in accordance with Section 9.5 and shall be satisfied in cash. Without limiting any other rights of the Purchaser Indemnitees, to the extent that a Purchaser Indemnitee is entitled to indemnification hereunder and the Seller fails or refuses to promptly satisfy such obligation as provided herein, Purchaser may offset the amount to which such Purchaser Indemnitee is entitled, in whole or in part, against any payment or other obligation due to the Seller pursuant to this Agreement or any Ancillary Document. As used herein, “Exchange Share Value” means an amount equal to the number of Exchange Shares multiplied by the per-share value ascribed to the Exchange Shares in the definitive Schedule 14C information statement (with the “per-share Exchange Share Value” being such ascribed per-share value).

9.7 Exclusive Remedies. Subject to Section 10.6, the Parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims (other than claims arising from fraud, criminal activity or willful misconduct on the part of a Party hereto in connection with the transactions contemplated by this Agreement) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this Article IX. In furtherance of the foregoing, each Party hereby waives, to the fullest extent permitted under Law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other Parties hereto and their Affiliates and each of their respective Representatives arising under or based upon any Law, except pursuant to the indemnification provisions set forth in this Article IX and except for the right to seek specific performance or other equitable relief pursuant to Section 10.6.

9.8 Tax Treatment of Indemnification Payments. Any payment made pursuant to this Article IX shall be treated by the Parties as an adjustment to the consideration for the Participatory Interest for all tax purposes, to the maximum extent permitted by applicable Law.

9.9 Release and Covenant Not to Sue. Effective as of the Closing, to the fullest extent permitted by applicable Law, the Seller, on behalf of itself and its Affiliates that owns any share or other equity interest in or of the Seller, hereby releases and discharges the Company and the Operating Subsidiaries from and against any and all Actions, obligations, agreements, debts and Liabilities whatsoever, whether known or unknown, both at law and in equity, which such Releasing Person now has, has ever had or may hereafter have against the Company and the Operating Subsidiaries as a result of the Seller’s capacity as a holder of capital shares or other securities of the Company or its Operating Subsidiaries and arising on or prior to the Closing Date or on account of or arising out of any matter occurring on or prior to the Closing Date, including any rights to indemnification or reimbursement from the Company or an Operating Subsidiary, whether pursuant to its Organizational Documents, Contract or otherwise, and whether or not relating to claims pending on, or asserted after, the Closing Date. From and after the Closing, each Releasing Person hereby irrevocably covenants to refrain from, directly or indirectly, asserting any Action, or commencing or causing to be commenced, any Action of any kind against the Company and the Operating Subsidiaries or their respective Affiliates, based upon any matter purported to be released hereby. Notwithstanding anything herein to the contrary, the releases and restrictions set forth herein shall not apply to any claims a Releasing Person may have against any party pursuant to the terms and conditions of this Agreement or any Ancillary Document (including any of the Employment Agreements). Notwithstanding anything to the contrary in this Section 9.9, nothing herein shall release, impair or otherwise affect any rights or obligations of any Party under this Agreement (including Article IX) or any Ancillary Document.

9.10 No Recourse. Except in the case of fraud, or to the extent otherwise set forth in any document, certificate or instrument delivered in connection with this Agreement, the Ancillary Documents or the Transactions contemplated hereunder, all claims, obligations, liabilities, or causes of action (whether in contract or in tort, in Law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to (a) this Agreement or any of the Ancillary Documents, (b) the negotiation, execution or performance of this Agreement or the Ancillary Documents (including any representation or warranty made in, in connection with, or as an inducement to this Agreement or any of the Ancillary Documents), (c) any breach or violation of this Agreement or any of the Ancillary Documents and (d) the failure of the transactions contemplated hereunder to be consummated, in each case, may be made by the parties hereto only against (and such representations and warranties are those solely of) the Persons that are expressly identified as parties hereto or thereto, as applicable (the “Contracting Parties”). No Person who is not a Contracting Party, including any current, former or future director, officer, employee, incorporator, member, partner, manager, stockholder, Affiliate, or assignee of any Contracting Party, or any current, former or future director, officer, employee, incorporator, member, partner, manager, stockholder, Affiliate, or assignee of any of the foregoing (collectively, the “Nonparty Affiliates”), shall have any Liability (whether in contract or in tort, in Law or in equity, or granted by statute) for any claims, causes of action, obligations, or liabilities arising under, out of, in connection with, or related in any manner to the items in the immediately preceding clauses (a) through (d), and, to the maximum extent permitted by Law, each Contracting Party hereby waives and releases all such liabilities, claims, causes of action, and obligations against any such Nonparty Affiliates of another Contracting Party. Without limiting the foregoing, to the maximum extent permitted by Law (other than as set forth in any applicable Ancillary Document), (i) each Contracting Party hereby waives and releases any and all rights, claims, demands, or causes of action that may otherwise be available at Law or in equity, or granted by statute, to avoid or disregard the entity form of a Contracting Party or otherwise impose liability of a Contracting Party on any other Contracting Party’s Nonparty Affiliate in respect of this Agreement or any Ancillary Document, whether granted by statute or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, unfairness, undercapitalization, or otherwise; and (ii) each Contracting Party disclaims any reliance upon any other Contracting Party’s Nonparty Affiliates with respect to the performance of this Agreement or any Ancillary Document or any representation or warranty made in, in connection with, or as an inducement to this Agreement or any Ancillary Document.

ARTICLE X
MISCELLANEOUS

10.1 Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) if sent by email on a Business Day before 11:59 p.m. (recipient’s time), when transmitted; (iii) if sent by email on a day other than a Business Day, or if sent by email after 11:59 p.m. (recipient’s time), on the Business Day following the date when transmitted; (iv) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (v) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the addresses set forth on the signature pages hereto (or at such other address for a Party as shall be specified by like notice).

10.2 Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. This Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of Purchaser and the Company (except that the Company shall be entitled to assign this Agreement and its rights and obligations hereunder to an Affiliate without the prior written consent of any Party), and any assignment without such consent shall be null and void; provided that no such assignment (except an assignment by the Company to an Affiliate) shall relieve the assigning Party of its obligations hereunder.

10.3 Third Parties. Except for the rights of the Purchaser D&O Indemnified Persons and the Company D&O Indemnified Persons set forth in Section 6.12, which the Parties acknowledge and agree are express third party beneficiaries of this Agreement, nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a Party hereto or thereto or a successor or permitted assign of such a Party.

10.4 Governing Law; Jurisdiction. This Agreement shall be governed by the internal Laws of the State of Nevada, without regard to conflict-of-laws principles, except that the internal corporate steps effected in Uzbekistan (including the Local Instruments and the registration described in Article II) shall be governed by, and comply with the mandatory provisions of, the Laws of the Republic of Uzbekistan. Except as provided in the following sentence, any action arising out of this Agreement (including any action relating to the issuance of the Exchange Shares) shall be brought exclusively in the federal or state courts located in New York County, New York, and each Party irrevocably submits to the exclusive jurisdiction of such courts and waives any objection to venue therein. Any dispute concerning ownership of the Participatory Interest, the effectiveness of the transfer of the Participatory Interest under the corporate Laws of the Republic of Uzbekistan or the entries in the unified state register described in Section 2.2 shall, to the extent the mandatory Laws of the Republic of Uzbekistan confer exclusive jurisdiction over such dispute, be brought before the competent economic court of the Republic of Uzbekistan at the location of the Company.

10.5 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.5.

10.6 Specific Performance. Each Party acknowledges that the rights of each Party to consummate the transactions contemplated hereby are unique, recognizes and affirms that in the event of a breach of this Agreement by any Party, money damages may be inadequate and the non-breaching Parties may have no adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by an applicable Party in accordance with their specific terms or were otherwise breached. Accordingly, each Party shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at law or in equity.

10.7 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

10.8 Amendment. This Agreement may be amended, supplemented or modified only by execution of a written instrument signed by Purchaser, the Company and the Seller; provided, that after receipt of the Required Purchaser Common Stockholder Approval, no amendment may be made which by Law requires further approval by Purchaser’s stockholders without such further approval.

10.9 Waiver. No failure or delay by any Party in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver shall be effective only if set forth in a written instrument signed by the Party against whom enforcement is sought, and only in the specific instance and for the specific purpose stated therein.

10.10 Fees and Expenses. Except as otherwise expressly provided herein, each Party shall bear its own costs and expenses in connection with this Agreement and the Exchange, including fees of counsel, accountants and financial advisors; provided, that notarial, registration and similar fees payable in the Republic of Uzbekistan in connection with the Local Instruments shall be borne by the Seller.

10.11 Entire Agreement. This Agreement (including the Annexes, Exhibits and disclosure schedules), the Local Instruments and the surviving provisions of the letter of intent between the parties dated April 10, 2026 and the summary term sheet delivered in July 2026 constitute the entire agreement of the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings.

10.12 Counterparts; Interpretation. This Agreement may be executed in counterparts (including by PDF or electronic signature), each of which is an original and all of which together constitute one instrument. The headings herein are for convenience only; “including” means “including without limitation”; references to Articles, Sections, Annexes and Exhibits are to this Agreement unless otherwise specified; and this Agreement shall be construed without regard to any presumption against the drafting Party. In the event of any discrepancy between the English text of this Agreement and any translation thereof, the English text shall prevail as among the Parties to the fullest extent permitted by applicable Law.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first written above.

PURCHASER:
STAGEWISE STRATEGIES CORP.

By:
Name:
Title:

COMPANY:
TEG SPV LLC

By:
Name:
Title:

SELLER:
TOURISM AND ENTERTAINMENT GROUP LLC

By:
Name:
Title:

INDEX OF EXHIBITS

EXHIBIT A

FORM OF TRANSFER-ACCEPTANCE CERTIFICATE

[Bilingual form to be supplied by Dentons Tashkent.]

EXHIBIT B

FORM OF MINUTES OF THE GENERAL MEETING OF PARTICIPANTS OF THE COMPANY

[Bilingual form to be supplied by Dentons Tashkent.]

EXHIBIT C

FORM OF AMENDED CHARTER OF THE COMPANY

[Bilingual form to be supplied by Dentons Tashkent.]

EXHIBIT D

FORMS OF NOTICES OF INTENTION TO TRANSFER AND WAIVERS OF PRE-EMPTION RIGHTS

[Bilingual forms to be supplied by Dentons Tashkent.]

EXHIBIT E

FORM OF NOTIFICATION ON THE ACQUISITION OF THE PARTICIPATORY INTERESTS

[Bilingual form to be supplied by Dentons Tashkent.]

EXHIBIT F

FORM OF CERTIFICATE REGARDING CONTRIBUTION TO CHARTER CAPITAL

[Bilingual form to be supplied by Dentons Tashkent.]

EXHIBIT G

FORMS OF POWERS OF ATTORNEY FOR RE-REGISTRATION

[Bilingual forms to be supplied by Dentons Tashkent.]

EXHIBIT H

FORM OF RESTRICTIVE LEGEND

[See Section 2.10; form to be conformed at signing.]

EXHIBIT I

FORM OF REGISTRATION RIGHTS AGREEMENT

[To be attached in connection with the Concurrent Financing; see Section 6.20.]